    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2000
                                                      REGISTRATION NO. 333-40516
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM F-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 WPP GROUP PLC

             (Exact Name of Registrant as Specified in its Charter)

       ENGLAND AND WALES                        7311                              NONE
(State or Other Jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer Identification
 Incorporation or Organization)     Classification Code Number)                   No.)

                                                                      CT CORPORATION
                  27 FARM STREET                                      1633 BROADWAY
              LONDON WIX 6RD ENGLAND                             NEW YORK, NEW YORK 10019
              (011 44) 20 7408 2204                                   (212) 315-7920
  (Address and telephone number of Registrant's            (Name, address and telephone number
           principal executive offices)                           of agent for service)

                                   COPIES TO:

  Paul W. G. Richardson     Arthur Fleischer, Jr.,      Philip S. Reiss, Esq.      Patricia A. Vlahakis,
 Group Finance Director              Esq.                Curt C. Myers, Esq.               Esq.
      WPP Group plc          Stuart Z. Katz, Esq.     Carol B. Weinstein, Esq.    Wachtell, Lipton, Rosen
     27 Farm Street          Fried, Frank, Harris,       Davis & Gilbert LLP              & Katz
     London WIX 6RD           Shriver & Jacobson            1740 Broadway           51 West 52nd Street
         England              One New York Plaza         New York, NY 10019         New York, NY 10019
  (011 44) 20 7408 2204       New York, NY 10004           (212) 468-4800             (212) 403-1000
                                (212) 859-8000

  Paul W. G. Richardson     Stephanie W. Abramson,
 Group Finance Director              Esq.
      WPP Group plc        Executive Vice President
     27 Farm Street           and General Counsel
     London WIX 6RD          Young & Rubicam Inc.
         England              285 Madison Avenue
  (011 44) 20 7408 2204       New York, NY 10017
                                (212) 210-3000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering. / / ______

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                               285 Madison Avenue
                         New York, New York 10017-6486

                                August 25, 2000

Fellow Stockholders:

    You are cordially invited to attend a special meeting of stockholders of Young & Rubicam Inc. on September 28, 2000, at 10:00 a.m., New York time, at the Ney Center for Executive Leadership at the headquarters of Y&R at 285 Madison Avenue, Ground Floor, New York, New York.

    At the special meeting you will have the chance to vote on the proposed merger between Y&R and WPP Group plc, an English public limited company. The combination of Y&R with WPP will create one of the world's leading communications services groups. If the merger is completed, Y&R will become a subsidiary of WPP, and each of your shares of Y&R common stock will be converted into the right to receive .835 of an American depositary share of WPP. Each WPP ADS represents five WPP ordinary shares. The WPP ADSs are quoted on the Nasdaq National Market under the symbol "WPPGY." At the time of the merger you may choose to receive, instead of all or a portion of the WPP ADSs you are otherwise entitled to receive, five ordinary shares of WPP for each WPP ADS. The WPP ordinary shares trade on the London Stock Exchange under the symbol "WPP." On August 24, 2000, the closing price of a WPP ADS on the Nasdaq National Market was $63 1/2.

    We estimate that, in the merger and in connection with subsequent exercises of Y&R options, which will become exercisable for WPP shares, WPP will issue approximately 400 million ordinary shares, including ordinary shares underlying ADSs, to Y&R stockholders and option holders. Those shares will represent approximately one-third of the equity of WPP after the merger.

    YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF Y&R AND ITS STOCKHOLDERS AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AT THE SPECIAL MEETING. THE FINANCIAL ADVISORS TO Y&R, MORGAN STANLEY & CO. INCORPORATED AND BEAR STEARNS & CO., INC., HAVE EACH DELIVERED ITS WRITTEN OPINION TO THE EFFECT THAT, AS OF THE DATE OF THE MERGER AGREEMENT, THE EXCHANGE RATIO WAS FAIR FROM A FINANCIAL POINT OF VIEW TO THE STOCKHOLDERS OF Y&R.

    The accompanying notice of meeting and proxy statement/prospectus explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MERGER DESCRIBED BEGINNING ON PAGE 17.

    Your vote is very important. To be certain that your shares are voted at the special meeting, please sign, date and return the enclosed proxy card as soon as possible, whether or not you plan to attend in person. You can also vote your shares by telephone by following the instructions on the accompanying proxy card.

                                          Cordially,

                                          /s/ Thomas D. Bell, Jr.

                                          Thomas D. Bell, Jr.
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE WPP ADSS OR ORDINARY SHARES DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY
STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

This proxy statement/prospectus is dated August 25, 2000 and was first mailed to
                      Y&R stockholders on August 28, 2000.

[LOGO]

285 Madison Avenue
New York, New York 10017-6486

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held On September 28, 2000

To the Stockholders of
Young & Rubicam Inc.:

    Notice is hereby given that a special meeting of stockholders of Young & Rubicam Inc. will be held on September 28, 2000, at 10:00 a.m., New York time, at the Ney Center for Executive Leadership at the headquarters of Y&R at 285 Madison Avenue, Ground Floor, New York, New York.

    You are cordially invited to attend the special meeting. The purposes of the special meeting are:

       - To consider and vote on a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 11, 2000, among WPP Group plc, Young & Rubicam Inc., York Merger Corp., a wholly owned subsidiary of WPP, and York II Merger Corp., a wholly owned subsidiary of York Merger Corp., pursuant to which York II Merger Corp. will be merged with and into Y&R, and each share of Y&R common stock outstanding immediately prior to the merger will be converted into .835 of an American depositary share of WPP, each of which represents five ordinary shares of WPP. At the time of the completion of the merger, Y&R stockholders will have the right to elect to receive WPP ordinary shares instead of all or a portion of the WPP ADSs they are otherwise entitled to receive.

       - To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

    These items of business are more fully described later in the document attached to this notice.

    Only stockholders of record at the close of business on August 4, 2000 are entitled to notice of and to vote at the special meeting and any adjournments of the special meeting. You may vote in person or by proxy. Mailing your completed proxy, or submitting a proxy by telephone, in advance of the meeting will not prevent you from voting in person at the special meeting.

    It is important to you and to Y&R that your shares be voted on the proposed merger.

                                          By order of the Board of Directors,

                                          /s/ Stephanie W. Abramson

                                          Stephanie W. Abramson
                                          Executive Vice President, General
                                          Counsel and Secretary

                                IMPORTANT NOTICE

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT/PROSPECTUS CAREFULLY AND THEN SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR SUBMIT A PROXY BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER SET FORTH IN THE PROXY STATEMENT/PROSPECTUS.

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
QUESTIONS AND ANSWERS ABOUT THE
  MERGER..............................      1
SUMMARY...............................      3
RISK FACTORS RELATING TO THE MERGER...     17
  The performance of the merged
    company will be affected by its
    ability to retain key personnel...     17
  We may lose existing clients as a
    result of the merger..............     17
  We may not realize the cost savings
    and other benefits we expect from
    the merger........................     17
  The market price of the WPP ADSs and
    ordinary shares may be subject to
    downward pressure for a period of
    time as a result of sales of Y&R
    common stock and WPP shares by Y&R
    stockholders......................     18
  The value of WPP ADSs you will
    receive in the merger depends on
    the market price of the WPP ADSs
    at the completion of the merger...     18
FORWARD-LOOKING STATEMENTS............     19
THE Y&R SPECIAL MEETING...............     21
  General.............................     21
  Record Date; Quorum.................     21
  Required Vote.......................     21
  Voting and Revocation of Proxies....     21
  Solicitation of Proxies.............     22
  Appraisal Rights....................     22
THE WPP EXTRAORDINARY GENERAL
  MEETING.............................     23
  Resolutions Proposed................     23
  Resolutions Required for the
    Merger............................     23
  Purpose of Resolution 1.............     23
  Purpose of Resolution 6.............     23
  Purpose of Resolution 7.............     24
  Purpose of Resolution 8.............     24
THE MERGER............................     25
  Background of the Merger............     25
  Reasons for the Merger..............     30
  Recommendation of the Y&R Board;
    Considerations of the Y&R Board...     32
  Considerations of the WPP Board.....     35
  Opinions of Y&R's Financial
    Advisors..........................     37
  Opinions of WPP's Financial
    Advisors..........................     50
  Plans for Y&R After the Merger......     61

                                          PAGE
                                        --------
  Interests of Directors and Officers
    of Y&R in the Merger..............     62
  Accounting Treatment................     66
  Regulatory Approvals................     66
  Other Effects of the Merger.........     67
  Directors and Management of WPP and
    Y&R Following the Merger..........     69
  Financial Information...............     70
  Dividends...........................     70
  Federal Securities Laws
    Consequences......................     71
MATERIAL TAX CONSEQUENCES.............     72
  General.............................     72
  United States Federal Income Tax
    Consequences to U.S. Holders of
    Y&R Common Stock..................     73
  United States Federal Income Tax
    Consequences to U.S. Holders of
    Employee Stock Options............     74
  Tax Opinion.........................     74
  United States Federal Income Tax
    Consequences of Owning WPP ADSs
    and Ordinary Shares...............     74
  United Kingdom Tax Consequences of
    Owning WPP ADSs and Ordinary
    Shares............................     77
THE MERGER AGREEMENT..................     79
  The Merger..........................     79
  Effective Time and Timing of
    Closing...........................     79
  Consideration to be Received in the
    Merger............................     79
  Exchange of Certificates
    Representing Y&R Common Stock.....     79
  Representations and Warranties......     81
  Conduct of Business Pending the
    Merger; Other Actions.............     82
  Offers for Alternative
    Transactions......................     83
  Agreement Regarding Recommendations
    to Shareholders...................     84
  Stock Options and Other Employee
    Benefits..........................     84
  Indemnification and Insurance.......     86
  Directors and Officers of WPP and
    Y&R Following the Merger..........     86
  Headquarters........................     87
  Changes to Terms of WPP ADSs........     87
  Conditions..........................     87
  Termination and Effects of
    Termination.......................     90
  Expenses............................     92

                                          PAGE
                                        --------
  Amendment; Waiver...................     92
THE SALE RESTRICTION AGREEMENTS.......     93
  Restrictions on the Transfer of
    Shares............................     93
  Noncompetition Provisions of the
    Sale Restriction Agreements.......     94
  Damages and Expenses................     94
EXCHANGE RATES........................     95
MARKET PRICE AND DIVIDEND DATA........     96
  Market Prices.......................     96
  Dividend Data.......................     97
DESCRIPTION OF WPP....................     99
DESCRIPTION OF Y&R....................     99
UNAUDITED PRO FORMA CONDENSED
  CONSOLIDATED FINANCIAL
  INFORMATION.........................    100
DESCRIPTION OF WPP ORDINARY SHARES....    114
  General.............................    114
  Dividends...........................    114
  Voting Rights.......................    115
  Liquidation Rights..................    115
  Preemptive Rights and New Issues of
    Shares............................    116
  Disclosure of Interests in Shares...    116
  Changes in Capital..................    116
  Transfer of Shares..................    117
  General Meetings and Notices........    117
  Liability of Directors and
    Officers..........................    117
  Registrar...........................    117
DESCRIPTION OF WPP AMERICAN DEPOSITARY
  SHARES..............................    118
  General.............................    118
  Share Dividends and Other
    Distributions.....................    118
  Deposit, Withdrawal and
    Cancellation......................    119
  Voting Rights.......................    120
  Fees and Expenses...................    120
  Payment of Taxes....................    121
  Reclassifications, Recapitalizations
    and Mergers.......................    121
  Disclosure of Interests.............    121
  Amendment and Termination...........    121
  ADS Holder's Right to Receive the
    Ordinary Shares Underlying the
    ADSs..............................    122
  Limitations on Obligations and
    Liability to ADS Holders..........    122

                                          PAGE
                                        --------
  Requirements for Depositary
    Actions...........................    123
COMPARISON OF RIGHTS OF Y&R
  STOCKHOLDERS AND WPP SHARE OWNERS...    124
  Voting Rights.......................    124
  Action by Written Consent...........    126
  Shareholder Proposals and
    Shareholder Nominations of
    Directors.........................    127
  Sources and Payment of Dividends....    127
  Rights of Purchase and Redemption...    128
  Meetings of Shareholders............    129
  Special Meetings of Shareholders....    129
  Appraisal Rights....................    131
  Preemptive Rights...................    132
  Amendment of Governing Instruments..    133
  Preference Stock....................    134
  Stock Class Rights..................    135
  Shareholders' Votes on Certain
    Transactions......................    136
  Rights of Inspection................    137
  Standard of Conduct for Directors...    138
  Classification of the Board of
    Directors.........................    139
  Removal of Directors................    139
  Vacancies on the Board of
    Directors.........................    140
  Liability of Directors and
    Officers..........................    141
  Indemnification of Directors and
    Officers..........................    141
  Shareholders' Suits.................    142
  Provisions Relating to Share
    Acquisitions......................    143
  Takeover Related Provisions.........    144
  Disclosure of Interests.............    145
  Limitation on Enforceability of
    Civil Liabilities Under U.S.
    Federal Securities Laws...........    147
  Proxy Statements and Reports........    148
  Reporting Requirements..............    149
DIRECTORS AND MANAGEMENT OF WPP
  FOLLOWING THE MERGER................    150
  Directors and Executive Officers....    150
  Continuing WPP Directors............    150
  Y&R Designees.......................    152
  Responsibility and Terms of Members
    of the Board of Directors.........    152
  Meetings of the Board of Directors
    of WPP; Committees of the Board...    153
  Share and Option Ownership of
    Directors and Five Percent Share
    Owners............................    153

                                          PAGE
                                        --------
FEES AND EXPENSES.....................    156
VALIDITY OF SECURITIES................    156
EXPERTS...............................    157
U.K. LISTING PARTICULARS AND
  CIRCULAR............................    157

                                          PAGE
                                        --------
STOCKHOLDER PROPOSALS FOR THE 2001
  ANNUAL MEETING OF Y&R
  STOCKHOLDERS........................    157


Appendix A --         Amended and Restated Agreement and Plan of Merger, dated as of May 11, 2000, by and among WPP Group plc, Young &
                      Rubicam Inc., York Merger Corp. and York II Merger Corp.....  A-1
Appendix B --         Opinion of Morgan Stanley & Co. Incorporated................  B-1
Appendix C --         Opinion of Bear, Stearns & Co. Inc..........................  C-1
Appendix D --         Opinion of Goldman, Sachs & Co..............................  D-1
Appendix E --         Opinion of Merrill Lynch International......................  E-1
Appendix F --         Summary Listing Particulars.................................  F-1

    THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT WPP AND Y&R FROM DOCUMENTS FILED WITH THE SEC THAT ARE NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. WPP WILL PROVIDE YOU WITH COPIES OF THIS INFORMATION RELATING TO WPP, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO:

                                 WPP GROUP PLC
                            C/O WPP GROUP USA, INC.
                                WORLDWIDE PLAZA
                              309 WEST 49TH STREET
                            NEW YORK, NEW YORK 10019
                            ATTENTION: ANDREW SCOTT
                        TELEPHONE NUMBER: (212) 632-2200

                                       OR

                                 WPP GROUP PLC
                                 27 FARM STREET
                                 LONDON WIX 6RD
                                    ENGLAND
                         ATTENTION: ANDREA HARRIS, ESQ.
                    TELEPHONE NUMBER: (011 44) 20 7408 2204

Y&R WILL PROVIDE YOU WITH COPIES OF THIS INFORMATION RELATING TO Y&R, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO:

                              YOUNG & RUBICAM INC.
                               285 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                         ATTENTION: INVESTOR RELATIONS
                        TELEPHONE NUMBER: (212) 210-3000

    IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE Y&R SPECIAL MEETING, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN SEPTEMBER 21, 2000.

    IN ADDITION, IF YOU HAVE QUESTIONS ABOUT THE MERGER, YOU MAY CONTACT:

                            MACKENZIE PARTNERS, INC.
                                156 FIFTH AVENUE
                               NEW YORK, NY 10010
                                 (800) 322-2885

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHY ARE WPP AND Y&R PROPOSING TO MERGE?

A. The boards of directors of WPP and Y&R believe that the combination of their two companies will create a company well positioned to establish a world class standard of excellence in global communications services. The boards of directors of WPP and Y&R believe that the combined company will be capable of generating substantially more long-term share owner value than could be achieved by either of our companies individually. Specifically, we believe the combined company will:

  - be positioned to offer its clients a broader and deeper range of products and services across all areas of communications services;

  - offer its clients the widest choice of professional talent;

  - consist of preeminent global advertising and marketing services companies, including Ogilvy & Mather Worldwide, J. Walter Thompson, Y&R Advertising, MindShare, The Media Edge, OglivyOne Worldwide, impiric, Hill and Knowlton, Burson-Marsteller, Cohn & Wolfe, CommonHealth, Sudler & Hennessey, Enterprise IG, KnowledgeBase Marketing, Robinson Lerer & Montgomery, Y&R 2.1 and Landor Associates;

  - be the leading information and consultancy company in the world;

  - be firmly established as one of the top three advertising and media investment management companies in every major geographic region of the world, based on 1999 gross income;

  - have one of the broadest portfolios of Internet investments in the industry, allowing it to realize revenue from spending by Internet companies and be the industry leader in providing on-line advertising and marketing services; and

  - offer its employees the broadest range of opportunities in the industry for professional excellence, career development and training.

   Moreover, we have quantified to date estimated pre-tax annual cost savings of $30 million that we expect to result from the merger by the end of 2001.

Q. WHAT WILL Y&R STOCKHOLDERS RECEIVE IN THE MERGER?

A. You will receive .835 of a WPP ADS for each share of Y&R common stock you own. If you prefer, you may elect to receive five WPP ordinary shares instead of each WPP ADS you are otherwise entitled to receive.

Q. WHAT IS A WPP ADS?

A. A WPP ADS is an American depositary share that represents five ordinary shares of WPP. The WPP ADSs were created to allow U.S. share owners to more easily hold and trade interests in WPP on U.S. markets. Citibank, N.A., the depositary for the WPP ADSs, will issue the WPP ADSs you will receive in the merger and Citibank, N.A.--London Branch, the custodian for the WPP ADSs, will hold the WPP ordinary shares represented by those ADSs on behalf of the depositary.

Q. WHAT DO I NEED TO DO TO ELECT TO RECEIVE WPP ORDINARY SHARES?

A. You will receive WPP ADSs for your Y&R common stock unless you elect at the time of the merger to receive WPP ordinary shares instead. You will receive instructions for making this election after the merger is completed. If you own shares of Y&R common stock in "street name" through a bank, broker or other financial institution, you should seek advice from the financial institution concerning making an election to receive WPP ordinary shares.

  Choosing WPP ordinary shares will relieve Y&R of its obligation to pay, under current U.K. tax laws, a 1.5% stamp tax on the value of the WPP ordinary shares underlying the WPP ADSs. Therefore, there is an advantage to the combined company if you elect to receive ordinary shares. However, you should consider carefully the advantages and disadvantages to you of receiving WPP ADSs before you make this election.

Q. WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF RECEIVING WPP ADSS RATHER THAN WPP ORDINARY SHARES?

A. Non-institutional holders of Y&R common stock may prefer to receive WPP ADSs instead of WPP ordinary shares for the following reasons:

  - dividends on WPP ADSs are paid in U.S. dollars, whereas dividends on WPP ordinary shares are paid in U.K. pounds sterling;

  - WPP ADSs trade in the U.S. on the Nasdaq National Market, whereas WPP ordinary shares do not trade on any U.S. market; and

  - unlike WPP ordinary shares, trading of WPP ADSs in the U.S. is not subject to a .5% stamp tax on the value of traded shares that under current U.K. tax law is imposed on purchasers of WPP ordinary shares.

  You should, however, be aware that the trading volume of the WPP ordinary shares on the London Stock Exchange has historically been greater than the trading volume of the WPP ADSs on the Nasdaq National Market. If this continues, it may be easier for a holder to sell WPP ordinary shares on the London Stock Exchange than to sell WPP ADSs on the Nasdaq National Market. In addition, various fees are payable by holders of WPP ADSs to the depositary in connection with transactions, including the issuance or surrender of the depositary receipts representing the ADSs.

  The rights of a holder of WPP ADSs are also different from the rights of a holder of WPP ordinary shares with respect to various other matters. We explain these differences under "Description of WPP American Depositary Shares" beginning on page 118 and under "Description of WPP Ordinary Shares" beginning on page 114.

Q. WHAT ARE THE TAX CONSEQUENCES TO Y&R STOCKHOLDERS OF THE MERGER?

A. The exchange by U.S. holders of Y&R common stock for WPP ADSs, including any election to instead receive WPP ordinary shares, will generally be tax-free, except for any gains with respect to cash received upon the sale of shares representing the fractional share interests in WPP shares that Y&R stockholders are otherwise entitled to receive. Special rules apply, however, to any U.S. holder that is a five-percent transferee holder with respect to WPP immediately after the merger.

Q. WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A. We expect to complete the merger in the fall of 2000. Because the merger is subject to shareholder and governmental approvals, we cannot predict the exact timing of its completion.

Q. SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After we complete the merger, we will send you instructions explaining how to exchange your Y&R stock certificates for depositary receipts representing WPP ADSs or, if you elect, certificates for WPP ordinary shares.

Q. HOW DO I VOTE?

A. You may choose one of the following ways to cast your vote:

  - by completing the accompanying proxy card and returning it in the enclosed postage-paid envelope;

  - by telephone as outlined on the accompanying proxy card; or

  - by appearing and voting in person at the special meeting.

  If your shares are held in "street name," i.e., in the name of a bank, broker or other financial institution, you must either direct the financial institution as to how to vote your shares or obtain a proxy from the financial institution to vote at the special meeting.

Q. MAY I CHANGE MY VOTE?

A. Yes. You may withdraw your proxy or change your vote by notifying Y&R in writing, by submitting a new properly completed and signed proxy to Y&R by mail, by telephone or by voting in person at the Y&R special meeting.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY
STATEMENT/PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THE ENTIRE PROXY STATEMENT/ PROSPECTUS AND THE ADDITIONAL DOCUMENTS REFERRED TO IN THIS PROXY
STATEMENT/PROSPECTUS TO FULLY UNDERSTAND THE MERGER.

THE COMPANIES (SEE PAGE 99)

                                 WPP GROUP PLC
                                 27 Farm Street
                                 London WIX 6RD
                                    England
                             (011 44) 20 7408 2204

    WPP, an English company, is one of the leading communications services companies in the world. Through its 70 operating companies, it provides clients with advertising, media investment management, information and consultancy, public relations and public affairs, branding and identity, healthcare and specialist communications services. Headquartered in London, England, WPP, together with its subsidiaries and associates, employs approximately 39,000 people in 950 offices in 92 countries around the world.

                              YOUNG & RUBICAM INC.
                               285 Madison Avenue
                               New York, NY 10017
                                 (212) 210-3000

    Y&R is a world leader in marketing and communications services, operating through a network of preeminent companies in advertising, perception management and public relations, brand identity and design consultancy, database marketing, customer relationship management and healthcare communications. Headquartered in New York, Y&R, together with its subsidiaries, employs approximately 15,000 people in over 300 offices in over 70 countries around the world.

THE MERGER (SEE PAGE 25)

    In the merger, an indirect wholly owned subsidiary of WPP will merge with and into Y&R and, as a result, Y&R will become an indirect wholly owned subsidiary of WPP. In the merger and in connection with subsequent exercises of Y&R options, which will become exercisable for WPP shares, WPP will issue approximately 400 million ordinary shares with an approximate value of $5.08 billion, based on the closing price on the Nasdaq National Market of a WPP ADS on August 24, 2000 of $63 1/2.

RECOMMENDATION OF Y&R'S BOARD OF DIRECTORS (SEE PAGE 32)

    The Y&R board of directors has determined that the merger agreement and the merger are in the best interests of Y&R and its stockholders and has unanimously approved and declared advisable the merger and the merger agreement. The board of directors of Y&R recommends that Y&R stockholders vote "FOR" approval and adoption of the merger agreement at the special meeting.

RECORD DATE FOR VOTING; VOTE REQUIRED OF Y&R STOCKHOLDERS (SEE PAGE 21)

    You can vote at the special meeting of Y&R stockholders if you owned Y&R common stock at the close of business on August 4, 2000.

    Approval and adoption of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Y&R common stock.

    As of the record date, August 4, 2000, Y&R had 73,298,883 shares of common stock outstanding. Each share of Y&R common stock outstanding on the record date entitles its holder to one vote. As of the record date, the directors and executive officers of Y&R and their affiliates held common stock representing approximately 1.6% of all the outstanding Y&R common stock.

VOTE REQUIRED OF WPP SHARE OWNERS (SEE PAGE 23)

    At an extraordinary general meeting of WPP's share owners, resolutions will be proposed:

- to approve the merger and other related matters; and

- to elect, as additional directors of WPP, four of the current members of Y&R's board chosen by Y&R. If elected, these persons will join WPP's board effective on completion of the merger.

OPINIONS OF Y&R'S FINANCIAL ADVISORS (SEE PAGE 37)

    Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., as co-financial advisors of Y&R, have delivered separate written opinions to the board of directors of Y&R, each to the effect that, as of the date of the merger agreement, the exchange ratio was fair from a financial point of view to the Y&R stockholders. We have attached these opinions as Appendices B and C to this proxy statement/prospectus. You are urged to read them carefully.

OPINIONS OF WPP'S FINANCIAL ADVISORS (SEE PAGE 50)

    Goldman, Sachs & Co. and Merrill Lynch International have delivered separate written opinions, dated May 11, 2000, to the board of directors of WPP, each to the effect that, as of that date, the exchange ratio was fair from a financial point of view to WPP. The opinions of Goldman Sachs and Merrill Lynch do not constitute recommendations as to how any holder of WPP ordinary shares or WPP ADSs should vote with respect to the merger.

    THE FULL TEXTS OF THE SEPARATE WRITTEN OPINIONS OF GOLDMAN SACHS AND MERRILL LYNCH, EACH DATED MAY 11, 2000 AND EACH OF WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THAT OPINION, ARE ATTACHED AS APPENDICES D AND E TO THIS PROXY STATEMENT/PROSPECTUS AND INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS. YOU SHOULD READ THESE OPINIONS IN THEIR ENTIRETY.

DIRECTORS AND MANAGEMENT OF WPP AND Y&R FOLLOWING THE MERGER (SEE PAGE 150)

    When we complete the merger, the board of directors of WPP will consist of 16 directors. Four of those directors will be current members of Y&R's board chosen by Y&R and twelve will be persons who are members of WPP's board. After we complete the merger, the former Y&R directors on the WPP board will have the right to designate an additional person who is not a U.S. citizen or resident and is otherwise reasonably acceptable to WPP's board of directors to be appointed as a director of WPP.
    Sir Martin Sorrell, the chief executive of WPP, will continue to be the chief executive of WPP after the merger. Upon completion of the merger, Thomas
D. Bell, Jr., the chairman and chief executive officer of Y&R, will serve as chairman of Y&R, and Michael J. Dolan, a vice chairman, president and chief operating officer of Y&R, will serve as president and chief executive officer of Y&R.

TRANSITION COMMITTEE (SEE PAGE 61)

    Until the first anniversary of the completion of the merger, a four person transition committee consisting of Mr. Bell, as chairman, Sir Martin Sorrell, Mr. Dolan and Paul W. G. Richardson, WPP's finance director, will oversee the transition of Y&R into the WPP group of companies.

    WPP has agreed that, during the first year after the completion of the merger, it will not combine any of Y&R's existing material businesses with any other business of WPP, transfer any of Y&R's businesses to WPP or any of its subsidiaries or offer any Y&R employees employment with the WPP group without the approval of at least a majority of the members of the transition committee.

EMPLOYMENT AGREEMENTS (SEE PAGE 61)

    In connection with the merger agreement, 22 senior executives and other key employees of Y&R, including Mr. Dolan and Edward H. Vick, worldwide chairman and chief executive officer of Y&R Advertising, have entered into employment agreements with Y&R. These employment agreements, except for the agreements with Messrs. Dolan and Vick, provide for a two-year term of employment beginning upon completion of the merger. The agreements with Messrs. Dolan and Vick provide for a four-year term beginning upon completion of the merger.

    Each of these employment agreements contains a non-competition provision and a provision prohibiting the executives from soliciting Y&R employees for employment elsewhere. Both of these provisions would apply for one year after the executive or key employee's employment with Y&R is terminated.

SALE RESTRICTION AGREEMENTS (SEE PAGE 93)

    A group of senior Y&R executives has executed sale restriction agreements in which they have agreed not to sell two-thirds, or a total of approximately 6,000,000 shares, of their Y&R common stock and options (and, following completion of the merger, the WPP shares and options into which those shares and options will be converted in the merger) for the one-year period ending May 11, 2001. Peter A. Georgescu, the former chairman and chief executive officer of Y&R, has agreed not to sell 200,000 of his shares of Y&R common stock before completion of the merger and, after completion of the merger, a number of WPP shares with a value equal to $10 million. These restrictions will terminate with respect to any senior executive whom Y&R or WPP terminates without cause or who leaves Y&R or WPP for good reason after the merger is completed. These restrictions will terminate with respect to all senior Y&R executives and Mr. Georgescu if WPP does not comply with its obligations described above under "--Transition Committee."

    Each of these sale restriction agreements, other than the agreement with Mr. Georgescu, contains a non-competition provision and a provision prohibiting the executive from soliciting Y&R employees for employment elsewhere. Both of these provisions would apply for one year after the executive's employment with Y&R is terminated.

INTERESTS OF MEMBERS OF THE Y&R BOARD AND MANAGEMENT (SEE PAGE 62)

    When considering the Y&R board's recommendation that you vote in favor of the merger, you should be aware that the directors and executive officers of Y&R may have interests in the merger that are different from, or in addition to, your interest as a Y&R stockholder. For example, if the merger is completed, substantially all unvested stock options previously granted by Y&R to its directors and executive officers will become fully vested and exercisable and certain awards outstanding under Y&R's performance share plan will be paid in cash as if all performance targets were achieved.

    In addition, under Y&R's change in control severance plan, if the employment of an executive officer of Y&R is terminated by Y&R without cause or by the officer for good reason within two years of completion of the merger, the executive will be entitled to a cash severance payment and continued benefits. For senior executives and key employees who have entered into the employment agreements with Y&R that we describe above under "--Employment Agreements," the change of control provisions of those agreements will supercede their rights under Y&R's change in control severance plan.

    Alan D. Schwartz, a director of Y&R, is an executive vice president and head of investment banking at Bear, Stearns & Co. Inc. Bear Stearns acted as co-financial advisor of Y&R in connection with the merger and will receive a fee from Y&R for acting in that capacity.

RISK FACTORS (SEE PAGE 17)

    In determining whether to vote to approve and adopt the merger agreement, you should consider carefully the risk factors described in this proxy statement/prospectus, including the risks that:

- key employees, including those having relationships with clients, may terminate their employment in connection with or after the merger;

- the combined company may lose existing clients as a result of the merger;

- cost savings and other benefits expected from the merger may not be realized;

- sales of Y&R common stock and WPP shares by Y&R stockholders, including sales by stockholders not permitted to hold shares of a non-U.S. company and sales as a result of Y&R's removal from the S&P 500 Index, may adversely affect the market price of WPP ADSs and ordinary shares; and

- the value of WPP ADSs and ordinary shares received in connection with the merger may fluctuate considerably.

COMPARISON OF RIGHTS OF HOLDERS OF WPP SHARES WITH HOLDERS OF Y&R COMMON STOCK (SEE PAGE 124)

    As a result of the merger, holders of Y&R common stock will receive WPP ADSs or, if they elect, ordinary shares. Each WPP ADS represents five ordinary shares of WPP. There are numerous differences between the rights of a stockholder in Y&R, a Delaware corporation, and the rights of a share owner in WPP, an English company. For example,

- except in limited circumstances, holders of WPP ADSs and ordinary shares are not entitled to appraisal rights in mergers or any other types of transactions,

- only holders representing 5% or more of the voting power of WPP are permitted to make proposals at a share owners meeting,

- persons acquiring 3% or more of the voting power of WPP are required to make public disclosures and notifications with respect to their ownership,

- amendments to the memorandum and articles of association of WPP require the approval of at least 75% of the votes cast at a share owners meeting,

- under the current terms of the WPP ADSs, registered holders of ADSs may vote on matters presented at WPP share owners meetings by providing voting instructions to the ADS depositary but are not entitled to attend, speak or vote in person at those meetings; however, WPP has agreed to submit a resolution to its share owners at the first annual general meeting held after completion of the merger to allow holders of ADSs to attend, speak and vote in person at WPP share owners meetings, and

- although holders of WPP ordinary shares are permitted to initiate lawsuits on behalf of the company in limited circumstances, they are generally unable to initiate derivative lawsuits on behalf of WPP.

    You should also be aware that it may be difficult to effect service of process to begin a lawsuit in a U.S. court against directors and officers of WPP who are not residents of the U.S.

CONDITIONS TO THE MERGER (SEE PAGE 87)

    We will not complete the merger unless a number of conditions are satisfied. These include:

- approval by WPP and Y&R shareholders;

- clearance under applicable antitrust laws of the U.S., European Union and other jurisdictions and approval by other regulatory authorities, in each case without conditions that would have a material adverse effect on WPP and Y&R on a combined basis;

- listing of WPP ADSs and ordinary shares as described below under "--Listing of WPP ADSs and Ordinary Shares"; and

- receipt of opinions of tax counsel to the effect that the merger generally will be tax-free to U.S. holders of Y&R common stock for U.S. federal income tax purposes, except with respect to cash received from the proceeds of the sale of shares representing the fractional interests in WPP shares that Y&R stockholders are otherwise entitled to receive. Special rules apply, however, to any U.S. holder that is a five-percent transferee holder of WPP immediately after the merger.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 90)

    We may terminate the merger agreement by mutual consent with the approval of both of our boards of directors. Either of us may terminate the merger agreement if:

- we do not complete the merger by February 11, 2001, unless the failure is caused by a material breach of the merger agreement by the company seeking to terminate; or

- the shareholders of WPP or Y&R do not approve the merger at their company's shareholders meeting; or

- a governmental law or order permanently enjoins or otherwise prohibits the merger, unless (1) that law or order results from a material breach of the merger agreement by the company seeking to terminate or (2) the company seeking to terminate failed to use commercially reasonable efforts to prevent the law or order from being enacted or issued.

    Additionally, either WPP or Y&R may terminate the merger agreement if:

- the board of directors of the other company withdraws or adversely modifies its favorable recommendation of the merger to its shareholders; or

- the other company's board of directors recommends an alternative transaction proposed by a third party; or

- the other company breaches any of its representations, warranties or obligations under the merger agreement and, as a result of this breach, a condition to the merger would not be satisfied prior to February 11, 2001.

TERMINATION PAYMENTS (SEE PAGE 91)

    Y&R will be required to pay WPP a termination payment of $175 million and WPP will be required to pay Y&R a termination payment of $75 million if:

- (1) a third party makes a proposal for an alternative transaction to that company, (2) the shareholders of that company do not vote to approve the merger and (3) within nine months after termination of the merger agreement that company enters into or completes an alternative transaction;

- the board of directors of that company recommends an alternative transaction or withdraws or adversely modifies its favorable recommendation of the merger at a time when a proposal for an alternative transaction with that company is pending;

- (1) a third party makes a proposal for an alternative transaction to that company, (2) that company terminates the merger agreement because the merger has not been completed by February 11, 2001, and (3) within nine months that company enters into or completes an alternative transaction; or

- (1) a third party makes a proposal for an alternative transaction to that company, (2) that company's representations and warranties are inaccurate or that company violates its obligations under the merger agreement and, in either case, the result is that a condition to the merger cannot be satisfied, and (3) within nine months after termination of the merger agreement that company enters into or completes an alternative transaction.

    In a circumstance in which a fee described above is not payable, Y&R and WPP would be entitled to a $25 million fee from the other if the merger agreement is terminated because the shareholders of the other company fail to approve the merger.

AGREEMENT REGARDING RECOMMENDATIONS TO SHAREHOLDERS (SEE PAGE 84)

    The boards of directors of Y&R and WPP have both agreed, subject to their fiduciary duties, to recommend that their respective shareholders vote to approve the merger. Even if a company's board of directors changes its recommendation, that company is still required to submit the merger to a vote of its shareholders.

ACCOUNTING TREATMENT (SEE PAGE 66)

    WPP will account for the merger as an acquisition under generally accepted accounting principles in the U.K. and as a purchase under generally accepted accounting principles in the U.S.

APPRAISAL RIGHTS (SEE PAGE 22)

    Under Delaware law, holders of Y&R common stock do not have the right to demand an appraisal of the value of their shares in connection with the merger.

LISTING OF WPP ADSS AND ORDINARY SHARES (SEE PAGE 88)

    The WPP ADSs you receive in the merger will be quoted on the Nasdaq National Market and the WPP ordinary shares underlying those ADSs, or delivered, upon your election, instead of those ADSs, will be admitted to the Official List of the U.K. Listing Authority and to trading on the main market of the London Stock Exchange.

U.S. FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 73)

    The exchange by U.S. holders of Y&R common stock for WPP ADSs, including any election to receive instead, ordinary shares, will generally be tax free, except with respect to cash received from the proceeds of the sale of shares representing fractional interests in WPP shares. Special rules apply, however, to any U.S. holder that is a five-percent transferee holder of WPP immediately after the merger.

WPP SHARES OUTSTANDING (SEE PAGES 114 AND 118)

    As of August 18, 2000, there were 778,963,425 WPP ordinary shares outstanding. 14,901,875 of those shares were represented by 2,980,375 WPP ADSs outstanding as of August 18, 2000.

REGULATORY APPROVALS (SEE PAGE 66)

    The merger is subject to a number of customary conditions, including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and approval by the European Commission under the merger control laws of the European Union. On July 20, 2000, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired and we did not receive a request for additional information. On
August 24, 2000, the European Commission issued its decision to clear the merger. We have also made relevant filings with the competition authorities in Argentina, Australia, Brazil, Hungary, Poland and South Africa. The status of these filings and approvals of these regulatory authorities are described in "The Merger--Regulatory Approvals--Other Jurisdictions" on page 66.

    We have both agreed to use reasonable best efforts to complete the merger, including to gain clearance from antitrust and competition authorities and to obtain other required regulatory approvals. For this purpose, WPP has also agreed to take actions and to accept restrictions or conditions, to the extent consistent with its obligation to use reasonable best efforts, to avoid or eliminate impediments under any antitrust or competition laws unless those actions, restrictions or conditions would have a material adverse effect on WPP and Y&R on a combined basis. Also, neither company is required to agree to any action, condition or restriction unless that agreement is subject to completion of the merger. Although we do not expect the regulatory authorities to raise any significant objections in connection with their decisions regarding the merger, we cannot assure you that we will obtain all required regulatory approvals or that these approvals will not require actions or contain restrictions or conditions that would be detrimental to WPP and Y&R on a combined basis.

COMPARATIVE MARKET PRICE DATA

    We present below the per share closing prices for WPP ADSs as quoted on the Nasdaq National Market and the closing price for shares of Y&R common stock as reported on the NYSE Composite Tape. We also present the closing middle market quotations -- that is, the volume-weighted average sales price for the last ten minutes of trading -- for WPP ordinary shares as derived from the Daily Official List of the London Stock Exchange. These prices are presented on the following dates:

    - May 11, 2000, the last trading day before the formal public announcement of the signing of the merger agreement; and

    - August 24, 2000, the latest practicable date before the printing of this proxy statement/ prospectus.

    The table also presents implied equivalent per share values for shares of Y&R common stock by multiplying the price per WPP ADS on the two dates by the exchange ratio of .835.

                                                                                             Y&R SHARE
                                                                                          PRICE EQUIVALENT
                                                                                WPP           (WPP ADS
                                                     WPP          Y&R        ORDINARY         PER Y&R
                                                  ADS PRICE   SHARE PRICE   SHARE PRICE        SHARE)
                                                  ---------   -----------   -----------   ----------------
May 11, 2000....................................  $ 63.50      $ 48.375     L8.47              $53.02
August 24, 2000.................................  $ 63.50      $ 53.3125    L8.60              $53.02

    Y&R STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR WPP ADSS, WPP ORDINARY SHARES AND SHARES OF Y&R COMMON STOCK BEFORE MAKING A DECISION WITH RESPECT TO THE MERGER.

CURRENCIES AND EXCHANGE RATES

    References in this document to "dollars," "$" or " CENTS" are to the currency of the United States and references to "pounds sterling," "pounds," "L," "pence" or "p" are to the currency of the United Kingdom. There are 100 pence to each pound. Solely for your convenience, this proxy statement/ prospectus contains translations of U.K. pounds sterling amounts into U.S. dollars at specified rates. You should not take these translations as assurances that the pounds sterling amounts currently represent U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate, at any time.

    In this proxy statement/prospectus, unless otherwise stated, pounds sterling have been translated, solely for convenience, into U.S. dollars at a rate of $1.5130 per L1.00, the noon buying rate in New York City on June 30, 2000 for cable transfers in U.K. pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York. On August 24, 2000, the latest practicable date for which exchange rate information was available before the printing of this proxy statement/prospectus, the noon buying rate in New York City for cable transfers in U.K. pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York was $1.4806 per L1.00. These translations should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, pounds sterling at the rates indicated.

    The period end, average and range of high and low U.S. dollar/pound sterling exchange rates for the five years ended December 31, 1999, and the six months ended June 30, 2000, are presented in the section entitled "Exchange Rates" beginning on page 95.

COMPARATIVE PER SHARE DATA

    We present below audited historical and unaudited pro forma per share data that reflect the completion of the merger based upon the historical financial statements of WPP and Y&R. The pro forma data are not indicative of the results of future operations or the actual results that would have occurred had the merger been completed at the beginning of the periods presented. You should read the data presented below together with the audited historical consolidated financial statements, including applicable notes, of WPP and Y&R that we have incorporated by reference into this proxy statement/prospectus, and the Unaudited Pro Forma Condensed Consolidated Financial Information appearing in this proxy statement/prospectus beginning on page 100. For the selected U.K. GAAP amounts we present below, Y&R's historical audited financial position and results of operations include unaudited adjustments to restate the amounts to U.K. GAAP and to conform with WPP's disclosed accounting policies under U.K. GAAP as described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

    The first and second columns on the left in the tables below present the unaudited historical per share amounts for WPP and Y&R for the six month period ended and at June 30, 2000 and the historical per share amounts for WPP and Y&R (unaudited) for the year ended and at December 31, 1999. The fifth column presents pro forma equivalent data based on the estimated number of WPP ordinary shares to be issued in the merger. Solely for your convenience, in the fourth and sixth columns below we present in U.S. dollars the WPP pro forma and pro forma equivalent amounts presented in U.K. pounds sterling in the third and fifth columns.

                                                            SIX MONTHS ENDED AND AT JUNE 30, 2000
                                         ---------------------------------------------------------------------------
                                                                                                      PRO FORMA
                                                                                                   EQUIVALENT PER
                                         HISTORICAL PER                                            Y&R SHARE (WPP
                                              WPP                             PRO FORMA PER        PRO FORMA DATA
                                            ORDINARY      HISTORICAL PER           WPP              MULTIPLIED BY
                                             SHARE          Y&R SHARE        ORDINARY SHARE            4.175)
                                         --------------   --------------   -------------------   -------------------
                                               L                              L          $          L          $
AMOUNTS UNDER U.K. GAAP
  Earnings:
    Basic..............................        12.3p             35.1p       11.2p    16.9 CENTS   46.8p    70.6 CENTS
    Diluted before exceptional items...        12.0p             52.8p       12.2p    18.5 CENTS   50.9p    77.2 CENTS
    Diluted............................        12.0p             31.2p       10.6p    16.0 CENTS   44.3p    66.8 CENTS
  Book Value(1)........................        L0.48             L0.39       L3.58      $5.42     L14.95     $22.63
AMOUNTS UNDER U.S. GAAP
  Earnings:
    Basic..............................         9.1p             $0.95        6.1p    9.2 CENTS    25.5p    38.4 CENTS
    Diluted............................         8.8p             $0.83        5.8p    8.8 CENTS    24.2p    36.7 CENTS
  Book value(1)........................        L1.39             $3.42       L4.18      $6.32     L17.45     $26.39
OTHER DATA(2), (3)
  Dividends............................         1.2p         5.0 CENTS         n/a        n/a       5.0p    7.6 CENTS

------------------------

(1) The book value calculation represents equity shareholders funds (net assets excluding minority interests) divided by the number of shares outstanding at the period end.
(2) On August 14, 2000, WPP's board of directors declared an interim dividend for 2000 of 1.2p per WPP ordinary share. We expect that this dividend will be paid on November 20, 2000 to WPP's registered share owners as of September 15, 2000. See "Market Price and Dividend Data--Dividend Data."
(3) Pro forma equivalent dividend per share has been calculated by reference solely to the historical WPP dividend.

                                                           YEAR ENDED AND AT DECEMBER 31, 1999
                                       ---------------------------------------------------------------------------
                                                                                                    PRO FORMA
                                                                                                 EQUIVALENT PER
                                       HISTORICAL PER                                            Y&R SHARE (WPP
                                            WPP                             PRO FORMA PER        PRO FORMA DATA
                                          ORDINARY      HISTORICAL PER           WPP              MULTIPLIED BY
                                           SHARE          Y&R SHARE        ORDINARY SHARE            4.175)
                                       --------------   --------------   -------------------   -------------------
                                             L                              L          $          L          $
AMOUNTS UNDER U.K. GAAP
  Earnings:
    Basic............................       22.9p       157.6p             27.0p    40.9 CENTS  112.7p    170.8 CENTS
    Diluted before exceptional
      items..........................       22.5p        99.0p             22.9p    34.6 CENTS   95.6p    144.5 CENTS
    Diluted..........................       22.5p       130.6p             25.2p    38.1 CENTS  105.2p    159.1 CENTS
AMOUNTS UNDER U.S. GAAP
  Earnings:
    Basic............................       14.2p        $2.43             10.6p    16.0 CENTS   44.3p    66.8 CENTS
    Diluted..........................       13.8p        $2.02             10.0p    15.1 CENTS   41.8p    63.0 CENTS
OTHER DATA(1), (2)
  Dividends..........................        3.1p         7.5 CENTS          n/a        n/a      12.9p    19.6 CENTS

------------------------

(1) The 1999 dividend amount for WPP is comprised of an interim dividend that was declared by the WPP board of directors and paid by WPP during 1999 and a final dividend that was paid on July 10, 2000. See "Market Price and Dividend Data--Dividend Data."
(2) Pro forma equivalent dividend per share has been calculated by reference solely to the historical WPP dividend.

SELECTED HISTORICAL FINANCIAL DATA

    We present below selected historical financial data of WPP and Y&R for each of the five years ended December 31, 1999 and selected historical financial data for the six months ended June 30, 2000 and 1999. We derived the selected historical financial data of WPP and Y&R for each of the five years ended December 31, 1999 (apart from the selected historical financial data for WPP and Y&R for 1995 and 1996 and the selected historical balance sheet data for Y&R for
1997) from, and you should read the data in conjunction with, the annual audited consolidated financial statements of WPP and Y&R, including the notes to those financial statements, which we have incorporated by reference into this proxy statement/prospectus. We derived the selected historical financial data for the six month period ended June 30, 2000 and 1999 from, and you should read the data in conjunction with, the unaudited interim consolidated financial statements of WPP and Y&R for those periods, including the notes thereto, which we have incorporated by reference into this proxy statement/prospectus. The WPP and Y&R selected historical financial data for 1995 and 1996 and the selected historical balance sheet data for Y&R for 1997 have been derived from their respective annual audited consolidated financial statements for those years, which, in accordance with SEC rules, we have not incorporated by reference into this proxy statement/prospectus.

    WPP reports its financial results in accordance with U.K. GAAP and Y&R reports its financial results in accordance with U.S. GAAP. The main differences between U.S. GAAP and U.K. GAAP that are relevant to WPP's consolidated financial statements are presented in WPP's Annual Report on SEC Form 20-F for the year ended December 31, 1999, which reconcile WPP's financial information for the years ended December 31, 1997, 1998 and 1999 to U.S. GAAP. We have incorporated WPP's Annual Report on SEC Form 20-F by reference into this proxy statement/prospectus.

                   SELECTED HISTORICAL FINANCIAL DATA FOR WPP

                                        SIX MONTHS ENDED
                                            JUNE 30,                                 YEARS ENDED DECEMBER 31,
                                 ------------------------------   ---------------------------------------------------------------
                                        2000             1999            1999             1998       1997       1996       1995
                                 -------------------   --------   -------------------   --------   --------   --------   --------
                                    L          $          L          L          $          L          L          L          L
                                                     (IN MILLIONS, EXCEPT PER ORDINARY SHARE AND ADS AMOUNTS)
PROFIT & LOSS ACCOUNT DATA
U.K. GAAP
Turnover (gross billings)......  5,655.9    8,557.4    4,445.1    9,345.9    14,140.3   8,000.1    7,287.3    7,084.0    6,553.1
Revenue........................  1,209.1    1,829.4    1,017.3    2,172.6     3,287.1   1,918.4    1,746.7    1,691.3    1,554.9
Profit attributable to ordinary
  shareowners..................     93.1      140.9       75.3      172.8       261.4     140.3      116.0      100.0       68.7
Earnings per ordinary share
  Basic........................    12.3p    18.6 CENTS   10.0p      22.9p    34.6 CENTS   19.1p      15.8p      13.6p       9.4p
  Diluted......................    12.0p    18.2 CENTS    9.8p      22.5p    34.0 CENTS   18.8p      15.7p      13.5p       9.4p
Earnings per ADS
  Basic........................    61.5p    93.0 CENTS   50.0p     114.5p    173.0 CENTS   95.5p     79.0p      68.0p      47.0p
  Diluted......................    60.0p    91.0 CENTS   49.0p     112.5p    170.0 CENTS   94.0p     78.5p      67.5p      47.0p
Cash dividends per ordinary
  share........................     1.2p    1.82 CENTS    1.0p       3.1p    4.69 CENTS   2.56p      2.13p      1.70p      1.31p
Cash dividends per ADS.........     6.0p    9.08 CENTS    5.0p      15.5p    23.45 CENTS  12.80p    10.65p      8.50p      6.55p

U.S. GAAP
Turnover (gross billings)......  5,655.9    8,557.4    4,445.1    9,345.9    14,140.3   8,000.1    7,287.3    7,084.0    6,553.1
Revenue........................  1,209.1    1,829.4    1,017.3    2,172.6     3,287.1   1,918.4    1,746.7    1,691.3    1,554.9
Net Income.....................     68.7      103.9       43.3      106.8       161.6      99.5       80.2       67.1       25.7
Earnings per ordinary share
  Basic........................     9.1p    13.8 CENTS    5.8p      14.2p    21.5 CENTS   13.5p      10.9p       9.1p       3.5p
  Diluted......................     8.8p    13.3 CENTS    5.6p      13.8p    20.9 CENTS   13.2p      10.8p       9.0p       3.5p
Earnings per ADS
  Basic........................    45.5p    69.0 CENTS   29.0p      71.0p    107.5 CENTS   67.5p     54.5p      45.5p      17.5p
  Diluted......................    44.0p    66.5 CENTS   28.0p      69.0p    104.5 CENTS   66.0p     54.0p      45.0p      17.5p

                                          AT JUNE 30,                                     AT DECEMBER 31,
                                 ------------------------------   ---------------------------------------------------------------
                                        2000             1999            1999             1998       1997       1996       1995
                                 -------------------   --------   -------------------   --------   --------   --------   --------
                                    L          $          L          L          $          L          L          L          L
                                                                          (IN MILLIONS)
BALANCE SHEET DATA
U.K. GAAP
Total assets...................  3,619.5    5,476.3    2,630.3    3,206.4     4,851.3   2,452.5    1,979.3    1,894.8    1,881.2
Long-term obligations..........    830.6    1,256.7      548.6      731.7     1,107.1     479.4      296.0      359.9      417.5

U.S. GAAP
Total assets...................  4,145.5    6,272.1    3,231.6    3,726.3     5,637.9   3,059.2    2,675.7    2,629.2    2,760.9
Long-term obligations..........    701.9    1,062.0      453.2      599.6       907.2     378.3      258.4      356.9      422.1

                                                               INTERIM
                                                              DIVIDEND            YEARS ENDED DECEMBER 31,
                                                         -------------------   ------------------------------
                                                           2000       1999       1999       1998       1997
                                                         --------   --------   --------   --------   --------
                                                                  (IN MILLIONS, EXCEPT PER ORDINARY
                                                                        SHARE AND ADS AMOUNTS)
OTHER DATA
U.S. dollar equivalent dividends per WPP ordinary
  share(1)(2)..........................................  1.82 CENTS 1.63 CENTS 4.78 CENTS 4.07 CENTS 3.53 CENTS
U.S. dollar equivalent dividends per WPP ADS(1)(2).....  9.08 CENTS 8.14 CENTS 23.9 CENTS 20.4 CENTS 17.7 CENTS


                                                               YEARS ENDED DECEMBER 31,
                                                           --------------------------------
                                                                 1996             1995
                                                            --------------   --------------
                                                           (IN MILLIONS, EXCEPT PER ORDINARY
                                                                SHARE AND ADS AMOUNTS)
OTHER DATA
U.S. dollar equivalent dividends per WPP ordinary
  share(1)(2)..........................................         2.87 CENTS       2.03 CENTS
U.S. dollar equivalent dividends per WPP ADS(1)(2).....         14.4 CENTS       10.2 CENTS

--------------------------

(1) WPP's dividend with respect to each year is comprised of an interim dividend paid in November and a final dividend paid in July of the next year, subject to approval by WPP's share owners. On August 14, 2000, WPP's board of directors declared an interim dividend for 2000, which we expect will be paid on November 20, 2000 to WPP's registered share owners as of September 15, 2000. See "Market Price and Dividend Data--Dividend Data."

(2) U.S. dollar equivalent dividend amounts were obtained by translating the equivalent dividend paid in U.K. pounds sterling into U.S. dollars using the closing exchange rate, as reported by Bloomberg for pounds sterling on each of the payment dates for those dividends. The U.S. dollar equivalent dividend amount of the 2000 interim dividend was obtained by translating the dividend declared in U.K. pounds sterling into U.S. dollars using the exchange rate of $1.5130 per L1.00, the noon buying rate in New York City on June 30, 2000 for cable transfers in U.K. pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

                   SELECTED HISTORICAL FINANCIAL DATA OF Y&R
                                  (U.S. GAAP)

                                                           SIX MONTHS
                                                              ENDED
                                                            JUNE 30,                       YEARS ENDED DECEMBER 31,
                                                       -------------------   ----------------------------------------------------
                                                         2000       1999       1999       1998       1997       1996       1995
                                                       --------   --------   --------   --------   --------   --------   --------
                                                          $          $          $          $          $          $          $
                                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Revenues.............................................     943        798      1,717      1,522      1,383      1,222      1,085
Income (loss) before extraordinary charge............      69         50        167        (82)       (24)      (238)         1
Net income (loss)(1).................................      69         50        167        (86)       (24)      (238)         1
Earnings (loss) per common share(1)
  Basic:
    Income (loss) before extraordinary charge(2).....    0.95       0.75       2.43      (1.34)     (0.51)       n/a        n/a
    Net income (loss)(2).............................    0.95       0.75       2.43      (1.42)     (0.51)       n/a        n/a
  Diluted:
    Income (loss) before extraordinary charge(2).....    0.83       0.61       2.02      (1.34)     (0.51)       n/a        n/a
    Net income (loss)(2).............................    0.83       0.61       2.02      (1.42)     (0.51)       n/a        n/a
Cash dividends per common share......................     5.0 CENTS    2.5 CENTS    7.5 CENTS     --     --      n/a        n/a

                                                              AT JUNE 30,                      AT DECEMBER 31,
                                                              ------------   ----------------------------------------------------
                                                                  2000         1999       1998       1997       1996       1995
                                                              ------------   --------   --------   --------   --------   --------
                                                                   $            $          $          $          $          $
                                                                                         (IN MILLIONS)
BALANCE SHEET DATA
Total assets................................................     2,365        2,414      1,635      1,538      1,599      1,227
Long-term obligations.......................................       434          276        176        481        328        365
Mandatorily redeemable equity securities....................        --           --         --        508        363         --

--------------------------

(1) Y&R's net income for 1999 reflects the aggregate after-tax effect of approximately $51 million in connection with the net gain recognized on the sale of certain assets of Brand Dialogue in exchange for an ownership interest in Luminant Worldwide Corporation and additional consideration received as a result of achieving revenue and operating profit performance targets of the Brand Dialogue contributed assets. Y&R's net loss in 1998 includes (A) operating charges of $234.4 million associated with the initial public offering of shares of common stock of Y&R in May 1998 and consisting of non-recurring, non-cash compensation charges resulting from the vesting of shares of restricted stock allocated to employees and (B) an extraordinary loss on the retirement of debt of $4.4 million. Y&R's net loss in 1997 includes other operating charges of $11.9 million for non-cash asset impairment write-downs. Y&R's net loss in 1996 includes pretax operating charges of $315.4 million primarily related to compensation charges recorded in connection with Y&R's recapitalization in that year.

(2) Y&R's earnings per share for 1996 and 1995 cannot be computed because prior to its recapitalization Y&R's capital structure consisted of both common stock and limited partnership units in predecessor entities.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    WPP and Y&R are providing the following pro forma consolidated financial information to give you a better picture of what the results of operations and financial position of the combined businesses of WPP and Y&R might have looked like had the merger occurred on an earlier date. We are providing this information for illustrative purposes only. This information does not purport to represent what the results of operations or financial position of WPP would have been if the merger had actually occurred on that earlier date. This information is also not necessarily indicative of what WPP's future operating results or consolidated financial position will be.

    See "Unaudited Pro Forma Condensed Consolidated Financial Information" beginning on page 100 for a more detailed explanation of this analysis.

    BASIS OF PREPARATION

    The Unaudited Pro Forma Consolidated Financial Information has been prepared in accordance with U.K. GAAP, which differs in certain respects from U.S. GAAP. The Unaudited Pro Forma Consolidated Financial Information has been derived from: (1) the audited historical consolidated profit and loss account of WPP for the year ended December 31, 1999, (2) the audited historical consolidated statement of operations of Y&R for the year ended December 31, 1999 except for turnover (gross billings) data which are unaudited, (3) the unaudited historical consolidated profit and loss account of WPP for the six month period ended
June 30, 2000 and the unaudited historical consolidated balance sheet of WPP at June 30, 2000, (4) the unaudited historical consolidated statement of operations of Y&R for the six months ended June 30, 2000 and the unaudited historical consolidated balance sheet of Y&R at June 30, 2000, (5) unaudited reclassifications to conform Y&R's historical financial information to WPP's presentation under U.K. GAAP, (6) unaudited adjustments to conform Y&R's historical financial information with WPP's disclosed accounting policies under U.K. GAAP, and (7) with respect to unaudited balance sheet data, the unaudited pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information. No pro forma adjustments were required to be made in the preparation of the unaudited pro forma condensed consolidated profit and loss account data.

    WPP intends to account for the merger as an acquisition under U.K. GAAP and as a purchase under U.S. GAAP. The pro forma consolidated financial information has been prepared on this basis.

    UNAUDITED PRO FORMA PROFIT AND LOSS ACCOUNT DATA

    The unaudited pro forma profit and loss account data for the year ended December 31, 1999 assumes that the merger took place on January 1, 1999, the first day of the financial period presented in the Unaudited Pro Forma Condensed Consolidated Financial Information. The unaudited pro forma profit and loss account data for the six months ended June 30, 2000 assumes that the merger took place on January 1, 1999. This data has been prepared in accordance with the methodology described above under "--Basis of Preparation."

                                                         SIX MONTHS ENDED          YEAR ENDED
                                                             JUNE 30,             DECEMBER 31,
                                                       ---------------------   -------------------
                                                               2000                   1999
                                                       ---------------------   -------------------
                                                           L           $          L          $
                                                         (IN MILLIONS, EXCEPT PER ORDINARY SHARE
                                                                    AND ADS AMOUNTS)
UNAUDITED PRO FORMA PROFIT & LOSS ACCOUNT DATA
U.K. GAAP
Turnover (gross billings)............................    8,359.3   12,647.6    14,619.0   22,118.5
Revenue..............................................    1,809.9    2,738.4     3,234.0    4,893.0
Profit attributable to ordinary shareowners..........      118.6      179.4       281.1      425.3
Basic earnings per ordinary share....................       11.2p  16.9 CENTS      27.0p  40.9 CENTS
Diluted earnings before exceptional items per
  ordinary share.....................................       12.2p  18.5 CENTS      22.9p  34.6 CENTS
Diluted earnings per ordinary share..................       10.6p  16.0 CENTS      25.2p  38.1 CENTS
Basic earnings per ADS...............................       56.0p  84.5 CENTS     135.0p  204.5 CENTS
Diluted earnings before exceptional items per ADS....       61.0p  92.5 CENTS     114.5p  173.0 CENTS
Diluted earnings per ADS.............................       53.0p  80.0 CENTS     126.0p  190.5 CENTS

U.S. GAAP
Turnover (gross billing).............................    8,359.3   12,647.6    14,619.0   22,118.5
Revenue..............................................    1,809.9    2,738.4     3,234.0    4,893.0
Net Income...........................................       65.1       98.5       112.3      169.9
Basic earnings per ADS...............................       30.5p  46.0 CENTS      53.0p  80.0 CENTS
Diluted earnings per ADS.............................       29.0p  44.0 CENTS      50.0p  75.5 CENTS

    UNAUDITED PRO FORMA BALANCE SHEET DATA

    The unaudited pro forma balance sheet data we provide below assumes that the merger took place on June 30, 2000, and has been prepared in accordance with the methodology described above under "--Basis of Preparation."

                                                                AT JUNE 30, 2000
                                                              ---------------------
                                                                  L           $
                                                                  (IN MILLIONS)
UNAUDITED PRO FORMA BALANCE SHEET DATA
U.K. GAAP
Total assets................................................   9,018.0    13,644.2
Total long-term obligations.................................   1,168.2     1,767.5
Equity share owner's funds..................................   4,235.9     6,408.9
U.S. GAAP
Total assets................................................   9,728.7    14,719.5
Total long-term obligations.................................   1,164.4     1,761.7
Share owner's equity........................................   4,942.8     7,478.5

WHERE YOU CAN FIND MORE INFORMATION

    WPP files annual and special reports and other information and Y&R files annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549 or at one of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services. The Y&R filings and certain of the most recent WPP filings, as well as the registration statement of which this proxy statement/ prospectus forms a part, are available at the Internet world wide web site maintained by the SEC at WWW.SEC.GOV.

    WPP has filed a registration statement on Form F-4 to register with the SEC the WPP ordinary shares which Y&R stockholders will receive in connection with the merger including ordinary shares evidenced by WPP ADSs. A registration statement on Form F-6 in respect of the WPP ADSs has also been filed. This proxy statement/prospectus is a part of the registration statement on Form F-4 and constitutes a prospectus of WPP, as well as being a proxy statement of Y&R for its special meeting.

    The SEC permits WPP and Y&R to "incorporate by reference" information into this proxy statement/prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus.

    This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about WPP and Y&R and their financial conditions.

WPP SEC FILINGS (FILE NO. 000-16350)   PERIOD OR FILING DATE
------------------------------------   ---------------------
Annual Report on Form 20-F             Year ended December 31, 1999
Reports on Form 6-K                    Filed on April 27, 2000, June 27,
                                       2000, August 5, 2000 and August 15,
                                       2000

Y&R SEC FILINGS (FILE NO. 001-14093)   PERIOD OR FILING DATE
------------------------------------   ---------------------
Annual Report on Form 10-K             Year ended December 31, 1999
Quarterly Reports on Form 10-Q         Quarters ended March 31, 2000 and
                                       June 30, 2000
Current Report on Form 8-K             Filed on May 16, 2000

    WPP and Y&R also incorporate by reference into this proxy statement/prospectus additional documents that they may file with the SEC from the date of this proxy statement/prospectus to the date of the Y&R special meeting. These include reports such as Annual Reports on Form 10-K and Form 20-F, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any Reports on Form 6-K designated as being incorporated by reference into this proxy statement/prospectus, as well as proxy statements filed by Y&R.

    The WPP ADSs are quoted on the Nasdaq National Market. The WPP ordinary shares are admitted to the Official List of the U.K. Listing Authority and trade on the main market of the London Stock Exchange. The WPP ordinary shares also trade on German stock exchanges in Berlin, Frankfurt, Munich and Stuttgart. You may inspect any periodic reports, proxy statements and other information filed with the SEC by Y&R at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    If you are a WPP or Y&R shareholder, you may not have been sent some of the documents incorporated by reference, but you can obtain any of them through WPP or Y&R as described below, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

        WPP Group plc                   WPP Group plc                Young & Rubicam Inc.
   c/o WPP Group USA, Inc.              27 Farm Street                285 Madison Avenue
       Worldwide Plaza                  London WIX 6RD                New York, NY 10017
     309 West 49th Street                  England                   Tel: (212) 210-3000
      New York, NY 10019          Tel: (011 44) 20 7408 2204    Attention: Investor Relations
     Tel: (212) 632-2200        Attention: Andrea Harris, Esq.
   Attention: Andrew Scott

    If you would like to request documents from WPP or Y&R, please do so by September 21, 2000 to receive them before the Y&R special meeting.

                            ------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED AUGUST 25, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROXY STATEMENT/ PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER OUR MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO Y&R STOCKHOLDERS NOR THE ISSUANCE BY WPP OF ADSS OR ORDINARY SHARES IN CONNECTION WITH THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY. INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS REGARDING WPP HAS BEEN PROVIDED BY WPP, AND INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS REGARDING Y&R HAS BEEN PROVIDED BY Y&R.

                      RISK FACTORS RELATING TO THE MERGER

THE PERFORMANCE OF THE MERGED COMPANY WILL BE AFFECTED BY ITS ABILITY TO RETAIN
  KEY PERSONNEL.

    Because our respective employees, including our creative, research, media, account and practice group specialists, and their skills and relationships with clients, are among our most important assets, the performance of the post-merger combined company will be affected by its ability to retain these employees after the completion of the merger.

    Other than the 22 senior executives and other key employees who have entered into employment agreements with Y&R in connection with the merger agreement, personnel of Y&R are generally not subject to employment contracts and therefore may terminate their employment at any time. Furthermore, those 22 individuals with employment agreements may voluntarily terminate their employment at any time, although in doing so they would forfeit their rights under the employment agreements to receive salary, bonuses, benefits and other compensation.

    Upon completion of the merger, all unvested stock options held by employees of Y&R, other than those received by employees in Y&R's annual stock option grant made in April 2000 and those granted thereafter, will become fully vested and immediately exercisable for WPP shares. Y&R employees, other than a group of senior Y&R executives who have agreed not to sell two-thirds of their stock and options for one year ending May 11, 2001, will be free to sell the WPP shares they receive upon exercise of these options. In addition, under Y&R's change in control severance plan and under the employment agreements entered into by the 22 senior executives and other key employees of Y&R, senior and key employees of Y&R will be entitled to receive severance payments if their employment is terminated by the combined company without cause, or if they terminate their employment for good reason after completion of the merger. See "The Merger--Interests of Directors and Officers of Y&R in the Merger."

    We cannot assure you that employees of Y&R or WPP, including senior executives and key employees, will not terminate their employment in connection with or after completion of the merger. If the combined company is unable to retain Y&R's and WPP's senior executives and key employees, or attract qualified personnel to replace any employees who leave, the business of the combined company may be materially and adversely impacted.

WE MAY LOSE EXISTING CLIENTS AS A RESULT OF THE MERGER.

    The performance of the combined company will be affected by its ability to retain the existing clients of WPP and Y&R and attract new clients. Our ability to retain existing clients and attract new clients may, in some cases, be limited by clients' policies on conflicts of interest. These policies can in some cases prevent one agency and, in limited circumstances, different agencies within the same holding company, from performing similar services for competing products or companies. Although we do not believe that clients will terminate relationships where conflicts exist, those conflicts could result in clients terminating their relationship with the agencies of the combined company or reducing the projects for which they retain those agencies. Moreover, because of the combined company's larger number of clients, there could be a greater likelihood of conflict with potential new clients in the future. If the combined company fails to maintain existing clients or attract new clients, its business may be materially and adversely impacted.

WE MAY NOT REALIZE THE COST SAVINGS AND OTHER BENEFITS WE EXPECT FROM THE
  MERGER.

    We expect that the merger will result in cost savings and other benefits to the combined company. In that regard, we have quantified to date estimated pre-tax annual cost savings of $30 million that we expect to result from the merger by the end of 2001. We also expect to realize the benefits we describe below under "The Merger--Reasons for the Merger." However, our cost savings estimate is inherently subject to significant uncertainties and contingencies, many of which are beyond the control of WPP and Y&R. There can be no assurances that the combined company will achieve these cost savings, and actual savings may vary materially from this estimate. In particular, the combined company's ability to successfully realize these cost savings and benefits and the timing of this realization may be affected by a variety of factors, including:

    - its broad geographic areas of operations and the resulting potential complexity of implementing cost savings;

    - the failure to fully develop or carry out its cost savings implementation plans; and

    - unexpected events, including major changes in the advertising, marketing and communication services industries.

    If the cost savings or benefits we expect are not realized or are delayed, the market price of the WPP ADSs and ordinary shares could be adversely affected.

THE MARKET PRICE OF THE WPP ADSS AND ORDINARY SHARES MAY BE SUBJECT TO DOWNWARD PRESSURE FOR A PERIOD OF TIME AS A RESULT OF SALES OF Y&R COMMON STOCK AND WPP SHARES BY Y&R STOCKHOLDERS.

    In connection with the merger, stockholders of Y&R may sell a significant number of shares of Y&R common stock, or the WPP ADSs or ordinary shares they will receive in the merger. These sales could adversely affect the market price for the WPP ADSs and ordinary shares for a period of time before and after completion of the merger. You should be aware that:

    - some U.S. mutual funds, state pension funds and other investors are not permitted to hold equity securities of non-U.S. companies;

    - some mutual funds and other investors who hold shares of Y&R because it is included in the S&P 500 Index; WPP shares are not included in that index; and

    - as of May 15, 2000, the last date for which this information is available, employees of Y&R held an aggregate of approximately 9,600,000 shares of Y&R common stock received pursuant to equity grants made by Y&R, and as of August 4, 2000, they held options to acquire approximately 23 million shares of Y&R common stock. Approximately 21 million of these options will be fully vested and immediately exercisable upon the completion of the merger.

    As we noted above, in connection with the execution of the merger agreement, WPP entered into sale restriction agreements with senior executives, and a former senior executive of Y&R, under which they have agreed not to sell a total of approximately six million shares of their Y&R common stock and/or the shares received upon the exercise of stock options (and, following completion of the merger, the WPP shares they will receive in the merger or upon the exercise of stock options that will become exercisable for WPP shares) for the one year period ending May 11, 2001, unless the covered executive is either terminated without "cause" or resigns for "good reason" (as defined in the sale restriction agreements) prior to May 11, 2001.

THE VALUE OF WPP ADSS YOU WILL RECEIVE IN THE MERGER DEPENDS ON THE MARKET PRICE OF THE WPP ADSS AT THE COMPLETION OF THE MERGER.

    The number of WPP ADSs that you will receive in the merger for each share of Y&R common stock is fixed at .835. Because the market price of WPP ADSs and ordinary shares will fluctuate, the value at the time of the completion of the merger of the consideration you will receive will depend on the market price at that time. There can be no assurance as to the market value at the time of the merger of the consideration you will receive. For historical and current market prices of the WPP ADSs and ordinary shares, see "Market Price and Dividend Data."

                           FORWARD-LOOKING STATEMENTS

    This proxy statement/prospectus, and the documents we are incorporating by reference, contain forward-looking statements about WPP, Y&R and the combined company, which we intend to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and include financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Forward-looking statements are generally identified by the words "expects," "anticipates," "believes," "intends," "estimates" and similar expressions.

    The forward-looking statements in this proxy statement/prospectus are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond the control of WPP and Y&R. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include:

- those we discuss above under "Risk Factors Relating to the Merger;"

- those we discuss or identify in our public filings with the SEC;

- risks and uncertainties with respect to our expectations regarding:

    - the timing and completion of the merger;

    - the value of the merger consideration;

    - growth and expansion opportunities;

    - market positions;

    - the conduct of worldwide operations;

    - earnings improvements;

    - cost savings;

    - revenue growth;

    - other benefits anticipated from the merger;

    - gains and losses of clients and client business and projects;

    - changes in the marketing and communications budgets of clients;

    - changes in management or ownership of clients; and

    - retention of, and ability to attract, qualified employees;

- the effects of:

    - foreign exchange rate fluctuations;

    - regional, national and international economic conditions, including changes in interest rates and the performance of the financial markets;

    - changes in industry rates of compensation;

    - changes in regional, national and international laws;

    - regulations and taxes;

    - changes in competition and pricing environments;

    - the occurrence of natural disasters;

    - regional, national and international market and industry conditions; and

    - regional, national and international political conditions.

    The actual results, performance or achievement by WPP, Y&R or the combined company could differ significantly from those expressed in, or implied by, our forward-looking statements. Accordingly, we cannot assure you that any of the events anticipated by the forward-looking statements will occur, or if they do, what impact they will have on the results of operations and financial conditions of WPP, Y&R or the combined company following the merger.

                            THE Y&R SPECIAL MEETING

GENERAL

    The special meeting of stockholders of Y&R will be held on September 28, 2000, at 10:00 a.m., New York time, at the Ney Center for Executive Leadership at the headquarters of Y&R at 285 Madison Avenue, Ground Floor, New York, New York. At the special meeting the Y&R stockholders will consider and vote upon the Amended and Restated Agreement and Plan of Merger, dated as of May 11, 2000, by and among WPP, Y&R and York Merger Corp., a wholly owned subsidiary of WPP, and York II Merger Corp., a wholly owned subsidiary of York Merger Corp. and the merger of Y&R and York II Merger Corp. Following the merger Y&R will be an indirect subsidiary of WPP. We have attached a copy of the merger agreement to this proxy statement/prospectus as Appendix A.

RECORD DATE; QUORUM

    Y&R's board of directors has fixed the close of business on August 4, 2000 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the special meeting. At the record date there were 73,298,883 outstanding shares of Y&R common stock held by approximately 914 Y&R stockholders of record.

    The holders of a majority of the outstanding shares of Y&R common stock at the record date, represented by person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of Y&R common stock held in treasury by Y&R or by any of its subsidiaries are not considered to be outstanding for purposes of a quorum. Brokers and nominees are not allowed to vote on the approval of the merger on behalf of stockholders, and shares that are not voted because brokers did not receive instructions are referred to as "broker non-votes." Abstentions and "broker non-votes" count as present for establishing a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

REQUIRED VOTE

    Each share of Y&R common stock outstanding as of the close of business on August 4, 2000 entitles the holder to one vote at the special meeting. Completion of the merger requires the approval of the merger agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Y&R common stock. Because the vote is based on the number of shares outstanding rather than on the number of votes cast, failure to vote your shares is effectively a vote against the merger. In addition, abstentions and "broker non-votes" will have the same effect as votes against approval of the merger. You may vote your shares in any of three ways:

    (1) by completing and returning the accompanying proxy card;

    (2) by telephone, as outlined on the accompanying proxy card; or

    (3) by appearing and voting in person at the special meeting.

    At the record date, directors and executive officers of Y&R and their associates and affiliates owned approximately 1.6% of the outstanding shares of Y&R common stock.

VOTING AND REVOCATION OF PROXIES

    If you vote your shares of Y&R common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of Y&R common stock will be voted "FOR" the approval of the merger. If you vote your shares of Y&R common stock by telephone, your shares will be voted at the special meeting as instructed.

    You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting in any of the following ways:

    (1) by submitting a written revocation to the Secretary of Young & Rubicam Inc. at 285 Madison Avenue, New York, New York 10017-6486;

    (2) by submitting a new proxy dated after the date of the proxy that is being revoked; or

    (3) by voting in person at the special meeting.

However, simply attending the special meeting will not revoke a proxy. If you do not hold your shares of Y&R common stock in your own name, you may revoke a previously given proxy by following the revocation instructions provided by the bank, broker or other party who is the registered owner of the shares.

    The Y&R board is not aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

    Do not include stock certificates when returning the enclosed proxy card. If the merger is completed, you will be sent instructions at that time for exchanging your shares of Y&R common stock for WPP shares.

SOLICITATION OF PROXIES

    Y&R will bear the costs of soliciting proxies to vote on the merger at the special meeting. WPP and Y&R will share equally the amount of the filing fees and other expenses incurred in connection with the cost of filing, printing and distributing this proxy statement/prospectus. Officers, directors and employees of Y&R may also solicit proxies from stockholders by telephone, mail, the Internet or in person. However, they will not be paid for soliciting proxies. Y&R will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Y&R will reimburse those brokerage houses and custodians for their reasonable expenses in doing so. MacKenzie Partners, Inc. has been retained by Y&R to assist in the solicitation of proxies, using the means referred to above, and will receive fees of up to $15,000, plus reasonable out-of-pocket expenses.

APPRAISAL RIGHTS

    Holders of Y&R common stock are not entitled to appraisal rights under Delaware law in connection with the merger.

                     THE WPP EXTRAORDINARY GENERAL MEETING

    In connection with the merger, the board of directors of WPP has convened an extraordinary general meeting of the share owners of WPP for September 29, 2000.

RESOLUTIONS PROPOSED

    At the meeting, WPP will propose the following resolutions:

    - Resolution 1--to approve the merger, to increase the authorized share capital of WPP from L125,000,000 to L175,000,000 creating an additional 500,000,000 new WPP ordinary shares of nominal value 10p each, and to authorize the WPP board to allot relevant securities up to a maximum nominal amount of L73,271,363;

    - Resolutions 2 through 5--to elect as additional directors of WPP, effective upon completion of the merger, the following current members of Y&R's board designated by Y&R: Michael J. Dolan, F. Warren Hellman, Michael H. Jordan and Sir Christopher Lewinton;

    - Resolution 6--to authorize the WPP board to allot equity securities for cash on a non-preemptive basis up to an aggregate nominal amount of L7,662,089; and

    - Resolution 7--to increase the limit on the aggregate remuneration which may be paid to non-executive directors under WPP's articles of association from L250,000 to L450,000.

    - Resolution 8--to authorize the WPP board to provide special remuneration to non-executive directors, for any special or extra services requested by WPP, in the form of a right to acquire WPP ordinary shares.

    At the WPP extraordinary general meeting, on a show of hands, every share owner of WPP who is present in person will have one vote and, on a poll, every share owner of WPP who is present in person or by proxy will have one vote for each WPP ordinary share held. Resolutions 1 through 5 and Resolutions 7 and 8 are ordinary resolutions and will require the approval of more than 50% of the votes cast by WPP share owners present in person, or if on a poll, in person or by proxy. Resolution 6 is a special resolution and will require the approval of at least 75% of the votes cast by WPP share owners present in person or, if on a poll, in person or by proxy. The standard quorum requirement of two members will apply.

RESOLUTIONS REQUIRED FOR THE MERGER

    WPP share owners must approve Resolution 1 in order to complete the merger. The election of the additional directors designated by Y&R pursuant to Resolutions 2 to 5 by the necessary majorities is a condition to Y&R's obligation to consummate the merger. The merger will not become effective unless Resolutions 2 to 5 are approved by the necessary votes or Y&R waives the requirement for approval.

PURPOSE OF RESOLUTION 1

    In addition to the approval of the merger, Resolution 1 provides for an increase in the authorized ordinary share capital and grants authority to the WPP board to allot shares. The increase in authorized share capital and the board allotment authority will enable the board to allot WPP ordinary shares pursuant to the merger.

PURPOSE OF RESOLUTION 6

    Resolution 6 grants authority to the WPP board to allot shares for cash on a non-preemptive basis. The approval of Resolution 6 is not necessary to complete the merger, and the merger is not conditional on receipt of that approval. Resolution 6 is conditional on the passing of Resolution 1 and the merger agreement becoming unconditional in all respects.

PURPOSE OF RESOLUTION 7

    Resolution 7 increases the limit on the aggregate remuneration which may be paid to non-executive directors under WPP's articles of association from L250,000 to L450,000. The approval of Resolution 7 is not necessary to complete the merger, and the merger is not conditional on receipt of that approval.

PURPOSE OF RESOLUTION 8

    Resolution 8 grants authority to the WPP board to provide special remuneration to non-executive directors, for any special or extra services requested by WPP, in the form of a right to acquire WPP ordinary shares. The approval of Resolution 8 is not necessary to complete the merger, and the merger is not conditional on receipt of that approval.

                                   THE MERGER

BACKGROUND OF THE MERGER

    On several occasions during mid-1998, Sir Martin Sorrell, chief executive of WPP, contacted various representatives of Y&R to discuss developments in the communication services industry and to explore possibilities for cooperation between WPP and Y&R. No specific proposals were made by WPP at these times.

    In late 1999, Y&R management, together with the Y&R board of directors, began to review strategic alternatives available to Y&R. In light of the fact that the advertising and communications services industry had undergone significant consolidation in recent years, Y&R's management and board believed that industry participants that achieved the greatest geographic and functional scale were likely to be at a competitive advantage and that Y&R could benefit by being part of a larger, more diverse company. As a result, Y&R's management and board began to explore a variety of alternatives, including: (1) pursuing a significant acquisition, (2) entering into a combination with another major advertising and communications services, or other, company, or (3) continuing as an independent entity.

    On November 3, 1999, Sir Martin Sorrell and Thomas D. Bell, Jr., then chief executive officer designate and president and chief operating officer of Y&R, met in New York and discussed the possibility of a combination between their two companies. On November 27, 1999, Sir Martin Sorrell and Mr. Bell met in New York to continue their conversations regarding a combination between WPP and Y&R. At this meeting their discussion focused on the potential benefits of a combination. No specific proposals were made at either of these meetings. After the second meeting, Sir Martin Sorrell and Mr. Bell agreed to meet again in early January.

    In early December 1999, Y&R retained Morgan Stanley & Co. Incorporated as its financial advisor to assist Y&R in its review and consideration of the strategic alternatives available to Y&R. In late December, the Y&R Board discussed its review of strategic alternatives. In late 1999, and early 2000, Y&R contacted a number of companies in the advertising and communications services industries, as well as in other industries, to explore the possibility of a variety of strategic alliances and combinations.

    In early December 1999, WPP retained Goldman, Sachs & Co. and Merrill Lynch International, to act as its financial advisors in connection with a possible combination with Y&R.

    On January 3, 2000, Sir Martin Sorrell, Mr. Bell, who had become president and chief executive officer of Y&R on January 1, and Michael J. Dolan, a vice-chairman and then chief financial officer of Y&R, met in New York. At this meeting, the executives discussed the potential benefits of a combination across a number of areas, including media investment management, market research, branding and identity, healthcare, specialist communications and public relations and public affairs. Sir Martin Sorrell stated that the consideration for any transaction between the companies would be shares of WPP. The Y&R representatives stated that any transaction would have to provide Y&R stockholders with a premium for their shares and be tax-free to Y&R's U.S. stockholders. Although no specific prices or exchange ratios were proposed, a general structure for a transaction was outlined. Sir Martin Sorrell also presented ideas concerning the scope of Y&R's representation on the WPP board and in the management of Y&R after a combination. The potential impact of a combination on key client accounts was also discussed by both parties. Sir Martin Sorrell and Mr. Bell spoke by telephone on several occasions during January to further discuss the matters addressed at the January 3 meeting.

    At a regularly scheduled meeting in mid-January, the Y&R board, among other things, reviewed the status of contacts with third parties regarding strategic alternatives.

    On January 28, 2000, Sir Martin Sorrell and Mr. Bell met in London and discussed a number of matters relating to a potential combination, including opportunities for cost savings as a result of a merger, potential client perspectives on a merger, the current roles of various senior personnel of Y&R and their possible roles after a combination, and the composition of the post-transaction board of WPP. Sir Martin Sorrell also proposed possible exchange ratio ranges, which were discussed.

    During early February, Sir Martin Sorrell and Mr. Bell had a number of telephone discussions regarding the trading ranges of their two companies' stock and possible exchange ratios for a transaction.

    In late January and during the month of February, the Y&R board had several calls to review the status of discussions with third parties regarding Y&R's strategic alternatives.

    On February 8, 2000, Mr. Bell informed Sir Martin Sorrell that the Y&R board had authorized Y&R management to continue discussions with WPP, but had identified several issues, including pricing, governance, management and the timing of a transaction, that remained to be resolved. Mr. Bell suggested that Y&R and WPP's respective financial advisers and outside counsel meet to try to resolve these various issues.

    On February 10, 2000, representatives of Goldman Sachs and Morgan Stanley, on behalf of WPP and Y&R respectively, met to discuss the financial terms, including possible exchange ratios, of a combination and the impact of a transaction on WPP's expected future earnings per share. They also discussed the potential impact of the announcement of a merger on the trading price of WPP's shares.

    On February 13, 2000, following the execution of a confidentiality and standstill agreement, Sir Martin Sorrell and Mr. Bell met to continue their discussions. After this meeting, representatives of WPP and Y&R and their respective advisors exchanged preliminary due diligence information.

    On February 18, 2000, Sir Martin Sorrell and Mr. Bell spoke by telephone about possible exchange ratios and the trading prices of the shares of both companies. In addition, the parties discussed WPP's request that senior executives of Y&R execute sale restriction agreements providing that these executives not sell their Y&R shares and the WPP shares they would receive in the merger for a period of time and agree to certain additional non-competition restrictions. They also discussed the governance and management of Y&R after the completion of a combination.

    On March 5, 2000, Sir Martin Sorrell and Mr. Bell met in Key Biscayne, Florida to continue their discussions concerning the possible terms of a combination between WPP and Y&R. At the meeting, the parties discussed their respective views on possible exchange ratios for a transaction and the two companies' respective contributions to a combined company. They also discussed the possible group of senior executives of Y&R who would agree to execute sale restriction agreements and enter into employment and additional non-compete agreements in connection with the merger.

    Between March 7 and March 17, 2000, the parties' respective financial advisors continued discussions of the financial terms of a possible combination on behalf of their respective clients.

    On March 18, 2000, WPP delivered a draft merger agreement, form of sale restriction agreement and form of employment agreement to Y&R and its advisors. Representatives of WPP, its outside financial advisors, Goldman Sachs and Merrill Lynch, and its outside legal and accounting advisors conducted operational, financial, legal and accounting due diligence reviews of Y&R, and representatives of Y&R and its outside legal, financial and accounting advisors conducted similar due diligence of WPP.

    On March 19, 2000, representatives of WPP and Y&R and their respective financial and legal advisers engaged in discussions in an effort to resolve various open issues, including the terms of the sale restriction agreements and proposed modifications to the circumstances under which payments would be made to various Y&R senior executives under their severance agreements with Y&R. However, agreement was not reached on a number of these and other open issues. On March 20, discussions between WPP and Y&R were terminated.

    In connection with its regularly scheduled meeting on March 21, the Y&R board continued its discussion and review of Y&R's strategic alternatives, including the status of discussions with third parties.

    During the months of March and April 2000, Y&R engaged in meetings with a third party with respect to an acquisition of that party by Y&R that would have resulted in the issuance of a significant amount of Y&R stock.

    On April 13, 2000, Sir Martin Sorrell sent a letter to Mr. Bell proposing a combination of the two companies at an exchange ratio of .81 WPP ADSs for each share of Y&R common stock. The proposal provided that five Y&R representatives join a WPP board of 16 members on the completion of the merger and that a number of senior executives enter into sale restriction agreements under which they would agree (1) not to sell two-thirds of their Y&R shares and options (and WPP shares and options received in the merger in respect of those shares and options) for one year after execution of the merger agreement and (2) to new non-competition agreements. The letter also proposed that, as a condition of WPP's signing the merger agreement, a number of senior executives enter into employment agreements providing for their employment with Y&R after completion of the merger, under which they would waive certain rights under their existing severance agreements and agree to non-competition restrictions upon termination of their employment. This letter was accompanied by a revised draft merger agreement and forms of sale restriction and employment agreements, reflecting the terms proposed by WPP.

    On April 16, 2000, Sir Martin Sorrell met with Mr. Bell to discuss a number of issues, including the formation of a committee to oversee the transition of Y&R into the WPP group of companies.

    On April 17, 2000, Sir Martin Sorrell, Mr. Richardson and representatives of Goldman Sachs and WPP's outside legal counsel met with Messrs. Bell and Dolan and representatives of Morgan Stanley and Y&R's outside legal counsel. At this meeting, the parties discussed the proposed exchange ratio and the governance of Y&R after the completion of the merger. During these discussions, WPP increased the proposed exchange ratio to .83 of a WPP ADSs for each share of Y&R common stock, and made certain other proposals relating to the restrictions on resale and employment agreements.

    On April 18, 2000, Sir Martin Sorrell sent a letter to Mr. Bell reaffirming WPP's proposal for an exchange ratio of .83 of a WPP ADSs for each share of Y&R common stock. WPP also agreed to a request made by Y&R to maintain a committee to oversee the integration of the two companies for one year following the completion of the merger.

    During the week of April 17th, Y&R contacted Publicis S.A., a major publicly traded advertising and media services company based in France, concerning the possibility of a business combination between the two companies. On April 22, 2000, Maurice Levy, the chairman and president of Publicis, along with other representatives of Publicis and its financial and legal advisors, met in New York with Messrs. Bell and Dolan and other representatives of Y&R and its financial and legal advisors. They discussed the possibility of a strategic combination between the two companies, including the financial and tax aspects of a possible transaction. No specific terms were proposed or agreed upon. Discussions between the two companies' respective advisors concerning a possible transaction continued on Sunday, April 23.

    During the latter part of April, the Y&R board had a number of informational calls to discuss the status of discussions with third parties concerning Y&R's strategic alternatives.

    On April 24, 2000, Y&R and Publicis executed a mutual confidentiality agreement permitting the exchange of confidential due diligence information between those two companies, and due diligence continued through the week of April 24-29. On April 27, Publicis delivered a draft merger agreement to Y&R.

    On April 25, 2000, Sir Martin Sorrell called Mr. Bell to request that WPP and Y&R continue negotiations. Sir Martin Sorrell reaffirmed the proposed exchange ratio of .83 and WPP's willingness to establish a transition committee for one year. The Y&R board subsequently authorized senior management to continue discussions with Publicis and to resume discussions with WPP.

    On April 25, Bear Stearns was retained by Y&R as an additional financial advisor.

    On April 27, 2000, WPP issued a statement confirming that WPP and Y&R were engaged in discussions regarding a possible combination. At a meeting on April 27, the Y&R board determined that Y&R should set forth clearly its position with respect to the remaining open issues with WPP. Accordingly, later that day Y&R delivered written comments on the draft documentation to WPP. In light of the open issues that remained, WPP terminated discussions and issued a public statement to that effect on May 1.

    Throughout the period from April 24 through May 6, representatives of Y&R continued to hold discussions regarding its strategic alternatives, including with representatives of Publicis to determine whether a transaction would be possible between those two companies that would be more attractive to Y&R's stockholders than other available strategic alternatives. On May 2, 2000, Publicis publicly confirmed that it was in discussions with Y&R.

    On May 5, 2000, representatives of WPP, Goldman Sachs, and WPP's outside legal advisors met in New York with representatives of Y&R, Morgan Stanley, Bear Stearns and Y&R's outside legal advisors. At this meeting, discussions regarding the proposed transaction resumed, and WPP simultaneously issued a public statement to that effect. WPP proposed to increase the exchange ratio from .83 to .835 WPP ADSs per share of Y&R common stock and further delineated those persons it wished to enter into employment and sale restriction agreements as a condition to proceeding with the transaction.

    On May 7, the Y&R board met telephonically to receive an update from Y&R's management and outside advisors. The board reviewed the status of negotiations with WPP and with Publicis, as well as the open issues remaining with respect to each of them. The Y&R board also reviewed the status of Y&R's other strategic alternatives. Representatives of Morgan Stanley discussed various financial aspects of the possible transactions. Based on concerns regarding the ability to complete a transaction with Publicis, due to issues concerning availability of financing and the proposed transaction structure, the Y&R board instructed senior management to continue negotiations with WPP and to convey to Publicis the Board's concerns.

    Following a discussion between Mr. Bell and Mr. Levy in which Mr. Bell communicated those concerns, on May 8, Publicis issued a press release stating that Publicis had decided to decline an invitation to bid for Y&R.

    Between May 6 and May 10, 2000, representatives of WPP and Y&R held discussions with various senior operating executives of Y&R regarding the terms of proposed employment agreements. Also, during that period, representatives of Y&R and various senior executives and stockholders of Y&R held discussions regarding the terms of the proposed sale restriction agreements. A WPP representative was present for some of those discussions. Additionally, representatives of the two companies and their financial and legal advisors had further negotiations regarding the terms of the proposed transaction. From May 8 through May 11, 2000, discussions about the proposed merger took place between Sir

Martin Sorrell, Mr. Bell and key clients of Y&R. During this period, Mr. Bell also had discussions about the proposed merger with key employees of Y&R.

    On May 11, 2000, representatives of Y&R met again with representatives of Publicis and discussed further possible transaction structures for a possible strategic combination between Y&R and Publicis.

    On May 11, 2000, WPP's board met to review the proposed merger and the terms and conditions of the merger agreement. During this meeting, WPP's management reviewed the business rationale for the proposed transaction and the negotiations with Y&R. A representative of WPP's outside legal counsel reviewed the terms and conditions of the merger agreement. A representative of WPP's outside U.K. counsel reviewed various U.K. legal matters with the board. Goldman Sachs and Merrill Lynch presented an analysis of the financial terms of the merger, including a discussion of valuation methodologies and analyses used in evaluating the proposed transaction. Following discussion, the WPP board unanimously approved the merger and the merger agreement and authorized WPP's executive directors to execute the merger agreement. The board also unanimously resolved to recommend that share owners of WPP vote to adopt resolutions necessary to complete the merger.

    On May 11, 2000, the Y&R board held a special meeting to review, consider and, if appropriate, vote upon the proposed merger with WPP. Representatives of Y&R's management and Y&R's financial and legal advisors made presentations regarding the various strategic alternatives available to Y&R, including the alternatives of (1) continuing as an independent entity, (2) pursuing a significant acquisition, (3) entering into the proposed merger with WPP, (4) continuing to discuss a transaction with Publicis or (5) continuing to pursue other potential strategic combinations. Management and Y&R's advisors reviewed for the Y&R board the status of negotiations with WPP and Publicis, the business and strategic rationales for the proposed transaction with WPP and a possible transaction with Publicis, the terms of the transactions and certain legal or other considerations relating to a possible transaction with Publicis, including concerns regarding the availability of financing, the proposed transaction structure and the availability of synergies. Management and Y&R's advisors also reviewed, among other things, the matters set forth under "--Reasons for the Merger" and "--Recommendation of the Y&R Board; Considerations of the Y&R Board," as well as the provisions contained in the draft merger agreement with WPP and the related documents, including the sale restriction agreements and employment agreements. In addition, at this meeting, Morgan Stanley and Bear Stearns, as co-financial advisors to Y&R, delivered their oral opinions, subsequently confirmed in writing, each to the effect that, as of that date, and based on the considerations in their respective opinions, the exchange ratio pursuant to the proposed merger agreement between WPP and Y&R was fair from a financial point of view to stockholders of Y&R. Following further discussion and consideration, the Y&R Board unanimously approved and authorized the execution of the merger agreement with WPP, on the terms discussed at the meeting, subject to finalization by the two companies' management and respective legal advisors.

    In the evening of May 11, 2000, representatives of WPP's and Y&R's management and legal advisors completed the definitive merger agreement and related documents. Thereafter, the parties executed the merger agreement. In addition, Mr. Dolan and Edward H. Vick, worldwide chairman and chief executive officer of Y&R Advertising, and other senior executives of Y&R, entered into employment agreements with Y&R as of May 11, 2000, and a group of Y&R senior executives along with Peter A. Georgescu, Y&R's former chairman and chief executive officer, entered into sale restriction agreements with WPP as of May 11, 2000.

    On May 12, 2000, WPP and Y&R issued a joint press release announcing the transaction.

REASONS FOR THE MERGER

    WPP and Y&R believe that the merger will establish a combined company well positioned to establish a world class standard of excellence in global communications services. We believe that the combined company will be capable of generating substantially more long-term share owner value than could be achieved by either of our companies individually. We describe below the key benefits we expect to derive from the merger.

    ABILITY TO OFFER A WIDE RANGE OF PRODUCTS AND SERVICES THROUGH A PREEMINENT COMBINATION OF BRANDS. We believe that, through subsidiaries in North America, Europe, Asia Pacific, Middle East, Africa and Latin America, under a preeminent combination of brands, the combined company will be uniquely positioned to offer clients the industry's widest range of products and services on a local and global basis. These products and services and the combined company's highly complementary portfolio of leading brands are listed below:

    - ADVERTISING--development of marketing and branding campaigns, and production and design of advertisements

       - from WPP: Ogilvy and Mather Worldwide, J. Walter Thompson Company and Conquest

       - from Y&R: Y&R Advertising, Dentsu, Young & Rubicam and Y&R 2.1

    - MEDIA INVESTMENT MANAGEMENT--planning and purchasing time and/or space in various media, including broadcast and cable television, radio, newspapers, magazines, billboards and the Internet

       - from WPP: MindShare

       - from Y&R: The Media Edge and The Digital Edge

    - INFORMATION AND CONSULTANCY--conducting consumer, media, corporate communications and policy research, advertising research, pre-testing, tracking and evaluation of advertising and promotions design and management of international market studies and new product development and testing

       - from WPP: Research International, Millward Brown, Kantar Media Research Center Partners, IMRB International, Winona Group and Goldfarb Consultants and "BRANDZ," an advanced diagnostic and predictive proprietary research tool

       - from Y&R: "BrandAsset-Registered Trademark- Valuator," a proprietary diagnostic and predictive proprietary research tool

    - PUBLIC RELATIONS--providing advice and services with respect to corporate, financial and marketing communications, government lobbying, crisis management and public affairs

       - from WPP: Hill and Knowlton, Ogilvy Public Relations Worldwide, Alexander Ogilvy, Timmons & Company, The Wexler Group and Buchanan Communications

       - from Y&R: Burson-Marsteller, Cohn & Wolfe and Robinson Lerer &
         Montgomery

    - CONSUMER RELATIONSHIP MANAGEMENT--planning, designing and implementing direct marketing and sales promotions, including direct mail and direct response television advertising, telemarketing and database and online marketing

       - from WPP: OgilvyOne Worldwide

       - from Y&R: impiric (formerly Wunderman Cato Johnson) and KnowledgeBase Marketing

    - IDENTITY AND DESIGN--providing services with respect to brand and corporate identity, package design, retail design and branded environments, verbal branding and corporate literature

       - from WPP: Enterprise IG

       - from Y&R: Landor Associates

    - HEALTHCARE--providing marketing and communications services in the healthcare area

       - from WPP: CommonHealth

       - from Y&R: Sudler & Hennessey

    POSITION IN ADVERTISING. Based on WPP's and Y&R's 1999 gross income, the combined company would have the number one or two position in the following major geographic regions:

    - North America

    - United Kingdom

    - Continental Europe

    - Asia

    - Latin America

    - Africa and Middle East

    INFORMATION AND CONSULTANCY OPPORTUNITIES

    The combined company will have significant opportunities to offer and provide its leading global research services, particularly its "BRANDZ" and "BrandAsset-Registered Trademark- Valuator" proprietary diagnostic and predictive research tools, to all current and prospective clients of the combined company.

    INTERNET OPPORTUNITIES

    Both WPP and Y&R have recognized the potential of the Internet for fueling growth in the communications and services industry and, together, will have one of the industry's broadest portfolio of Internet investments. The following chart identifies companies operating in various Internet sectors in which we have recently made investments:

                      WPP                                                    Y&R
------------------------------------------------  ----------------------------------------------------------
COMPANY           SECTOR                          COMPANY                    SECTOR
-------           ------                          -------                    ------
Syzygy            Web Development                 KnowledgeBase Marketing    Database marketing/CRM
Concept           Web Development                 Luminant                   Internet professional services
Net King          Portal                          Digital Convergence        Internet media targeting
e-Rewards         Loyalty                         Mediaplex                  Internet advertising technology
TWIi              B-to-B sports content           Harris Interactive         Internet research
Intraspect        Knowledge management            Cyber Dialogue             Internet marketing
Visible World     Video personalisation           Naviant                    Targeted Internet advertising
Big Words         College-based e-commerce        iWeb                       Internet advertising technology
Red Sheriff       Internet research               Streampipe                 Internet broadcasting
Metapack          e-fullfilment                   eMotion                    Digital asset management
Roundarch         e-commerce consulting           Gamut Interactive          Smartcard technology
Imagine           e-CRM
Deckchair         Online travel
Inferentia Spa    e-business consultancy
Advertising.com   New media advertising

    We believe that these investments will afford us significant opportunities to provide services to our portfolio companies and to establish relationships with our partners in these investments.

    We believe that the combined company will be positioned to benefit substantially from:

    - competition-driven increased spending on branding;

    - providing services to dot-coms building their brands;

    - providing services to traditional clients building Internet operations;
      and

    - providing services to Internet-related companies needing help with their Internet strategy.

    COST SAVINGS OPPORTUNITIES

    We believe that the combined company will have opportunities to realize cost savings as a result of the merger. In this regard, we have quantified to date an estimated annual operating cost savings of $30 million by the end of 2001. The combined company expects to realize savings:

    - by spreading the cost of WPP's media research tools over a larger client base;

    - by combining the two companies' brand equity investment skills; and

    - by eliminating duplicative central costs and coordinating common activities, including financial planning, budgeting, reporting and control, tax and treasury management, activities relating to mergers and acquisitions, investor relations, human resources, property procurement, information technology and practice development.

    This cost savings estimate is inherently subject to significant uncertainties and contingencies, many of which are beyond the control of WPP and Y&R. There can be no assurances that the combined company will achieve these cost savings, and actual savings may vary materially from this estimate. The inclusion of this estimate in this proxy statement/prospectus should not be regarded as an indication that WPP or Y&R considers this estimate to be an accurate prediction of future events.

RECOMMENDATION OF THE Y&R BOARD; CONSIDERATIONS OF THE Y&R BOARD

    At a special meeting on May 11, 2000, the Y&R board unanimously determined that the merger is advisable, and that the merger agreement and the merger are in the best interests of Y&R and its stockholders. Accordingly, the Y&R board recommends that the stockholders of Y&R vote "FOR" approval of the merger agreement and the merger at the special meeting.

    In the course of reaching its decision to adopt the merger agreement, the Y&R board consulted with management, as well as with outside legal counsel and financial advisors, and considered the following material factors, in addition to those set forth above under "--Reasons for the Merger:"

    - the business, operations, properties and assets, financial condition, competitive position, business strategy, and prospects of Y&R and WPP (as well as the risks involved in achieving these prospects), the nature of the advertising and communications services industry in which Y&R competes, and current industry, economic and market conditions, both on a historical and on a prospective basis;

    - the view of Y&R management and the Y&R board that: (1) the advertising and communications services industry has experienced significant consolidation in recent years, (2) the industry participants that achieve the greatest geographic and functional scale and diversity are likely to be at a competitive advantage relative to smaller competitors and to be better positioned to take advantage of long-term growth opportunities and trends, and (3) Y&R's business and financial performance would benefit from being part of a larger, more diverse company;

    - the potential stockholder value that could be expected to be generated from the various strategic alternatives available to Y&R, including the alternatives of (1) continuing as an independent entity, (2) pursuing a significant acquisition, and (3) entering into a combination with another major advertising and communications services company, or a company in another industry;

    - the fact that the board and management had investigated and discussed these strategic alternatives over a period of months, including, more recently: (1) a stock acquisition that would have resulted in the issuance of a significant number of Y&R shares and (2) a possible merger transaction with Publicis S.A.;

    - the publicity surrounding WPP's interest in engaging in a business combination with Y&R, and the fact that during the period of this publicity no party other than Publicis indicated an interest in engaging in a business combination transaction with Y&R that would have resulted in the Y&R stockholders receiving a premium for their shares;

    - the view of management and the board that a combination between WPP and Y&R would represent an excellent "fit" from a strategic standpoint, with minimal conflicts between their respective clients, and would produce a strong and diversified combined company;

    - the fact that because the WPP transaction is structured as a merger rather than a sale, the merger provides Y&R's stockholders with the opportunity to participate in a larger, more competitive company;

    - the fact that the fixed exchange ratio provided for in the merger agreement assures that Y&R stockholders and optionholders will hold, on a fully diluted basis, approximately one-third of the total issued share capital of WPP after the merger, as well as the possibility that because the exchange ratio is fixed, the value of the transaction could increase or decrease prior to the completion of the merger;

    - the presentations of Y&R's financial advisors concerning financial aspects of the proposed merger and of the various strategic alternatives available to Y&R, and the oral opinions received from Morgan Stanley and Bear Stearns, later confirmed in writing, that as of the date of those opinions, and based on the considerations in those opinions, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Y&R stockholders;

    - the current and historical market prices of Y&R common stock and WPP ADSs and ordinary shares relative to each other and relative to those of other industry participants, and the fact that WPP ordinary shares, as with the shares of companies in its peer group in Europe, have recently traded at a higher price-to-earnings ratio than the shares of companies in its peer group in the U.S.;

    - the fact that several members of Y&R's current senior management team are expected to play a significant role in the management of the Y&R during the transition following the WPP merger as well as on an ongoing basis, and that four current Y&R directors (or their designees), and a fifth designee to be appointed by those four, will be appointed to the board of directors of WPP and will constitute approximately one-third of the members of the WPP board;

    - the expectation that the WPP merger will qualify as a tax-free transaction for U.S. federal income tax purposes (except with respect to cash received for fractional shares); and

    - the terms of the WPP merger agreement, including:

       -- the nature and relatively limited number of conditions to the completion of the WPP merger, which the Y&R board believes increases the likelihood that the merger will be completed if approved by stockholders,

       -- the provisions that allow Y&R, under some circumstances, to furnish information to and conduct negotiations with third parties and that allow the Y&R board, upon receipt of a superior proposal, to change its recommendation to stockholders, and

       -- the expense reimbursement and termination fee provisions requiring WPP or Y&R, as the case may be, to compensate the other party in some circumstances in the event the merger agreement is terminated.

The Y&R board also considered the following potentially negative factors associated with the WPP merger:

    - the fact that WPP ordinary shares have experienced substantial price volatility in recent months;

    - the fact that the principal trading market for WPP ordinary shares is the London Stock Exchange, and although WPP ADSs are quoted on the Nasdaq National Market, a significant portion of the WPP ADSs issued in the merger may "flow back" to the U.K. by conversion into the form of WPP ordinary shares, potentially reducing the price and the liquidity of the remaining WPP ADSs; and

    - the fact that the termination fee provisions of the merger agreement could discourage alternative proposals being made to Y&R (in this regard, the Y&R board took into account that these provisions are customary for transactions of this type, provide for amounts within the range that is customary for transactions of this size, and were necessary to induce WPP to enter into the merger agreement).

    In determining not to pursue a transaction with Publicis, the Y&R board took into account the view of management and the board that, although the transaction under consideration by Publicis involved a combination of stock and cash consideration to Y&R stockholders with a stated dollar value in excess of the then stated value of the WPP proposal, there were business, financial and tax issues relating to the Publicis transaction that reduced its value and rendered it substantially less certain of completion than the WPP proposal, including:

    - the belief of management that Y&R would be a better strategic "fit" as part of the WPP organization than as part of a Publicis organization, and that reconciling conflicts between Y&R and Publicis clients would be significantly more difficult than reconciling conflicts between Y&R and WPP clients;

    - the preference of senior management for the WPP transaction from a strategic and financial perspective, notwithstanding the fact that individual members of management would be subject to restrictions on resale of their shares and to more restrictive noncompetitive agreements in the WPP transaction than in a transaction with Publicis;

    - the fact that the Publicis transaction would have required the incurrence of a significant amount of debt to fund the cash portion of the transaction, which could have constrained the combined company's future growth;

    - the fact that Publicis shares are not currently traded in the U.S. and that, even if Publicis were to list American depositary shares in connection with the issuance of shares in a transaction, a significant portion of those shares would be likely to "flow back" to France by conversion into shares tradable in France, with a potential adverse impact on the price and liquidity of the American depositary shares; and

    - the risk of noncompletion or delay of the Publicis transaction due to the risk that the financing could not be raised, the difficulty in structuring a tax-free transaction, and the complicated nature of the transaction.

    In addition, in considering the proposed merger with WPP, the directors of Y&R were aware of the interests of certain officers and directors in the merger described under "--Interests of Directors and Officers of Y&R in the Merger."

    The foregoing discussion addresses the material information and factors considered by the Y&R board in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. The Y&R board conducted numerous discussions of the factors described above, including asking questions of Y&R's management and legal and financial advisors. In view of the variety of factors and the amount of information considered, the Y&R board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the Y&R board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. The determination to approve the merger was made after consideration of all of the factors as a whole. In addition, individual members of the Y&R board may have given different weights to different factors.

CONSIDERATIONS OF THE WPP BOARD

    At a meeting held on May 11, 2000, the board of directors of WPP unanimously approved the merger agreement and the merger. In the course of reaching its conclusions on the merger, the WPP board consulted with WPP's management as well as its outside advisors and considered a number of factors. The material factors they considered are summarized below:

    - the reasons described under "--Reasons for the Merger;"

    - the exchange ratio for the combination;

    - the board's view that the merger represents an excellent opportunity to implement WPP's long-term strategy;

    - the financial and operating performance and condition and long-term prospects of Y&R, WPP and the combined company;

    - WPP and Y&R have quantified to date estimated pre-tax annual cost savings of $30 million to result from the merger during the first full year after completion of the merger;

    - assuming the cost savings described above are realized, WPP's earnings per share in the first full year after the completion of the merger are expected to exceed the earnings per share WPP would have generated on a stand-alone basis;

    - the similar philosophy and culture of WPP and Y&R and their shared approach to the integration of advertising and marketing services for clients;

    - that WPP and Y&R share a number of major clients including Ford Motor Company, Philip Morris, Sears and Mattel and that after the merger client conflicts will be managed more effectively through separate operating brands so that clients will be assured of confidentiality;

    - that WPP and Y&R complement one another in providing alternative operating brands in the areas of advertising, media investment management, information and consultancy, public relations and public affairs, branding and identity, healthcare and specialist communications, in the Internet sector and that in information and consultancy, Y&R's "BrandAsset-Registered Trademark- Valuator" and investment in Internet based market research will provide the combined company with additional opportunities;

    - their expectation that the merger will offer opportunities for growth as a result of enhanced operational capabilities and the opportunity to coordinate approaches on global, regional and national client accounts;

    - the chairman and chief executive officer of Y&R, Thomas D. Bell, Jr., will serve as chairman of Y&R, and Michael J. Dolan, a vice chairman and the president and chief operating officer of

      Y&R, will serve as president and chief executive officer of Y&R upon completion of the merger;

    - a number of senior executives and key employees of Y&R including
      Mr. Dolan and Edward H. Vick, worldwide chairman and chief executive officer of Y&R Advertising, had or would enter into employment agreements in connection with the execution of the merger agreement;

    - five Y&R designees will join WPP's board in connection with the merger;

    - a group of senior Y&R executives executed sale restriction agreements in which they have committed not to sell two-thirds, or a total of approximately six million shares, of their Y&R common stock and/or the shares received upon the exercise of stock options (and, following the completion of the merger, the WPP shares they will receive in the merger or upon the exercise of stock options that will become exercisable for WPP shares) for a one year period ending May 11, 2001;

    - the trading history of the stock of each company, as well as current and historic exchange ratios;

    - current industry developments, including continuing consolidation;

    - the commitment of each party to complete the merger as reflected in the merger agreement, including:

       - the conditions to closing;

       - the requirement that the parties afford their respective shareholders the opportunity to vote on the merger; and

       - the parties' obligations to pay a termination fee if the merger agreement is terminated under specified circumstances.

    The WPP board also considered the following potentially negative factors:

    - the potential problems inherent in effecting a transnational combination of two organizations which may divert attention from the ongoing business of the combined company;

    - the risk that key employees of Y&R or of WPP, who enjoy relationships with existing clients or otherwise contribute to the financial success of Y&R or WPP, may not remain with the combined company after the merger;

    - the risk that the combined company may lose clients as a result of the transaction or otherwise; and

    - the short term effects of the merger, and the probable resulting sales of shares by some Y&R stockholders, on the market price of WPP shares.

    The foregoing discussion of the factors considered by the board of directors of WPP is not intended to be exhaustive but includes the material factors considered by the WPP board. In view of the wide variety of factors considered by the WPP board in connection with its evaluation of the merger and the complexity of these matters, the WPP board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The WPP board conducted a discussion of the factors described above, including asking questions of WPP's management and WPP's outside advisors. The WPP board reached a unanimous consensus that the merger was in the best interests of WPP and its share owners. In considering the factors described above, individual members of the WPP board may have given different weights to different factors.

OPINIONS OF Y&R'S FINANCIAL ADVISORS

    OPINION OF MORGAN STANLEY & CO. INCORPORATED

    Under an engagement letter dated December 6, 1999, Y&R retained Morgan Stanley to provide various financial advisory services, including providing a fairness opinion in connection with the merger. The Y&R board of directors selected Morgan Stanley to act as Y&R's financial advisor based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of the marketing and communications services industry in general and the business and affairs of Y&R in particular.

    At a meeting of the Y&R board of directors on May 11, 2000, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of May 11, 2000, and based upon and subject to the various considerations, limitations and qualifications set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair to holders of shares of Y&R common stock from a financial point of view.

    The full text of the written opinion of Morgan Stanley, dated May 11, 2000, is attached as Appendix B to this proxy statement/prospectus. It sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Y&R stockholders are urged to, and should, read the opinion carefully and in its entirety.

    Morgan Stanley's opinion is directed to the Y&R board of directors and addresses only the fairness to holders of shares of Y&R common stock from a financial point of view of the exchange ratio pursuant to the merger agreement as of the date of the opinion. Y&R stockholders should note that the opinion does not address:

    - any other aspect of the merger;

    - Y&R's underlying business decisions to pursue the merger; or

    - the price at which WPP ADSs or ordinary shares will trade following the merger or any other time.

    Further, the opinion does not constitute a recommendation to any holder of Y&R common stock, WPP ADSs or ordinary shares as to how to vote at either the Y&R or WPP shareholders meetings held in connection with the merger.

    The summary of the opinion of Morgan Stanley set forth in this document is qualified in its entirety by reference to the full text of the written opinion.

    In connection with rendering its opinion, Morgan Stanley, among other things:

    - reviewed certain publicly available financial statements and other information of Y&R and WPP, respectively;

    - reviewed certain internal financial statements and other financial and operating data concerning Y&R and WPP, respectively;

    - reviewed certain financial projections prepared by the management of Y&R and WPP;

    - discussed the past and current operations and financial condition and the prospects of Y&R, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Y&R;

    - discussed the past and current operations and financial condition and the prospects of WPP, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of WPP;

    - reviewed the pro forma impact of the merger on WPP's earnings per share and cash flows;

    - reviewed the reported prices and trading activity for Y&R common stock, WPP ADSs and ordinary shares;

    - compared the financial performance of Y&R and WPP and the prices and trading activity of Y&R common stock, WPP ADSs and ordinary shares with that of certain other publicly traded companies comparable with Y&R and WPP, respectively, and their securities;

    - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions Morgan Stanley deemed relevant;

    - participated in discussions and negotiations among representatives of Y&R, WPP and their financial and legal advisors;

    - reviewed the draft of the merger agreement, dated as of May 8, 2000, and certain related documents; and

    - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

    Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Y&R and WPP. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the draft of the merger agreement, dated as of May 8, 2000, including, among other things, that the merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. Morgan Stanley also assumed that, in connection with the receipt of all necessary regulatory approvals for the proposed merger, no restriction will be imposed that would have material adverse effect on the benefits expected to be derived in the merger.

    Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Y&R, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley relied without independent verification on the assessment by the management of Y&R and WPP of their ability to retain key clients of Y&R and WPP.

    Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. It should be understood that subsequent developments or changes in such conditions may affect the opinion and Morgan Stanley does not have any obligation to update, revise or reaffirm the opinion.

    In addition, in arriving at the opinion, Morgan Stanley was not authorized to broadly solicit, and did not broadly solicit, interest from any party with respect to the acquisition of Y&R or any of its assets.

    The following is a brief summary of various of the analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated May 11, 2000. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS

    Using publicly available information, Morgan Stanley reviewed the terms of various announced, pending or completed industry transactions that were deemed generally comparable to the merger. Morgan Stanley compared publicly available financial and market statistics of the precedent transactions to the merger. The following table presents as of May 10, 2000, the representative ranges from these transactions for each of the following ratios:

    - price paid to estimated earnings ratio for the next fiscal year; and

    - aggregate value to earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio for the last twelve months (LTM).

                                                                LOW       MEDIAN      HIGH
                                                              --------   --------   --------
Price to Estimated Earnings.................................    15.4x      27.4x      41.9x
Aggregate Value to LTM EBITDA...............................     7.0       14.4       20.3

    Based on an analysis of the corresponding estimated earnings and LTM EBITDA for Y&R, based on estimates from securities research analysts, Morgan Stanley estimated per share transaction values for Y&R ranging from $35 to $45. Morgan Stanley noted that, as of May 10, 2000, the value to be received per Y&R common share based on the exchange ratio of .835 WPP ADSs per Y&R common share was $51.72.

    No transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions regarding industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Y&R, including the impact of competition on Y&R and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Y&R or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data.

    COMPARABLE COMPANY ANALYSIS

    As part of its analysis, Morgan Stanley compared various financial information of Y&R with publicly available information for various comparable communications services companies, including U.S. companies, The Interpublic Group of Companies, Omnicom Group Inc. and True North Communications Inc., and European companies Cordiant Communications Group PLC, Havas Advertising S.A., Publicis S.A. and Saatchi & Saatchi PLC. For this analysis, Morgan Stanley examined a range of publicly available estimates of various financial ratios for these companies based on securities research analysts.

    The following table presents, as of May 10, 2000, the low, high and median values for each of the following ratios with respect to all the communications services companies, both U.S. and European, for which Morgan Stanley reviewed estimates:

    - share price to estimated earnings per share (P/E) for 2000 and 2001;

    - share price to estimated cash earnings per share, defined as net income before amortization of goodwill, for 2000 and 2001;

    - aggregate value to estimated 2000 EBITDA; and

    - P/E for 2000 and 2001 to estimated long-term growth rate.

                                                                LOW       MEDIAN      HIGH
                                                              --------   --------   --------
Share price to 2000 Estimated Earnings Per Share............    19.6x      35.6x      57.0x
Share price to 2001 Estimated Earnings Per Share............    17.1       29.0       45.8
Share price to 2000 Estimated Cash Earnings Per Share.......    16.7       27.6       40.4
Share price to 2001 Estimated Cash Earnings Per Share.......    15.4       23.5       34.1
Aggregate Value to Estimated 2000 EBITDA....................     8.9       14.0       21.1
2000 P/E to Estimated Long-Term Growth Rate.................     1.4        2.2        2.6
2001 P/E to Estimated Long-Term Growth Rate.................     1.1        1.8        2.2

    When Morgan Stanley conducted a comparable analysis for the purpose of estimating a value of Y&R, Morgan Stanley considered only the estimates for the comparable U.S. companies.

    The following table presents, as of May 10, 2000, the low, high and median values for the same ratios as presented above, with respect to the U.S. communications services companies for which Morgan Stanley reviewed estimates:

                                                                LOW       MEDIAN      HIGH
                                                              --------   --------   --------
Share price to 2000 Estimated Earnings Per Share............    19.6x      27.9x      36.9x
Share price to 2001 Estimated Earnings Per Share............    17.1       23.7       31.8
Share price to 2000 Estimated Cash Earnings Per Share.......    16.7       24.9       33.0
Share price to 2001 Estimated Cash Earnings Per Share.......    15.4       21.5       28.8
Aggregate Value to Estimated 2000 EBITDA....................     8.9       13.8       16.0
2000 P/E to Estimated Long-Term Growth Rate.................     1.4        1.7        2.3
2001 P/E to Estimated Long-Term Growth Rate.................     1.1        1.4        2.0

    Based on an analysis of the estimates for the U.S. comparable companies which Morgan Stanley reviewed, and the corresponding information for Y&R, based on publicly available estimates of securities research analysts, Morgan Stanley estimated per share values for Y&R ranging from $35 to $50. This range was multiplied by estimated control premiums ranging from 25% to 40% to determine a transaction value range of $44 to $70 per Y&R common share.

    No company utilized in the comparable company analysis is identical to Y&R. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Y&R, including the impact of competition on the business of Y&R and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Y&R or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

    HISTORICAL COMMON STOCK PERFORMANCE

    Morgan Stanley reviewed the recent stock price performance of WPP ADSs over various time periods ending on May 10, 2000. Morgan Stanley observed the following:

                                                              AVERAGE CLOSING PRICE
PERIOD ENDING MAY 10, 2000                                        FOR WPP ADSS
--------------------------                                    ---------------------
Prior twelve months.........................................         $63.79
Prior nine months...........................................          70.48
Prior six months............................................          80.94
Prior three months..........................................          84.26
May 10, 2000................................................          61.94

    EXCHANGE RATIO ANALYSIS

    Morgan Stanley reviewed the ratios of the closing prices of Y&R's common stock and WPP ADSs over various periods from May 10, 1999 to May 10, 2000. Morgan Stanley examined the premiums represented by the exchange ratio over the averages of these daily ratios over various periods and dates, including
April 7, 2000, one day prior to news reports of ongoing discussions between Y&R and WPP. Morgan Stanley observed the following:

                                                              PERIOD AVERAGE   TRANSACTION EXCHANGE
PERIOD ENDED MAY 10, 2000                                     EXCHANGE RATIO      RATIO PREMIUM
-------------------------                                     --------------   --------------------
May 10, 2000................................................       0.73x               14.3%
Unaffected (April 7, 2000)..................................       0.48                73.7
Prior 30 Day Average........................................       0.61                37.7
Prior 60 Day Average........................................       0.57                47.0
Prior 90 Day Average........................................       0.60                39.3
Prior 6 Month Average.......................................       0.65                28.0
Prior 12 Month Average......................................       0.79                 5.6

    COMPARATIVE STOCK PRICE PERFORMANCE

    Morgan Stanley reviewed the recent stock price performance of WPP ADSs and compared this performance with that of stock indices comprised of U.S.-based communications services companies (US Index) and European-based communications services companies (European Index), respectively. These indices included the following companies:

    US INDEX:

    - Interpublic

    - Omnicom

    - True North

    - Young & Rubicam

    EUROPEAN INDEX:

    - Cordiant

    - Havas

    - Publicis

    - Saatchi & Saatchi

    The following table presents the changes in value for these indices, as compared to the change in the stock price of WPP ADSs over the year ending May 10, 2000:

                                                              PERCENTAGE CHANGE FOR YEAR
                                                                 ENDING MAY 10, 2000
                                                              --------------------------
WPP.........................................................             12%
European Index..............................................             80%
US Index....................................................              3%

    RELATIVE CONTRIBUTION ANALYSIS

    Morgan Stanley analyzed the pro forma contributions of Y&R and WPP to the combined company assuming consummation of the merger and based on publicly available historical results of operations and estimates from securities research analysts for Y&R and WPP. Morgan Stanley observed, among other things, that based on the actual revenue, EBITDA, EBIT and cash net income for fiscal 1999 for each company, Y&R would have contributed between 33% and 35% to the combined company's pro forma revenue, EBITDA, EBIT and cash net income information for fiscal 1999. Morgan Stanley also observed, among other things, that based on the projected revenue, EBITDA, EBIT and cash net income for each company, Y&R would contribute between 35% and 37% to the combined company's projected revenue, EBITDA, EBIT and cash net income for fiscal 2000. These figures, adjusted to reflect each company's respective capital structures, were compared to the pro forma fully diluted ownership of the combined company by holders of Y&R common stock and common stock equivalents of 34% implied by the merger exchange ratio with WPP on a pro forma basis.

    PRO FORMA ANALYSIS OF THE MERGER

    Morgan Stanley analyzed the pro forma impact of the merger on WPP's estimated cash earnings per ADS for the fiscal years ending 2000 through 2002. The analysis was performed assuming completion of the merger at the beginning of this period, utilizing stand-alone cash earnings estimated for the years ending 2000 through 2002 for Y&R and WPP ADSs based on various financial projections based on estimates from securities research analysts for Y&R and WPP, including the value of any synergies estimated by the management of each company. This analysis indicated that the estimated cash earnings per WPP ADS would be accretive in each year during the period.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses without considering all analyses would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Y&R or WPP.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Y&R or WPP. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. These analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the exchange ratio to be received by the holders of Y&R common shares pursuant to the merger agreement and were conducted in connection with the delivery of the Morgan Stanley opinion to the Y&R board of directors. The analyses do not purport to be appraisals of value or to reflect the prices at which Y&R or WPP might actually be sold or the price at which their securities might actually trade. In addition, as described above, the Morgan Stanley opinion was one of the many factors taken into consideration by the Y&R board of directors in making its determination to approve the merger. The exchange ratio and other terms of the merger agreement were determined through arm's-length negotiations between Y&R and WPP and were approved by the Y&R board of directors; however, Morgan Stanley did not recommend any specific consideration to Y&R or that any specific consideration constituted the only appropriate consideration for the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Y&R board of directors with respect to the value of Y&R or of whether the Y&R board of directors would have been willing to agree to different consideration.

    Y&R retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously involved in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for corporate and other purposes. In the course of its trading, brokerage and financing activities, Morgan Stanley or its affiliates may, at any time, hold long or short positions in, and buy and sell the debt or equity securities or senior loans of Y&R or WPP for its account or the account of its customers. Morgan Stanley and its affiliates have, in the past, provided financial advisory and financing services to Y&R and its affiliates and have received fees for the rendering of these services. Morgan Stanley may also provide investment banking services to the combined entity in the future.

    Under the engagement letter, Morgan Stanley agreed to provide financial advisory services and the fairness opinion in connection with the merger, and Y&R agreed to pay Morgan Stanley the following:

    - an advisory fee if the merger is not completed, based primarily on the amount of time spent on the engagement by Morgan Stanley;

    - a fee equal to 25% of the transaction fee (described below) in connection with Y&R entering into the merger agreement; and

    - a transaction fee upon completion of the merger, against which any of the above fees will be credited, of approximately $17.6 million.

    In addition, Y&R has agreed to reimburse Morgan Stanley for any out-of-pocket expenses incurred by Morgan Stanley in connection with its engagement and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against various liabilities and expenses, including various liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

    OPINION OF BEAR, STEARNS & CO. INC.

    Pursuant to an engagement letter dated as of January 20, 2000, Y&R engaged Bear, Stearns & Co. Inc. as its financial advisor based on Bear Stearns' experience and expertise. Bear Stearns is an internationally recognized investment banking firm that has substantial experience with a variety of transactions in the communications services industry, including business combinations. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, divestitures, negotiated underwritings, primary and secondary distributions of listed and unlisted securities, and private placements.

    At the May 11, 2000 meeting of the Y&R board of directors, Bear Stearns delivered its oral opinion, which was subsequently confirmed in a written opinion dated May 11, 2000, to the effect that, as of that date, and subject to the assumptions, qualifications and limitations set forth in the opinion, the exchange ratio was fair, from a financial point of view, to Y&R's public stockholders.

    We have attached as Appendix C to this document the full text of Bear Stearns' written opinion and urge you to read the opinion in its entirety. This opinion sets forth the assumptions made, some of the matters considered and qualifications and limitations on the review undertaken by Bear Stearns.

    In reading the discussion of the fairness opinion set forth below, Y&R stockholders should be aware that Bear Stearns' opinion:

    - was provided to the Y&R board of directors for its use and benefit in connection with its consideration as to whether the exchange ratio was fair, from a financial point of view, to Y&R's public stockholders;

    - does not address Y&R's underlying business decision to effect the merger;

    - does not constitute a recommendation to the Y&R board of directors in connection with the merger;

    - does not constitute a recommendation to Y&R stockholders as to how to vote in connection with the merger proposal; and

    - does not express any opinion as to the price or range of prices at which the securities of Y&R and WPP would trade subsequent to the announcement of the merger or as to the price or range of prices at which the securities of WPP may trade subsequent to the consummation of the merger.

    Although Bear Stearns evaluated the fairness of the exchange ratio from a financial point of view to Y&R's public stockholders, the exchange ratio itself was determined by WPP and Y&R through arm's length negotiations. Bear Stearns did not provide advice to Y&R during the course of these negotiations.

    In arriving at its opinion, Bear Stearns, among other things:

    - reviewed the draft of the merger agreement dated May 11, 2000;

    - reviewed Y&R's Annual Reports to Stockholders and Annual Reports on Form 10-K for the years ended December 31, 1999 and 1998, and its Current Reports on Form 8-K filed during the two years ended December 31, 1999;

    - reviewed various operating and financial information, including projections for the four years ending December 31, 2004, provided to Bear Stearns by Y&R's management relating to Y&R's business and prospects;

    - reviewed various estimates of revenue enhancements, cost savings and other combination benefits expected to result from the merger, prepared and provided to Bear Stearns by Y&R's management;

    - met with some members of Y&R's senior management to discuss Y&R's business, operations, historical and projected financial results and future prospects;

    - reviewed WPP's Annual Reports on Form 20-F for the years ended December 31, 1997 and 1998, and its Reports on Form 6-K filed during the three years ended December 31, 1999;

    - reviewed various operating and financial information, including projections relating to WPP's business and prospects prepared by WPP, provided to Bear Stearns by Y&R's management;

    - reviewed the historical prices, trading multiples and trading volumes of the Y&R common stock and the WPP ADSs;

    - reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to Y&R and WPP;

    - reviewed the terms of recent mergers and acquisitions of companies which Bear Stearns deemed generally comparable to Y&R and to the merger;

    - reviewed the pro forma financial results, financial condition and capitalization of WPP giving effect to the merger; and

    - conducted other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

    In the course of its review, Bear Stearns has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, provided to it by Y&R. With respect to projected financial results and the potential synergies that could be achieved upon completion of the merger, Bear Stearns has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Y&R and WPP, respectively, as to the expected future performance of Y&R and WPP, respectively. Bear Stearns did not meet with WPP's management. Accordingly, Bear Stearns' review and analysis of information relating to WPP and cost savings and other combination benefits was limited to publicly available information and information prepared by WPP and provided to Bear Stearns by Y&R's management. Bear Stearns relied on Y&R's management to provide any and all information relating to WPP that was relevant to its review and analysis. Bear Stearns did not assume any responsibility for the independent verification of any of the information or of the projections and synergy estimates provided to it.

    In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities of Y&R and WPP, nor has Bear Stearns been furnished with any appraisals. In connection with its engagement, Bear Stearns has not solicited, nor was Bear Stearns asked to solicit, third party acquisition interest in Y&R. Bear Stearns has assumed that the merger will be completed in a timely manner and in accordance with the terms of the merger agreement without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on Y&R and WPP.

    Bear Stearns' opinion is necessarily based on economic, market and other conditions, and the information made available to Bear Stearns, as of the date of its opinion.

    The following is a brief summary of the material valuation and financial and comparative analyses which Bear Stearns considered in connection with the rendering of its opinion.

    In performing its analyses, Bear Stearns made a number of assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Bear Stearns, WPP and Y&R. Any estimates contained in the analyses performed by Bear Stearns are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which these businesses or securities may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

    EXCHANGE RATIO AND HISTORICAL STOCK TRADING ANALYSIS.

    Based on WPP's stock price of $61.94 as of May 10, 2000, the exchange ratio implies a 28.1% premium to Y&R's stock price of $40.38 as of April 7, 2000, the last trading day prior to press reports of a rumored merger of WPP and Y&R, and a premium to Y&R's average stock price during various time periods leading up to April 7, 2000.

                                                  AVG. Y&R     IMPLIED PREMIUM BASED ON WPP
                                                   STOCK     ADS PRICE AS OF 5/10/00 ($61.94)
                                                   PRICE      AND IMPLIED DEAL PRICE $51.72
                                                  --------   --------------------------------
April 7, 2000...................................   $40.38                   28.1%
Five trading days ended April 7, 2000...........   $41.34                   25.1%
Ten trading days ended April 7, 2000............   $45.28                   14.2%
One month ended April 7, 2000...................   $44.45                   16.4%
Three months ended April 7, 2000................   $50.95                    1.5%
Six months ended April 7, 2000..................   $51.80                   (0.2%)
One year ended April 7, 2000....................   $47.10                    9.8%

    The exchange ratio also generally exceeds the ratio of the price of Y&R common stock to the price of WPP ADSs observed over various periods leading up to April 7, 2000.

                                                                      RATIO OF Y&R / WPP
                                                          ------------------------------------------
                                                            HIGH             LOW              MEAN
                                                          --------         --------         --------
April 7, 2000...........................................      NM               NM            0.481
Five trading days ended April 7, 2000...................   0.560            0.474            0.513
Ten trading days ended April 7, 2000....................   0.635            0.474            0.551
One month ended April 7, 2000...........................   0.635            0.415            0.515
Three months ended April 7, 2000........................   0.835            0.415            0.584
Six months ended April 7, 2000..........................   0.962            0.415            0.692
One year ended April 7, 2000............................   1.082            0.415            0.819

    Bear Stearns also noted that between April 7 and May 10, 2000, stock prices in the advertising sector and the market as a whole (as represented by the S&P
500) generally declined. Therefore, Bear Stearns viewed the stock price as of April 7, 2000 as a conservative measure of an unaffected stock price for Y&R.

                                                                  STOCK PRICE CHANGE
                                                           BETWEEN APRIL 7 AND MAY 10, 2000
                                                           --------------------------------
DOMESTIC ADVERTISING COMPANIES
Y&R......................................................                14.6%
IPG......................................................               (10.5%)
Omnicom..................................................               (10.7%)
True North...............................................                 1.1%
    Average (excluding Y&R)..............................                (6.7%)
INTERNATIONAL ADVERTISING COMPANIES
WPP......................................................               (24.0%)
Cordiant.................................................               (10.1%)
Saatchi & Saatchi........................................                (7.8%)
Publicis.................................................                (3.7%)
Havas....................................................                (6.7%)
    Average (excluding WPP)..............................                (7.1%)
S&P 500..................................................                (8.8%)

    GENERALLY COMPARABLE COMPANY ANALYSIS.

    Bear Stearns compared some operating, financial, trading and valuation information for Y&R to some publicly available operating, financial, trading and valuation information for selected companies, which, in Bear Stearns' judgment, were generally comparable to Y&R for purposes of this analysis. Below is a summary of these comparable companies based on the ratio of closing stock prices as of May 10, 2000 to estimated 2001 cash earnings per share, which is earnings per share before amortization expense.

                                                                           LONG-TERM CASH EARNINGS
                                   2000E REVENUE   STOCK PRICE/2001 CASH          PER SHARE
                                    ($ BILLION)     EARNINGS PER SHARE             GROWTH
                                   -------------   ---------------------   -----------------------
Omnicom..........................       $6.0               28.6x                     17%
IPG..............................       $5.1               22.0x                     14%
WPP..............................       $3.5               27.8x                     15%
Y&R (as of 4/7/00)...............       $1.9               18.2x                     19%
True North.......................       $1.6               14.7x                     15%
Cordiant.........................       $0.7               19.7x                     15%
Saatchi & Saatchi................       $0.7               16.5x                     17%

    Bear Stearns noted that in the U.S. and U.K., there generally existed a positive correlation between revenue and the multiple of 2001 cash earnings per share. Bear Stearns further noted that the multiple of cash earnings per share implied by the exchange ratio for the merger (based on WPP's stock price as of May 10, 2000) was 23.9x. This multiple represented a premium to the 2001 cash earnings per share multiples of True North, Cordiant and Saatchi & Saatchi (all of whom were smaller than Y&R in terms of revenue) and was within the range of 2001 cash earnings per share multiple of IPG, WPP and Omnicom (all of whom were much larger than Y&R in terms of revenue). Bear Stearns also noted that none of the generally comparable companies compared is identical to Y&R and that, accordingly, any analysis of generally comparable companies necessarily involves complex consideration and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the relative trading value of Y&R versus the companies to which Y&R was being compared.

    COMPARABLE ACQUISITION ANALYSIS.

    Bear Stearns reviewed and analyzed the publicly available financial terms of 17 selected acquisitions of advertising, marketing services and public relations company's which, in Bear Stearns' judgment, were generally comparable to Y&R, and compared the financial terms of these transactions to the valuation multiples implied by the exchange ratio for the merger. These transactions consisted of negotiated transactions completed or announced between January 1, 1998 and April 7, 2000. These transactions include:

    ACQUIRED COMPANY                                 ACQUIRING COMPANY
    ----------------------------------------         ----------------------------------------
    Advertising                                      Advertising
    ----------------------------------------         ----------------------------------------
    GGT Group PLC                                    Omnicom Group
    Hill Holliday                                    Interpublic Group
    Media Business Group PLC                         Interpublic Group
    Springer & Jacoby                                Omnicom Group
    Diamond Ad Ltd.                                  Cordiant Communications Group
    Fallon McElligott                                Publicis S.A.
    Abbott Mead Vickers PLC                          Omnicom Group

    Marketing Services                               Marketing Services
    ----------------------------------------         ----------------------------------------
    Sifo Research & Consulting A.B.                  WPP
    NFO Worldwide Inc.                               Interpublic Group
    KnowledgeBase Marketing Inc.                     Y&R
    Lopex PLC                                        Havas Advertising S.A.
    Intelliquest Information Group                   WPP
    M/A/R/C Group                                    Omnicom Group
    HealthWorld Corp.                                Cordiant Communications Group
    Frankel & Co.                                    Publicis S.A.
    Snyder Communications                            Havas Advertising Group

    Public Relations                                 Public Relations
    ----------------------------------------         ----------------------------------------
    International Public Relations                   Interpublic Group

    Bear Stearns observed that the ratios of enterprise value, which is equity value plus debt less cash, to revenue and earnings before interest, taxes, depreciation and amortization expense on a trailing 12 month basis implied by the exchange ratio for the merger was within the range of the ratios observed in the comparable transactions listed above.

                                                                           TRAILING 12 MONTH MULTIPLE
                                                      TRAILING 12 MONTH           OF ENTERPRISE
                                                         MULTIPLE OF            VALUE TO EARNINGS
                                                      ENTERPRISE VALUE       BEFORE INTEREST, TAXES,
                                                         TO REVENUES      DEPRECIATION AND AMORTIZATION
                                                      -----------------   -----------------------------
Y&R based on exchange ratio and 5/10/00 WPP ADS
  Price.............................................         2.8x                     17.4x
Comparables - High..................................         6.1x                     23.5x
Comparables - Low...................................         0.2x                      2.9x
Comparables - Mean..................................         2.0x                     12.1x
Comparables - Median................................         1.5x                     11.5x

    The comparable transaction with the highest ratio of enterprise value to earnings before interest, taxes, depreciation and amortization is the acquisition of Snyder Communications, a marketing services firm, by Havas Advertising S.A. (announced February 21, 2000). Bear Stearns examined the value received by Snyder Communications' stockholders relative to various projected metrics (based on Wall Street analyst estimates) and examined similar multiples for Y&R, as shown below:

                                                               Y&R AT MOST RECENT
                                              HAVAS / SNYDER     WPP ADS PRICE
                                              --------------   ------------------
Revenue                              --1999       3.73x               2.8x
                                     --2000       3.41x               2.5x
                                     --2001       3.02x               2.3x
EBITDA                               --1999       23.5x              17.4x
                                     --2000       18.4x              15.1x
                                     --2001       15.9x              13.3x
Cash P/E                             --1999       40.9x              32.9x
                                     --2000       31.4x              28.2x
                                     --2001       26.9x              23.9x
P/E                                  --1999       42.1x              37.7x
                                     --2000       35.6x              31.5x
                                     --2001       29.9x              26.1x

    In comparing the multiples implied by the Havas transaction to the multiples implied by the Y&R transaction, Bear Stearns noted that the multiples for the projected periods showed a smaller discrepancy than the trailing 12 month multiples.

    PRO FORMA CASH EARNINGS PER SHARE ANALYSIS.

    Bear Stearns analyzed the impact of the merger on the earnings per share and cash earnings per share of Y&R and WPP for the projected fiscal years 2000, 2001 and 2002. The accretion (dilution) stated below assumes $0, $25 million and $100 million of annual pre-tax synergies. Bear Stearns noted that the projected dilution in earnings per share and cash earnings per share for Y&R, as illustrated in the table below, is primarily attributable to the discrepancy in respective trading multiples between Y&R and WPP referred to above.

                                                           PROSPECTIVE 1999-2001 CASH
                                                               EARNINGS PER SHARE
                                                          ACCRETION / (DILUTION) RANGE
                                                          -----------------------------
                                                             LOW                HIGH
                                                          ----------         ----------
Y&R - $0.0 Synergies.............................           (11.4%)            (14.4%)
Y&R - $25.0 Synergies............................            (8.3%)            (12.2%)
Y&R - $100.0 Synergies...........................             1.1%              (5.6%)
WPP - $0.0 Synergies.............................             2.5%               5.5%
WPP - $25.0 Synergies............................             6.1%               8.3%
WPP - $100.0 Synergies...........................            16.4%              16.9%

    RELATIVE CONTRIBUTION ANALYSIS.

    Bear Stearns reviewed the relative contribution of each of WPP and Y&R to various income statement categories of the pro forma combined company, including 1999 results, 2000 estimated and 2001 estimated revenues, earnings before interest, taxes, depreciation and amortization and net cash income. Bear Stearns then compared these contribution percentages to the proportion of the pro forma outstanding shares of WPP that Y&R's stockholders would receive based on the exchange ratio. Bear Stearns observed that Y&R's stockholders would receive 34.8% of the pro forma outstanding shares of WPP (and 33.3% of the equity value), at the exchange ratio. Set forth below is Y&R's relative contribution to 1999 pro forma, 2000 estimated and 2001 estimated revenues, earnings before interest, taxes, depreciation and amortization and cash net income:

                                                              1999PF - 2001E
                                                              --------------
Revenues....................................................  34.4% - 36.2%
Earnings before interest, taxes, depreciation and
  amortization..............................................  36.1% - 38.2%
After tax cash flow.........................................  34.3% - 35.8%

    The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analysis and the application of these methods to the particular circumstances involved. Fairness opinions therefore are not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analyses as a whole, would, in the view of Bear Stearns, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering its opinion. Bear Stearns did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Bear Stearns considered the results of its separate analyses and did not attribute particular weight to any one analysis or factor. The analyses performed by Bear Stearns, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. These analyses were prepared solely as part of the Bear Stearns analysis of the fairness, from a financial point of view, of the exchange ratio to the public stockholders of Y&R.

    Pursuant to the terms of its engagement letter with Bear Stearns, Y&R has agreed to pay Bear Stearns a maximum total fee of $6 million, $2 million of which was paid upon the delivery of its opinion and $4 million of which will become payable upon completion of the merger. In the event that the merger is not completed and Y&R receives a termination fee, Y&R has agreed to pay Bear Stearns an additional fee of $2 million for a total fee of $4 million. In addition, Y&R has agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by Bear Stearns in connection with the merger, including reasonable fees and disbursements of its legal counsel. Y&R has also agreed to indemnify Bear Stearns against various liabilities in connection with its engagement, including various liabilities under the federal securities laws.

    Bear Stearns has previously rendered investment banking and financial advisory services to Y&R, for which Bear Stearns received customary compensation. Bear Stearns may provide financial advisory and financing services to the combined company and/or its affiliates and may receive fees for the rendering of these services. In the ordinary course of its business, Bear Stearns may actively trade the securities of Y&R and/or WPP for its own account and for the accounts of its customers and, accordingly, Bear Stearns may at any time hold a long or short position in these securities. Alan D. Schwartz, a director of Y&R who has been designated by Y&R to be a director of WPP after the merger, is an executive vice president and head of investment banking at Bear Stearns.

OPINIONS OF WPP'S FINANCIAL ADVISORS

    OPINION OF GOLDMAN, SACHS & CO.

    Goldman, Sachs & Co. has delivered its written opinion, dated May 11, 2000, to the board of directors of WPP to the effect that, as of such date, the exchange ratio was fair from a financial point of view to WPP.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED MAY 11, 2000, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX D AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/ PROSPECTUS. YOU SHOULD READ THE OPINION IN ITS ENTIRETY.

    In connection with its opinion, Goldman Sachs reviewed, among other things,

    - the merger agreement;

    - annual reports and accounts and annual reports on Form 20-F of WPP for each of the four years ended December 31, 1998;

    - unaudited preliminary consolidated financial statements for WPP and its subsidiaries for the year ended December 31, 1999;

    - annual reports to stockholders and annual reports on Form 10-K of Y&R for each of the two years ended December 31, 1999;

    - a registration statement on Form S-1, including the prospectus contained therein, of Y&R, dated May 11, 1998;

    - a registration statement on Form S-3, including the prospectus contained therein, of Y&R, dated November 17, 1999;

    - interim reports to share owners of WPP;

    - interim reports to stockholders and quarterly reports on Form 10-Q of Y&R;

    - other communications from WPP and Y&R to their respective shareholders;

    - the operating budget of Y&R for the year ending December 31, 2000, prepared by the management of Y&R, and adjustments to the operating budget made by the management of WPP;

    - internal financial analyses and forecasts for WPP prepared by the management of WPP;

    - financial analyses and forecasts for Y&R prepared by the management of WPP; and

    - cost synergies projected by the management of WPP to result from the merger.

    Goldman Sachs also held discussions with members of the senior management of WPP regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of WPP and Y&R. In addition, Goldman Sachs:

    - reviewed the reported price and trading activity for the WPP ordinary shares, WPP ADSs and Y&R common stock;

    - compared financial and stock market information for WPP and Y&R with similar information for other companies the securities of which are publicly traded;

    - reviewed the financial terms of recent business combinations in the advertising and marketing services industries specifically and in other industries generally; and

    - performed other studies and analyses Goldman Sachs considered appropriate.

    Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs has assumed, with the consent of WPP's board of directors, that the financial forecasts for Y&R prepared by the management of WPP have been reasonably prepared on a basis reflecting the best estimates currently available to WPP and judgments of WPP, and that such forecasts will be realized in the amounts and time periods contemplated thereby. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of WPP or Y&R or any of their subsidiaries and was not furnished with any such evaluation or appraisal. The advisory services and opinion of Goldman Sachs were provided for the information and assistance of the board of directors of WPP in connection with its consideration of the merger, and the opinion does not constitute a recommendation as to how any holder of WPP ordinary shares or WPP ADSs should vote with respect to the merger.

    The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to WPP's board of directors on May 11, 2000.

    THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

    (1) EXCHANGE RATIO ANALYSIS. Goldman Sachs calculated the ratio of the market price of Y&R common stock to the market price of WPP ADSs on May 10, 2000 and April 7, 2000 (one trading day prior to news reports of ongoing discussions between Y&R and WPP) and the ratio of the average market price of Y&R common stock to the average market price of WPP ADSs during selected periods ending April 7, 2000 and May 10, 2000. These ratios are shown below:

                               RATIO OF Y&R COMMON STOCK/                 RATIO OF Y&R COMMON STOCK/
                             WPP ADSS (AVERAGE FOR SELECTED             WPP ADSS (AVERAGE FOR SELECTED
PERIOD/DATE              PERIODS ENDING AND AS OF MAY 10, 2000)    PERIODS ENDING AND AS OF APRIL 7, 2000)
-----------              ---------------------------------------   ----------------------------------------
As of May 10, 2000/
  April 7, 2000........                    0.75x                                      0.48x

One Month..............                    0.64x                                      0.53x

Three Months...........                    0.57x                                      0.57x

Six Months.............                    0.65x                                      0.69x

Twelve Months..........                    0.79x                                      0.82x

    Goldman Sachs compared these ratios to the exchange ratio of .835 set forth in the merger agreement.

    (2) CONTRIBUTION ANALYSIS. Goldman Sachs analyzed the percentage contribution of WPP and Y&R to the combined company resulting from the merger based on selected historical and estimated future operating and financial information for WPP, Y&R and the combined company. In performing this analysis, Goldman Sachs used WPP management's estimates for WPP and estimates of Salomon Smith Barney, as provided in a report dated March 7, 2000, for Y&R, with estimated adjustments to U.K. GAAP. The analysis indicated the following percentage contributions by WPP and Y&R:

                                                              WPP            Y&R
                                                          ------------   ------------
Fully Diluted Equity Market Capitalization
  (as of May 10, 2000)..................................        69.4%          30.6%

Fully Diluted Equity Market Capitalization at .835x
  Exchange Ratio (as of May 10, 2000)...................        66.7%          33.3%

Range of Fiscal Year, or FY 1999 (actual), FY 2000
  (estimated) and FY 2001 (estimated) Sales, EBITDA,
  Operating Profit and Cash Earnings....................  63.5%-67.7%    32.3%-36.5%

    (3) SELECTED COMPANIES COMPARISON. Goldman Sachs reviewed and compared selected financial information, ratios and multiples for WPP and Y&R to corresponding financial information, ratios and multiples for three American (Interpublic Group of Companies Inc., Omnicom Group Inc. and True North Communications Inc.) and four European (Cordiant Communications Group plc, Havas Advertising S.A., Publicis S.A. and Saatchi & Saatchi plc) advertising and marketing services companies.

    The selected companies were chosen because they are publicly-traded advertising and marketing services companies with operations that for purposes of analysis may be considered similar to the operations of WPP and Y&R. The multiples and ratios were calculated using the closing price for Y&R common stock, WPP ADSs and each of the selected companies' shares on May 10, 2000 and were based on the most recent publicly available information. Goldman Sachs' analyses of the selected companies compared the following to the results for WPP and Y&R:

    - May 10, 2000 closing share price as a percentage of 52-week high share price;

    - enterprise value as a multiple of estimated calendar year 2000 earnings before interest, taxes, depreciation and amortization, or EBITDA (based on Wall Street research reports);

    - enterprise value as a multiple of estimated calendar year 2000 earnings before interest and taxes, or EBIT (based on Wall Street research reports);

    - the ratio of the closing share price on May 10, 2000 to estimated calendar year 2000 earnings per share (as provided by Institutional Brokers Estimate System, or IBES);

    - the ratio of the closing share price on May 10, 2000 to estimated calendar year 2000 cash earnings per share (based on IBES estimated earnings plus amortization of intangibles);

    - estimated annual 5-year growth rate (as provided by IBES); and

    - ratio of price/calendar year 2001 estimated earnings ratio to IBES estimated annual 5-year growth rate.

    The results of these analyses are summarized as follows:

                                                         AMERICAN ADVERTISING AND    EUROPEAN ADVERTISING AND
                                                            MARKETING SERVICES          MARKETING SERVICES
                                                                 COMPANIES                   COMPANIES
                                                         -------------------------   -------------------------
                                     WPP        Y&R        MEAN          RANGE         MEAN          RANGE
                                   --------   --------   ---------   -------------   ---------   -------------
May 10, 2000 closing share price
  as a percentage of 52-week high
  share price....................   60.0%      63.4%      80.8%       73.1%-88.5%     72.0%       70.1%-76.6%

Enterprise value as a multiple of
  estimated calendar year 2000
  EBITDA (based on Wall Street
  research reports)..............   16.4x      12.7x      12.5x        7.3x-16.3x     19.4x       16.7x-21.5x

Enterprise value as a multiple of
  estimated calendar year 2000
  EBIT (based on Wall Street
  research reports)..............   20.1x      16.5x      16.0x        9.4x-20.4x     24.6x       20.8x-27.7x

Ratio of the closing share price
  on May 10, 2000 to estimated
  calendar year 2000 earnings per
  share (as provided by IBES)....   30.5x      29.8x      28.3x       19.6x-36.9x     35.3x       22.6x-49.5x

Ratio of the closing share price
  on May 10, 2000 to estimated
  calendar year 2000 cash
  earnings per share (based on
  IBES estimated earnings plus
  amortization of intangibles)...   30.5x      25.7x      22.1x       17.0x-27.9x     31.6x       29.1x-34.6x

Estimated annual 5-year growth
  rate (as provided by IBES).....   11.0%      20.0%      15.0%       14.0%-16.0%     18.0%       15.0%-21.6%

Ratio of price/calendar year 2001
  estimated earnings ratio to
  IBES estimated annual 5-year
  growth rate....................    2.5x       1.2x       1.6x         1.2x-2.0x      1.7x         1.2x-2.1x

    (4) ANALYSIS AT VARIOUS PRICES. Goldman Sachs calculated information relating to the merger based on the exchange ratio of .835 WPP ADSs per share of Y&R common stock. The calculations indicated that the fully diluted aggregate equity consideration to be paid in the merger had a market value of $4,805 million, based on the closing price of the WPP ADSs on May 10, 2000, and represented a 33% ownership interest in the combined company. The calculations also indicated that the enterprise value of the combined company as a multiple of the estimated calendar year 2000 EBITDA was 14.4x. In performing these calculations, Goldman Sachs used WPP management's estimates for WPP and estimates of Salomon Smith Barney, as provided in a report dated March 7, 2000, for Y&R, with estimated adjustments to U.K. GAAP.

    (5) SELECTED TRANSACTIONS ANALYSIS. Goldman Sachs analyzed and compared certain information relating to twelve selected transactions in the advertising and marketing services industry since 1998 to similar information for the proposed merger, including:

    - fully diluted aggregate levered consideration, which is the consideration paid by the acquiror plus the book value of the target's debt less cash;

    - fully diluted aggregate levered consideration as a multiple of last 12 months revenue;

    - fully diluted aggregate levered consideration as a multiple of last 12 months EBITDA; and

    - fully diluted aggregate levered consideration as a multiple of last 12 months EBIT.

    The results of these analyses are summarized as follows:

                                                            ADVERTISING AND MARKETING SERVICES
                                                WPP/Y&R*      INDUSTRY TRANSACTIONS (RANGE)
                                                ---------   ----------------------------------
Fully diluted aggregate levered consideration
  (in millions)...............................   $4,774                  $106-$2,177
Fully diluted aggregate levered consideration
  as a multiple of last 12 months revenue.....     2.8x                   0.3x-10.9x
Fully diluted aggregate levered consideration
  as a multiple of last 12 months EBITDA......    17.1x                   4.3x-19.8x
Fully diluted aggregate levered consideration
  as a multiple of last 12 months EBIT........    22.9x                  18.9x-38.5x

    ----------------------------

    *   Levered value based on closing prices on May 10, 2000.

    (6) PRO FORMA MERGER ANALYSIS. Goldman Sachs prepared a pro forma analysis of the financial impact of the merger to WPP. Goldman Sachs compared the estimated 2000 and 2001 earnings per ADS of WPP on a stand alone basis to the estimated 2000 and 2001 estimated earnings per ADS of the combined company on a pro forma basis. In performing this analysis, Goldman Sachs used WPP management's estimates for WPP and estimates of Salomon Smith Barney, as provided in a report dated March 7, 2000, for Y&R, with estimated adjustments to U.K. GAAP. Goldman Sachs performed this analysis both (A) including estimated potential synergies in an amount of $25 million dollars to be realized in 2001 and (B) excluding potential synergies to be realized following the merger. Based on these analyses, the merger would be accretive to WPP's earnings per ADS in each of 2000 and 2001, both including and excluding estimated potential synergies.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all these analyses. No company or transaction used in the above analyses as a comparison is directly comparable to WPP or Y&R or the contemplated merger.

    The analyses were prepared solely for purposes of providing an opinion to the WPP board of directors as to the fairness from a financial point to WPP of the exchange ratio. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of WPP, Y&R, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

    As described above, the financial analysis presented by Goldman Sachs to the WPP board of directors was one of many factors taken into consideration by the WPP board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with WPP having provided investment banking services to WPP from time to time, including having acted as its financial advisor in connection with the combination of Oglivy & Mather's business in Australia and New Zealand with John Singleton Advertising in October 1998, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs has also provided investment banking services to Y&R from time to time, including having acted as an underwriter of the initial public offering of Y&R common stock in May 1998 and public offerings of Y&R common stock in November 1998, May 1999 and November 1999. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of WPP or Y&R for its own account and for the accounts of customers.

    Pursuant to a letter agreement dated December 1, 1999, WPP engaged Goldman Sachs to act as its financial advisor in connection with a possible merger, acquisition or other business combination with all or a portion of the stock and assets of Y&R. Pursuant to the terms of this letter agreement, WPP has agreed to pay Goldman Sachs a transaction fee of $15,000,000 upon consummation of the transaction.

    WPP also has agreed to reimburse Goldman Sachs for their reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

    OPINION OF MERRILL LYNCH INTERNATIONAL

    At the May 11, 2000 meeting of the board of directors of WPP, Goldman Sachs and Merrill Lynch presented an analysis of the financial terms of the merger, including a discussion of valuation methodologies and analyses used in evaluating the proposed transaction. Merrill Lynch subsequently delivered to the board of directors of WPP its written opinion, dated as of May 11, 2000, that, as of that date and based upon and subject to the factors and assumptions set forth therein, the exchange ratio was fair from a financial point of view to WPP.

    THE FULL TEXT OF MERRILL LYNCH'S WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS APPENDIX E TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN THIS PROXY STATEMENT/ PROSPECTUS BY REFERENCE. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS PROXY STATEMENT/ PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERRILL LYNCH OPINION. The Merrill Lynch opinion has been provided to the board of directors of WPP for the board's use and benefit and is directed only to the fairness from a financial point of view of the exchange ratio, does not address the merits of the underlying decision of WPP to engage in the transaction and does not constitute a recommendation to any WPP share owner as to how that share owner should vote on the proposed merger, or any other matters relating to the transaction. Merrill Lynch did not express any opinion as to the prices at which WPP ordinary shares or WPP ADSs would trade following the announcement or completion of the transaction.

    The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

    In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, WPP and Y&R. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by those analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

    In arriving at its opinion, Merrill Lynch, among other things:

    - reviewed certain publicly available business and financial information relating to Y&R and WPP that Merrill Lynch deemed relevant;

    - reviewed certain information, including certain financial forecasts for Y&R, and certain internal financial forecasts for WPP, in each case prepared by the management of WPP, relating to the business, earnings, cash flow, assets, liabilities and prospects of Y&R and WPP, as well as the amount and timing of the cost savings and synergies expected to result from the merger, furnished to Merrill Lynch by Y&R and WPP, respectively;

    - conducted discussions with members of senior management and representatives of Y&R and WPP concerning the matters described above, as well as their respective businesses and prospects before and after giving effect to the merger and the cost savings and synergies expected to result from the merger;

    - reviewed the market prices and valuation multiples for shares of Y&R common stock, WPP ordinary shares and WPP ADSs and compared them with those of certain publicly traded companies that Merrill Lynch deemed relevant;

    - reviewed the results of operations of Y&R and WPP and compared them with those of certain publicly traded companies that Merrill Lynch deemed relevant;

    - compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed relevant;

    - participated in certain discussions and negotiations among representatives of Y&R and WPP and their financial and legal advisors;

    - reviewed the potential pro forma impact of the merger on WPP;

    - reviewed the merger agreement; and

    - reviewed other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

    In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying this information or undertake an independent evaluation or appraisal of any of the assets or liabilities of Y&R or WPP and was not furnished with any evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Y&R or WPP. With respect to the financial forecast information for Y&R, and the internal financial forecast information for WPP, prepared by the management of WPP and the cost savings and synergies expected to result from the transaction discussed with Merrill Lynch by Y&R or WPP, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of Y&R's or WPP's management as to the expected future financial performance of Y&R or WPP, as the case may be, and the cost savings and related expenses and synergies expected to result from the transaction. Merrill Lynch further assumed that the merger would qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that the merger will be completed on the terms and conditions set forth in the merger agreement.

    Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the transaction.

    Set forth below is a summary of the material analyses performed by Merrill Lynch in connection with the Merrill Lynch opinion.

    VALUATION ANALYSIS OF Y&R AND WPP

    COMPARABLE COMPANY ANALYSIS. A comparable public company analysis reviews a business's operating performance and outlook relative to a group of publicly traded peer companies to determine an implied unaffected market trading value. Merrill Lynch considered the operating statistics, projected growth rates and trading multiples of various comparable advertising and marketing services companies in both the United States (The Interpublic Group of Companies, Omnicom Group Inc. and True North Communications Inc.) and in Europe (Publicis S.A., Havas Advertising S.A. and Cordiant Communications Group PLC). For purposes of comparing projected financial statistics and growth rates of these companies, Merrill Lynch relied on various securities research analysts.

    As of May 9, 2000, Merrill Lynch analyzed four operating and financial statistics for each of the comparable public companies. Those operating statistics included latest twelve months EBITDA margins, five year projected EPS growth rates, multiples of 2000 EBITDA and multiples of 2000 EPS.

    Merrill Lynch calculated for each of the comparable public companies their operating margins of earnings before interest, taxes, depreciation and amortization (commonly referred to as EBITDA) for the previous twelve months in which public financial data was available to their respective revenue for the same period. EBITDA margins ranged from a low of 12.8% to a high of 19.4%, which compared with Y&R's EBITDA margin of 16.3% and WPP's EBITDA margin of 14.1%.

    Merrill Lynch reviewed the five year projected earnings per share (commonly referred to as EPS) growth rates as provided by various securities research analysts for each of the comparable public companies. EPS growth rates ranged from a low of 10% to a high of 20%, which compared with Y&R's projected EPS growth rate of 20% and WPPs projected EPS growth rate of 15%.

    For each comparable public company, Merrill Lynch calculated the multiple of enterprise value to projected 2000 EBITDA. The enterprise value of each of the selected comparable public companies was calculated as equity value plus total debt plus the face value of preferred stock, if any, plus the value of minority interests, if any, minus cash and marketable securities and adjusted for off-balance sheet assets. Projected 2000 EBITDA for each comparable public company was obtained from various securities research analysts. 2000 EBITDA multiples ranged from a low of 8.7x to a high of 19.7x, which compared with Y&R's 2000 EBITDA multiple of 11.4x and WPP's 2000 EBITDA multiple of 16.6x.

    Merrill Lynch also calculated the multiple of stock price to projected 2000 EPS. Projected 2000 EPS for each comparable public company was obtained from various securities research analysts. 2000 EPS multiples ranged from a low of 18.9x to a high of 42.7x, which compared to Y&R's 2000 EPS multiple of 26.5x and WPP's 2000 EPS multiple of 29.2x.

    Merrill Lynch then applied the various multiples to the projected EBITDA and EPS of both Y&R and WPP taking into consideration both EBITDA margins and projected EPS growth rates, among other things. Based upon the application of the multiple analysis for the comparable public companies, Merrill Lynch calculated a summary reference range of implied per share value of Y&R common stock of $41.50 to $50.00. Similarly, Merrill Lynch determined an implied per share value of the WPP ADSs of $66.50 to $78.75.

    No company in the group of comparable companies is identical to Y&R or WPP. Accordingly, an analysis of the results of such a comparison is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial, trading and operating characteristics of the comparable companies and other factors that could affect the value of these companies, Y&R and WPP.

    COMPARABLE ACQUISITION TRANSACTION ANALYSIS. A comparable acquisition transaction analysis provides an implied valuation range based upon financial information of companies which have been acquired in selected recent transactions and which are in the same or similar industries as the business being valued. As such, this analysis is only performed on the target company, in this case Y&R. Merrill Lynch reviewed the publicly available financial terms and financial statistics of nine selected acquisition transactions in the advertising and marketing services industry over an observation period beginning August 1996 and extending through March 2000. For purposes of its valuation analysis, Merrill Lynch determined that the following acquisition transactions were most comparable to the proposed transaction between WPP and Y&R:

    - Frankel & Company / Publicis S.A.

    - Snyder Communications Inc. / Havas S.A.

    - Abbot Mead Vickers plc / Omnicom Group Inc.

    - International Public Relations plc / Interpublic Group of Cos Inc.

    - Arnold Communications / Snyder Communications Inc.

    - Hill, Holliday, Connors, Cosmopulos Inc. / Interpublic Group of Cos Inc.

    - GGT Group plc / Omnicom Group Inc.

    - Bozell Jacobs Kenyon & Eckhardt Inc. / True North Communications Inc.

    - Y&R / Hellman & Friedman

    For the selected acquisition transactions listed above, Merrill Lynch analyzed the transaction value as a multiple of both revenue and EBITDA of the target company for the year in which the transaction occurred (based on publicly available information and selected securities research analysts' reports) and determined that the relevant revenue multiples ranged from a low of 0.8x to a high of 3.9x and that the relevant EBITDA multiples ranged from a low of 7.7x to a high of 20.2x. The transaction value of each of the selected acquisition transactions was calculated as offer value plus total debt plus the face value of preferred stock, if any, plus the value of minority interests, if any, minus cash and marketable securities and adjusted for off-balance sheet assets. Based on the application of the multiple analysis for the comparable acquisition transactions, Merrill Lynch calculated a summary reference range of implied per share value of Y&R common stock of $49.50 to $65.00.

    No company utilized in the comparable acquisition transaction analysis is identical to Y&R. Accordingly, an analysis of the results of this comparison is not purely mathematical, rather it involves complex considerations and judgments primarily concerning differences in historical and projected financial, operating and trading characteristics of the companies involved in the other acquisition transactions and the circumstances surrounding those transactions.

    DISCOUNTED CASH FLOW ANALYSIS. A discounted cash flow analysis provides insight into the intrinsic value of a business based on the projected earnings and capital requirements and the net present value of the subsequent cash flows anticipated to be generated by the assets of the business. Merrill Lynch performed a discounted cash flow analysis by estimating the present value of the future streams of the stand-alone, unlevered, after-tax free cash flows that would be produced by both Y&R and WPP for fiscal years 2000 through 2004, based upon forecasts for those years prepared by the managements of Y&R and WPP. Ranges of estimated terminal values were calculated for fiscal year 2004 based on estimated trailing 2004 EBITDA exit multiples ranging from 11.0x to 15.0x for Y&R and 13.0x to 17.0x for WPP. Merrill Lynch discounted the free cash flow streams and the estimated terminal values to a present value based upon an estimated discount rate ranging from 12.0% to 14.0% for both Y&R and WPP. Based upon the discounted cash flow analysis, Merrill Lynch calculated a summary reference range of implied per share value of Y&R common stock of $44.50 to $60.75 and a summary reference range of implied per share value of the WPP ADSs of $53.50 to $71.00, before taking into account estimated synergies anticipated by the management of WPP to result from the transaction. Merrill Lynch further determined that the summary reference range of implied per share value of Y&R common stock would increase to $47.00 to $64.00 after taking into account those synergies.

    HISTORICAL STOCK PRICE ANALYSIS. Merrill Lynch observed that the 52-week trading range of Y&R's common stock for the period preceding May 11, 2000 was from $36.13 to $73.00. The 52-week trading range for the WPPs ADSs for the same period was from $39.75 to $102.56.

    SECURITIES RESEARCH ANALYSTS' PRICE TARGETS. Merrill Lynch also reviewed publicly available equity research reports from selected investment banks and observed that the range of price targets for the per share value of Y&R's common stock published in those reports ranged from $56.00 to $68.00. Similarly, Merrill Lynch observed that the range of price targets for the per share value of the WPP ADSs published in their respective reports ranged from $65.00 to $89.25.

    PRO FORMA COMBINATION ANALYSIS

    Merrill Lynch analyzed the potential pro forma impact of the transaction on WPP's reported earnings per share, after taking into account estimated synergies anticipated by the management of WPP to result from the transaction. Based on financial information and synergy assumptions provided by the managements of Y&R and WPP, Merrill Lynch analyzed the potential pro forma effect on WPP's projected reported earnings per share for the years 2000 through 2002, by comparing those projections to the combined projected earnings per share for Y&R and WPP and as a combined entity. The pro forma combination analysis indicated that the transaction would result in accretion to WPP's reported earnings per share in 2000, 2001 and 2002, both with and without the benefit of synergies.

    RELATIVE VALUATION ANALYSIS

    CONTRIBUTION ANALYSIS. Based on financial information provided by the managements of Y&R and WPP, Merrill Lynch analyzed the historical and projected financial contribution of each of Y&R and WPP and to the combined company before synergies and transaction adjustments. Merrill Lynch reviewed the combined company's pro forma EBITDA, net income and after-tax cash flow (defined as net income plus depreciation and amortization, plus minority interest and less tax-effected equity income). For the period 1999 through 2002, WPP's contribution of EBITDA, net income and after-tax cash flow ranged from approximately 62-63%, 65-67%, and 62-63%, respectively. These contribution ranges compared favorably with WPP share owners' ownership of the pro forma entity of approximately 67%.

    HISTORICAL IMPLIED EXCHANGE RATIO ANALYSIS. Merrill Lynch calculated the implied exchange ratio based on the trading prices of Y&R common stock divided by the trading prices of WPP ADS over the two years from May 12, 1998 to May 9, 2000. For the time periods below, Merrill Lynch calculated the maximum, mean and median exchange ratios implied by the historical stock prices of WPP and Y&R during those time periods. These implied exchange ratios were compared to the proposed exchange ratio of .835:

                       TIME PERIOD                         MAXIMUM      MEAN     MINIMUM
---------------------------------------------------------  --------   --------   --------
Last Two Years...........................................   1.3194     0.8925     0.4149
Last One Year............................................   1.0824     0.7903     0.4149
Last Six Months..........................................   0.9055     0.6505     0.4149
Last Three Months........................................   0.7449     0.5641     0.4149
Last One Month...........................................   0.7449     0.6316     0.4955
May 9, 2000..............................................   0.7303     0.7303     0.7303

    IMPLIED EXCHANGE RATIO BASED ON VARIOUS VALUATION METHODOLOGIES. Merrill Lynch calculated the implied exchange ratio based on the implied summary reference ranges of each of the valuation methodologies previously mentioned: historical stock price analysis, securities research analysts' price targets, comparable company analysis and discounted cash flow analysis. The comparable acquisition transaction analysis summary reference range was not included in this analysis as a summary reference range was only calculated for Y&R. For each of these summary reference ranges, Merrill Lynch divided Y&R's low value per share by WPP's high value per share to establish the minimum implied exchange ratio and divided Y&R's high value per share by WPP's low value per share to establish the maximum implied exchange ratio. For purposes of the implied exchange ratio based on the discounted cash flow analysis, Merrill Lynch used the Y&R summary reference range assuming no synergies, with synergies and with 50% of the synergies. These implied exchange ratios were compared to the proposed exchange ratio of .835:

                                                            LOW IMPLIED      HIGH IMPLIED
VALUATION METHODOLOGY                                      EXCHANGE RATIO   EXCHANGE RATIO
---------------------------------------------------------  --------------   --------------
Historical Stock Price Analysis..........................       0.352            1.837
Securities Research Analysts' Price Targets..............       0.628            1.046
Comparable Company Analysis..............................       0.527            0.752
Discounted Cash Flow Analysis--No Synergies..............       0.627            1.136
Discounted Cash Flow Analysis--50% of Synergies..........       0.644            1.166
Discounted Cash Flow Analysis--100% of Synergies.........       0.662            1.196

    Merrill Lynch's analysis was one of the many factors taken into consideration by the board of directors of WPP in making its determination to recommend the merger agreement and the transactions contemplated by the merger agreement. Consequently, the analyses described above should not be viewed as determinative of the opinion of the board of directors or management of WPP with respect to the value of Y&R or whether the board would have been willing to recommend a merger at a different level of consideration.

    WPP retained Merrill Lynch to act as financial advisor in connection with the transaction. Merrill Lynch was selected by WPP based on Merrill Lynch's qualifications, expertise and reputation, as well as Merrill Lynch's familiarity with Y&R. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    Pursuant to an engagement letter dated March 16, 2000, WPP engaged Merrill Lynch to provide financial advisory services to it in connection with the transaction, including, among other things, rendering the Merrill Lynch opinion. Pursuant to the terms of the engagement letter, WPP agreed to pay Merrill Lynch a transaction fee upon completion of the merger of $15,000,000, or an advisory fee totalling 25% of any termination fee paid to WPP by Y&R in the event the transaction is terminated (this fee not to exceed $7,500,000). In addition, WPP has agreed to reimburse Merrill Lynch for its out-of-pocket expenses, including attorneys' fees, incurred in connection with its engagement, and to indemnify Merrill Lynch and certain related persons against various liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement.

    Merrill Lynch has, in the past, provided financial advisory and financing services to WPP, Y&R and their affiliates and may continue to do so and has received, and may receive, fees for the rendering of those services. In addition, in the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade WPP ordinary shares or WPP ADSs and other securities of WPP, as well as shares of Y&R common stock, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in those securities.

PLANS FOR Y&R AFTER THE MERGER

    SUBSIDIARY OF WPP. Following the merger, Y&R will be an indirect wholly owned subsidiary of WPP.

    EMPLOYMENT AGREEMENTS. In connection with the execution of the merger agreement, Y&R has entered into employment agreements with 22 of its senior executives and key employees, including Michael J. Dolan, a vice chairman and the president and chief operating officer of Y&R, and Edward H. Vick, worldwide chairman and chief executive officer of Y&R Advertising. Mr. Dolan will serve as president and chief executive officer of Y&R and Mr. Vick will continue to serve in his current positions with Y&R Advertising following the merger. The employment agreements of Messrs. Dolan and Vick are described in "--Interests of Directors and Officers of Y&R in the Merger."

    The employment agreements (other than with respect to Messrs. Dolan and Vick) generally provide for an initial two-year term beginning on completion of the merger with possible six-month extensions. These agreements also provide that if the executive or employee is terminated by Y&R without "cause" or leaves Y&R for "good reason" within two years following the merger, each as defined in the respective employment agreement, the executive or employee will be entitled to receive a severance payment equal to two years of base salary and annual bonus and to continued benefits for two years. Under the employment agreements, termination of employment for "good reason" generally includes adverse changes in an executive's or employee's responsibilities or salary, changes in principal work locations of more than 50 miles and failure to maintain comparable benefits policies and incentive compensation opportunities. In addition, the employment agreements restrict the executive or employee for one year after termination of their employment from working on the account of any client for whom the executive or employee had a direct relationship or significant supervisory responsibility or, if applicable, from performing the same corporate functions for a competitor of Y&R, or soliciting other employees to do so, while employed by Y&R.

    TRANSITION COMMITTEE. WPP and Y&R have agreed that, until the first anniversary of the completion of the merger, a four person committee will oversee the transition of Y&R into the WPP group of companies. The committee will initially be comprised of Thomas D. Bell, Jr., Y&R's chairman and chief executive officer, who will be chairman of the committee, Michael J. Dolan, a vice chairman of Y&R and Y&R's president and chief operating officer, Sir Martin Sorrell, WPP's chief executive and Paul W. G. Richardson, WPP's finance director. If any former Y&R executive or WPP executive ceases to be a member of the committee, the other remaining Y&R executive or WPP executive will have the right to select a replacement.

    Although the transition committee will not control the operation of the businesses of Y&R or WPP, WPP has agreed that, during the first year after completion of the merger, it will not combine any of Y&R's existing material businesses with any other business of WPP or transfer any of those businesses to WPP or any of its subsidiaries, or offer employment to any Y&R employees with a member of the WPP group, without the approval of at least a majority of the members of the committee. If WPP fails to comply with this commitment, and does not cure that failure within 30 business days after a Y&R transition committee member notifies WPP of that failure, the executives of Y&R who executed sale restriction agreements agreeing not to sell a portion of their shares for one year from May 11, 2000 will become free to sell those shares. See "The Sale Restriction Agreements" for a description of those agreements.

    HEADQUARTERS OF Y&R ADVERTISING AGENCIES. The merger agreement provides that the headquarters of Y&R's advertising agencies currently located in the U.S. will continue to be located in the U.S. after completion of the merger.

INTERESTS OF DIRECTORS AND OFFICERS OF Y&R IN THE MERGER

    Some of the directors and officers of Y&R have interests in the merger that are different from, or in addition to, the interests of Y&R stockholders generally. These interests, to the extent material, are described below. The Y&R board was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

    CHANGE IN CONTROL SEVERANCE PLAN. Y&R adopted a change in control severance plan in December of 1999 to ensure the continued and dedicated service of certain of the company's key employees in the event of an actual change in control. The completion of merger would constitute a change in control under the change in control severance plan. Approximately 50 key employees are eligible to participate in the plan, including the following four executive officers, three of whom serve on the Y&R board:

    - Thomas D. Bell, Jr., chairman, chief executive officer and director;

    - Michael J. Dolan, a vice chairman and the president, chief operating officer and director;

    - Edward H. Vick, worldwide chairman and chief executive officer of Y&R Advertising and director; and

    - Stephanie W. Abramson, executive vice president, secretary and general counsel.

    In the case of Messrs. Dolan and Vick and the twenty other senior executives and key employees who entered into the employment agreements described above under "--Plans for Y&R After the Merger--Employment Agreements," the change in control severance plan has been superceded by the new employment agreements.

    Pursuant to the change in control severance plan, upon the termination of the employment of a participant by Y&R other than for "cause," death or disability, or by the participant for "good reason" (each as defined in the change in control severance plan as supplemented by a participant's participation schedule), during the two-year period following a change in control, the executive will be entitled to receive the following payments and benefits:

    - accrued and unpaid compensation, including a pro-rata annual bonus for the portion of the year ending on the participant's date of termination, based on the greater of the participant's average annual bonus earned during the three-year period prior to the change in control and the participant's annual target bonus as in effect prior to the change in control;

    - a lump sum severance benefit equal to the product of

       (a) the severance factor, which in the case of Messrs. Bell, Dolan and Vick is three, and with respect to other participants is two or one, and

       (b) the sum of the participant's annual base salary and the greater of the participant's average annual bonus earned during the three-year period prior to the change in control and the participant's annual target bonus as in effect prior to the change in control;

    - an amount equal to the additional benefit accruals under Y&R's defined benefit pension plan and employer contributions under Y&R's defined contribution plan, as if the participant had continued to be employed by the company for the number of years equal to the participant's severance factor; and

    - continued coverage under Y&R's welfare benefit plans for the number of years equal to the severance factor.

The change in control severance plan also provides that, with respect to any awards of performance shares granted to a participant under the Y&R 1997 Incentive Compensation Plan, the performance goals and other conditions will be deemed to be met upon a change in control and the participant will be entitled to receive a lump sum cash payment equal to the value of those performance shares, whether or not the participant's employment is terminated.

    In addition to the good reason events relating to changes in the terms and conditions of a participant's employment that are specified in the change in control severance plan, the participation schedules of Messrs. Bell, Dolan and Vick provide that a voluntary termination of employment for any reason during the two year period following a change in control will constitute a good reason termination, and the participation schedules for certain other participants provide that a voluntary termination of employment during the 90 day period following the first anniversary of a change in control will constitute a good reason termination.

    With respect to Messrs. Bell, Dolan and Vick, the change in control severance plan provides that, if any payments under the change in control severance plan or otherwise would be subject to the excise tax under
Section 4999 of the U.S. tax code, the company will provide an additional payment so that the executive officer will retain an amount equal to the payments he would have retained if the excise tax had not applied. The change in control severance plan also provides that following a qualified termination, a participant will continue to be indemnified from losses arising out of the participant's performance as an officer, director or employee of the company. In addition, the change in control severance plan contains non-competition and non-solicitation provisions that apply during specified periods following a participant's termination of employment. The benefits payable under the change in control severance plan are in lieu of any severance benefits payable to the participants under other agreements or severance plans of the company.

    NEW EMPLOYMENT AGREEMENTS. In connection with entering into the merger agreement, Y&R entered into new employment agreements with each of Messrs. Dolan and Vick and with twenty other senior executives and key employees of Y&R that become effective upon the completion of the merger. The new employment agreements replace and supercede a participant's right to receive the severance benefits provided under the change in control severance plan described above. See "--Change in Control Severance Plan."

    The new employment agreements with each of Messrs. Dolan and Vick are for an initial term of four years which begins upon completion of the merger. During the term, Mr. Dolan will serve as president and chief executive officer of Y&R, and Mr. Vick will serve as worldwide chairman and chief executive officer of Y&R Advertising. During the term, Mr. Dolan will be entitled to receive a minimum annual base salary of $800,000, subject to annual discretionary increases by WPP, and an annual cash bonus with a target amount of $600,000, with the ability to earn additional bonus amounts for performance exceeding target, provided that Mr. Dolan's annual bonus for the year 2000 will not be less than $800,000.
Mr. Dolan will also receive a stay bonus of $800,000 on the first anniversary of the completion of the merger if Mr. Dolan is then an employee of Y&R. During the term, Mr. Vick will be entitled to receive an annual base salary of $800,000 and an annual cash bonus with a target bonus amount of $700,000, with the ability to earn additional bonus amounts for performance exceeding target. On January 1, 2001, Mr. Dolan will be awarded 5,000 units for the 2001-2003 performance period, and, effective retroactive to January 1, 2000, Mr. Vick will be awarded 5,000 units for the 2000-2002 performance period, in each case under a long-term incentive plan to be established by Y&R. The units will be payable 50% in cash on the March 15 following the end of the performance period and 50% in WPP restricted stock that will vest in two equal installments on each of the first and second anniversaries of the cash payment date. Messrs. Dolan and Vick will be entitled to continue to participate in the Y&R long-term incentive plan, or a comparable successor plan, for subsequent performance periods with the award level determined by WPP's chief executive. In addition, in September of 2000, Mr. Vick will be granted stock options to acquire WPP ADSs, and in September of 2001, Mr. Dolan will be granted stock options to acquire WPP ADSs, in each case with a fair market value equal to the executive's annual base salary at the time options are granted, subject to the terms of the WPP Group Executive Stock Option Plan. The employment agreements also provide that each of Messrs. Dolan and Vick will be invited to participate in the WPP Leadership Equity Acquisition Plan and that, during the term, they will each be entitled to participate in the incentive and employee stock option programs of WPP and in the employee benefit programs of Y&R.

    In the event that, prior to the fourth anniversary of the completion of the merger, the employment of Messrs. Dolan or Vick is terminated by Y&R other than for "cause," death or disability, or by the executive for "good reason," the terminated executive will be entitled to receive the following payments and benefits:

    - accrued and unpaid compensation, including a pro-rata annual bonus for the portion of the year ending on the executive's date of termination based on the greater of the executive's average annual bonus earned during the three-year period prior to the merger and the executive's annual target bonus as in effect prior to the merger or, if higher, as in effect prior to the termination date;

    - a lump sum severance benefit equal to, if the executive's termination occurs before the second anniversary of the completion of the merger, three times, and if the executive's termination occurs within the third or fourth year of the executive's term, depending upon the time of termination, between one and two times, the sum of

       (1) his highest annual rate of salary or wages, including any amounts deferred at his election, in effect at any time during the year preceding the executive's termination; and

       (2) the greater of his average annual bonus earned during the three-year period before the merger and his annual target bonus preceding the merger;

    - an amount equal to the additional benefit accruals under Y&R's defined benefit pension plan and employer contributions under Y&R's defined contribution plan, as if the executive had continued to be employed by the company for three years, if the executive's termination occurs before the second anniversary of the completion of the merger, and between one and two years, depending upon the time of termination, if the executive's termination occurs within the third or fourth year of the executive's term; and

    - continued coverage under Y&R's welfare benefit plans for three years, if the executive's termination occurs before the second anniversary of the completion of the merger. If the executive's termination occurs within the third or fourth year of the executive's term, coverage under Y&R's welfare benefit plans would continue for between one and two years, depending on the time of termination.

    In addition, the employment agreements preserve the executive's right under the change in control severance plan to receive a cash payment for the awards of performance shares granted under the 1997 Incentive Compensation Plan and to be indemnified, each as described above.

    "Good reason" is generally defined in the employment agreements with Messrs. Dolan and Vick in the same manner as in the employment agreements described above under "--Plans for Y&R After the Merger--Employment Agreements," except that in the agreements with Messrs. Dolan and Vick "good reason" also includes the voluntary termination of their employment within the 90 day period after the first anniversary of the completion of the merger.

    The new employment agreements for Messrs. Dolan and Vick provide that, if any payments under the agreements or otherwise would be subject to the excise tax under Section 4999 of the U.S. tax code, the company will provide an additional payment so that the executive will retain a net amount equal to the payments he would have retained if the excise tax had not applied. In addition, their employment agreements contain non-competition, non-solicitation and confidentiality provisions similar to those described above under "--Plans for Y&R After the Merger--Employment Agreements."

    EFFECT OF THE MERGER ON THE Y&R EQUITY PLANS. At the effective time of the merger, all options to acquire shares of Y&R common stock by their terms will become options to acquire either WPP ADSs or ordinary shares, depending generally on whether the holder's primary place of employment is in the U.K. or U.S., respectively. Pursuant to the equity-based plans, upon a change in control of Y&R, except for most options granted during 2000, the unvested stock options granted under the equity-based plans will generally vest and the restrictions on restricted stock will generally lapse. The transactions contemplated by the merger agreement will constitute a change in control under the stock plans. Assuming that the merger closes on September 1, 2000, the aggregate number of shares of Y&R common stock underlying stock options held by Messrs. Bell, Dolan and Vick and Ms. Abramson that will become vested in connection with the merger is approximately 1,300,000. The aggregate number of stock options held by all non-employee directors of Y&R that will become vested in connection with the merger is 14,000.

    THE SALE RESTRICTION AGREEMENTS. Contemporaneously with the execution of the merger agreement, WPP entered into sale restriction agreements with 16 senior executives of Y&R, including Messrs. Bell, Dolan and Vick, that prohibit these executives from selling a portion of their Y&R common stock, including the common stock underlying stock options, for the one-year period commencing on May 11, 2000. We describe these restrictions under "The Sale Restriction Agreements" beginning on page 93.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. WPP has agreed that the indemnification provisions of the certificate of incorporation and bylaws of Y&R as in effect at the effective time of the merger will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals who at the effective time of the merger, were directors, officers, employees or agents of Y&R.

    WPP has agreed to cause the surviving corporation in the merger, to the fullest extent permitted under applicable law, to indemnify and hold harmless, each present and former director, officer, employee, and agent of Y&R or any of its subsidiaries against any costs or expenses, including attorneys' fees, damages and liabilities in connection with any actual or threatened claim or investigation in connection with any action or omission occurring or alleged to occur prior to the effective time of the merger, including, without limitation, acts or omissions in connection with any persons serving as an officer, director or other fiduciary in any entity if this service was at the request or for the benefit of Y&R.

    The merger agreement requires that, for a period of six years after the effective time of the merger, WPP will maintain in effect the current policies of directors' and officers' liability insurance maintained by Y&R or policies with no less favorable coverage.

ACCOUNTING TREATMENT

    WPP will account for the merger as an acquisition under U.K. GAAP in accordance with Financial Reporting Standard 6, "Acquisitions and Mergers," and will account for the merger as a purchase for U.S. GAAP purposes in accordance with APB Opinion No. 16, "Business Combinations." See the "Unaudited Pro Forma Condensed Consolidated Financial Information" beginning on page 100.

REGULATORY APPROVALS

    U.S. ANTITRUST. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, we were required to give notification and furnish information relating to the operations of WPP and Y&R to the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice. On June 20, 2000, WPP and Y&R each filed a premerger notification and report form under the HSR Act with the FTC and the Department of Justice. On July 20, 2000, the HSR waiting period expired and we have not received any request for additional information.

    Although the HSR waiting period has expired, at any time before or after the consummation of the merger, the Department of Justice or the FTC could take any action under the antitrust laws that it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Y&R or WPP.

    EUROPEAN UNION. WPP and Y&R each conducts business in member states of the European Union. Council Regulation (EEC) 4064/89, as amended, requires notification to and approval by the European Commission of mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specified thresholds. WPP and Y&R filed a merger notification with the European Commission on July 24, 2000 and the European Commission issued its decision to clear the merger on August 24, 2000.

    OTHER JURISDICTIONS. WPP and Y&R conduct operations in other jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. These jurisdictions include Argentina, Australia, Brazil, Hungary, Poland and South Africa. We describe below the status of our regulatory filings in each of these jurisdictions:

    - ARGENTINA. We made the relevant filing, including the related documentation, with the Argentine regulatory authorities on July 18, 2000. Under Argentine law, the regulatory authorities have up to 45 working days after approval of the documentation included in the filing to issue a resolution with respect to the merger, although a resolution may be issued sooner. The documentation included in the filing was approved on August 17, 2000.

    - AUSTRALIA. We made the relevant filing with the Australian Foreign Investment Review Board (FIRB) on July 21, 2000 and approval of the merger was granted by the Australian FIRB on August 16, 2000.

    - BRAZIL. We made the relevant filing with the Brazilian authorities on June 2, 2000. Under Brazilian law, there is no minimum investigation period and the merger may be completed before approval is received.

    - HUNGARY. We made the relevant filing with the Hungarian authorities on August 4, 2000. Under Hungarian law, the regulatory authorities have a maximum of 90 days to conduct an initial investigation. This period may be extended for an additional 60 days. The Hungarian authorities have, however, indicated that they may issue a decision regarding the merger prior to the completion of the initial 90-day investigation period.

    - POLAND. We made the relevant filing with the Polish authorities on June 14, 2000. As the Polish authorities did not respond within the period allowed for investigation, the merger can be completed.

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
    - SOUTH AFRICA. We made the relevant filing with the South African authorities on June 28, 2000. Under South African law, the regulatory authorities have up to 90 days from the date of filing to conduct an investigation. If the South African authorities do not respond within the 90-day period, the merger may be completed.

    GENERAL. It is possible that any of the governmental entities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, WPP and Y&R have each agreed to use its reasonable best efforts to complete the merger, including to gain clearance from antitrust and competition authorities and obtain other required approvals. For this purpose, WPP has also agreed to offer to take and to accept, to the extent consistent with its obligation to use reasonable best efforts, any actions, conditions, terms or restrictions necessary to obtain any regulatory approval, unless those conditions, terms and restrictions in the aggregate would have a material adverse effect on WPP and Y&R on a combined basis. Also, neither company is required to agree to any action, condition, term or restriction unless that agreement is subject to completion of the merger. Although we do not expect regulatory authorities to raise any significant objections in connection with their decisions regarding the merger, we can not be certain that we will obtain all required regulatory approvals or that these approvals will not contain terms, conditions or restrictions that would be detrimental to WPP after the merger.

OTHER EFFECTS OF THE MERGER

    LISTING OF SHARES. It is a condition to the merger that the WPP ordinary shares to be issued by WPP in connection with the merger are admitted to the Official List of the U.K. Listing Authority and to trading on the main market of the London Stock Exchange. If the merger is completed, the newly issued WPP ordinary shares will be admitted to the official list of the U.K. Listing Authority and to trading on the market for listed securities of the London Stock Exchange and dealings in the WPP ordinary shares are expected to commence, at 8:00 a.m., London time, on the day the merger is completed. In addition, the WPP ADSs issuable in connection with the merger will be listed on the Nasdaq National Market upon completion of the merger. For information concerning the material income tax consequences of the ownership of WPP ADSs and ordinary shares, see "Material Tax Consequences--United States Federal Income Tax Consequences of Owning WPP ADSs and Ordinary Shares."

    SUBORDINATED CONVERTIBLE NOTES OF Y&R. The 3% subordinated convertible notes of Y&R will remain outstanding after completion of the merger and will be convertible into WPP ADSs. In connection with the merger, we expect to solicit the consent of the holders of the convertible notes to:

    - amend the indenture relating to those notes to provide that, after completion of the merger, Y&R's obligation under the indenture to file with the SEC and distribute to noteholders certain financial information regarding Y&R may be satisfied by WPP by (1) filing with the SEC all periodic reports WPP is required to file under the Exchange Act and (2) furnishing to noteholders and the indenture trustee all financial information WPP distributes to holders of its ADSs; and

    - amend the registration agreement related to the indenture to release Y&R from its obligation to maintain a shelf registration statement for the resale of the convertible notes.

If the requisite consent of the convertible noteholders is obtained and the merger is completed, WPP will, to the fullest extent permitted by law, fully and unconditionally guarantee Y&R's payment obligations under those notes and Y&R will discontinue filing periodic reports with the SEC under the Exchange Act.

    CONTENT AND TIMING OF REPORTS AND NOTICES OF THE COMPANIES; DEFINITION OF FOREIGN PRIVATE ISSUER. The content and timing of reports and notices that WPP files with the SEC differ in several respects from the reports and notices that Y&R currently files. WPP is a foreign private issuer for the purposes of the reporting rules under the Exchange Act.

    As a U.S. reporting company, Y&R currently must file with the SEC, among other reports and notices:

    (1) an Annual Report on Form 10-K within 90 days after the end of each fiscal year;

    (2) a Quarterly Report on Form 10-Q within 45 days after the end of each fiscal quarter; and

    (3) Current Reports on Form 8-K upon the occurrence of various corporate events.

    As a foreign private issuer, pursuant to the requirements of the Exchange Act, WPP is required to:

    (1) file with the SEC an annual report on Form 20-F within six months after the end of each fiscal year; and

    (2) furnish reports on Form 6-K upon the occurrence of significant corporate events.

    As a foreign private issuer, WPP is not required under the Exchange Act to file quarterly reports on Form 10-Q after the end of each financial quarter.

    In addition, the content and timing of reports and notices that holders of WPP ADSs and ordinary shares will receive will differ from the reports and notices that are currently received by Y&R stockholders. As a U.S. reporting company, Y&R must mail to its stockholders in advance of each annual meeting of stockholders:

    (1) an annual report containing audited financial statements; and

    (2) a proxy statement that complies with the requirements of the Exchange
       Act.

    As a foreign private issuer, WPP is exempt from the rules under the Exchange Act prescribing the furnishing and content of annual reports and proxy statements to its share owners. WPP expects to retain its status as a foreign private issuer after the completion of the merger. Under SEC rules, WPP will retain its status as a foreign private issuer so long as either:

    - 50% or more of WPP's ordinary shares, including ordinary shares underlying WPP ADSs, are beneficially owned by share owners who are not residents of the U.S.; or

    - all three of the following conditions continue to be satisfied:

       - at least 50% of WPP's directors and its executive officers are neither citizens nor residents of the U.S.;

       - at least 50% of WPP's assets are located outside the U.S.; and

       - WPP's business is administered principally outside the U.S.

    After completion of the merger, U.S. share owners may hold more than 50% of WPP's ordinary shares, including ordinary shares underlying the WPP ADSs. If at any time at which U.S. share owners hold more than a majority of WPP's shares and, either (1) a majority of WPP's directors or executive officers are U.S. citizens or residents, (2) a majority of WPP's assets are located in the U.S. or
(3) WPP administers its business principally within the U.S., WPP would no longer qualify as a foreign private issuer. If, at any time, WPP does not qualify as a foreign private issuer, it will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, WPP will then be subject to the rules under the Exchange Act regarding the furnishing and content of annual reports and proxy statements to its share owners.

    Although WPP, as a foreign private issuer, is exempt from the rules under the Exchange Act regarding the furnishing of annual reports, under the rules of the Nasdaq National Market, WPP is required to distribute to the holders of its ADSs an annual report containing audited financial statements a reasonable period of time before WPP's annual general meeting of share owners. WPP currently furnishes holders of its ordinary shares and ADSs with its Annual Report and Accounts which contains audited financial statements prepared in conformity with U.K. GAAP, including U.S. GAAP reconciliations, and a discussion of WPP's financial results that is comparable to the management's discussion and analysis that is contained in Y&R's Annual Reports on Form 10-K. WPP also furnishes those holders with semi-annual interim reports, which include unaudited interim financial information prepared in conformity with U.K. GAAP, and notices of meetings of share owners and related documents in accordance with the rules of the London Stock Exchange. In addition, as required by the merger agreement, effective upon completion of the merger, WPP will amend its agreement with the depositary of the ADSs to require that WPP furnish to the depositary sufficient copies of all reports distributed by WPP to holders of its ordinary shares for distribution to holders of WPP ADSs in the same manner as those reports are distributed to holders of WPP ordinary shares. See "Description of WPP American Depositary Shares." WPP also plans to introduce quarterly reporting in 2002.

    DELISTING OF Y&R COMMON STOCK. If the merger is completed, we expect that the Y&R common stock will be delisted from the NYSE and deregistered under the Exchange Act.

    THE MARKET PRICE FOR THE WPP ADSS AND ORDINARY SHARES. Some U.S. mutual funds and state pension funds currently holding Y&R common stock who are precluded from holding non-U.S. equities will be required to sell their Y&R shares (or the WPP ADSs or ordinary shares they receive in exchange) prior to or after completion of the merger. In addition, Y&R common stock is presently included in the S&P 500 Index. Mutual funds and other investment vehicles whose investment objective is to track the performance of the S&P 500 Index held, as of June 16, 2000, approximately 7,800,000 shares of Y&R common stock. These funds will also be required to sell their Y&R shares (or the WPP ADSs or ordinary shares they receive in the merger) if, as is likely after the merger, Y&R is removed from the S&P 500 and WPP is not included. Furthermore, as of May 15, 2000, the last date for which this information is available, Y&R employees held a total of approximately 9,600,000 shares of Y&R common stock received pursuant to equity grants made by Y&R and, as of August 4, 2000, they held Y&R stock options to purchase approximately 23 million shares, of which approximately 21 million shares will vest and become immediately exercisable upon completion of the merger. Y&R employees may sell their Y&R shares or the WPP ADSs or ordinary shares they receive in the merger. These sales could adversely affect the market price for the WPP ADSs and ordinary shares.

    After the combination is completed, the relative weight of WPP in the FTSE 100 Index, the FTSE Eurotop 300 Index and other indices is expected to increase. As a result, pension funds, unit trusts and other investment vehicles whose investment objective is to track the performance of any of these indices are likely to increase their holdings of WPP ordinary shares which may counterbalance the adverse effect on the market price for the WPP ADSs or ordinary shares caused by some of the factors described above.

DIRECTORS AND MANAGEMENT OF WPP AND Y&R FOLLOWING THE MERGER

    Information regarding the directors and management of WPP after the merger is contained under the caption "The Merger Agreement--Directors and Officers of WPP and Y&R Following the Merger."

FINANCIAL INFORMATION

    WPP prepares its financial statements in accordance with U.K. GAAP and presents them in pounds sterling. WPP financial statements include a reconciliation of the U.K. GAAP financial information to U.S. GAAP and a summary of the effects of the differences between U.K. GAAP and U.S. GAAP in accordance with SEC rules.

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
    If WPP loses its status as a foreign private issuer, under SEC rules it will be required to prepare financial statements in accordance with U.S. GAAP and present them in U.S. dollars, in addition to its financial statements prepared in accordance with U.K. GAAP and presented in U.K. pounds sterling. See "--Other Effects of the Merger" above. The notes to WPP's Annual Report on Form 20-F for the year ended December 31, 1999 describe the significant differences between U.K. GAAP and U.S. GAAP as they relate to WPP. The notes to the Unaudited Pro Forma Condensed Consolidated Financial Information, prepared in accordance with U.K. GAAP, set forth a summary of certain estimated adjustments which would be required if U.S. GAAP had been applied to that information.

DIVIDENDS

    WPP has historically paid dividends on a semi-annual basis and expects to continue to pay semi-annual dividends on WPP ordinary shares. The amount of future dividends of WPP will be dependent upon its earnings and financial condition and other factors affecting its businesses. WPP's aggregate interim and final dividends for the year ended December 31, 1999, was 3.1p per ordinary share or $.239 per ADS (based on the exchange rates on the dates of payment). On August 14, 2000, WPP's board of directors declared an interim dividend of 1.2p per WPP ordinary share or 9.08 CENTS per ADS (based on the noon buying rate in New York City on June 30, 2000 for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York). WPP expects to pay this interim dividend on November 20, 2000 to registered share owners on September 15, 2000. These WPP dividend amounts do not include the associated U.K. tax credit that may be available to beneficial owners of WPP ADSs or ordinary shares who are resident in the U.S. for tax purposes.

    As described more fully below, eligible U.S. holders of WPP ADSs or ordinary shares may be entitled to tax benefits on the payment of cash dividends by WPP. Provided certain tax elections are made by such holders, dividend payments carry a U.K. tax credit that, under current tax rules, is fully offset by a deemed U.K. withholding tax. This U.K. credit and the withholding tax offset are illustrated by the following example:

EXAMPLE
-------
1. Announced dividend per WPP ADS translated to U.S.
   dollars..................................................    $ .25
2. Plus: U.K. tax credit (1/9th of line 1)..................      .028
                                                                ------
3. Gross taxable amount.....................................      .278
4. Less: Deemed U.K. withholding tax (15% of line 3, up to a
   maximum of the tax credit amount)........................     (.028)
                                                                ------
5. Net dividend payment.....................................      .25

    An eligible U.S. holder may be entitled to credit the amount of the deemed U.K. withholding tax against its U.S. federal income tax liability. For more information, see "Material Tax Consequences--United States Federal Income Tax Consequences of Owning WPP ADSs and Ordinary Shares--Taxation of Dividends" and "United Kingdom Tax Consequences of Owning WPP ADSs or Ordinary Shares--Taxation of Distributions."

    Holders of WPP ordinary shares receive dividends in pounds sterling. The ADS depositary will convert dividends received in respect of WPP ordinary shares into U.S. dollars and distribute the dividends in U.S. dollars to holders of WPP ADSs. See "Description of WPP American Depositary Shares--Share Dividends and Other Distributions."

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
FEDERAL SECURITIES LAWS CONSEQUENCES

    All WPP ADSs and ordinary shares received in the merger by Y&R stockholders, other than stockholders who have agreed not to sell a number of shares before May 11, 2001, will be freely transferable, except that WPP ADSs and ordinary shares received by persons who are deemed to be "affiliates" of Y&R under the Securities Act of 1933, as amended, at the time of the Y&R special meeting may be resold by them only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Y&R for these purposes generally include individuals or entities that control, are controlled by or are under common control with Y&R and include directors and executive officers of Y&R. The merger agreement requires Y&R to use commercially reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that he or she will not offer, sell or otherwise dispose of any WPP ADSs or ordinary shares issued to them in the merger in violation of the Securities Act or the related SEC rules.

                           MATERIAL TAX CONSEQUENCES

GENERAL

    The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. holders of Y&R common stock and the material U.S. federal income tax considerations and U.K. tax considerations applicable to the ownership of WPP ADSs or ordinary shares by U.S. holders. As used in this discussion, a "U.S. holder" means (1) prior to completion of the merger, a beneficial owner of a share of Y&R common stock or an option to acquire a Y&R share, and (2) after completion of the merger, a beneficial owner of a WPP ADS or ordinary share or an option to acquire a WPP ADS or ordinary share that, for U.S. federal income tax purposes, is characterized as:

    - a citizen or individual resident of the U.S.;

    - a corporation or partnership organized in or under the laws of the U.S. or any state thereof, including the District of Columbia;

    - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust if, in general, the trust is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons as described in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the "U.S. tax code").

    This discussion does not address all aspects of U.S. federal income taxation or U.K. taxation that may be relevant to a U.S. holder of Y&R common stock or a U.S. holder of WPP ADSs or ordinary shares in light of their particular circumstances. For instance, the discussion does not address all aspects of U.S. federal income taxation or U.K. taxation to a shareholder:

    - who is resident or, in the case of an individual shareholder, ordinarily resident, in the U.K. for purposes of the U.K.-U.S. Income Tax Treaty of December 31, 1975 and the U.K.-U.S. Estate and Gift Tax Treaty of October 19, 1978;

    - who carries on a trade in the U.K., which for this purpose includes a profession or vocation in the U.K. through a branch or agency, and where the Y&R common stock, WPP ADSs or ordinary shares are or have been used, held or acquired for the purpose of that trade, branch or agency; or

    - who is an individual and who has, on or after March 17, 1998, ceased to be resident or ordinarily resident for tax purposes in the U.K. and continues to be neither resident nor ordinarily resident in the U.K. for a period of less than five complete years of assessment for U.K. tax purposes.

    In addition, the discussion below does not address all aspects of U.S. federal income taxation or U.K. taxation that may be relevant to shareholders who are subject to special provisions of U.S. federal income tax law or U.K. tax law. For example, the discussion does not address all aspects of U.S. federal income taxation or U.K. taxation that may be relevant to:

    - shareholders liable for alternative minimum tax;

    - shareholders that actually or constructively will own 10% or more by vote of the outstanding stock of WPP;

    - shareholders that hold their shares as part of a straddle, hedge, synthetic security, conversion transaction or other integrated investment composed of WPP shares and one or more other investments;

    - shareholders whose "functional currency" is not the U.S. dollar;

    - financial institutions;

    - insurance companies;

    - tax-exempt organizations;

    - traders in securities that elect mark-to-market accounting treatment; or

    - broker-dealers.

    Further, except as described in "--United States Federal Income Tax Consequences to U.S. Holders of Employee Stock Options," the discussion below is limited to shareholders who hold shares of Y&R common stock and, after the merger, WPP ADSs or ordinary shares, as capital assets and does not address U.S. state or local taxation or taxation by countries other than the U.S. and the U.K.

    The discussion below is based on existing U.K. and U.S. federal income tax law, including legislation, administrative rulings and court decisions, as well as on the relevant U.K.-U.S. tax treaties, all as in effect on the date of this proxy statement/prospectus, all of which are subject to change, or changes in interpretation, possibly with retroactive effect. This discussion is further based, in part, upon the representations of the depositary and the assumption that each obligation in the deposit agreement relating to WPP ADSs and any related agreement will be performed in accordance with its terms. The foregoing discussion also assumes that the merger will be completed in accordance with the terms of the merger agreement.

    Finally, WPP believes that it is not a "passive foreign investment company" within the meaning of Section 1297(a) of the U.S. tax code or a "foreign personal holding company" within the meaning of Section 552(a) of the U.S. tax code and the discussion below so assumes.

    Each Y&R stockholder is advised to consult his or her own tax advisor as to the U.S. federal income tax consequences and U.K. tax consequences of the merger, and the ownership and disposition of the WPP ADSs or ordinary shares to him or her, in each case in light of the facts and circumstances that may be unique to him or her, and as to any U.K. inheritance and gift taxes, U.S. estate, gift, state, local, or non-U.S./non-U.K. tax consequences of the merger.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF Y&R COMMON
  STOCK

    For U.S. federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the U.S. tax code. Accordingly, U.S. holders of Y&R common stock will not recognize gain or loss as a result of the receipt solely of WPP ADSs or ordinary shares in exchange for shares of Y&R common stock, except to the extent of any cash received upon the sale of fractional WPP ADSs or ordinary shares as explained below. As further discussed below, different rules apply to any shareholder of Y&R who, immediately after the merger, will be a five-percent transferee shareholder, as defined in Treasury regulations promulgated under Section 367(a) of the U.S. tax code, with respect to WPP.

    The aggregate tax basis of the WPP ADSs or ordinary shares received in the merger will equal the aggregate tax basis of the shares of Y&R common stock exchanged, decreased by the basis of any Y&R common stock allocated to a fractional interest in a WPP ADS or ordinary share that is sold for cash. The holding period of the WPP ADSs or ordinary shares will include the holding period of the shares of Y&R common stock for which they are exchanged.

    Fractional interests in WPP ADSs or ordinary shares will not be issued to Y&R stockholders in the merger. In lieu of the issuance of fractional interests in WPP ADSs or ordinary shares, any fractional interests Y&R stockholders otherwise would have been entitled to receive will be sold and the proceeds of that sale will be paid to those stockholders. A U.S. holder who receives cash in respect of a fractional share will recognize gain or loss equal to the cash amount received for the fractional

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share reduced by the U.S. holder's tax basis in Y&R common stock exchanged which is allocable to the fractional share interest. Any gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss with respect to shares of Y&R common stock held for more than 12 months at the effective time of the merger.

    A U.S. holder who is a five-percent transferee shareholder with respect to WPP after the merger will qualify for non-recognition treatment as described in this proxy statement/prospectus only if the shareholder files a "gain recognition agreement," as defined in Treasury regulations promulgated under
Section 367(a) of the U.S. tax code, with the U.S. Internal Revenue Service. Any U.S. holder of Y&R stock who will be a five-percent transferee shareholder is urged to consult with his or her tax advisor concerning the decision to file a gain recognition agreement and the procedures to be followed in connection with that filing.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF EMPLOYEE STOCK
  OPTIONS

    The conversion pursuant to the merger by a U.S. holder of an employee stock option to acquire a share of Y&R common stock into an option to acquire WPP ADSs or ordinary shares will not be taxable for U.S. federal income tax purposes. A U.S. holder of an option to acquire a WPP ADS or ordinary share converted from an option to acquire Y&R common stock that was received as compensation and who exercises that option, will generally recognize ordinary income for U.S. federal income tax purposes in an amount equal to the excess of the fair market value on the exercise date of the stock received pursuant to that exercise over the price paid for that stock pursuant to the option and be subject to applicable withholding taxes. A U.S. holder's basis in stock received as a result of the exercise of an option will equal the fair market value of the stock on the exercise date and a U.S. holder's holding period begins on the exercise date. Thereafter, the U.S. holder will be subject to the rules discussed below with respect to U.S. holders of WPP ADSs and ordinary shares. The above discussion does not address the U.S. federal income tax consequences of the exercise of any option that is treated as an incentive stock option within the meaning of section 422(b) of the U.S. tax code. Any U.S. holder of an option that is treated as an incentive stock option is urged to consult his or her own tax advisor concerning the consequences to him or her of the merger and exercise of the option.

TAX OPINION

    The merger agreement provides that WPP and Y&R must each receive an opinion from its counsel substantially to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the U.S. tax code and a U.S. holder of Y&R common stock who receives WPP ADSs or ordinary shares in exchange for shares of Y&R common stock will not recognize gain or loss on the exchange, except with respect to cash received upon the sale of WPP fractional share interests. Each tax opinion from counsel will be based on representations of WPP and Y&R and various assumptions as noted in these opinions.

    The merger agreement permits each of WPP and Y&R to waive (but neither intends to waive) the receipt of its counsel's opinion as a condition to its obligation to consummate the merger. The tax opinions will not be binding on the IRS or a court and will not preclude the IRS or a court from adopting a contrary position. Neither WPP nor Y&R will seek a ruling from the IRS as to the U.S. federal income tax treatment of the merger.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF OWNING WPP ADSS AND ORDINARY
  SHARES

    In general, for U.S. federal income tax purposes, U.S. holders of WPP ADSs will be treated as the owners of the underlying WPP ordinary shares, and deposits and withdrawals of WPP ordinary shares by U.S. holders in exchange for WPP ADSs will not be subject to U.S. federal income tax.

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    TAXATION OF DIVIDENDS

    For U.S. federal income tax purposes, a U.S. holder will generally include in gross income the amount of any dividend paid by WPP plus, provided that certain tax elections are made, as discussed more fully below, see "United Kingdom Tax Consequences of Owning WPP ADSs and Ordinary Shares--Taxation of Distributions," the full amount of any U.K. tax credit considered to be received (unreduced by any applicable U.K. withholding tax), to the extent paid out of WPP's current and/or accumulated earnings and profits, as determined for U.S. federal income tax purposes, as ordinary income when the dividend is actually received by the U.S. holder in the case of WPP ordinary shares or constructively received by the U.S. holder in the case of dividends paid to the depositary with respect to WPP ADSs. The dividend will generally not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of WPP's current and/or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. holder's tax basis in the WPP ADSs or ordinary shares and thereafter as capital gain.

    The amount of the dividend includible in the income of a U.S. holder will be the U.S. dollar value of the dividend (including, provided that certain tax elections are made, any U.K. tax credit considered to be received as described below), determined at the spot rate on the date that dividend is includible in the income of the U.S. holder, regardless of whether the payment is in fact converted into U.S. dollars. A U.S. holder will have a basis in any U.K. pound sterling distributed by WPP equal to the U.S. dollar value of the U.K. pound sterling on the date it is actually or constructively received by the U.S. holder, in the case of WPP ordinary shares, or by the depositary, in the case of WPP ADSs. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is includible in income to the date that payment is converted into U.S. dollars will be treated as ordinary income or loss. This gain or loss will generally be income from sources within the U.S. for foreign tax credit limitation purposes.

    Under the U.K.-U.S. Income Tax Treaty, a beneficial owner of WPP shares and of any cash dividend paid on WPP shares who is a U.S. person for U.S. federal income tax purposes and who is eligible for benefits under the U.K.-U.S. Income Tax Treaty with respect to income derived in connection with those shares (an "eligible U.S. holder") who receives a dividend from WPP may be entitled to a foreign tax credit for any U.K. tax withheld; provided such eligible U.S. holder makes an election to be treated as receiving the tax credit due under the U.K.-U.S. Income Tax Treaty, see "United Kingdom Tax Consequences of Owning WPP ADSs and Ordinary Shares--Taxation of Distributions." If an eligible U.S. holder is so entitled, the foreign tax credit generally would be equal to one-ninth of any cash dividend received and would give rise to additional dividend income in the same amount. For foreign tax credit limitation purposes, WPP expects that dividends paid by WPP will be income from sources outside of the U.S., but generally will be treated separately, together with other items of "passive income" or, in the case of certain holders, "financial services income."

    It is possible that, after the merger, WPP will be at least 50% owned by persons treated as U.S. persons under the U.S. tax code. Under Section 904(g) of the U.S. tax code, dividends paid by a non-U.S. corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income rather than non-U.S. source income for foreign tax credit purposes to the extent the non-U.S. corporation has more than an insignificant amount of U.S. source income for foreign tax credit purposes. The effect of this rule may be to treat a portion of the dividends paid by WPP as U.S. source income. This treatment may affect adversely an eligible U.S. holder's ability to use foreign tax credits. Under these circumstances, section 904(g)(10) of the U.S. tax code may permit an eligible U.S. holder to elect to treat WPP dividends as non-U.S. source income for foreign tax credit limitation purposes, if the dividend income is separated from other income items for purposes of calculating the holder's foreign tax credit. Although there is no form prescribed for making this election, applicable U.S.

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Treasury regulations suggest that the election is made by claiming the credit in the manner described in this paragraph.

    Eligible U.S. holders that do not elect, or are not permitted, to claim a foreign tax credit may instead claim a deduction for foreign tax withheld. Each U.S. holder is urged to consult his or her tax advisor concerning whether the U.S. holder is eligible for benefits under the U.K.-U.S. Income Tax Treaty and whether, and to what extent, a foreign tax credit or deduction will be available with respect to dividends received from WPP.

    Each eligible U.S. holder that relies on the U.K.-U.S. Income Tax Treaty should consider disclosing this reliance on the eligible U.S. holder's U.S. federal income tax return. A U.S. holder that fails to disclose reliance on a treaty where this disclosure is required could be subject to penalties under U.S. federal income tax law.

    TAXATION OF CAPITAL GAINS

    Upon a sale or other disposition of WPP ADSs or ordinary shares, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder's tax basis, determined in U.S. dollars, in the WPP ADSs or ordinary shares. Gain or loss recognized will be long-term capital gain or loss with respect to WPP ADSs or ordinary shares held for more than 12 months at the time of the sale or other disposition and any gain recognized generally will be income from sources within the U.S. for foreign tax credit limitation purposes.

    A U.S. holder that is liable for both U.S. federal income tax and U.K. tax on a sale or other disposition of WPP ADSs or ordinary shares should consult with his or her tax advisor to determine the U.S. holder's entitlement to credit the U.K. tax against the U.S. holder's U.S. federal income tax liability.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to dividends in respect of the WPP ADSs or ordinary shares and the proceeds received on the sale or disposition of the WPP ADSs or ordinary shares paid within the U.S., and in certain cases outside of the U.S., to a U.S. holder unless the U.S. holder is an exempt recipient, such as a corporation, and a 31% backup withholding may apply to these amounts if the U.S. holder fails to provide an accurate taxpayer identification number or has been notified by the U.S. IRS that he or she is subject to backup withholding as a result of a failure to report interest and dividends required to be shown on the U.S. Holder's U.S. federal income tax returns.

    In general, payment of proceeds from the sale of WPP ADSs or ordinary shares to or through a U.S. office of a broker is subject to both U.S. backup withholding and information reporting requirements, unless the holder or beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption. U.S. information reporting and backup withholding generally will not apply to a payment made outside the U.S. of the proceeds of a sale of WPP ADSs or ordinary shares through an office outside the U.S. of a non-U.S. broker. However, U.S. information reporting requirements (and after December 31, 2000, backup withholding) will apply to a payment made outside the U.S. of the proceeds of a sale of WPP ADSs or ordinary shares through an office outside the U.S. of a broker (i) that is a U.S. person,
(ii) that derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the U.S., (iii) that is a "controlled foreign corporation" for U.S. federal income tax purposes, or
(iv) with respect to payments made after December 31, 2000, that is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons (as defined in U.S. Treasury regulations) who in the aggregate hold more than 50% of the income or capital interests in the partnership or if, at any time during the

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tax year, that foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its files that the holder or beneficial owner is a non-U.S. person or the holder or beneficial owner otherwise establishes an exemption.

    Amounts withheld under the backup withholding rules may be credited against a U.S. holder's U.S. federal income tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

UNITED KINGDOM TAX CONSEQUENCES OF OWNING WPP ADSS AND ORDINARY SHARES

    TAXATION OF DISTRIBUTIONS

    An individual shareholder resident in the U.K. generally will be entitled to a tax credit (the "U.K. tax credit") in respect of any dividend received. The amount of the U.K. tax credit is equal to one-ninth of the cash dividend or 10% of the aggregate of the cash dividend and the U.K. tax credit.

    Under the terms of the U.K.-U.S. Income Tax Treaty, an eligible U.S. holder may be entitled to receive from U.K. Inland Revenue, in respect of a cash dividend, a cash payment equal to the amount of the U.K. tax credit to which an individual resident in the U.K. for tax purposes would have generally been entitled had that resident received the dividend. Such payment will be reduced by an amount of U.K. tax to be withheld from that payment equal to 15% of the sum of the dividend and the amount of the U.K. tax credit (the "U.K. Withholding Tax"). Under the U.K.-U.S. Income Tax Treaty, the U.K. Withholding Tax cannot exceed the amount of the U.K. tax credit. As a result, at current levels of the U.K. tax credit, an eligible U.S. holder would not be entitled to receive any cash payment in respect of the U.K. tax credit for dividends paid by WPP. For example, if an eligible U.S. holder receives a dividend (solely for illustrative purposes) of 90, the U.S. holder would be entitled to a U.K. tax credit of 10. However, since the maximum amount of U.K. Withholding Tax, which would be 15% of 100, exceeds the amount of the U.K. tax credit, no actual treaty payment would be made and the U.S. holder would receive only the cash dividend, which in this case would be 90.

    Under U.S. Revenue Procedure 2000-13, 2000-6 I.R.B. 515, an eligible U.S. holder may elect to be treated as receiving the U.K. tax credit in respect of a dividend paid by WPP without affirmatively making a claim to U.K. Inland Revenue. An eligible U.S. holder would make this election by so indicating on U.S. IRS Form 8833 (Treaty-Based Return Position Disclosure Under Section 6114 or 7701(b)) and filing the completed Form 8833 with the U.S. holder's federal income tax return for the relevant year. An eligible U.S. holder that makes this election will be treated as having received an additional dividend equal to the gross amount of the U.K. tax credit (unreduced by the amount of U.K. Withholding
Tax), which additional dividend must be included in the U.S. holder's gross income, and as having paid the applicable U.K. Withholding Tax due under the treaty, on the date of the dividend distribution. However, as mentioned above, the amount of the U.K. Withholding Tax cannot exceed the amount of the U.K. tax credit and, accordingly, an eligible U.S. holder will be considered to have paid U.K. Withholding Tax only to the extent of the U.K. tax credit. Following the example above, an eligible U.S. holder that made this election would be treated for U.S. federal income tax purposes as receiving a dividend of 100 and as having paid U.K. Withholding Tax of 10.

    TAXATION OF CAPITAL GAINS

    A U.S. holder who is neither resident nor ordinarily resident for tax purposes in the U.K. will not generally be liable for U.K. tax on capital gains realized on the disposal of WPP ADSs or ordinary shares.

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    INHERITANCE AND GIFT TAXES

    WPP ADSs and ordinary shares are assets situated in the U.K. for the purposes of U.K. inheritance tax. An individual who is domiciled in the U.S. and who is not a national of the U.K. for purposes of the U.K.-U.S. Estate and Gift Tax Treaty, however, will generally not be subject to U.K. inheritance tax in respect of the WPP ADSs or ordinary shares on the individual's death or on a gift of the WPP ADSs or ordinary shares during the individual's lifetime, provided that any applicable U.S. federal gift or estate tax liability is paid. In the exceptional case where the WPP ADSs or ordinary shares are subject both to U.K. inheritance tax and to U.S. federal gift or estate tax, the U.K.-U.S. Estate and Gift Tax Treaty generally provides for any tax paid in the U.K. to be credited against tax payable in the U.S. or for any tax paid in the U.S. to be credited against tax payable in the U.K. based on priority rules set out in that treaty.

    STAMP DUTY AND STAMP DUTY RESERVE TAX

    Y&R will be liable for all U.K. stamp duty, stamp duty reserve tax or similar U.K. governmental charges, or any other interest or penalties thereon that may be payable by Y&R or, after the merger, WPP, pursuant to the deposit agreement relating to the ADSs. See "Description of WPP American Depositary Shares--Payment of Taxes."

    No stamp duty will be payable on the acquisition or transfer of WPP ADSs or beneficial ownership of WPP ADSs, provided that any instrument of transfer is not executed in the U.K. and provided further that the instrument of transfer is not brought into the U.K. An agreement for the transfer of WPP ADSs or beneficial ownership of WPP ADSs will not give rise to a liability for stamp duty reserve tax.

    A transfer for value of the WPP ordinary shares will generally be subject to AD VALOREM stamp duty or to stamp duty reserve tax. Stamp duty will arise on the execution of an instrument to transfer WPP ordinary shares. Stamp duty reserve tax will arise on the entry into an agreement to transfer WPP ordinary shares but the charge may be canceled if stamp duty has been paid. Stamp duty and stamp duty reserve tax are normally a liability of the purchaser. Any transfer for value of the underlying WPP ordinary shares represented by WPP ADSs, but not a transfer of the WPP ADSs themselves, may give rise to a liability on the transferee to U.K. stamp duty or stamp duty reserve tax. The rate of stamp duty payable is 0.5% of the consideration rounded to the nearest L5, and 0.5% of the consideration in the case of stamp duty reserve tax. On a transfer of WPP ordinary shares from the custodian of the depositary to a holder of a WPP ADS upon cancellation of the WPP ADS, only a fixed stamp duty of L5.00 per instrument of transfer will be payable.

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                              THE MERGER AGREEMENT

    The following is a summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached to this proxy statement/prospectus as Appendix A and is incorporated by reference into this document. Y&R stockholders are urged to read the merger agreement in its entirety because it is the legal document that governs the merger.

THE MERGER

    York II Merger Corp., an indirect wholly owned subsidiary of WPP, will merge with and into Y&R, with Y&R surviving as an indirect wholly owned subsidiary of WPP.

    The merger agreement originally provided for the merger of York Merger Corp., a direct subsidiary of WPP, or, at the election of WPP, an indirect subsidiary of WPP, with and into Y&R. On August 18, 2000, the merger agreement was amended to reflect the substitution of York II Merger Corp. as the entity merging with and into Y&R.

EFFECTIVE TIME AND TIMING OF CLOSING

    The merger will become effective and be completed when Y&R and York II Merger Corp. file a certificate of merger with the Secretary of State of the State of Delaware or at a later time, if so specified in the certificate of merger. We expect the merger to become effective on the same day as the closing of the merger, which will take place either as soon as practicable after the conditions described in the merger agreement have been satisfied or waived or on another date agreed upon by WPP and Y&R.

CONSIDERATION TO BE RECEIVED IN THE MERGER

    At the time the merger becomes effective:

    - each outstanding share of Y&R common stock will be canceled and converted into a right to receive .835 of a WPP ADS. After we complete the merger, Y&R stockholders may elect to receive five WPP ordinary shares instead of each WPP ADS for all or a portion of the WPP ADSs the Y&R stockholders are otherwise entitled to receive; and

    - each outstanding Y&R stock option will by its terms become an option to purchase WPP ADSs or ordinary shares as described on page 84 under "--Stock Options and Other Employee Benefits."

    In the event that before the completion of the merger a stock split, reverse stock split, stock dividend, recapitalization or redenomination of share capital, or other similar transaction causes a change to the number of outstanding shares of Y&R common stock, WPP ordinary shares, or the number of WPP ordinary shares represented by a WPP ADS changes, the number of WPP ADSs or ordinary shares, as the case may be, into which a share of Y&R common stock will be converted in the merger will be appropriately adjusted.

    The shares of restricted Y&R common stock that come out of Y&R's deferred compensation plan at or prior to the time of the merger will be canceled and converted as described above.

EXCHANGE OF CERTIFICATES REPRESENTING Y&R COMMON STOCK

    WPP will appoint an exchange agent who will exchange certificates representing shares of Y&R common stock for American depositary receipts representing WPP ADSs or, if a Y&R stockholder properly elects, certificates representing ordinary shares. Promptly after the merger is completed, Y&R or the exchange agent will mail to each registered holder of shares of Y&R common stock a letter of

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transmittal which the holder must properly complete and deliver to the exchange agent with the holder's common stock certificates. This letter of transmittal will include a form of election, which any registered holder of shares of Y&R common stock may use to elect to receive ordinary shares instead of all or part of WPP ADSs the holder is otherwise entitled to receive. Any registered holder of Y&R common stock who fails to submit a properly completed form of election will automatically receive the merger consideration in the form of WPP ADSs when the holder delivers to the exchange agent the holder's common stock certificates, together with a properly completed letter of transmittal.

    WPP will issue the ordinary shares that will underlie the WPP ADSs to be issued as merger consideration in registered form to the exchange agent as nominee and agent for those Y&R stockholders who do not elect to receive WPP ordinary shares. These WPP ordinary shares will be delivered to the custodian for the WPP ADSs and, in exchange, the depositary will issue American depositary receipts representing the WPP ADSs that will be delivered to those stockholders of Y&R who do not elect to receive ordinary shares. WPP will also deposit with the exchange agent WPP ordinary share certificates in an amount sufficient to deliver WPP ordinary shares to holders of Y&R common stock who elect to receive ordinary shares.

    After a registered holder of shares of Y&R common stock delivers certificates for those shares, a signed transmittal letter and, if applicable, a signed form of election, to the exchange agent, the holder will be entitled to receive in exchange for the holder's Y&R common stock:

    - the number of WPP ADSs or, if a properly completed form of election is delivered, to the extent elected, ordinary shares, into which the holder's shares were converted in the merger, excluding fractional share interests; and

    - a check in the amount, after giving effect to any required tax withholdings, of:

       (1) cash in U.S. dollars, in lieu of any fractional interest in WPP ADSs or ordinary shares on the terms described below; plus

       (2) any cash dividends or other distributions that the holder has the right to receive, including dividends or other distributions payable with respect to the holder's WPP ADSs or ordinary shares with a record date after the completion of the merger and a payment date on or before the date the holder properly delivers Y&R common stock certificates to the exchange agent.

    The depositary will not deliver fractional WPP ADSs or ordinary shares in connection with the merger. Instead, each holder of shares of Y&R common stock exchanged in the merger who would otherwise have received a fraction of a WPP ADS or ordinary share, as applicable, will receive cash in an amount equal to the holder's proportionate interest in the net proceeds, after being converted into U.S. dollars, from the sale on the London Stock Exchange by the exchange agent of WPP ordinary shares representing all of the fractional shares which Y&R stockholders are otherwise entitled to receive. Y&R will pay all commissions, transfer taxes and out-of-pocket costs, including the expenses and compensation of the exchange agent, incurred in connection with the sale of the WPP ordinary shares representing all fractional shares.

    Shares of Y&R common stock that are surrendered to the exchange agent will be canceled. No interest will be paid or accrued on any amount payable to holders of Y&R common stock. In addition, no holder of Y&R common stock will receive any dividends or other distributions with respect to WPP ADSs or ordinary shares to which the holder is entitled under the merger agreement until that holder's Y&R common stock certificate is surrendered to the exchange agent with a properly completed letter of transmittal.

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    In order for a person who is not a registered holder of the Y&R common stock to have a certificate exchanged, the person must:

    - ensure that the certificate surrendered is properly endorsed or otherwise in proper form for transfer; and

    - pay the exchange agent any transfer or other taxes required or establish to the satisfaction of the exchange agent that such taxes have been paid or are not payable.

    A Y&R stockholder who holds Y&R common stock in "street name" through a bank, broker or other financial institution should receive information about the procedures for exchanging that holder's shares for WPP ADSs or ordinary shares from that institution and should direct inquiries about the election for WPP ordinary shares to the institution. Some financial institutions, including participants in The Depository Trust Company, may require beneficial owners of Y&R common stock to give instructions to the institution on the WPP ordinary share election. DTC has advised WPP and Y&R that DTC participants will have until the close of business on the 30th day, or if not a business day, then on the next subsequent business day, following the completion of the merger to make any elections for WPP ordinary shares on their own behalf or on behalf of their underlying beneficial owners. In addition, some financial institutions may impose fees on beneficial owners of Y&R common stock who elect to receive WPP ordinary shares to cover transaction fees charged by DTC.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains a number of customary representations and warranties made by WPP and Y&R regarding:

    - due organization, good standing and qualification;

    - capital structure;

    - corporate authority to enter into the merger agreement and lack of conflicts with corporate governance documents, contracts or laws;

    - governmental filings;

    - SEC reports and financial statements;

    - absence of changes since December 31, 1999;

    - litigation and liabilities;

    - brokers' and finders' fees;

    - employee benefit plans;

    - labor and employment matters;

    - licenses;

    - intellectual property;

    - continuity of business;

    - compliance with laws;

    - non-competition provisions in certain contracts; and

    - tax matters.

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    Y&R has also represented that:

    - it has taken or will take all actions appropriate and necessary to ensure that provisions of the Delaware General Corporation Law limiting business combinations will not affect the merger or any other transaction contemplated by the merger agreement; and

    - neither the merger agreement nor the merger will trigger Y&R's rights plan and the rights under that plan will expire when the merger is completed.

    The merger agreement also contains customary representations and warranties of WPP regarding York Merger Corp., including that it has not engaged in prior business activities or incurred liabilities other than in connection with the merger agreement.

CONDUCT OF BUSINESS PENDING THE MERGER; OTHER ACTIONS

    Y&R and WPP have each agreed that during the period from the signing of the merger agreement until the completion of the merger, it will carry on its business in the ordinary and usual course in all material respects. Moreover, to the extent consistent with this obligation, each company is required to use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, clients, suppliers, creditors, regulators, lessors, employees and business associates.

    WPP and Y&R have each also agreed that before the completion of the merger they will:

    - not amend their corporate governance documents;

    - not split, combine, subdivide or reclassify their outstanding shares;

    - not adopt a plan of complete or partial liquidation;

    - not declare or pay dividends or make distributions on their outstanding shares or securities convertible into those shares other than in the case of Y&R, regular quarterly cash dividends of no more than $.025 per share of Y&R common stock, dividends required under the terms of the Y&R's money market preferred stock, interest payments payable under the terms of Y&R's outstanding 3% convertible notes and distributions required under the terms of existing Y&R employee stock option plans, and, in the case of WPP, regular interim and final annual cash dividends, including increases consistent with past practice;

    - not repurchase any of their outstanding shares or securities convertible into those shares except as required by the terms of securities now outstanding and, in the case of WPP, in the ordinary course or as required by the terms of WPP's existing employee stock plans;

    - not take any action, or fail to take any action which to the knowledge of their senior executives would prevent, materially delay or materially impede the completion of the merger;

    - use their reasonable best efforts to cause the merger to qualify as a tax free reorganization under the U.S. tax code;

    - timely satisfy all applicable tax reporting and filing requirements contained in the U.S. tax code relating to the merger; and

    - not take any action to cause their shares to be delisted, in the case of WPP, on the London Stock Exchange and on the Nasdaq National Market and in the case of Y&R, on the New York Stock Exchange.

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    In addition, Y&R has agreed that, except to the extent previously disclosed to WPP, it will not take any of the following actions:

    - issue any new shares of common stock or securities convertible into those shares, except for grants of up to 800,000 options in total to new hires and to persons who become employees of Y&R as a result of an acquisition, issuances of shares to satisfy option exercises or conversion of Y&R's 3% convertible notes;

    - incur or materially modify (1) the terms of any material indebtedness or
      (2) any other liability outside the ordinary and usual course of business, other than an incurrence or a liability outside of Y&R's control;

    - enter into any merger or share exchange;

    - dispose of any business or material asset outside the ordinary and usual course of business;

    - make acquisitions of businesses or assets outside of the ordinary and usual course of business, except for individual acquisitions for $50 million or less and acquisitions that in total are for no more than $100 million;

    - amend or make any new awards of stock-based compensation or other benefits under, any compensation or benefit plan, except increases in salary or non-stock-based bonus compensation in the ordinary and usual course of business consistent with past practice and grants of 800,000 options in total to new hires and to persons who become employees of Y&R as a result of an acquisition;

    - exempt any party from its rights plan;

    - fail to enforce its rights under any standstill agreement;

    - enter into or amend the terms of, or terminate any material joint venture, partnership or similar arrangement, unless permitted by the provision described above regarding acquisitions; and

    - change its tax accounting policies, elections or settle any material audits, examinations or litigation regarding taxes.

OFFERS FOR ALTERNATIVE TRANSACTIONS

    WPP and Y&R have each agreed not to, and each is required to use its best efforts to cause its employees, agents and representatives not to:

    - initiate, solicit or encourage any party to make, or facilitate the making of, a merger, reorganization, share exchange, consolidation, or similar transaction with that company or the purchase of all or any significant portion of that company's assets or shares; or

    - engage in any discussions or negotiations with or provide any confidential information or data to any person relating to an offer for an alternative transaction or engage in any negotiations with any person concerning any alternative transaction offer, or otherwise facilitate any effort to make or implement an alternative transaction offer.

However, if either WPP or Y&R receives an alternative transaction offer, it may, after giving the other company at least 24 hours notice, engage in discussions or negotiations with, and furnish confidential information to, the person that made the offer, if that offer:

    - did not result from the breach of that company's obligations described above not to solicit or engage in discussions regarding an alternative transaction offer; and

    - the company's board of directors determines in its good faith judgment after receiving the advice of its financial adviser that the offer is reasonably likely to result in a superior offer.

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    A "superior offer" is a bona-fide written alternative transaction offer that:

    - is no longer subject to any due diligence investigation by the person making the offer; and

    - the board of directors of the company receiving the offer determines in its good faith judgment, after consultation with its financial advisors, to be an offer more favorable from a financial point of view to its shareholders than the merger under the merger agreement between WPP and Y&R, and taking into account all legal, financial, regulatory and other aspects of the offer, the offer is for a transaction that is reasonably likely to be completed.

    Both WPP and Y&R have also agreed:

    - to terminate any discussions or negotiations regarding alternative transactions that were being conducted before the merger agreement was signed;

    - to inform its subsidiaries and their representatives of the relevant obligations undertaken in the merger agreement;

    - to notify the other company promptly if any inquiries, proposals or requests for information regarding an alternative transaction are received or any discussions or negotiations are sought and identify the person making the inquiry, proposal or request and the material terms of any alternative transaction offer that company receives; and

    - to the extent the company has a right to do so, to promptly request that each person who executed a confidentiality agreement with it within the 12 months prior to the date of the merger agreement in connection with that company's consideration of an alternative transaction return or destroy all confidential information previously furnished to the person.

AGREEMENT REGARDING RECOMMENDATIONS TO SHAREHOLDERS

    The boards of directors of WPP and Y&R are required, subject to their fiduciary duties under applicable law, to recommend that their shareholders vote to approve the merger, and, in the case of WPP, that the WPP share owners elect Y&R's designees to WPP's board. See "The WPP Extraordinary General Meeting" beginning on page 23, and "Directors and Management of WPP Following the Merger" beginning on page 150.

    Both companies' boards of directors are also required, subject to their fiduciary duties under applicable law, to deliver written notice, at least four business days before that board of directors modifies its favorable recommendation of the merger, and in the case of WPP's board, the recommendation to elect Y&R's designees to WPP's board, advising the other company that it intends to do so unless the other company modifies the terms and conditions of the merger agreement.

    However, each of the companies is required to submit the merger for a vote of its share owners even if, in accordance with its fiduciary duties, the company's board of directors determines not to recommend approval of the merger.

STOCK OPTIONS AND OTHER EMPLOYEE BENEFITS

    STOCK OPTIONS. In the merger, generally all Y&R stock options held by a person whose primary place of residence or employment with Y&R is in Europe will by their terms become options to acquire WPP ordinary shares. Generally, all other options will by their terms become options to acquire WPP ADSs.

    Each Y&R stock option will remain subject to the terms of the Y&R stock option plan under which it was issued, except that after the merger Y&R stock options that become options to acquire WPP ordinary shares will be exercisable for 4.175 ordinary shares for each share of Y&R common

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stock subject to that option before the merger and all other options will be exercisable for .835 WPP ADSs for each share of Y&R common stock subject to that option before the merger.

    The exercise price per WPP ADS or ordinary share, as applicable, for each of these options will be the exercise price per share of Y&R common stock applicable to that option before completion of the merger divided by 4.175, if the option is exercisable for WPP ordinary shares, or .835, if the option is exercisable for WPP ADSs.

    Notwithstanding the foregoing, the number of WPP ADSs or ordinary shares, as applicable, and the exercise price per WPP ADS or ordinary share applicable to any Y&R stock option intended to be an "incentive stock option," as defined in section 422 of the U.S. tax code, will be adjusted as required by that section of the U.S. tax code.

    OTHER EMPLOYEE BENEFITS. For at least the twelve month period after completion of the merger, WPP will provide to Y&R employees:

    - salary, incentive compensation and other employee benefits, except stock-based benefits and compensation, which in the aggregate are substantially comparable to the benefits provided by Y&R before the merger; and

    - stock-based benefits and compensation pursuant to criteria and procedures substantially similar to the criteria and procedures applied to similarly situated employees of WPP.

    However, Y&R employees who are subject to collective bargaining or other labor agreements will receive benefits under the terms of those agreements. Y&R employees who have entered into an employment agreement with Y&R will receive all salary, incentive compensation and other employee benefits under the terms of that employment agreement.

    After completion of the merger, WPP will, for calendar year 2000, honor the terms of Y&R's year 2000 annual bonus program and administer the program consistent with Y&R's historical annual bonus programs.

    WPP will also recognize:

    - a Y&R employee's prior service with Y&R and its predecessor entities for purposes of eligibility and vesting and benefit accruals and determinations under any employee compensation, incentive or benefit plans that are maintained for the benefit of Y&R employees after the merger to the same extent as that service is recognized by Y&R before the merger, except to the extent this would result in an employee receiving duplication of benefits for the same period of service; and

    - any co-payments and deductibles incurred by a Y&R employee for purposes of determining the employee deductible or out-of-pocket requirements under any medical or similar plans that Y&R employees will be eligible to participate in after the merger.

    In addition, WPP has agreed to honor the terms of:

    - each existing employment, change of control, severance and termination plan or agreement between Y&R and any Y&R director, officer or employee; and

    - all obligations pursuant to outstanding retention plans, equity-based plans, programs or agreements, bonus plans or programs, bonus deferral plans, vested and accrued benefits under any employee benefit plan, program or arrangement of Y&R and similar employment, compensation and benefit arrangements and agreements in effect as of the merger, in each case to the extent the obligation is legally binding on Y&R or any of its subsidiaries.

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INDEMNIFICATION AND INSURANCE

    After the merger, WPP will indemnify the individuals who are or were directors or officers of Y&R or any of its subsidiaries as of or before the completion of the merger for any losses they incur because they acted as directors and officers of Y&R or its subsidiaries before the merger, as follows:

    - WPP will maintain all rights to indemnification and all limitations on liability existing under the Y&R certificate of incorporation and bylaws in favor of those directors and officers;

    - WPP will maintain all rights to indemnification and all limitations on liability existing under any agreement between any of those directors or officers;

    - WPP will, for a period of six years after the merger, indemnify those directors and officers to the same extent they are indemnified on the date of the merger agreement;

    - WPP will, for a period of six years after the merger, indemnify and hold harmless those directors and officers against any costs or expenses, including reasonable attorney's fees, judgments, fines, losses, claims, damages or liabilities they incur in connection with any claim arising out of or pertaining to matters relating to their duties or actions in their capacity as officers or directors and existing or occurring at or before completion of the merger. In this regard, WPP will advance fees and expenses, including reasonable attorney's fees, as incurred to the fullest extent permitted under applicable law if the person to whom expenses are advanced provides a customary undertaking to repay these expenses if it is ultimately determined that this person is not entitled to indemnification; and

    - WPP will, for a period of six years after the merger, provide liability insurance for those directors and officers for acts or omissions occurring before the merger on terms at least as favorable as those of any policy presently in effect. WPP will not, however, be required to provide any more coverage than can be obtained for the remainder of the period for an annual premium that is more than 200% of the annual premium currently paid by Y&R for its existing coverage.

DIRECTORS AND OFFICERS OF WPP AND Y&R FOLLOWING THE MERGER

    At the time the merger is completed, the board of directors of WPP will consist of 16 directors. Under the merger agreement, Y&R is entitled to designate five persons to be members of the WPP board at the time the merger is completed. Y&R has designated to date the following four of its current directors for election to the WPP board:

    - Michael J. Dolan;

    - F. Warren Hellman;

    - Michael H. Jordan; and

    - Sir Christopher Lewinton.

    Twelve of the directors will be persons from WPP's current board selected by WPP before completion of the merger. One of these twelve directors will be Masao Inagaki, a current director of WPP and chairman and chief executive officer of Asatsu-DK, one of WPP's largest share owners. Y&R and WPP have agreed that, after the completion of the merger, the former Y&R directors on the WPP board will have the right to designate at any time before June 30, 2001 a fifth Y&R designee, who is not a U.S. citizen or resident and is otherwise reasonably acceptable to WPP's board of directors, for appointment as a director of WPP. WPP's board of directors will appoint the designee of the former Y&R directors to WPP's board unless doing so would be inconsistent with WPP's articles of association or the board's fiduciary duties. We have included biographies of the current directors of WPP and the four Y&R designees under "Directors and Management of WPP Following the Merger," beginning on

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page 150. In that section of this proxy statement/prospectus, we also describe the share and option ownership of the current WPP directors and the current Y&R designees, the responsibilities of WPP's board, its committees and rights of the Y&R designees once they have joined WPP's board. WPP has agreed to include for consideration by its share owners at their first annual general meeting after completion of the merger a proposal for an amendment to WPP's articles of association to require that notices of meetings of WPP's board be delivered to directors located outside of the U.K. Under WPP's current articles of association, WPP is only required to send notices of meetings to directors outside the U.K. if the director requests notice. Subject to its fiduciary duties, WPP's board will recommend that share owners approve the proposed amendment.

    Upon completion of the merger, Thomas D. Bell, Y&R's chairman and chief executive officer, will serve as chairman of Y&R and Mr. Dolan, a vice chairman and the president and chief operating officer of Y&R, will serve as Y&R's president and chief executive officer. In addition, until the first anniversary of completion of the merger, WPP will maintain a four person transition committee. We describe this committee under "The Merger--Plans for Y&R After the Merger--Transition Committee" beginning on page 61.

HEADQUARTERS

    The merger agreement provides that:

    - the main headquarters of WPP will continue to be located in London, England after completion of the merger; and

    - the headquarters of each advertising agency currently operated by Y&R that is located in the U.S. will continue to be located within the U.S. after completion of the merger.

CHANGES TO TERMS OF WPP ADSS

    WPP has agreed that it will amend its agreement with the depositary for its ADSs to require WPP to deliver to the depositary any reports WPP mails or otherwise distributes to holders of its ordinary shares. The depositary will then distribute those reports to holders of WPP ADSs.

    WPP has also agreed to include for consideration by its share owners at their first annual general meeting after completion of the merger a proposal for an amendment to WPP's articles of association that would grant, to the extent reasonably practicable, holders of ADSs substantially the same rights as holders of ordinary shares, including rights to receive notice of, attend, speak and vote at general meetings of WPP share owners by providing for the appointment of multiple proxies and sub-proxies and that all votes on special and extraordinary resolutions be taken on a poll. Subject to its fiduciary duties, WPP's board will recommend that its share owners approve the proposed amendment. If this amendment is approved by WPP share owners, WPP will make corresponding amendments to its agreement with the depositary. See "Description of WPP Ordinary Shares," "Description of WPP American Depositary Shares" and "Comparison of Rights of Y&R Stockholders and WPP Share Owners."

CONDITIONS

    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO COMPLETE THE MERGER

    Y&R's and WPP's respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

    - SHAREHOLDER APPROVALS.

       (1) the holders of a majority of the voting power of Y&R common stock having approved and adopted the merger agreement; and

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       (2) the holders of a simple majority of the WPP ordinary shares, whether in person or by proxy, at the extraordinary general meeting of the share owners of WPP, having approved Resolutions 1 to 5, details of which we describe above under "The WPP Extraordinary General Meeting."

    - REGULATORY APPROVALS. Without being subject to conditions or restrictions that would have a material adverse effect on WPP and Y&R on a combined basis:

       (1) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act having expired or been terminated;

       (2) the European Commission confirming that the merger and any matters arising from the merger are compatible with the common market and any national authority within the European Union to which the merger or any part of the merger is referred by the European Commission approving the merger in accordance with national merger control laws;

       (3) necessary approvals under competition regulations of jurisdictions outside the United States and the European Union having been obtained;

       (4) all rules and regulations of the New York Stock Exchange, the Nasdaq National Market, the U.K. Listing Authority and the London Stock Exchange having been complied with;

       (5) the U.K.'s H.M. Treasury under Section 765 of the U.K. Income and Corporation Tax Act 1988 having consented to the merger; and

       (6) all other consents, approvals and declarations and authorizations of other governmental entities which, if not obtained before completion of the merger, would have a material adverse effect on WPP and Y&R on an individual basis, or make the merger illegal, having been obtained.

    We describe in detail the regulatory approvals required or advisable in connection with the completion of the merger and the actions the merger agreement requires that WPP and Y&R take in order to obtain regulatory approvals under "The Merger--Regulatory Approvals."

    - NO LAWS OR ORDERS. No law, judgment or order having been enacted or entered by a governmental entity that restrains, enjoins or otherwise prohibits the completion of the merger or that materially frustrates the express intent and purposes of the merger agreement and no governmental entity having instituted a proceeding that would have a material adverse effect on WPP and Y&R on a combined basis.

    - STOCK EXCHANGE LISTING.

       (1) The WPP ordinary shares to be issued in the merger having been admitted to the Official List of the U.K. Listing Authority and to trading on the main market of the London Stock Exchange; and

       (2) the WPP ADSs to be issued having been authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

    As used in the merger agreement, a "material adverse effect" means, with respect to any entity, a material adverse effect on the business, properties, results of operations or financial condition of the entity and its subsidiaries, taken as a whole, except that events, consequences or conditions caused by the following will not be considered to have a material adverse effect:

    - the announcement of the merger agreement and the merger, including any termination or reduction in client business due to the announcement of completion of the merger or the identity of the parties to the merger;

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    - the impact of any change in business of specified clients publicly announced before the merger agreement is signed; or

    - general changes in economic conditions in the broader economy or the advertising industry, unless the change materially and disproportionately affects that entity.

    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF WPP

    The obligations of WPP to effect the merger are also subject to the satisfaction, or waiver by WPP, of the following conditions:

    - REPRESENTATIONS AND WARRANTIES. Y&R's representations and warranties in the merger agreement having been true in all material respects when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date, and except to the extent that together all inaccuracies in the representations and warranties would not reasonably be expected to have a material adverse effect on Y&R. Y&R's representation regarding its capitalization must by itself be true in all material respects.

    - COMPLIANCE WITH COVENANTS. Y&R having performed all material obligations required to be performed by it under the merger agreement at or before the date of the closing of the merger.

    - TAX OPINION. WPP having received an opinion from Fried, Frank, Harris, Shriver & Jacobson substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion:

       (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the U.S. tax code;

       (2) WPP will be treated as a corporation under Section 367(a) of the U.S. tax code with respect to each transfer of property pursuant to the merger;

       (3) no gain or loss will be recognized by the stockholders of Y&R who exchange Y&R common stock solely for WPP ADSs or ordinary shares in the merger, except with respect to cash received instead of fractional interests in those shares; and

       (4) each of WPP, Y&R and WPP's direct and indirect subsidiaries that are party to the merger agreement will be a party to the reorganization within the meaning of Section 368 of the U.S. tax code.

    WPP does not intend to waive this tax opinion condition.

    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF Y&R

    The obligation of Y&R to effect the merger is also subject to the satisfaction or, except as noted below, waiver by Y&R of the following conditions:

    - REPRESENTATIONS AND WARRANTIES. WPP's representations and warranties in the merger agreement having been true in all material respects when the merger agreement was entered into and as of the closing date, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date and except to the extent that together all inaccuracies in the representations and warranties would not reasonably be expected to have a material adverse effect on WPP. WPP's representation regarding its capitalization must by itself be true in all material respects.

    - COMPLIANCE WITH COVENANTS. WPP having performed all material obligations required to be performed by it under the merger agreement at or before the date of the closing of the merger.

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    - TAX OPINION.  Y&R having received an opinion from Wachtell, Lipton,
      Rosen & Katz, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion:

       (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the U.S. tax code;

       (2) WPP will be treated as a corporation under Section 367(a) of the U.S. tax code with respect to each transfer of property pursuant to the merger;

       (3) no gain or loss will be recognized by the stockholders of Y&R who exchange Y&R common stock solely for WPP ADSs or ordinary shares in the merger, except with respect to cash received instead of fractional interests in those ordinary shares; and

       (4) each of WPP, Y&R and WPP's direct and indirect subsidiaries that are party to the merger agreement will be a party to the reorganization within the meaning of Section 368 of the U.S. tax code.

    Y&R does not intend to waive this tax opinion condition.

TERMINATION AND EFFECTS OF TERMINATION

    RIGHT TO TERMINATE. The merger agreement may be terminated at any time before the closing in any of the following ways:

    (1) by mutual written consent;

    (2) by either company, if:

       (a) the merger is not completed by February 11, 2001, provided that neither company may terminate the merger agreement if the failure to complete the merger by that date is caused by the failure of the company seeking to terminate to fulfill its obligations under the merger agreement;

       (b) a governmental authority enacts any law or issues a final non-appealable permanent injunction that prohibits the completion of the merger, except that the right to terminate the merger agreement for this reason is not available to any company that has not used commercially reasonable efforts to prevent this law from being enacted or this injunction from being issued or this injunction or order is due to a material breach by that company of its obligations under the merger agreement; or

       (c) either company's shareholders do not approve the merger at their respective shareholders meeting;

    (3) by WPP, if:

       (a) the Y&R board withdraws or adversely modifies its favorable recommendation of the merger to Y&R's stockholders;

       (b) Y&R or its board recommends an alternative transaction offer to its stockholders; or

       (c) any representation or warranty of Y&R contained in the merger agreement is inaccurate, or Y&R breaches any of its obligations contained in the merger agreement, which, unless cured within 20 business days following written notice of this inaccuracy or breach from WPP, would result in conditions to the merger not being satisfied before or as of February 11, 2001; and

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    (4) by Y&R, if:

       (a) the WPP board withdraws or adversely modifies its favorable recommendation of the merger to WPP's share owners;

       (b) WPP or its board recommends an alternative transaction offer to its share owners; or

       (c) any representation or warranty of WPP contained in the merger agreement is inaccurate, or WPP breaches any of its obligations contained in the merger agreement, which, unless cured within 20 business days following written notice of this inaccuracy or breach from Y&R, would result in conditions to the merger not being satisfied before or as of February 11, 2001.

    TERMINATION FEES PAYABLE TO WPP. Y&R has agreed to pay WPP a termination fee of $175 million if:

    (1) Y&R's board of directors withdraws or adversely modifies its favorable recommendation of the merger to its stockholders at a time when an alternative transaction offer for Y&R is pending;

    (2) Y&R or its board of directors recommends an alternative transaction offer to its stockholders; or

    (3) an alternative transaction offer for Y&R is made or is publicly announced and the merger agreement is subsequently terminated:

       (a) by WPP or Y&R, because the necessary approval of Y&R's stockholders is not obtained at the Y&R stockholders meeting;

       (b) by Y&R, because the merger is not consummated by February 11, 2001, except if the necessary approval of WPP share owners has not then been obtained, for any reason other than as a result of a breach by Y&R; or

       (c) by WPP, because any representation or warranty of Y&R contained in the merger agreement is inaccurate or Y&R breaches any of its obligations contained in the merger agreement, which, unless cured within 20 business days following written notice of this breach from WPP, would not be satisfied prior to or as of the termination date; and

in the case of each of (a), (b) or (c), if within nine months after the merger agreement is terminated, Y&R enters into an agreement in respect of any alternative transaction, or an alternative transaction is completed.

    Y&R has also agreed to pay WPP a termination fee of $25 million under circumstances in which no $175 million fee is payable if either Y&R or WPP terminates the merger because Y&R's stockholders do not approve the merger.

    TERMINATION FEES PAYABLE TO Y&R. WPP has agreed to pay Y&R a termination fee of $75 million if:

    (1) WPP's board of directors withdraws or adversely modifies its favorable recommendation of the merger to its share owners at a time when an alternative transaction offer for WPP is pending;

    (2) WPP or its board of directors recommends an alternative transaction to its share owners; or

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    (3) an alternative offer for WPP is made or is publicly announced and the merger agreement is subsequently terminated:

       (a) by WPP or Y&R, because the necessary approval of WPP's share owners is not obtained at the WPP share owners meeting;

       (b) by WPP, because the merger is not consummated by February 11, 2001, except if the necessary approval of Y&R stockholders has not then been obtained, for any reason other than as a result of a breach by WPP; or

       (c) any representation or warranty of WPP contained in the merger agreement is inaccurate or WPP breaches any of its obligations contained in the merger agreement, which, unless cured within 20 business days following written notice of this breach from Y&R, would not be satisfied prior to or as of the termination date; and

in the case of each of (a), (b) or (c), if within nine months after the merger agreement is terminated, WPP enters into an agreement in respect of any alternative transaction or an alternative transaction is completed.

    WPP has also agreed to pay Y&R a termination fee of $25 million under circumstances in which no $75 million fee is payable if either Y&R or WPP terminates the merger because WPP's share owners do not approve the merger.

EXPENSES

    Whether or not the merger is completed, all costs and expenses incurred in connection with the merger, the merger agreement and the transaction contemplated by the merger agreement will be paid by the party incurring the expense, except that WPP or Y&R will share equally the costs and expenses of filing, printing and distributing the Form F-4 registration statement, this proxy statement/prospectus, the circular to be distributed to shareholders of WPP and the listing particulars relating to the WPP ordinary shares.

AMENDMENT; WAIVER

    WPP and Y&R may amend the merger agreement by written agreement prior to completion of the merger, but, after Y&R's stockholders or WPP's share owners have approved the merger agreement, no amendment may be made which by law requires further shareholder approval without the shareholder approval being obtained.

    Any provision of the merger agreement may be waived before the merger is completed, but only if the waiver is in writing and signed by the party against whom the waiver is to be effective.

                        THE SALE RESTRICTION AGREEMENTS

    Contemporaneously with the execution of the merger agreement, WPP entered into sale restriction agreements with 16 senior executives of Y&R, including Thomas D. Bell, Y&R's chairman and chief executive officer and Michael J. Dolan, a vice chairman of Y&R and Y&R's president and chief operating officer, Edward
H. Vick, worldwide chairman and chief executive officer of Y&R Advertising and with Peter A. Georgescu, Y&R's former chairman and chief executive officer. Under these agreements, these senior executives and Mr. Georgescu have agreed not to sell a total of approximately six million shares of their Y&R common stock and/or the shares received upon the exercise of stock options (and, following completion of the merger, the WPP shares and/or stock options they will receive in the merger in exchange for these Y&R shares and options) for the one year period ending May 11, 2001. We summarize the material terms of these agreements below, but this description does not purport to describe all of their terms.

RESTRICTIONS ON THE TRANSFER OF SHARES

    Each of the senior executives who executed a sale restriction agreement agreed not to sell two-thirds of the total number of his or her Y&R shares (and the WPP shares he or she will receive in the merger in exchange for those shares) during the one year period ending on May 11, 2001. For purposes of these agreements, the senior executive's total number of Y&R shares is comprised of:

    - the number of shares of Y&R common stock owned by him or her on May 11, 2000; plus

    - the number of shares of Y&R common stock underlying the Y&R stock options he or she held on May 11, 2000.

    Mr. Georgescu has agreed not to sell 200,000 shares of Y&R common stock before completion of the merger. After the completion of the merger until May 11, 2001, Mr. Georgescu will not sell the number of WPP shares that have a value of $10 million at the time the merger is completed.

    Under the sale restriction agreements, the limitations on the sale of shares will cease to apply if WPP violates any the provisions contained in the merger agreement relating to the transition committee and does not cure that violation within 30 business days after receiving notice. See "The Merger--Plans for Y&R After the Merger--Transition Committee."

    Under the sale restriction agreements, other than the agreement with Mr. Georgescu, the limitations on the sale of shares will also cease to apply if:

    - Y&R or, after the effective time of the merger, WPP terminates the employment of the senior executive who executed this agreement without cause;

    - the senior executive terminates his or her employment for good reason; or

    - the senior executive dies or is disabled.

    Under the sale restriction agreements, termination of employment for "cause" means:

    - the senior executive's willful and continued failure to substantially perform his or her duties as in effect before May 11, 2000 if this failure continues after Y&R has given notice to the senior executive; or

    - the senior executive's willful misconduct that materially injures Y&R.

    Under the sale restriction agreements, termination of employment for "good reason" means:

    - the assignment of any duties inconsistent with or the reduction of responsibilities associated with the senior executive's position with Y&R immediately prior to the execution of the merger agreement;

    - a reduction of the senior executive's base salary;

    - a change in the senior executive's principal work location of more than 50 miles;

    - the failure of Y&R to pay any current or deferred compensation within seven days of the due date;

    - the failure of Y&R to continue any benefit plans, to provide substitute benefit plans, or to provide the number of paid vacation days to which the senior executive was entitled immediately prior to the execution of the merger agreement;

    - the material reduction of benefits under any benefit plans to which the senior executive was entitled immediately prior to the execution of the merger agreement; or

    - the failure of Y&R to afford annual bonus and long-term incentive compensation opportunities equal to those opportunities available immediately prior to the execution of the merger agreement.

NONCOMPETITION PROVISIONS OF THE SALE RESTRICTION AGREEMENTS

    The sale restriction agreements provide that so long as the senior executive is employed by Y&R and following termination for any reason, the senior executive will not:

    - for one year, work for any competitor of Y&R on the account of any Y&R client with whom the senior executive had a direct relationship or as to which the senior executive had a significant involvement at any time during the two years prior to termination;

    - for one year, if the senior executive's responsibilities do not principally involve client service, work for a principal competitor of Y&R in a similar corporate function;

    - for one year, if the senior executive's responsibilities are of a client service related nature, work for a competitor of Y&R on the account of any substantial competitor of any client for which the senior executive had substantial responsibility during the two years prior to termination or work directly for a competitor of these clients;

    - for one year, solicit or hire any employee of Y&R; and

    - disclose any confidential information of Y&R and its clients.

    These noncompete provisions are not contained in the sale restriction agreement entered into with Mr. Georgescu.

DAMAGES AND EXPENSES

    Y&R's and WPP's sole remedy for a breach of these sale restriction agreements is to seek specific performance of the covenants contained in these agreements, including a court order requiring the breaching party to purchase a number of shares sold or transferred in violation of these agreements. Under no circumstances will the individuals who executed these agreements be responsible for any monetary damages.

    Under these agreements, WPP must pay all legal fees and expenses reasonably incurred by these individuals in connection with any contest regarding the sale restriction provisions of these agreements so long as there is a reasonable basis for the claims asserted by these individuals and those claims were asserted in good faith. These individuals are obligated to return any fees or expenses that were advanced plus interest if it is judicially determined that there was no good faith basis to assert any of these claims.

                                 EXCHANGE RATES

    This table sets forth, for each period indicated, the high and low exchange rates for one pound sterling expressed in U.S. dollars, the average exchange rate during that period, and the exchange rate at the end of that period.

                                     -------------   ----------------------------------------------------
                                      SIX MONTHS
                                         ENDED                     YEAR ENDED DECEMBER 31,
                                     JUNE 30, 2000     1999       1998       1997       1996       1995
                                     -------------   --------   --------   --------   --------   --------
High...............................     $1.6537      $1.6765    $1.7222    $1.7035    $1.7123    $1.6440
Low................................      1.4702       1.5515     1.6114     1.5775     1.4948     1.5302
Average............................      1.5694       1.6146     1.6602     1.6397     1.5733     1.5803
Period End.........................      1.5130       1.6150     1.6628     1.6427     1.7123     1.5535

    As of August 24, 2000, the latest practicable date for which exchange rate information was available prior to the printing of this document, the exchange rate for one pound sterling expressed in U.S. dollars was $1.4806.

    This table sets forth, for each period indicated, the high and low exchange rates for one U.S. dollar expressed in pounds sterling, the average exchange rate during that period, and the exchange rate at the end of that period.

                                     -------------   ----------------------------------------------------
                                      SIX MONTHS
                                         ENDED                     YEAR ENDED DECEMBER 31,
                                     JUNE 30, 2000     1999       1998       1997       1996       1995
                                     -------------   --------   --------   --------   --------   --------
High...............................     L0.6802      L0.6445    L0.6205    L0.6339    L0.6690    L0.6535
Low................................      0.6047       0.5965     0.5807     0.5870     0.5840     0.6083
Average............................      0.6372       0.6193     0.6023     0.6099     0.6356     0.6328
Period End.........................      0.6609       0.6192     0.6014     0.6088     0.5840     0.6437

    As of August 24, 2000, the latest practicable date for which exchange rate information was available prior to the printing of this document, the exchange rate for one U.S. dollar was L0.6755.

    All of the exchange rate information set forth above is based on the noon buying rates in New York City for cable transfer in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on the relevant dates.

                         MARKET PRICE AND DIVIDEND DATA

MARKET PRICES

    WPP

    The primary trading market for the WPP ordinary shares is the London Stock Exchange, where they are traded under the ticker symbol "WPP." The WPP ordinary shares are also traded on German stock exchanges in Berlin, Frankfurt, Munich, and Stuttgart. WPP ADSs, each representing five ordinary shares, are issued by a depositary and are quoted on the Nasdaq National Market, where their ticker symbol is "WPPGY."

    The table below sets forth, for the calendar quarters indicated, the highest and lowest middle-market quotations for the ordinary shares as derived from the Daily Official List of the London Stock Exchange and the range of high and low bid prices of WPP ADSs as quoted on the Nasdaq National Market.

                                                                      WPP
                                                                   ORDINARY
                                                                    SHARES                 WPP ADSS(1)
                                                              -------------------   --------------------------
                                                                HIGH       LOW         HIGH           LOW
                                                              --------   --------   -----------   ------------
                                                                  (L PER WPP               ($ PER ADS)
                                                                   ORDINARY
                                                                    SHARE)
YEAR ENDED DECEMBER 31, 1998
First Quarter...............................................    3.43       2.43      29 3/16       20 1/4
Second Quarter..............................................    4.27       3.43      35 3/4        28 3/4
Third Quarter...............................................    4.67       2.71      38 1/2        22 13/16
Fourth Quarter..............................................    3.78       2.02      32 3/8        18
YEAR ENDED DECEMBER 31, 1999
First Quarter...............................................    5.49       3.59      44 3/8        30 7/16
Second Quarter..............................................    5.75       4.98      46            39 3/4
Third Quarter...............................................    6.27       5.39      50 7/16       42 11/16
Fourth Quarter..............................................    9.96       5.70      83 1/8        47 1/2
YEAR ENDED DECEMBER 31, 2000
First Quarter...............................................   13.24       8.68     102 9/16       70 1/8
Second Quarter..............................................   11.20       7.10      88            56 1/4
Third Quarter (through August 24, 2000).....................    9.89       8.50      73 5/8        62 3/16
                                                               -----       ----     ---           ---

------------------------

(1) With effect from November 16, 1999, WPP split its existing ADSs on a two-for-one basis so that a WPP ADS is now equivalent to five ordinary shares. Comparative figures for prior periods have been restated accordingly.

    Y&R STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE WPP ADSS AND ORDINARY SHARES.

    On May 11, 2000, the last trading day prior to the formal public announcement of the signing of the merger agreement, the last middle market quotation of the WPP ordinary shares on the London Stock Exchange was L8.24 per ordinary share and the high and low bid prices for the WPP ADSs as quoted on the Nasdaq National Market were $65.50 and $62.8125, respectively. On August 24, 2000, the last trading day for which information was available prior to the printing of this proxy statement/ prospectus, the last middle market quotation of the ordinary shares on the London Stock Exchange was L8.60 per ordinary share and the high and low bid prices for the WPP ADSs as quoted on the Nasdaq National Market were $64.25 and $63.25, respectively.

    As of August 18, 2000, the last date prior to the printing of this proxy statement/prospectus for which it was practicable for us to obtain information, there were approximately 10,727 registered holders of WPP ordinary shares and 462 registered holders of WPP ADSs.

    Y&R

    The Y&R common stock is traded the New York Stock Exchange under the ticker symbol "YNR." The table below sets forth, for the calendar quarters indicated, the high and low sale prices of shares of Y&R common stock as reported on the NYSE Composite Tape.

                                                                     Y&R COMMON
                                                                        STOCK
                                                              -------------------------
                                                                 HIGH           LOW
                                                              -----------   -----------
                                                                    ($ PER SHARE)
YEAR ENDED DECEMBER 31, 1998
First Quarter(1)............................................  --            --
Second Quarter..............................................  33 1/16       26 1/2
Third Quarter...............................................  35 7/8        28 3/8
Fourth Quarter..............................................  33 5/8        19 3/4
YEAR ENDED DECEMBER 31, 1999
First Quarter...............................................  43 5/16       31 1/4
Second Quarter..............................................  44 3/8        37 1/4
Third Quarter...............................................  48 1/4        39 11/16
Fourth Quarter..............................................  73 1/4        43
YEAR ENDED DECEMBER 31, 2000
First Quarter...............................................  71 9/16       38 9/16
Second Quarter..............................................  60 11/16      37 1/8
Third Quarter (through August 24, 2000).....................  59 1/4        50 7/8
                                                              --            --

------------------------

(1) Y&R completed its initial public offering during the second quarter of 1998 and therefore no trading information is available for any prior period.

    The last sale price of a share of Y&R common stock on the NYSE on May 11, 2000, the day prior to the formal public announcement of the signing of the merger agreement, was $48.375 per share. On August 24, 2000, the last trading day for which information was available prior to the printing of this proxy statement/prospectus the last sale price was $52.3125 per share.

    As of August 4, 2000, the last date prior to the printing of this proxy statement/prospectus for which it was practicable for us to obtain this information, there were approximately 914 registered holders of Y&R common stock.

    Y&R STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE Y&R COMMON STOCK.

DIVIDEND DATA

    WPP

    The following table sets forth dividends announced and paid in respect of WPP ADSs and ordinary shares, on a per ADS and per ordinary share basis for the periods indicated, but does not include the associated U.K. tax credit that may be available to beneficial owners of WPP ADSs or ordinary shares who are resident in the U.S. for tax purposes. See "Material Tax Consequences--United Kingdom Tax Consequences of Owning WPP ADSs and Ordinary Shares." The percentage of any dividend represented by the associated U.K. tax credit has varied over the periods indicated. As of

April 6, 1999, the U.K. tax credit is now effectively completely set off by the amount of applicable U.K. withholding taxes. The U.K. tax credit is currently one-ninth of the cash dividend.

    Dividends have been translated from pounds sterling per WPP ADS into U.S. dollars using the closing exchange rate as reported by Bloomberg on the date the dividends were paid. Dividends have historically been paid semi-annually, with the regular interim dividend paid in November and the regular final dividend paid in July of the next year, subject to approval by WPP's share owners. See "Exchange Rates" and "Description of WPP Ordinary Shares--Dividends" and "Description of WPP American Depositary Shares--Share Dividends and Other Distributions."

                                                                 DIVIDENDS PER WPP ORDINARY
                                                                    SHARE AND WPP ADS(1)
                                                              --------------------------------
                                                              INTERIM       FINAL      TOTAL
                                                              --------    ---------   --------
1995
  Ordinary Share............................................   0.445p       0.865p     1.310p
  ADS.......................................................  3.5 CENTS   6.7 CENTS   10.2 CENTS
1996
  Ordinary Share............................................   0.556p       1.144p     1.7p
  ADS.......................................................  4.7 CENTS   9.7 CENTS   14.4 CENTS
1997
  Ordinary Share............................................   0.70p        1.43p      2.13p
  ADS.......................................................  5.9 CENTS   11.8 CENTS  17.7 CENTS
1998
  Ordinary Share............................................   0.84p        1.72p      2.56p
  ADS.......................................................  7.0 CENTS   13.4 CENTS  20.4 CENTS
1999
  Ordinary Share............................................   1.00p        2.1p       3.1p
  ADS.......................................................  8.1 CENTS   15.8 CENTS  23.9 CENTS
2000
  Ordinary Share............................................   1.20p         n/a        n/a
  ADS....................................................... .908 CENTS      n/a        n/a

------------------------

(1) With effect from November 16, 1999, WPP split its existing ADSs on a two-for-one basis so that a WPP ADS is now equivalent to five ordinary shares. Comparative figures for prior periods have been restated accordingly.

    Y&R

    The following table sets forth the quarterly dividends in respect of Y&R common stock declared and paid in 1999 and in the first and second quarters of 2000. Y&R did not pay any dividend in respect of prior periods.

                                                                              DIVIDENDS PER SHARE OF
                                                                                 Y&R COMMON STOCK
                                                        -------------------------------------------------------------------
                                                           FIRST        SECOND         THIRD        FOURTH
                                                          QUARTER       QUARTER       QUARTER       QUARTER        TOTAL
                                                        -----------   -----------   -----------   -----------   -----------
  1999................................................          --     2.5 CENTS     2.5 CENTS     2.5 CENTS      7.5 CENTS
  2000................................................   2.5 CENTS     2.5 CENTS            --            --             --

                               DESCRIPTION OF WPP

    WPP is one of the leading communications services companies in the world. Through its 70 operating companies, it provides clients with advertising, media investment management, information and consultancy, public relations and public affairs, branding and identity, healthcare and specialist communications services. WPP employs 39,000 people (including associates) in 950 offices in 92 countries. WPP's clients include more than 300 of the Fortune 500 and over one-third of the Nasdaq 100. In the year ended December 31, 1999, WPP had annual turnover (gross billings) of approximately $14 billion, revenues of approximately $3.3 billion, and pre-tax profits of approximately
$386.4 million. During the six months ended June 30, 2000, WPP had annual turnover (gross billings) of approximately $8.6 billion, revenues of approximately $1.8 billion and pre-tax profits of approximately $208.3 million. At June 30, 2000, net assets were $582.1 million.

    WPP operates through a number of established national and international marketing and communications companies. Among these are the well known advertising networks Ogilvy & Mather Worldwide and J. Walter Thompson Company; MindShare in media investment management; Research International and Millward Brown in information and consultancy; the worldwide public relations and public affairs companies Hill and Knowlton and Ogilvy Public Relations Worldwide; a wide range of specialist communications companies including the Enterprise Identity Group, specializing in branding and corporate identity; and CommonHealth, specializing in healthcare communications. WPP's ten largest clients in 1999 were American Express, Ford, IBM, Johnson & Johnson, Kellogg, Nestle, Philip Morris, Schering-Plough, Unilever and Warner Lambert.

                               DESCRIPTION OF Y&R

    Y&R provides marketing and communications services to approximately 5,500 client accounts, including a number of large multinational organizations such as AT&T, Citibank, Colgate-Palmolive, Ford, Philip Morris and Sony. Y&R provides clients with superior creative services and extensive research capabilities and operates through recognized market leaders, including:

    - Y&R Advertising (full-service advertising);

    - Dentsu, Young & Rubicam (full-service advertising in the Asia/Pacific region);

    - Y&R 2.1 (full-service on-line and off-line advertising and marketing services);

    - The Bravo Group and Kang & Lee (multi-cultural marketing and communications);

    - impiric (customer relationship management, direct marketing and sales promotion);

    - KnowledgeBase Marketing (customer relationship marketing);

    - Brand Dialogue (digital interactive branding and digital commerce);

    - The Media Edge (media planning, buying and placement services);

    - The Digital Edge (Internet media planning, buying and placement services);

    - Burson-Marsteller (perception management and public relations);

    - Cohn & Wolfe (full-service public relations);

    - Robinson Lerer & Montgomery (strategic corporate public relations);

    - Landor Associates (branding consultation and design services); and

    - Sudler & Hennessey (healthcare communications).

    Y&R is a Delaware corporation founded over 75 years ago. Y&R's executive offices are located at 285 Madison Avenue, New York, New York 10017; telephone
(212) 210-3000.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTORY NOTE

    The following Unaudited Pro Forma Condensed Consolidated Financial Information gives pro forma effect to the merger, after giving effect to the pro forma adjustments described in the accompanying notes. We have prepared this financial information from, and you should read it in conjunction with, the historical consolidated financial statements, including applicable notes thereto, of WPP and Y&R that we have incorporated by reference into this proxy statement/prospectus. For information on how to obtain any of those documents, see "Summary--Where You Can Find More Information."

    We have provided the Unaudited Pro Forma Condensed Consolidated Financial Information for illustrative purposes only. This information does not purport to represent what the actual results of operations or the financial position of WPP would have been if the merger had actually occurred on the dates assumed and does not necessarily indicate what WPP's future operating results or consolidated financial position will be.

    We have prepared the Unaudited Pro Forma Condensed Consolidated Financial Information in accordance with U.K. GAAP, which differs in certain respects from U.S. GAAP. The Notes to the financial statements included in WPP's Annual Report on Form 20-F for the year ended December 31, 1999 describe the principal differences between U.K. GAAP and U.S. GAAP as they relate to WPP. We have included in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information a summary of the estimated material adjustments to profit attributable to ordinary share owners and equity share owners' funds which would be required if U.S. GAAP had been applied.

    WPP will account for the merger as an acquisition under U.K. GAAP in accordance with Financial Reporting Standard 6, "Acquisitions and Mergers." WPP will account for the merger as a purchase for U.S. GAAP purposes in accordance with APB Opinion No. 16, "Business Combinations."

    The historical financial statements of Y&R were prepared in accordance with U.S. GAAP. For purposes of presenting the Unaudited Pro Forma Condensed Consolidated Financial Information, we have adjusted Y&R's historical audited consolidated statement of operations for the year ended December 31, 1999, unaudited consolidated statement of operations for the six months ended
June 30, 2000 and unaudited consolidated balance sheet at June 30, 2000 to include (1) unaudited amounts for turnover (gross billings) and cost of sales,
(2) unaudited reclassifications to conform Y&R's historical financial information to WPP's presentation under U.K. GAAP and (3) unaudited adjustments to conform Y&R historical financial information with WPP's disclosed accounting policies under U.K. GAAP as described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

    The pro forma adjustments reflected in the balance sheet data included in the Unaudited Pro Forma Condensed Consolidated Financial Information reflect estimates made by WPP management and assumptions that it believes to be reasonable. The Unaudited Pro Forma Condensed Consolidated Financial Information does not take into account any synergies, including cost savings, or any severance and restructuring costs, which may or are expected to occur as a result of the merger. See "The Merger--Reasons for the Merger."

    The pro forma amounts pertaining to the consolidated WPP entity in the unaudited pro forma consolidated financial information are presented in pounds sterling. Solely for convenience, we have translated the pro forma amounts into U.S. dollars using a rate of L1.00 to $1.5130, the noon buying rate in New York City on June 30, 2000 for cable transfers in U.K. pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York. You should not construe these translations as a representation that the U.K pounds sterling amounts actually represent, or could be converted into, U.S. dollars at this rate.

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNT DATA
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

    The following unaudited pro forma condensed consolidated profit and loss account data for the six months ended June 30, 2000, presented as if the merger took place on January 1, 2000, are derived from (1) the unaudited historical consolidated profit and loss account of WPP for that period, (2) Y&R's historical unaudited statement of operations for that period, (3) unaudited reclassifications to conform Y&R's historical financial information to WPP's presentation under U.K. GAAP and (4) unaudited adjustments to conform Y&R's historical statement of operations with WPP's disclosed accounting policies under U.K. GAAP. No pro forma adjustments were required to be made in preparation of the unaudited pro forma condensed profit and loss data for the six months ended June 30, 2000 set forth below.

                                                            WPP           Y&R               PRO FORMA
                                                          --------      --------      ----------------------
                                                             L             L             L             $
                                                          --------      --------      --------      --------
                                                          (IN MILLIONS EXCEPT PER SHARE AND PER ADS AMOUNTS)
TURNOVER (GROSS BILLINGS)...........................       5,655.9       2,703.4       8,359.3      12,647.6
Cost of Sales.......................................      (4,446.8)     (2,102.6)     (6,549.4)     (9,909.2)
                                                          --------      --------      --------      --------
REVENUE.............................................       1,209.1         600.8       1,809.9       2,738.4
Direct Costs........................................        (138.0)           --        (138.0)       (208.8)
                                                          --------      --------      --------      --------
GROSS PROFIT........................................       1,071.1         600.8       1,671.9       2,529.6
Operating Costs.....................................        (924.6)       (524.1)     (1,448.7)     (2,191.9)
OPERATING PROFIT BEFORE EXCEPTIONAL CHARGE..........         146.5          76.7         223.2         337.7
Exceptional operating charge........................            --         (36.7)        (36.7)        (55.5)
OPERATING PROFIT....................................         146.5          40.0         186.5         282.2
Income from Associates..............................          14.2           2.4          16.6          25.1
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND
  TAXATION..........................................         160.7          42.4         203.1         307.3
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST,
  TAXATION AND EXCEPTIONAL CHARGE...................         160.7          79.1         239.8         362.8
Net interest payable on similar charges.............         (23.0)         (5.2)        (28.2)        (42.7)
                                                          --------      --------      --------      --------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION.......         137.7          37.2         174.9         264.6
Taxation on profit on ordinary activities before
  exceptional item..................................         (41.3)        (28.9)        (70.2)       (106.2)
Exceptional tax credit arising on exercised stock
  options...........................................            --          18.1          18.1          27.4
                                                          --------      --------      --------      --------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION........          96.4          26.4         122.8         185.8
Minority interests..................................          (3.3)         (0.9)         (4.2)         (6.4)
                                                          --------      --------      --------      --------
PROFIT ATTRIBUTABLE TO ORDINARY SHARE OWNERS........          93.1          25.5         118.6         179.4
                                                          ========      ========      ========      ========

EARNINGS PER SHARE
Basic earnings per ordinary share...................         12.3p         35.1p         11.2p      16.9 CENTS
Diluted earnings before exceptional items per
  ordinary share....................................         12.0p         52.8p         12.2p      18.5 CENTS
Diluted earnings per ordinary share.................         12.0p         31.2p         10.6p      16.0 CENTS

EARNINGS PER ADS
Basic earnings per ADS..............................         61.5p           n/a         56.0p      84.5 CENTS
Diluted earnings before exceptional items per ADS...         60.0p           n/a         61.0p      92.5 CENTS
Diluted earnings per ADS............................         60.0p           n/a         53.0p      80.0 CENTS

     THE NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                  INFORMATION
                       ARE AN INTEGRAL PART OF THIS DATA.

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNT DATA
                      FOR THE YEAR ENDED DECEMBER 31, 1999

    The following unaudited pro forma condensed consolidated profit and loss account data for the year ended December 31, 1999, presented as if the merger took place on January 1, 1999, are derived from (1) the audited historical consolidated profit and loss account of WPP for that period, (2) Y&R's audited historical statement of operations for that period, except for turnover (gross billings) and cost of sales data which are unaudited, (3) unaudited reclassifications to conform Y&R's historical financial statements to WPP's presentation under U.K. GAAP and (4) unaudited adjustments to conform Y&R's historical statement of operations with WPP's disclosed accounting policies under U.K. GAAP. No pro forma adjustments were required to be made in the preparation of the unaudited pro forma condensed consolidated profit and loss account data for the year ended December 31, 1999 set forth below.

                                                                WPP         Y&R             PRO FORMA
                                                             ---------   ---------   -----------------------
                                                                 L           L           L            $
                                                             ---------   ---------   ----------   ----------
                                                               (IN MILLIONS, EXCEPT PER SHARE AND PER ADS
                                                                                AMOUNTS)
TURNOVER (GROSS BILLINGS)..................................    9,345.9     5,273.1     14,619.0     22,118.5
Cost of Sales..............................................   (7,173.3)   (4,211.7)   (11,385.0)   (17,225.5)
                                                             ---------   ---------   ----------   ----------
REVENUE....................................................    2,172.6     1,061.4      3,234.0      4,893.0
Direct Costs...............................................     (317.3)         --       (317.3)      (480.1)
                                                             ---------   ---------   ----------   ----------
GROSS PROFIT...............................................    1,855.3     1,061.4      2,916.7      4,412.9
Operating Costs............................................   (1,591.8)     (923.4)    (2,515.2)    (3,805.5)
                                                             ---------   ---------   ----------   ----------
OPERATING PROFIT...........................................      263.5       138.0        401.5        607.4
Income from Associates.....................................       27.3         6.6         33.9         51.3
                                                             ---------   ---------   ----------   ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND
  TAXATION.................................................      290.8       144.6        435.4        658.7
Net interest payable and similar charges...................      (35.4)       (9.2)       (44.6)       (67.5)
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION..............      255.4       135.4        390.8        591.2
Tax on profit on ordinary activities before exceptional
  item.....................................................      (76.6)      (50.6)      (127.2)      (192.5)
Exceptional tax credit arising on exercised stock
  options..................................................         --        26.2         26.2         39.7
TAX ON PROFIT ON ORDINARY ACTIVITIES.......................      (76.6)      (24.4)      (101.0)      (152.8)
                                                             ---------   ---------   ----------   ----------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION...............      178.8       111.0        289.8        438.4
Minority interests.........................................       (6.0)       (2.7)        (8.7)       (13.1)
                                                             ---------   ---------   ----------   ----------
PROFIT ATTRIBUTABLE TO ORDINARY SHARE OWNERS...............      172.8       108.3        281.1        425.3
                                                             =========   =========   ==========   ==========

EARNINGS PER SHARE
Basic earnings per ordinary share..........................      22.9p      157.6p        27.0p   40.9 CENTS
Diluted earnings before exceptional tax credit per ordinary
  share....................................................      22.5p       99.0p        22.9p   34.6 CENTS
Diluted earnings per ordinary share........................      22.5p      130.6p        25.2p   38.1 CENTS

EARNINGS PER ADS
Basic earnings per ADS.....................................     114.5p         n/a       135.0p   204.5 CENTS
Diluted earnings before exceptional tax credit per ADS.....     112.5p         n/a       114.5p   173.0 CENTS
Diluted earnings per ADS...................................     112.5p         n/a       126.0p   190.5 CENTS

     THE NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                  INFORMATION
                       ARE AN INTEGRAL PART OF THIS DATA.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                AT JUNE 30, 2000

    The following unaudited pro forma condensed consolidated balance sheet at June 30, 2000 is derived from (1) the unaudited historical consolidated balance sheet of WPP at June 30, 2000, (2) the unaudited historical consolidated balance sheet of Y&R at June 30, 2000, (3) unaudited reclassifications to conform Y&R's audited historical balance sheet to WPP's presentation under U.K. GAAP,
(4) unaudited adjustments to conform Y&R's historical balance sheet to WPP's disclosed accounting policies under U.K. GAAP, and (5) the unaudited pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information. These unaudited pro forma adjustments were determined as if the merger had occurred on June 30, 2000.

                                                                                     PRO FORMA
                                                                WPP        Y&R      ADJUSTMENTS        PRO FORMA
                                                              --------   --------   -----------   -------------------
                                                                 L          L            L           L          $
                                                              --------   --------   -----------   --------   --------
                                                                                   (IN MILLIONS)
FIXED ASSETS
Intangible assets
  Corporate brands..........................................     350.0         --          --        350.0      529.6
  Goodwill-existing.........................................     511.0      251.2      (251.2)       511.0      773.1
  Goodwill-resulting from the transaction...................        --         --     3,964.3      3,964.3    5,997.9
Tangible assets.............................................     211.1      127.7        30.9        369.7      559.4
Investments.................................................     448.9      159.6       (36.2)       572.3      865.9
                                                              --------   --------     -------     --------   --------
                                                               1,521.0      538.5     3,707.8      5,767.3    8,725.9

CURRENT ASSETS
Stocks and work in progress.................................     198.1       75.8          --        273.9      414.4
Debtors.....................................................   1,336.3      753.1          --      2,089.4    3,161.3
Debtors within working capital facility:
  Gross debts...............................................     396.3         --          --        396.3      599.6
  Non-returnable proceeds...................................    (228.1)        --          --       (228.1)    (345.1)
Cash at bank and in hand....................................     395.9      105.2       218.1        719.2    1,088.1
                                                              --------   --------     -------     --------   --------
                                                               2,098.5      934.1       218.1      3,250.7    4,918.3

CREDITORS: amounts falling due within
  one year..................................................  (2,404.2)  (1,097.1)      (92.7)    (3,594.0)  (5,437.7)
NET CURRENT LIABILITIES.....................................    (305.7)    (163.0)      125.4       (343.3)    (519.4)
TOTAL ASSETS LESS CURRENT LIABILITIES.......................   1,215.3      375.5     3,833.2      5,424.0    8,206.5
CREDITORS: amounts falling due after more
  than one year.............................................    (754.9)    (330.5)         --     (1,085.4)  (1,642.2)
PROVISIONS FOR LIABILITIES AND CHARGES......................     (75.7)      (7.1)         --        (82.8)    (125.3)
                                                              --------   --------     -------     --------   --------
NET ASSETS..................................................     384.7       37.9     3,833.2      4,255.8    6,439.0
                                                              --------   --------     -------     --------   --------

CAPITAL AND RESERVES
Called up share capital.....................................      77.9        0.5        39.9        118.3      179.0
Reserves....................................................     296.6       27.7     3,793.3      4,117.6    6,229.9
                                                              --------   --------     -------     --------   --------
EQUITY SHARE OWNERS' FUNDS..................................     374.5       28.2     3,833.2      4,235.9    6,408.9
Minority interests..........................................      10.2        9.7          --         19.9       30.1
                                                              --------   --------     -------     --------   --------
TOTAL CAPITAL EMPLOYED......................................     384.7       37.9     3,833.2      4,255.8    6,439.0
                                                              --------   --------     -------     --------   --------

     THE NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                  INFORMATION
                       ARE AN INTEGRAL PART OF THIS DATA.

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

1. TRANSLATION OF Y&R CONSOLIDATED FINANCIAL STATEMENTS

    Y&R presents its financial statements in U.S. dollars. Solely for convenience, the results of Y&R, as adjusted and restated to conform with WPP's disclosed accounting policies under U.K. GAAP, have been translated into pounds sterling using a rate of $1.6178 to L1.00, the average exchange rate for the year ended December 31, 1999 and $1.57 to L1.00, the average exchange rate for the six months ended June 30, 2000. The balance sheet has been translated into pounds sterling using a rate of $1.5166 to L1.00, the closing rate on June 30, 2000.

    These translations should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, U.K. pounds sterling at the rates indicated.

2. UNAUDITED PRO FORMA ACQUISITION ADJUSTMENTS

    The Unaudited Pro Forma Condensed Consolidated Financial Information records the merger as being accounted for as an acquisition with the excess of the fair value of the consideration over the fair value of net assets acquired being allocated to goodwill.

    The Unaudited Pro Forma Condensed Consolidated Financial Information assumes that WPP will issue 4.175 WPP ordinary shares, equivalent to .835 of a WPP ADS, in exchange for each Y&R common share. The total purchase price assumed is based upon the WPP closing middle market quotation on June 30, 2000 of L9.65 and the number of Y&R shares in existence on June 30, 2000 of 73.2 million combined with
23.6 million stock options multiplied by the exchange ratio of 4.175. This also assumes that 404 million new WPP ordinary shares will be issued in connection with the merger. In calculating the number of new WPP shares to be issued, no account has been taken of (1) any Y&R common shares issued since June 30, 2000;
(2) any Y&R stock options issued since June 30, 2000; (3) any WPP ordinary shares to be issued in respect of the Y&R 3% convertible notes; or (4) any new WPP ordinary shares that will have to be issued as consideration for certain previous acquisitions by Y&R.

    Estimated professional fees of L55.6 million (primarily legal, investment bankers' and accountants' fees) and stamp duty of L37.1 million related to the acquisition are assumed to be accounted for as acquisition costs and share issue costs, respectively. These transaction costs of L92.7 million are expected to be paid on completion of the merger and as a result have been accrued in the pro forma net assets statement (creditors: amounts falling due within one year).

    A preliminary allocation of the purchase price has been performed for purposes of the Unaudited Pro Forma Condensed Consolidated Financial Information based on initial appraisal estimates and other valuation studies which are in process and which WPP believes are reasonable. The final allocation is subject to completion of these studies, which is expected to be within the next twelve months. It is expected that as a result of these studies further adjustments may be required, particularly in relation to taxation and other balance sheet accounts. A summary, in accordance with U.K. GAAP, is shown below:

                                                                   AT
                                                              JUNE 30, 2000
                                                              -------------
                                                                    L
                                                              (IN MILLIONS)
Share consideration (L40.4 million share capital; L3,821.0
  million share premium)....................................     3,898.5
Professional fees...........................................        55.6
Total purchase consideration................................     3,954.1
Less:
  Fair value of net liabilities acquired (see below)........       228.3
  Proceeds on exercise of Y&R options (a)...................      (218.1)
                                                                 -------
Goodwill....................................................     3,964.3
                                                                 =======

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

2. UNAUDITED PRO FORMA ACQUISITION ADJUSTMENTS (CONTINUED)
    Goodwill arising on the transaction has been assumed to have an indefinite useful economic life and has therefore not been amortized. Under U.K. GAAP, goodwill assumed to have an indefinite life is subject to an annual impairment review conducted in accordance with FRS 11 "Impairment of Fixed Assets and Goodwill."

    Explanation of goodwill adjustments:

    (a) Proceeds from the assumed exercise of 21,459,668 Y&R options outstanding at June 30, 2000 which are or become exercisable as a result of the merger.

    Fair value adjustments relate to intangible fixed assets, tangible fixed assets, fixed asset investments and the proceeds from the exercise of Y&R stock options.

                                                                   AT
                                                              JUNE 30, 2000
                                                              -------------
                                                                    L
                                                              (IN MILLIONS)
Book value of net assets in accordance with U.K. GAAP.......       37.9

Fair value adjustments:

Elimination of existing goodwill(a).........................     (251.2)
Revaluation of 285 Madison Avenue(b)........................       30.9
Revaluation of listed investments(c)........................      (30.0)
Elimination of treasury stock(d)............................       (6.2)
Minority interest...........................................       (9.7)
                                                                 ------

Fair value of net liabilities acquired......................     (228.3)
                                                                 ------

    Explanation of fair value adjustments:

    (a) Eliminates the existing Y&R goodwill which will be assumed in the WPP goodwill arising as a result of the merger.

    (b) Revalues the freehold office owned by Y&R at 285 Madison Avenue to the estimated fair market value.

    (c) Revalues the listed investments held by Y&R to their fair market value based upon the market price at June 30, 2000.

    (d) Eliminates treasury stock held as an asset on the balance sheet which will be cancelled on completion under the terms of the merger agreement.

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

3. EARNINGS PER SHARE

    Unaudited pro forma earnings per share is calculated based on the weighted average number of shares outstanding during the period, adjusted as if the merger had taken place at the beginning of the period. The weighted average number of shares is calculated using the average weighted number of WPP shares during the respective periods aggregated with the weighted average number of Y&R shares during the respective periods, multiplied by 4.175, the number of WPP ordinary shares underlying the exchange ratio.

    Diluted earnings per share takes into account the exercise of WPP employee share options where these are expected to be diluted, aggregated with the number of Y&R options expected to be dilutive, multiplied by 4.175, the number of WPP ordinary shares underlying the exchange ratio. The number of shares used in the June 30, 2000 calculation of pro forma number of shares also includes the dilutive impact of the Y&R 3% convertible notes.

                                                               BASIC NUMBER OF SHARES (MILLIONS)
                                               -----------------------------------------------------------------
                                                      SIX MONTHS ENDED                     YEAR ENDED
                                                        JUNE 30, 2000                   DECEMBER 31, 1999
                                               -------------------------------   -------------------------------
                                                 WPP        Y&R      PRO FORMA     WPP        Y&R      PRO FORMA
                                               --------   --------   ---------   --------   --------   ---------
Weighted average.............................   757.5       72.6          n/a     753.3       68.7          n/a
Multiplication factor........................     n/a      4.175          n/a       n/a      4.175          n/a
                                                -----      -----      -------     -----      -----      -------
Weighted average, new WPP shares.............   757.5      303.1      1,060.6     753.3      286.8      1,040.1
                                                -----      -----      -------     -----      -----      -------

    Unaudited pro forma basic earnings per share have been calculated using unaudited pro forma earnings of L118.6 million for the six months ended June 30, 2000 and unaudited pro forma earnings of L281.1 million for the year ended December 31, 1999.

                                                              DILUTED NUMBER OF SHARES (MILLIONS)
                                               -----------------------------------------------------------------
                                                      SIX MONTHS ENDED                     YEAR ENDED
                                                        JUNE 30, 2000                   DECEMBER 31, 1999
                                               -------------------------------   -------------------------------
                                                 WPP        Y&R      PRO FORMA     WPP        Y&R      PRO FORMA
                                               --------   --------   ---------   --------   --------   ---------
Weighted average.............................   775.2       86.4          n/a     768.7       82.9          n/a
Multiplication factor........................     n/a      4.175          n/a       n/a      4.175          n/a
Weighted average, new WPP shares (U.K.
  GAAP)......................................   775.2      360.7      1,135.9     768.7      346.1      1,114.8
Weighted average number of share options
  issued with exercise criteria not yet
  satisfied..................................     5.2        n/a          5.2       5.4        n/a          5.4
                                                -----      -----      -------     -----      -----      -------
Weighted average, new WPP shares (U.S.
  GAAP)......................................   780.4      360.7      1,141.1     774.1      346.1      1,120.2
                                                =====      =====      =======     =====      =====      =======

    Unaudited pro forma diluted earnings per share have been calculated using unaudited pro forma earnings of L120.1 million for the six months ended June 30, 2000 (which includes L1.5 million in respect of the elimination of interest arising in the six months to June 30, 2000 in respect of the Y&R 3% convertible notes in 2000) and unaudited pro forma earnings of L281.1 million for the year ended December 31, 1999.

    Unaudited pro forma diluted earnings before exceptional items per ordinary share have been calculated using earnings of L138.7 million for the six months ended June 30, 2000 and L254.9 million for the year ended December 31, 1999, which reflect the removal of the Y&R exceptional operating

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

3. EARNINGS PER SHARE (CONTINUED)
charge in respect of treasury stock (for the six months ended June 30, 2000 only) and the Y&R exceptional tax credits arising on the exercise of stock options.

    Basic and diluted earnings per ADS have been calculated as detailed above, multiplied by a factor of 5.

4. U.S. TO U.K. GAAP ADJUSTMENTS TO HISTORICAL Y&R FINANCIAL STATEMENTS

    The following tables show the impact of the unaudited U.K. GAAP adjustments on Y&R's historical financial statements (as conformed to WPP presentation format) to restate these figures in accordance with WPP's accounting policies under U.K. GAAP.

                                                                                     UNAUDITED
                                                   Y&R                              U.S. TO U.K.                 Y&R
                                             AS REPORTED IN                             GAAP               AS RESTATED IN
UNAUDITED RESTATED PROFIT AND LOSS ACCOUNT   ACCORDANCE WITH   RECLASSIFICATIONS    ADJUSTMENTS            ACCORDANCE WITH
FOR THE YEAR ENDED DECEMBER 31, 1999            U.S. GAAP       (SEE NOTE (1))     (SEE NOTE (2))             U.K. GAAP
------------------------------------------   ---------------   -----------------   --------------   -----------------------------
                                                    $                                  $                  $               L
                                              (IN MILLIONS)                      (IN MILLIONS)      (IN MILLIONS)   (IN MILLIONS)
Turnover (gross billings)..................           --                               8,530.9 (a)      8,530.9         5,273.1
Cost of Sales..............................           --                              (6,813.7)(a)     (6,813.7)       (4,211.7)
                                                ========             =====            ========       ==========      ==========
Revenue....................................      1,717.2                                    --          1,717.2         1,061.4
Operating Costs............................     (1,509.1)                                 15.2 (b)     (1,493.9)         (923.4)
                                                --------             -----            --------       ----------      ----------
Operating Profit/(loss)....................        208.1                                  15.2            223.3           138.0
Non-operating exceptional item.............         85.0                                 (85.0)(c)           --              --
Income from associates.....................           --              10.6 (i)              --             10.6             6.6
                                                --------             -----            --------       ----------      ----------
Profit/(loss) on ordinary activities before
  interest & taxation......................        293.1              10.6               (69.8)           233.9           144.6
Net interest payable & similar charges.....        (14.9)                                   --            (14.9)           (9.2)
                                                --------             -----            --------       ----------      ----------
Profit on ordinary activities before
  taxation.................................        278.2              10.6               (69.8)           219.0           135.4
Taxation on profit on ordinary activities
  before exceptional items.................       (111.3)            (42.4)(vii)
                                                                      (6.1)(i)            78.0 (f)        (81.8)          (50.6)
Exceptional tax credit on exercised stock
  options..................................           --              42.4 (vii)            --             42.4            26.2
                                                --------             -----            --------       ----------      ----------
Tax on profit on ordinary activities.......       (111.3)             (6.1)               78.0            (39.4)          (24.4)
                                                --------             -----            --------       ----------      ----------
Profit on ordinary activities after
  taxation.................................        166.9               4.5                 8.2            179.6           111.0
Equity in net income of unconsolidated
  affiliates...............................          4.5              (4.5)(i)              --               --              --
Minority interests.........................         (4.3)                                   --             (4.3)           (2.7)
                                                --------             -----            --------       ----------      ----------
Profit attributable to ordinary share
  owners...................................        167.1                --                 8.2            175.3           108.3
                                                --------             -----            --------       ----------      ----------

 The accompanying notes to the unaudited restatements form an integral part of this data.

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

4. U.S. TO U.K. GAAP ADJUSTMENTS TO HISTORICAL Y&R FINANCIAL STATEMENTS (CONTINUED)

                                                                                      UNAUDITED
                                                    Y&R                              U.S. TO U.K.                 Y&R
                                              AS REPORTED IN                             GAAP               AS RESTATED IN
UNAUDITED RESTATED PROFIT AND LOSS ACCOUNT    ACCORDANCE WITH   RECLASSIFICATIONS    ADJUSTMENTS            ACCORDANCE WITH
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000     U.S. GAAP       (SEE NOTE (1))     (SEE NOTE (2))             U.K. GAAP
--------------------------------------------  ---------------   -----------------   --------------   -----------------------------
                                                     $                                    $                $               L
                                               (IN MILLIONS)                        (IN MILLIONS)    (IN MILLIONS)   (IN MILLIONS)
Turnover (gross billings)...................           --                 --            4,244.3 (a)      4,244.3         2,703.4
Cost of Sales...............................                                           (3,301.0)(a)     (3,301.0)       (2,102.6)
                                                 ========           ========           ========       ==========      ==========
Revenue.....................................        943.3                                    --            943.3           600.8
Operating Costs.............................       (833.7)                                 10.9 (b)       (822.8)         (524.1)
Operating exceptional item..................           --                                 (57.6)(g)        (57.6)          (36.7)
                                                 --------           --------           --------       ----------      ----------
Operating Profit/(loss).....................        109.6                                 (46.7)            62.9            40.0
Non-operating exceptional item..............         12.2                                 (12.2)(c)           --              --
Income from associates......................           --                3.8 (i)                             3.8             2.4
                                                 --------           --------           --------       ----------      ----------
Profit/(loss) on ordinary activities before
  interest & taxation.......................        121.8                3.8              (58.9)            66.7            42.4
Net interest payable & similar charges......         (8.1)                                                  (8.1)           (5.2)
                                                 --------           --------           --------       ----------      ----------
Profit on ordinary activities before
  taxation..................................        113.7                3.8              (58.9)            58.6            37.2
Taxation on profit on ordinary activities
  before exceptional items..................        (45.4)             (28.2)(vii)
                                                                        (1.6)(i)           29.9 (f)        (45.3)          (28.9)
Exceptional tax credit on exercised stock
  options...................................           --               28.2 (vii)           --             28.2            18.1
                                                 --------           --------           --------       ----------      ----------
Tax on profit on ordinary activities........        (45.4)              (1.6)              29.9            (17.1)          (10.8)
                                                 --------           --------           --------       ----------      ----------
Profit on ordinary activities after
  taxation..................................         68.3                2.2              (29.0)            41.5            26.4
Equity in net income of unconsolidated
  affiliates................................          2.2               (2.2)(i)             --               --              --
Minority interests..........................         (1.3)                                                  (1.3)           (0.9)
                                                 --------           --------           --------       ----------      ----------
Profit attributable to ordinary share
  owners....................................         69.2                 --              (29.0)            40.2            25.5
                                                 --------           --------           --------       ----------      ----------

UNAUDITED RESTATED NET ASSET STATEMENT AS AT JUNE 30, 2000
----------------------------------------------------------
FIXED ASSETS
Intangible assets..................................                371.9               (4.2)(ii)         (73.6)(b)
Goodwill...........................................                                                       86.8 (e)        380.9
Tangible fixed assets..............................                189.4                4.2 (ii)                          193.6
Investments in associated undertakings.............                 35.1                 --                 --             35.1
Other investments..................................                151.9                9.5 (vi)          45.6 (d)        207.0
Other assets.......................................                197.6             (197.6)(iii)           --               --
                                                                --------           --------           --------       ----------
                                                                   945.9             (188.1)              58.8            816.6
                                                                --------           --------           --------       ----------
CURRENT ASSETS
Stocks & work in progress..........................                115.0                                                  115.0
Debtors............................................              1,130.7               13.8 (iv)            --               --
                                                                      --              197.6 (iii)       (199.9)(f)      1,142.2
Cash at bank & in hand.............................                173.3              (13.8)(iv)                          159.5
                                                                --------           --------           --------       ----------
                                                                 1,419.0              197.6             (199.9)         1,416.7
                                                                --------           --------           --------       ----------

CREDITORS: amounts falling due within one year.....             (1,665.2)               0.5 (v)            0.8 (h)     (1,663.9)
                                                                --------           --------           --------       ----------

Net Current Liabilities............................               (246.2)             198.1             (199.1)          (247.2)
                                                                --------           --------           --------       ----------
Total Assets less Current Liabilities..............                699.7               10.0             (140.3)           569.4
                                                                --------           --------           --------       ----------
CREDITORS: amounts falling due after more than one year..         (434.3)              10.2 (v)          (86.8)(e)
                                                                                                           9.7 (f)       (501.2)

PROVISIONS FOR LIABILITIES AND CHARGES.............                                   (10.7)(v)                           (10.7)
                                                                --------           --------           --------       ----------
NET ASSETS.........................................                265.4                9.5             (217.4)            57.5
                                                                --------           --------           --------       ----------

UNAUDITED RESTATED NET ASSET STATEMENT AS AT JUNE 30, 2000
----------------------------------------------------------
FIXED ASSETS
Intangible assets..................................
Goodwill...........................................                251.2
Tangible fixed assets..............................                127.7
Investments in associated undertakings.............                 23.1
Other investments..................................                136.5
Other assets.......................................                   --
                                                              ----------
                                                                   538.5
                                                              ----------
CURRENT ASSETS
Stocks & work in progress..........................                 75.8
Debtors............................................                   --
                                                                   753.1
Cash at bank & in hand.............................                105.2
                                                              ----------
                                                                   934.1
                                                              ----------
CREDITORS: amounts falling due within one year.....             (1,097.1)
                                                              ----------
Net Current Liabilities............................               (163.0)
                                                              ----------
Total Assets less Current Liabilities..............                375.5
                                                              ----------
CREDITORS: amounts falling due after more than one year..
                                                                  (330.5)
PROVISIONS FOR LIABILITIES AND CHARGES.............                 (7.1)
                                                              ----------
NET ASSETS.........................................                 37.9
                                                              ----------

 The accompanying notes to the unaudited restatements form an integral part of this data.

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

NOTE 1--RECLASSIFICATIONS

    Reclassifications have been made to the Y&R historical financial information presented under U.S. GAAP to conform to WPP's presentation and disclosed accounting policies under U.K. GAAP. None of these reclassifications impact net income or net assets except as described in (vi) below.

    These reclassifications include the following items:

    (I)  EQUITY ACCOUNTING

    In accordance with U.K. GAAP, the investor's share of operating profit or loss of associated undertakings and joint ventures is shown separately on the face of the profit and loss account and the investor's share of the taxation charge of associated undertakings and joint ventures is included within the taxation charge shown in the profit and loss account. Under U.S. GAAP, net after-tax profits or losses are included in the income statement as a single line item.

    (II)  INTANGIBLE FIXED ASSETS

    Certain intangible fixed assets have been reclassified as tangible fixed assets in accordance with WPP's disclosed accounting policies.

    (III)  DEBTORS

    Deferred income taxes and other noncurrent assets have been reclassified under debtors within current assets to conform with WPP's balance sheet presentation under U.K. GAAP.

    (IV)  CASH

    Financial instruments with an initial maturity of up to three months have been reclassified from cash and cash equivalents to other current assets, included within debtors.

    (V)  PENSION LIABILITIES

    Pension liabilities have been reclassified from creditors: amounts falling due within one year and creditors: amounts falling due after more than one year to provisions for liabilities and charges.

    (VI)  TREASURY STOCK

    Under U.S. GAAP when a company acquires its own shares (treasury stock) the cost of the shares acquired is shown as a reduction from capital. Under WPP's presentation, such shares are shown within investments included within fixed assets. This increased net assets at June 30, 2000 by $9.5 million.

    (VII)  EXCEPTIONAL TAX CREDIT ON EXERCISED STOCK OPTIONS

    For U.K. GAAP presentation purposes within this restatement, the cash benefit for tax purposes relating to stock options exercised has been separately presented as an exceptional tax credit.

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

NOTE 2--U.S. TO U.K. GAAP ADJUSTMENTS

    Accounting principles generally accepted in the U.K. differ in certain material respects from those generally accepted in the U.S. The differences which are material to restating the historical consolidated financial statements of Y&R to conform to WPP's disclosed accounting policies under U.K. GAAP are set out below.

(A) TURNOVER (GROSS BILLINGS) AND COST OF SALES

    In accordance with the presentation adopted by WPP, turnover (gross billings) comprises the gross amounts billed to clients in respect of commission-based income together with the total of other fees earned. Cost of sales comprises media payments and production costs. Such amounts have not been included in the historical audited financial statements of Y&R and have been extracted from unaudited underlying accounting records for the purposes of this restatement.

(B) GOODWILL

    In accordance with U.K. GAAP and FRS 10 "Goodwill and Intangible Assets," goodwill resulting from acquisitions made by Y&R on or after January 1, 1998 has been capitalized as an intangible asset. WPP has assumed that this goodwill has an indefinite life and as a result no amortization has been provided. Under U.K. GAAP, goodwill assumed to have an indefinite life is subject to an annual impairment review in accordance with FRS 11 "Impairment of Fixed Assets and Goodwill."

    Goodwill resulting from acquisitions made by Y&R before January 1, 1998 has been fully written off against equity share owners' funds, in accordance with the then preferred treatment adopted by WPP under U.K. GAAP.

    Under U.S. GAAP, goodwill resulting from a business combination accounted for as a purchase is amortized over its estimated useful life, not to exceed 40 years. Y&R's management evaluates the carrying value of Y&R's tangible and intangible assets each year, or whenever events or circumstances indicate that these assets may be impaired. Intangible assets are determined to be impaired if the future anticipated undiscounted cash flows arising from the use of the intangible assets are less than their carrying value. If an impairment is deemed to have occurred, the asset is written down to its fair value.

    This adjustment increased operating profit for the year ended December 31, 1999 by $15.2 million and for the six month period ended June 30, 2000 by $10.9 million. The adjustment reduced goodwill (intangibles) by $73.6 million as at June 30, 2000.

(C) NON-OPERATING EXCEPTIONAL ITEMS

    In 1999, in accordance with U.S. GAAP, Young & Rubicam recognized a gain on the sale of certain assets of Brand Dialogue in exchange for a minority ownership interest in Luminant and additional consideration received in the fourth quarter of 1999 as a result of achieving revenue and operating profit performance targets of the Brand Dialogue assets. During the six months ended June 30, 2000, Y&R recognized further gains largely relating to (a) additional consideration received in relation to Brand Dialogue and (b) the sale of certain assets and rights known as Y&R Teamspace in exchange for an operating interest in eMotion Inc. Under U.K. GAAP, these gains would be included in the statement of total recognized gains and losses which has not been separately presented. This reduced profit on ordinary activities before interest and taxation by $85.0 million for the year ended December 31, 1999 and by $12.2 million for the six months ended June 30, 2000.

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

NOTE 2--U.S. TO U.K. GAAP ADJUSTMENTS (CONTINUED)
(D) MARKETABLE INVESTMENTS

    In accordance with U.K. GAAP and WPP's acccounting policy, marketable investments that represent an interest of less than 20% are stated at cost less provision for diminution in value. Under U.S. GAAP, where such investments are listed investments and are "available for sale," they are marked to market and any resulting unrealized gain or loss is recorded in share owners' funds. This increased fixed asset investments by $45.6 million at June 30, 2000.

(E) CONTINGENT CONSIDERATION

    In accordance with U.K. GAAP and WPP's accounting policy, a liability has been reflected for contingent consideration in instances where management considers the likelihood of payment probable. Under U.S. GAAP, contingent consideration is not recognized until the outcome of the contingency is determined beyond a reasonable doubt. This increased goodwill (intangible assets) and creditors: amounts falling due after more than one year by $86.8 million at June 30, 2000.

(F) DEFERRED TAXES

    Under U.K. GAAP, deferred tax assets are accounted for only to the extent that it is considered probable that a liability or asset will materialize in the foreseeable future. Under U.S. GAAP, deferred taxes are accounted for on all timing differences and a valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will remain unrealized. This reduced the tax charge in the profit and loss account for the year ended December 31, 1999 by $78.0 million, and for the six month period ended June 30, 2000, by $29.9 million. The adjustment reduced debtors by $199.9 million and creditors: amounts falling due in more then one year by $9.7 million at June 30, 2000.

(G) TREASURY STOCK

    Under U.K. GAAP, if repurchased treasury stock is used for the purpose of satisfying Y&R's obligation upon exercise of stock options issued to employees, Y&R should record as an operating cost, the excess of the cost of repurchasing the treasury stock over the proceeds from employees on exercising stock options. Under U.S. GAAP, this difference is recorded as a reduction of shareholders' equity. For the six month period ended June 30, 2000, under U.K. GAAP, this results in a charge of $57.6 million which has been reflected as an operating exceptional item within this restatement. For the year ended December 31, 1999, the difference between the proceeds on exercise of employee share options less the cost of satisfying these options is not material.

(H)  PENSION LIABILITY

Under U.S. GAAP, Y&R recognized an additional pension liability through shareholders' equity. An adjustment of $0.8 million has been made at June 30, 2000 to eliminate this liability as it is not applicable under U.K. GAAP.

5. COST SAVINGS

    WPP and Y&R have quantified to date estimated pre-tax annual cost savings of $30 million that they expect to result from the merger by the year ending December 31, 2001. The Unaudited Pro Forma Consolidated Condensed Finanical Information does not contain an adjustment to reflect these

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

5. COST SAVINGS (CONTINUED)
estimated cost savings. There can be no assurance that anticipated cost savings will be achieved in the expected amounts or at the times anticipated.

6. RECONCILIATION OF UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION FROM U.K. GAAP TO U.S. GAAP

    The tables below set out the principal adjustments to profit and share owners funds reflected in the Unaudited Pro Forma Consolidated Condensed Financial Information which would be required if U.S. GAAP had been applied.
Note 3 above sets out the explanation for these adjustments.

NET INCOME

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
                                                                      L
                                                                (IN MILLIONS,
                                                               EXCEPT PER ADS
                                                                  AMOUNTS)
Unaudited Pro Forma Profit Attributable to Ordinary Share
  Owners Under U.K. GAAP....................................        281.1
    U.S. GAAP Adjustments:
      Goodwill amortization--existing.......................        (42.1)
      Amortization of additional goodwill and other
        separately identifiable intangibles arising as a
        result of the transaction...........................       (124.1)
      Executive compensation................................        (58.4)
      Deferred tax items....................................          3.3
      Gain on sale of certain assets of Brand Dialogue......         52.5
                                                                   ------
Unaudited Pro Forma Net Income as Adjusted for U.S. GAAP....        112.3
Earnings per ADS (U.S. GAAP)
      Basic.................................................         53.0p
      Diluted...............................................         50.0p

                                                                SIX MONTHS
                                                                  ENDED
                                                              JUNE 30, 2000
                                                              --------------
                                                                    L
                                                              (IN MILLIONS,
                                                              EXCEPT PER ADS
                                                                 AMOUNTS)
Unaudited Pro Forma Profit Attributable to Ordinary Share
  Owners Under U.K. GAAP....................................      118.6
    U.S. GAAP Adjustments:
      Goodwill amortization--existing.......................      (21.9)
      Amortization of additional goodwill and other
        separately identifiable intangibles arising as a
        result of the transaction...........................      (62.0)
      Executive compensation................................       (5.4)
      Deferred tax items....................................       (8.7)
      Gain on sale of certain assets of Brand Dialogue and
        TeamSpace...........................................        7.8
      Eliminate exceptional charge arising in respect of
        treasury stock......................................       36.7
                                                                  -----
Unaudited Pro Forma Net Income as adjusted for U.S. GAAP....       65.1
Earnings per ADS (U.S. GAAP)
      Basic.................................................       30.5p
      Diluted...............................................       29.0p

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

6. RECONCILIATION OF UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION FROM U.K. GAAP TO U.S. GAAP (CONTINUED)
SHARE OWNERS' FUNDS

                                                                   AT
                                                              JUNE 30, 2000
                                                              -------------
                                                                    L
                                                              (IN MILLIONS)
Unaudited Pro Forma Share Owners' Funds Under U.K. GAAP.....     4,235.9
  U.S. GAAP Adjustments:
    Capitalization of goodwill arising on acquisition (net
      of accumulated amortization and amounts capitalized
      under U.K. GAAP)......................................       474.8
    Revaluation of investments marked to market.............        74.1
    Shares owned by Employee Share Ownership Plan...........      (113.3)
    Deferred tax items......................................       275.1
    Other...................................................        (3.8)
                                                                 -------
Unaudited Pro Forma Share Owners' Funds Under U.S. GAAP.....     4,942.8
                                                                 -------

7. SEGMENTAL INFORMATION

    The tables below present unaudited pro forma segment information, including Y&R segments presented to conform with the segments as reported by WPP and to U.K. GAAP.

Contribution by Geographical Area:

                                                                      SIX MONTHS
                                                YEAR ENDED               ENDED
                                             DECEMBER 31, 1999       JUNE 30, 2000
                                            -------------------   -------------------
L MILLIONS                                  REVENUE    PBIT(1)    REVENUE    PBIT(1)
----------                                  --------   --------   --------   --------
North America.............................  1,533.6     223.1       884.8     143.7
United Kingdom............................    529.5      58.3       290.0      27.9
Continental Europe........................    691.3      93.0       353.6      44.8
Asia Pacific, Latin America, Africa and
  Middle East.............................    479.6      61.0       281.5      23.4
                                            -------     -----     -------     -----
                                            3,234.0     435.4     1,809.9     239.8
                                            =======     =====     =======     =====

Contribution by Operating Sector:

                                                                       SIX MONTHS
                                                 YEAR ENDED               ENDED
                                              DECEMBER 31, 1999       JUNE 30, 2000
                                             -------------------   -------------------
L MILLIONS                                   REVENUE    PBIT(1)    REVENUE    PBIT(1)
----------                                   --------   --------   --------   --------
Advertising & media investment
  management...............................  1,525.6     240.5       830.9     128.2
Information & consultancy..................    419.7      42.1       239.5      22.5
Public relations & public affairs..........    374.6      42.0       247.1      36.1
Branding & identity, healthcare and
  specialist communications................    914.1     110.8       492.4      53.0
                                             -------     -----     -------     -----
                                             3,234.0     435.4     1,809.9     239.8
                                             =======     =====     =======     =====

------------------------
(1) "PBIT" means profit on ordinary activities before interest, taxation and exceptional items.

                       DESCRIPTION OF WPP ORDINARY SHARES

GENERAL

    The following information is a summary of the material terms of the ordinary shares nominal value 10p each as specified in WPP's articles of association as presently in effect. You are encouraged to read WPP's memorandum and articles of association which are an exhibit to the registration statement of which this proxy statement/prospectus forms a part. See also "Description of WPP American Depositary Shares" and "Comparison of Rights of Y&R Stockholders and WPP Share Owners."

    Unless you elect to receive ordinary shares, the WPP ordinary shares issued in exchange for Y&R common stock in the merger will be delivered in the form of WPP ADSs, each of which represents five WPP ordinary shares. The deposit agreement among Citibank, N.A., WPP and ADS holders governs the rights of holders of WPP ADSs as described in "Description of WPP American Depositary Shares." You should be aware that these rights are different from the rights of the owners of WPP ordinary shares.

    All of the issued WPP ordinary shares are fully paid. WPP ordinary shares are represented in certificated form and also in uncertificated form under "CREST." CREST is an electronic settlement system in the United Kingdom which enables WPP ordinary shares to be evidenced other than by a physical certificate and transferred electronically rather than by delivery of a physical certificate. After the merger, all WPP ordinary shares, including those underlying the WPP ADSs to be issued in the merger:

    - may be represented by certificates in registered form issued (subject to the terms of issue of the shares) by WPP's registrars, Computershare Services PLC, P.O. Box 82, The Pavilions, Bridgewater Road, Bristol BS99 7NH, England; or

    - may be in uncertificated form with the relevant CREST member account being credited with the WPP ordinary shares issued.

    As of August 18, 2000, there were 778,963,425 WPP ordinary shares outstanding of which 14,901,875 were represented by WPP ADSs.

    Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer ordinary shares in the same manner and under the same terms as U.K. residents or nationals.

DIVIDENDS

    If recommended by the directors of WPP, WPP share owners may, by ordinary resolution, declare final dividends, but no dividends may be declared in excess of the amount recommended by the directors. The directors may also pay interim dividends without share owner approval. No dividend may be paid other than out of profits available for distribution under the U.K. Companies Act. For a further discussion, see "Comparison of Rights of Y&R Stockholders and WPP Share Owners--Sources and Payment of Dividends." Dividends on WPP ordinary shares will be announced and paid in pounds sterling. Dividends with respect to ordinary shares underlying WPP ADSs will be converted into U.S. dollars by the ADS depositary and distributed to the holders of WPP ADSs as described in "Description of WPP American Depositary Shares--Share Dividends and Other Distributions."

    WPP's articles of association permit a scrip dividend scheme under which registered owners of WPP ordinary shares may be given the opportunity to elect to receive fully paid WPP ordinary shares instead of cash, or a combination of shares and cash, with respect to future dividends.

VOTING RIGHTS

    Every holder of WPP ordinary shares present in person or (being a corporation) present by a duly authorized representative at a meeting of share owners has one vote on a vote taken by a show of hands and on a poll every holder of WPP ordinary shares who is present in person or by proxy has one vote for each share of which he is the holder. Voting at any meeting of share owners is by a show of hands unless a poll is demanded. A poll may be demanded by:

    - the chairman of the meeting;

    - at least five share owners having the right to vote at the meeting;

    - any share owner or share owners representing one-tenth or more of the total voting rights for all the members having the right to vote at the meeting; or

    - a share owner or share owners holding shares conferring a right to vote at the meeting on which the aggregate sum paid up is equal to not less than one-tenth of the total sum paid up on all the shares conferring such right.

    WPP has agreed that it will include for consideration by its share owners, at the first annual general meeting after completion of the merger, a resolution to amend its articles of association to provide, among other things, that all special and extraordinary resolutions are to be taken on a poll.

    Ordinary resolutions decided on a show of hands must be approved by at least a majority of the share owners present in person or by proxy. If a poll is demanded, the resolution conducted on a poll must be approved by holders of at least a majority of the votes cast. Both special and extraordinary resolutions require the affirmative vote of at least 75% of the votes cast in person or by proxy to be approved. If a poll is demanded, the special or extraordinary resolution conducted on a poll must be approved by at least 75% of the votes cast. We described the difference between ordinary, extraordinary and special resolutions under "Comparison of Rights of Y&R Stockholders and WPP Share Owners--Special Meetings of Share Owners."

    Registered holders of WPP ordinary shares may appoint a proxy to attend and vote on their behalf at any share owners meeting. WPP has agreed in the merger agreement that it will include for consideration by its share owners, at the first annual general meeting after completion of the merger, a resolution to amend WPP's articles of association to permit proxies to speak at share owners meetings.

    Registered holders of WPP ADSs may vote the ordinary shares underlying their ADSs by supplying voting instructions to the ADS depositary, who will endeavor to vote the ordinary shares underlying the ADSs in accordance with those instructions.

    WPP has agreed in the merger agreement that it will include for consideration by its share owners, at the first annual general meeting after completion of the merger, a resolution to amend its articles of association to permit holders of WPP ADSs to attend, speak and vote at share owners meetings.

LIQUIDATION RIGHTS

    In the event of the liquidation of WPP, after payment of all liabilities and applicable deductions under U.K. laws, including under Section 719 of the U.K. Companies Act 1985 or Section 187 of the U.K. Insolvency Act 1986, which enables the liquidator to make payments to employees or former employees on the cessation or transfer of WPP's business, the remaining assets will be divided equally among the holders of the WPP ordinary shares. The liquidator, however, may divide among the share owners IN SPECIE the whole or any part of the remaining assets and may determine how such division should be carried out as among the share owners if the liquidator is authorized to do so by extraordinary resolution of the share owners.

PREEMPTIVE RIGHTS AND NEW ISSUES OF SHARES

    Under Section 80 of the U.K. Companies Act, directors are, with certain exceptions, unable to allot relevant securities without the authority of the share owners in a general meeting. Relevant securities as defined in the U.K. Companies Act would include WPP ordinary shares or securities convertible into WPP ordinary shares. In addition, Section 89 of the U.K. Companies Act imposes further restrictions on the issue of equity securities (as defined in the U.K. Companies Act, which would include WPP ordinary shares and securities convertible into ordinary shares) which are, or are to be, paid up wholly in cash and not first offered to existing share owners.

    WPP's articles of association allow share owners in a general meeting to authorize the directors, for a period up to five years, to allot relevant securities generally up to an aggregate nominal amount fixed by the share owners, and to allot equity securities for cash other than in connection with a rights issue. In accordance with institutional investor guidelines, the nominal amount of relevant securities to be fixed by share owners is normally restricted to one-third of the existing issued ordinary share capital, and the amount of equity securities to be issued for cash other than in connection with a rights issue is restricted to 5% of the existing issued ordinary share capital. At WPP's annual general meeting in 2000, these amounts were fixed at L25,693,103 and L3,892,894, respectively.

    The authorities referred to above granted to the directors at the annual general meeting in 2000 expire on June 25, 2005.

DISCLOSURE OF INTERESTS IN SHARES

    The U.K. Companies Act gives WPP the power to require persons whom it believes to have an interest in its voting shares, to disclose certain information with respect to those interests. Failure to supply the information required may lead to disenfranchisement of the relevant shares and a prohibition on their transfer and receipt of dividends and payments in respect of those shares. In this context, the term "interest" is widely defined and will generally include an interest of any kind whatsoever in voting shares, including any interest of a holder of a WPP ADS. See "Comparison of Rights of Y&R Stockholders and WPP Share Owners--Disclosure of Interests."

CHANGES IN CAPITAL

    WPP share owners may pass an ordinary resolution to do any of the following:

    - increase its share capital by the creation of new shares of such amount as the resolution prescribes;

    - consolidate and divide all or any of its share capital into new shares of a larger amount than its existing shares;

    - divide some or all of WPP's shares into shares of a smaller nominal amount; and

    - cancel any shares which have not, at the date of the relevant resolution, been taken or agreed to be taken by any person and reduce the amount of its authorized share capital by the amount of the shares so canceled.

    WPP will also be able to:

    - with the authority of share owners by special resolution, purchase its own shares; and

    - by special resolution and, where required by the U.K. Companies Act, with the sanction of the court, reduce its share capital, any capital redemption reserve, share premium account or any other undistributable reserve.

TRANSFER OF SHARES

    Except as described in this paragraph, WPP's articles of association will not restrict the transferability of WPP ordinary shares. WPP ordinary shares will be able to be transferred by an instrument in any usual form or in any form acceptable to the directors. The board may refuse to register a transfer:

    (1) if it is of shares which are not fully paid;

    (2) if it is of shares on which WPP has a lien;

    (3) if it is not stamped and duly presented for registration, together with the share certificate and evidence of title as the board reasonably requires;

    (4) if it is with respect to more than one class of shares;

    (5) if it is in favor of more than four persons jointly; or

    (6) in certain circumstances, if the holder has failed to provide the required particulars to the investigating power referred to under "--Disclosure of Interests in Shares" above.

    WPP may not refuse to register transfers of WPP ordinary shares if this refusal would prevent dealings in the shares on the London Stock Exchange from taking place on an open and proper basis.

    If the board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged, send to the transferee notice of the refusal.

    The registration of transfers may be suspended at any time and for any period as the directors may determine. The register of share owners may not be closed for more than 30 days in any year.

GENERAL MEETINGS AND NOTICES

    A share owner who is not registered on WPP's register of share owners with an address in the U.K. and who has not supplied to WPP an address within the U.K. for the purpose of giving notice will not be entitled to receive notices from WPP. In certain circumstances, WPP will be able to give notices to share owners by advertisement in newspapers in the U.K. Holders of WPP ADSs will be entitled to receive notices under the terms of the deposit agreement relating to WPP ADSs. See "Description of WPP American Depositary Shares--Voting Rights." Under English law, WPP is required to hold an annual general meeting of share owners within 15 months after the preceding annual general meeting and, subject to the foregoing, the meeting may be held at a time and place determined by the directors.

LIABILITY OF DIRECTORS AND OFFICERS

    See "Comparison of Rights of Y&R Stockholders and WPP Share
Owners--Liability of Directors and Officers" for a discussion of the inability of an English company to exempt directors and officers from certain liabilities.

REGISTRAR

    The registrar for WPP ordinary shares is Computershare Services PLC, P.O. Box 82, The Pavilions, Bridgewater Road, Bristol BS99 7NH, England.

                 DESCRIPTION OF WPP AMERICAN DEPOSITARY SHARES

GENERAL

    Citibank, N.A. as depositary will issue WPP ADSs to you in the form of a certificated American depositary receipt upon completion of the merger, unless you elect to receive WPP ordinary shares. Each ADS will represent an ownership interest in, and the right to receive, five WPP ordinary shares, which WPP will deposit with the custodian, which currently is Citibank, N.A.--London Branch. Each ADS will also represent securities, cash or other property deposited with the depositary but not distributed to ADS holders. The depositary's principal office is located at 111 Wall Street, 5th Floor, New York, New York 10043, and the custodian's principal office is located at 11 Old Jewry, London EC2R 8DB, England.

    Because the depositary will be the legal owner of the underlying ordinary shares, ADS holders will generally exercise their rights as share owners through the depositary.

    You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

    The following is a summary of the deposit agreement between WPP, the depositary and the holders of ADSs. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the deposit agreement and the American depositary receipts evidencing the ADSs. We describe in "Summary--Where You Can Find More Information" how you can obtain copies of the deposit agreement and the ADSs. In addition, you may inspect the deposit agreement and the ADR, at the principal office of the depositary and at the office of the custodian.

    As of August 18, 2000, there were 2,980,375 WPP ADSs outstanding.

SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

    HOW WILL ADS HOLDERS RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS ON THE ADSS?

    The depositary will pay to the ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. The ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. However, before making any distribution, the depositary will deduct any withholding taxes that must be paid under applicable laws. See "Material Tax Consequences."

    - CASH. The depositary will, promptly after payment, convert into U.S. dollars any cash dividend or distribution WPP pays on the ordinary shares. If conversion into U.S. dollars is not possible on a reasonable basis or if a necessary governmental approval cannot be obtained on a reasonable basis, the depositary may distribute the pounds sterling only to those ADS holders to whom it is practicable to do so or hold the pounds sterling it cannot convert for the account of the ADS holders who have not been paid. The depositary will not invest the pounds sterling and it will not be liable for any interest. The depositary will distribute only whole U.S. dollars and cents.

    - SHARES. If WPP distributes ordinary shares as a dividend or free distribution, the depositary will either distribute new ADSs representing the distributed shares or, if new ADSs are not distributed, the ADSs then outstanding will also represent the distributed shares. If the depositary distributes new ADSs, it will only distribute whole ADSs and will sell shares which would require it to issue a fractional ADS and distribute the net proceeds to the ADS holders otherwise entitled to those shares.

    - RIGHTS TO RECEIVE ADDITIONAL SHARES. If WPP offers holders of ordinary shares any rights, including rights to subscribe for additional shares, the depositary may, after consulting with WPP and if requested by WPP, distribute these rights to the holders of ADSs. If the depositary determines that it is not legal or not feasible to make these rights available to the holder of ADSs, the depositary may sell the rights and allocate the net proceeds to holders' accounts and, to the extent practicable distribute the net proceeds to the holders of ADSs in the same way it distributes cash. If WPP does not instruct the depositary otherwise, the depositary may allow rights that are not distributed or sold to lapse.

      U.S. securities laws may restrict the distribution of rights or the securities for which the rights are exercisable. The depositary will not offer holders of ADSs rights unless the offer and distribution of those rights and the securities to which the rights are exercisable are either exempt from registration or have been registered under the Securities Act. The deposit agreement does not obligate WPP to register under the Securities Act those rights or the securities for which they are exercisable.

    - OTHER DISTRIBUTIONS. The depositary will send to the ADS holders anything else WPP distributes on deposited securities by any means the depositary thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary may decide to sell what WPP distributed and distribute the net proceeds, in the same way as it distributes cash.

    The deposit agreement does not obligate WPP to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders.

DEPOSIT, WITHDRAWAL AND CANCELLATION

    HOW DOES THE DEPOSITARY ISSUE ADSS?

    The depositary will issue the ADSs that Y&R stockholders are entitled to receive in the merger in certificated ADR form, against deposit of the underlying ordinary shares. The depositary will issue ADSs to any person who deposits ordinary shares, along with any appropriate instruments of transfer, or endorsement, with the custodian. As a condition to issuing the ADSs for deposited ordinary shares, the depositary may require delivery of evidence of any necessary approvals of the governmental agency in England, if any, which is responsible for regulating currency exchange at that time, and an agreement transferring any rights as a share owner to receive dividends or other property. Upon payment of its fees and of any taxes or charges, including stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names requested by the person depositing the ordinary shares and will issue certificated ADRs representing ADSs or, if the depositing person specifically requests, deliver the ADRs at the depositary's principal office to the persons requested. THESE TAXES OR CHARGES WILL NOT BE PAYABLE BY Y&R STOCKHOLDERS OR BY HOLDERS OF OUTSTANDING Y&R STOCK OPTIONS IN CONNECTION WITH THEIR RECEIPT OF WPP ADSS PURSUANT TO THE MERGER AGREEMENT.

    HOW DO ADS HOLDERS CANCEL AN ADS AND OBTAIN ORDINARY SHARES?

    Subject to applicable law, holders of ADSs may submit a written request to withdraw ordinary shares and turn in their ADRs, at the principal office of the depositary. Ordinary shares that an ADS holder withdraws will be delivered in registered form or by electronic delivery. Upon payment of its fees and of any taxes or charges, including stamp taxes or stock transfer taxes and fees, the depositary will deliver the deposited securities underlying the ADSs at the office of the custodian, unless delivered electronically. The depositary may, however, deliver at its principal office any dividends or distributions with respect to the ordinary shares represented by the ADSs being turned in, or any proceeds from the sale of any dividends, distributions or rights, which may be held by the depositary. Alternatively, at the request, risk and expense of the ADS holder, the depositary will deliver the ordinary shares at its principal office in New York City.

VOTING RIGHTS

    HOW DO ADS HOLDERS VOTE?

    As soon as practicable after the depositary receives notice of any meeting of WPP share owners, the depositary will fix a record date with respect to that meeting for the purpose of allowing the ADS holders to give the depositary instructions as to how to vote. The depositary will notify all registered holders of ADSs as of that record date and deliver various materials to the ADS holders. These materials will (1) describe the meeting time, place and the matters to be voted on and (2) explain how the ADS holder may instruct the depositary to vote the ordinary shares underlying the holder's ADSs. For instructions to be valid, the depositary must receive them on or before the date specified in the instructions. The depositary will, to the extent practical, subject to applicable law and the provisions of the memorandum and articles of association of WPP, vote the underlying ordinary shares as you instruct. The depositary will only vote as you instruct. The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. If a holder of ADSs holds the ADSs through a brokerage account or in a "street name" the holder must instruct the registered holder to instruct the depositary with regard to voting the ordinary shares underlying the ADSs.

    Although a holder of WPP ADSs is currently not entitled to attend, speak and vote at WPP share owner meetings, WPP has agreed in the merger agreement that it will include for consideration by its share owners at the first annual general share owners meeting after completion of the merger a resolution to amend WPP's articles of association to permit holders of ADSs to attend, speak and vote at share owners meetings. We describe in "The Merger--Other Effects of the Merger" beginning on page 67, the reports and notices that WPP files with the SEC as well as those distributed to holders of ADSs.

FEES AND EXPENSES


                    FOR:                       ADS HOLDERS MUST PAY:
- Each issuance of an ADR, including           $5.00 (or less) per 100 ADSs
  issuances as a result of a share dividend,
  share split or an exchange of shares for
  the underlying WPP ordinary shares

- Each surrender of an ADR, including if the   $5.00 (or less) per 100 ADSs
  deposit agreement terminates

- Each cash distribution                       $2.00 (or less) per 100 ADSs

- Transfer and registration of ordinary        Registration or transfer fees
  shares on WPP's share register from or to
  the name of the depositary or its agent
  when ordinary shares are deposited or
  withdrawn

- Transfers of ADRs                            $1.50 (or less) per ADR certificate

- Conversion of pounds sterling to U.S.        Fees and expenses incurred by the depositary
  dollars

- Cable, telex, facsimile transmission and     Fees and expenses incurred by the depositary
  delivery expenses, if expressly provided in
  the agreement

- As necessary                                 Certain taxes and governmental charges the
                                               depositary or the custodian has to pay on any
                                               ADS or ordinary share underlying an ADS, for
                                               example, stock transfer taxes, stamp duty
                                               reserve tax or withholding taxes

    NO TAXES OR CHARGES WILL BE PAYABLE BY Y&R STOCKHOLDERS OR BY HOLDERS OF OUTSTANDING Y&R STOCK OPTIONS IN CONNECTION WITH THEIR RECEIPT OF WPP ADSS PURSUANT TO THE MERGER AGREEMENT.

PAYMENT OF TAXES

    The depositary may deduct the amount of any taxes owed from any payments to the ADS holders. It may also restrict the transfer of ADSs or restrict the withdrawal of underlying deposited securities until the ADS holders pay any taxes owed on the ADSs or the underlying ordinary shares. It may also sell deposited shares to pay any taxes owed. The ADS holders will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited shares, it will, if appropriate, reduce the number of ADSs held to reflect the sale and pay any proceeds, or send any property, remaining after it has paid the taxes.

RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

    If WPP:

    - Changes the nominal or par value of any of the WPP ordinary shares;

    - Reclassifies, splits or consolidates any of the WPP ordinary shares;

    - Distributes securities on any of the WPP ordinary shares that are not distributed to you; or

    - Recapitalizes, reorganizes, merges, consolidates or sells its assets, then:

       (1) the cash, shares or other securities received by the depositary will become new deposited securities under the deposit agreement, and each ADS will automatically represent its equal share of the new deposited securities; and

       (2) the depositary will, if WPP asks it to, issue new ADSs or ask holders of ADSs to surrender their outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

DISCLOSURE OF INTERESTS

    The obligation of a holder of WPP ordinary shares and other persons with an interest in the shares to disclose information to WPP under English law also applies to holders of ADSs and any other persons with an interest in the ADSs. The consequences for failure to comply with these provisions will be the same for holders of ADSs and any other persons with an interest as for a holder of WPP ordinary shares. See "Description of WPP Ordinary Shares--Disclosure of Interests in Shares."

AMENDMENT AND TERMINATION

    HOW MAY THE DEPOSIT AGREEMENT BE AMENDED?

    WPP may agree with the depositary to amend the deposit agreement and the WPP ADRs without the consent of holders of the ADSs for any reason. If the amendment adds or increases fees or charges, except for taxes and governmental charges, or prejudices any substantial right of the ADS holders, it will only become effective 60 days after the depositary notifies the ADS holders of the amendment. AT THE TIME AN AMENDMENT BECOMES EFFECTIVE, HOLDERS OF THE ADSS ARE CONSIDERED, BY CONTINUING TO HOLD THEIR ADSS, TO CONSENT TO THE AMENDMENT AND TO BE BOUND BY THE DEPOSIT AGREEMENT AS AMENDED. HOWEVER, NO AMENDMENT WILL IMPAIR THE RIGHT OF HOLDERS OF THE ADSS TO RECEIVE THE DEPOSITED SECURITIES IN EXCHANGE FOR THEIR ADSS.

    HOW MAY THE DEPOSIT AGREEMENT BE TERMINATED?

    The depositary will terminate the deposit agreement if WPP asks it to do so, in which case it must notify the holder of the ADSs at least 30 days before termination. The depositary may also resign by providing written notice of its resignation to WPP. This resignation will be effective upon the earlier of
(1) 60 days or (2) WPP's appointment of a successor depositary. If the depositary notifies WPP of its resignation and WPP fails to appoint a new depositary within 60 days, the depositary may terminate the depositary agreement without the approval of WPP by notifying holders of the ADSs at least 30 days prior to the termination.

    If any ADSs remain outstanding after termination, the depositary will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders, and will not give any further notices or do anything else under the deposit agreement other than:

    (1) collect dividends and distributions on the deposited securities;

    (2) sell rights and other property offered to holders of deposited securities; and

    (3) deliver ordinary shares and other deposited securities upon cancellation of ADSs.

    At any time after six months after termination of the deposit agreement, the depositary may sell any remaining deposited securities. After that, the depositary will hold the money it received on the sale, as well as any cash it is holding under the agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary's only obligations will be to account for the money and cash. After termination, WPP's only obligations will be with respect to indemnification of, and to pay specified amounts to, the depositary.

ADS HOLDER'S RIGHT TO RECEIVE THE ORDINARY SHARES UNDERLYING THE ADSS

    You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

- due to temporary delays caused by the depositary or WPP closing its transfer books, the deposit of ordinary shares in connection with voting at a share owners meeting, or the payment of dividends;

- when the ADS holder owes money to pay fees, taxes and similar charges; or

- when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

    This right of withdrawal may not be limited by any provision of the deposit agreement.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO ADS HOLDERS

    The deposit agreement expressly limits the obligations of WPP and the depositary. It also limits the liability of WPP and the depositary. WPP and the depositary:

- are only obligated to perform those obligations as are specifically set forth in the deposit agreement in good faith and using its reasonable judgment;

- are not liable if either of them is prevented or delayed by law, any provision of the WPP memorandum and articles of association or circumstances beyond their control from performing their obligations under the agreement;

- are not liable if either of them exercises, or fails to exercise, discretion permitted under the agreement;

- have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party unless they are indemnified to their satisfaction;

- may rely upon any advice of or information from any legal counsel, accountants, any person depositing ordinary shares, any ADS holder or any other person whom they believe in good faith is competent to give them that advice or information; and

- may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.

    In the deposit agreement, WPP and the depositary agree to indemnify each other under specified circumstances.

    The depositary and its agents are not liable for any failure to carry out any instructions to vote any of the ordinary shares, for the manner in which any of these votes are cast or for the effect of these votes.

    The depositary may own and deal in any class of securities of WPP and its affiliates and in ADSs.

REQUIREMENTS FOR DEPOSITARY ACTIONS

    Before the depositary will issue or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, WPP or the depositary may require:

- payment of taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities, as well as the fees and expenses of the depositary;

- production of satisfactory proof of the identity of the person presenting ordinary shares for deposit or ADSs upon withdrawal, and of the genuineness of any signature or other information they deem necessary; and

- compliance with regulations the depositary may establish consistent with the deposit agreement, including presentation of transfer documents.

    The depositary may refuse to deliver, transfer, or register transfers of ADSs generally when the transfer books of the depositary are closed or at any time if the depositary or WPP, in good faith thinks it advisable to do so.

         COMPARISON OF RIGHTS OF Y&R STOCKHOLDERS AND WPP SHARE OWNERS

    As a result of the merger, holders of Y&R common stock will receive WPP ADSs, each representing five WPP ordinary shares, or, at the election of the holder, WPP ordinary shares. WPP is a company incorporated under the laws of England and Wales. The following is a summary comparison of material differences between the rights of a Y&R stockholder and a WPP share owner arising from the differences between the corporate laws of Delaware and those of England and Wales, the governing instruments of the two companies, and the securities laws and regulations governing the two companies. This summary is not a complete description of the laws of Delaware or of England and Wales, the other rules or laws referred to in this summary, the Y&R certificate of incorporation, the Y&R bylaws or the WPP memorandum and articles of association. For information on how to obtain the governing instruments of Y&R and WPP, see "Summary--Where You Can Find More Information." You are encouraged to obtain and read these documents.

    You should refer to "Description of WPP American Depositary Shares" for a description of the WPP ADSs and a discussion of the ways in which the rights of holders of WPP ADSs may differ from those of holders of WPP ordinary shares.

    Unless the context otherwise requires, references to "share owner" or "share owners" means the person(s) whose name(s) appear on a company's register of members and who are the legal owners of the shares concerned.

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS

                                      VOTING RIGHTS

-  Under Delaware law, each stockholder is    -  Under English law, a share owner who is
   entitled to one vote for each share of        present in person and entitled to vote at
   capital stock held by the stockholder         a share owners meeting is entitled to one
   unless the certificate of incorporation       vote on a show of hands regardless of the
   provides otherwise. Y&R's certificate of      number of shares he or she holds;
   incorporation does not alter the voting       provided, however, that any five ordinary
   rights of holders of Y&R common stock.        share owners, including proxies for share
                                                 owners (or a lower number if provided in
                                                 the articles of association) and any
                                                 share owner or share owners, including
                                                 proxies for share owners, representing at
                                                 least 10% of the ordinary shares of the
                                                 voting rights, or a lower percentage if
                                                 provided in the articles of association,
                                                 has the statutory right to demand a vote
                                                 by a poll, on a poll each ordinary share
                                                 owner, including proxies for share
                                                 owners, is entitled to one vote for each
                                                 ordinary share held.

                                              -  WPP's articles of association provide
                                              that resolutions put to a vote at a share
                                                 owners meeting will be decided on a show
                                                 of hands, unless a poll is demanded by

                                              (a)  the chairman of the meeting;

                                              (b)  at least five share owners present that
                                                   have the right to vote on the
                                                   resolution;

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
                                              (c)  any share owner or share owners repre-
                                                   senting at least 10% of the voting
                                                   rights of all share owners that have
                                                   the right to vote on the resolution;
                                                   and

                                              (d)  any share owner or share owners hold-
                                                   ing shares that have voting rights on
                                                   the resolution on which the aggregate
                                                   sum paid on its or their shares is
                                                   equal to at least 10% of the total sum
                                                   paid on all the shares having these
                                                   voting rights on the resolution.

                                              -  Under English law, ordinary resolutions
                                              are decided on a show of hands and must be
                                                 approved by at least a majority of the
                                                 votes cast by share owners present in
                                                 person, or by proxy if the articles of
                                                 association so permit. If a poll is
                                                 demanded, the resolution conducted on a
                                                 poll must be approved by at least a
                                                 majority of the votes cast at the meet-
                                                 ing. Both special and extraordinary
                                                 resolutions require the affirmative vote
                                                 of at least 75% of the votes cast at the
                                                 meeting to be approved.

                                              -  Under WPP's current articles of
                                              association, proxies of share owners are
                                                 entitled to attend and, on a poll, vote
                                                 at share owners meetings but not on a
                                                 show of hands. Proxies of share owners
                                                 are not, however, currently entitled to
                                                 speak at share owners meetings.

                                              WPP has agreed that it will include for con-
                                                 sideration by its share owners at the
                                                 first annual general meeting of share
                                                 owners after completion of the merger a
                                                 resolution to amend WPP's articles of
                                                 association to provide, among other
                                                 things, that all special and
                                                 extraordinary resolutions are to be taken
                                                 on a poll and to entitle proxies of share
                                                 owners to attend, speak and vote as
                                                 entitled at share owners meetings.

                                              A holder of WPP ADSs is currently not enti-
                                                 tled to attend, speak or vote at WPP
                                                 share owners meetings. Under the current
                                                 terms of the ADSs, the ADS depositary
                                                 will to the extent practical, subject to
                                                 applicable law and the memorandum and
                                                 articles of association

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
                                                 of WPP, vote the ordinary shares
                                                 underlying the ADSs in accordance with
                                                 the written instructions of the
                                                 registered holder. If, however, a holder
                                                 of WPP ADSs holds ADSs through a
                                                 brokerage account or otherwise in "street
                                                 name" in order to vote, the holder must
                                                 instruct the registered holder of the
                                                 ADSs to instruct the depositary with
                                                 regard to voting the ordinary shares
                                                 underlying the holder's ADSs. A more
                                                 complete description of the voting rights
                                                 of a holder of WPP ADSs is found at
                                                 "Description of WPP American Depositary
                                                 Shares--Voting Rights."

                                              WPP has agreed in the merger agreement that
                                                 it will include for consideration by its
                                                 share owners, at the first annual general
                                                 share owners meeting after completion of
                                                 the merger, a resolution to amend WPP's
                                                 articles of association to provide, to
                                                 the extent reasonably practicable,
                                                 holders of ADSs with substantially the
                                                 same rights to receive notice of, attend,
                                                 speak and vote at general meetings of WPP
                                                 share owners.

-  The Y&R bylaws provide that the presence   -  Under English law, two share owners
   of the holders of a majority of the        present in person constitute a quorum for
   outstanding voting power entitled to vote     purposes of a general meeting, unless the
   constitutes a quorum for the transaction      company's articles of association specify
   of business at a stockholders meeting.        otherwise. WPP's articles of association
                                                 do not specify otherwise, except that the
                                                 share owners will not need to be present
                                                 in person, and may instead be present by
                                                 proxy, to constitute a quorum.

-  Under Delaware law, a certificate of       -  Cumulative voting is not recognized under
   incorporation may provide that in             English law.
   elections of directors and other
   specified circumstances, stockholders are
   entitled to cumulate votes. The Y&R
   certificate of incorporation does not
   provide for cumulative voting for the
   election of directors.

                                ACTION BY WRITTEN CONSENT
-  Under Delaware law, unless otherwise pro-  -  Under English law, share owners of a
   vided in the certificate of                public company such as WPP are not permitted
   incorporation, stockholders may take any      to pass resolutions by written consent.
   action required or

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
   permitted to be taken at a stockholders
   meeting without a meeting if the action
   is consented to in writing by
   stockholders entitled to cast the same
   number of votes that would be required to
   take that action at a meeting at which
   stockholders were present and voting in
   person. The certificate of incor-
   poration of Y&R, however, states that
   stockholders may not take action by
   written consent.

              SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS
-  Under the Y&R bylaws, any stockholder may  -  Under English law, share owners may
   nominate candidates for election to the       demand that a resolution be voted on at a
   board of directors or bring other             general meeting if the demand is made
   business before an annual meeting if the   (1)  by share owners holding at least 5% of
   stockholder gives timely notice in              the voting power of shares having a
     writing of the proposals or nominations       right to vote on the resolution, or
     to be brought before the annual          (2)  by at least 100 share owners holding
     meeting. To be timely, a stockholder's        shares on which there has been paid up
     notice must be received by the                an average sum per share owner of at
     Secretary of Y&R at least 90 days, but        least L100.
     no more than 120 days, before the first  The share owners must deposit the demand at
     Tuesday in June or any other date           the company's registered office at least
     designated by the board of directors.       six weeks before the general meeting to
   If, however, less than 105 days' notice       which it relates.
   or prior public disclosure of the date of     In general, resolutions to appoint
   the meeting is given or made to               directors must be put to share owners on
   stockholders, a stockholder's notice will     the basis of one resolution for each
   be timely if it is received by the 15th       nominated director. A resolution
   day following the day on which notice or      including more than one director may be
   public disclosure of the meeting was          presented to be voted upon at a general
   mailed or made.                               meeting only if the share owners have
   In addition, SEC rules allow precatory        first unanimously approved so doing.
   resolutions to be included in
   management's proxy statement for annual
   meetings of shareholders if, among other
   conditions required to be met, advance
   notice is given to the corporation.

                             SOURCES AND PAYMENT OF DIVIDENDS
-  Under Delaware law, subject to any         -  Subject to the prior rights of holders of
   restriction in the corporation's           preferred shares, an English company may pay
   certificate of incorporation, the board       dividends on its ordinary shares only out
   of directors may declare and pay              of its distributable profits, defined as
   dividends out of                              accumulated, realized profits less
   (1)  surplus of the corporation, which is     accumulated, realized losses, and not out
                                                      of share capital,

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
       defined as net assets less statutory      which includes share premiums, which are
        capital, or                                   equal to the excess of the
   (2)  if no surplus exists, out of the net          consideration for the issue of
        profits of the corporation for the            shares over the aggregate nominal
        year in which the dividend is                 amount of such shares. Amounts
        declared and/or the preceding year;           credited to the share premium
   provided, however, that if the capital of          account, however, may be used to pay
   the corporation has been diminished to an          up unissued shares which may then be
   amount less than the aggregate amount of           distributed to share owners in pro-
   capital represented by the issued and         portion to their holdings.
   outstanding stock of all classes having    -  In addition, under English law, WPP will
   preference upon the distribution of        not be permitted to make a distribution if,
   assets, the board may not declare and pay     at the time, the amount of its net assets
   dividends out of the corporation's net        is less than the aggregate of its issued
   profits until the deficiency in the           and paid-up share capital and
   capital has been repaired.                    undistributable reserves. If rec-
   Y&R's certificate of incorporation            ommended by the WPP board, WPP share
   contains no provisions restricting            owners may, by ordinary resolution,
   dividends on Y&R common stock.                declare final dividends, but no dividend
                                                 may be declared in excess of the amount
                                                 recommended by the WPP board. The WPP
                                                 board has the power under WPP's articles
                                                 of association to pay interim dividends
                                                 without the approval of share owners to
                                                 the extent the financial position of WPP
                                                 justifies a dividend. WPP has
                                                 historically paid interim and final
                                                 dividends in respect of each year.

                            RIGHTS OF PURCHASE AND REDEMPTION

-  Under Delaware law, any corporation may    -  Under English law, a company may issue
   purchase, redeem and dispose of its own       redeemable shares if authorized by its
   shares, except that it may not purchase       articles of association, subject to any
   or redeem these shares if the capital of      conditions stated therein. WPP's articles
   the corporation is impaired or would          of association permit the issuance of
   become impaired as a result of the            redeemable shares.
   redemption.                                -  A company may purchase its own shares, if
   However, at any time, a corporation may       the purchase
   purchase or redeem any of its shares       (1)  is authorized by its articles of
   which are entitled upon any distribution   association; and
     of assets to a preference over another   (2)  (a) in the case of an open-market pur-
     class of its stock if these shares will       chase, authority to make the market
     be retired upon acquisition or                purchase has been given by a special
     redemption, thereby reducing the              resolution of its share owners; or
     capital of the corporation.                     (b) in all other cases, has first
                                                   been approved by a special resolution.

                                              WPP's articles of association authorize WPP
                                                 to purchase its own shares.

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS

                                              -  A company may redeem or repurchase shares
                                                 only if the shares are fully paid and, in
                                                 the case of public companies, only out of
                                                 (1)  distributable profits; or
                                                 (2)  the proceeds of a new issue of
                                                 shares made for the purpose of the
                                                      repurchase or redemption.

                                              -  The U.K. Listing Authority requires that
                                                 where a company has issued shares which
                                                 are traded on the London Stock Exchange
                                                 and are convertible into a class of
                                                 shares to be repurchased, the holders of
                                                 the convertible shares must first pass an
                                                 extraordinary resolution approving any
                                                 repurchase at a separate class meeting.

                                              -  The U.K. Listing Authority requires that
                                                 purchases within a 12-month period of 15%
                                                 or more of a company's share capital must
                                                 be made through either a tender or
                                                 partial offer to all share owners, at a
                                                 stated maximum or fixed price.

                                              -  Purchases within a 12-month period below
                                                 the 15% threshold may be made through
                                                 (1)  the open market, provided that the
                                                      price is not more than 5% above the
                                                      average of the middle market quota-
                                                      tions taken from the daily official
                                                      list of the London Stock Exchange
                                                      for the five trading days before the
                                                      purchase date; or
                                              (2)  an off-market transaction negotiated
                                                   with one or more share owners.

                                 MEETINGS OF SHAREHOLDERS
-  Y&R's bylaws provide that all meetings of  -  Under WPP's articles of association, all
   stockholders are to be held at any place   general meetings of share owners will be
   designated by the Y&R board or, if no         held at the time and place determined by
   designation is made, at the principal         the directors.
   office of Y&R.

                             SPECIAL MEETINGS OF SHAREHOLDERS
-  Delaware law provides that special         -  Under English law, an extraordinary
   meetings of stockholders may be called by  general meeting of share owners may be called by

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS

   (1)  the board of directors; or               (1)  the board of directors; or
   (2)  any person or persons authorized by      (2)  share owners holding at least
        the corporation's certificate of              one-tenth of the paid-up capital of
        incorporation or bylaws.                      the company carrying voting rights
                                                      at the general meetings.
   Y&R's bylaws provide that special          -  The notice requirement for an ordinary
   meetings of stockholders may be called     resolution, an extraordinary resolution and
   only on the order of                          a special resolution are as follows:
   (1)  the chairman of the board of             (1)  Ordinary resolution--14 clear days'
        directors; or                                 notice;
   (2)  the board of directors.               (2)  Extraordinary resolution--14 clear
-  Y&R's bylaws provide that stockholders     days' notice; and
   entitled to receive notice of a special    (3)  Special resolution--21 clear days'
   meeting must receive notice of the              notice.
     meeting at least 10 days and not more    In addition, general meetings may be called
     than 60 days prior to the meeting. This     upon shorter notice if
   notice must identify the business to be       (1)  in the case of an annual general
   transacted and, if directors are to be        meeting, all the share owners who are
        elected, the nominees proposed for            permitted to attend and vote agree
        election to the board of directors.           to the shorter notice; or
-  Y&R's certificate of incorporation         (2)  in the case of an extraordinary general
   provides that the business permitted to         meeting, a majority of the share owners
   be conducted at any special meeting is          holding at least 95% by nominal value
     limited to the purpose or purposes            of the shares which can be voted at
     specified by the order calling the            this meeting so agree.
     special meeting.

                                              "Clear days' notice" means calendar days and
                                                 excludes

                                              (1)  the date of mailing;

                                              (2)  the date of receipt or deemed receipt
                                              of the notice; and

                                              (3)  the date of the meeting itself.

                                              WPP's articles of association provide that
                                                 documents sent by first class mail are
                                                 deemed received the day after mailing
                                                 and, if sent by second class mail, on the
                                                 second day after mailing.

                                              "Extraordinary resolutions" are relatively
                                                 unusual and are confined to matters out
                                                 of the ordinary course of business, such
                                                 as a proposal to wind up the affairs of
                                                 the company.

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
                                              "Special resolutions" generally involve pro-
                                                 posals to

                                              (1)  change the name of the company;

                                              (2)  alter its capital structure;

                                              (3)  change or amend the rights of share
                                                   owners;

                                              (4)  permit the company to issue new shares
                                                   for cash without applying the share
                                                   owners preemptive rights;

                                              (5)  amend the company's objects clause in
                                                   its memorandum of association;

                                              (6)  amend the company's articles of associ-
                                                   ation; or

                                              (7)  carry out other matters for which the
                                                   company's articles of association or
                                                   the U.K. Companies Act prescribe that a
                                                   "special resolution" is required.

                                              All other proposals relating to the ordinary
                                                 course of a company's business, such as
                                                 the election of directors and
                                                 transactions, such as mergers,
                                                 acquisitions and dispositions, are the
                                                 subject of an "ordinary resolution."

                                     APPRAISAL RIGHTS
-  Under Delaware law, stockholders of a      -  While English law does not generally
   corporation involved in a merger have the  provide for appraisal rights, a shareholder
   right to demand and receive payment of        may apply to a court and the court may
   the fair value of their stock in lieu of      specify terms for the acquisition that it
   receiving the merger consideration.           considers appropriate as described under
   However, appraisal rights are not             "--Shareholders Votes on Certain
   available to holders of shares                Transactions" below.

   (1)  listed on a national securities
        exchange;

   (2)  designated as a national market
        system security on an interdealer
        quotation system operated by the
        National Association of Securities
        Dealers, Inc.; or

   (3)  held of record by more than 2,000
        stockholders;

   unless holders of stock are required to
   accept in the merger anything other than any combination of

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
   (1)  shares of stock or depositary
        receipts of the surviving
        corporation in the merger;

   (2)  shares of stock or depositary
        receipts of another corporation
        that, at the effective date of the
        merger, will be either

        (a)  listed on a national securities
             exchange;

        (b)  designated as a national market
             system security on an
             interdealer quotation system
             operated by the National
             Association of Securities
             Dealers, Inc.; or

        (c)  held of record by more than
             2,000 holders; or

   (3)  cash in lieu of fractional shares of
        the stock or depositary receipts
        received.

   In addition, appraisal rights are not
   available to the holders of shares of the surviving corporation in the merger, if the merger does not require the approval of the stockholders of that corporation.

                                    PREEMPTIVE RIGHTS
-  Under Delaware law, a stockholder is not   -  Under English law, the issuance for cash
entitled to preemptive rights to subscribe    of
for additional issuances of stock or any         (1)  equity securities, being those
        security convertible into stock       which, with respect to dividends or capital,
        unless they are specifically granted          carry a right to participate beyond
        in the certificate of incorporation.          a specified amount; or
   Y&R's certificate of incorporation does    (2)  rights to subscribe for or convert into
     not provide for preemptive rights.            equity securities
                                              must be offered first to the existing equity
                                                 share owners in proportion to the
                                                 respective nominal values of their
                                                 holdings, unless a special resolution to
                                                 the contrary has been passed by share
                                                 owners in a general meeting.

                                              At its annual general meeting each year, WPP
                                                 has passed, as is the custom of many
                                                 English companies whose shares are listed
                                                 on the London Stock Exchange, a
                                                 resolution to authorize the directors of
                                                 WPP to allot up to a specified amount of
                                                 share capital, generally

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
                                                 5% of issued share capital, without these
                                                 preemption rights. WPP expects that it
                                                 will continue this practice after the
                                                 merger.

                            AMENDMENT OF GOVERNING INSTRUMENTS

-  Under Delaware law, unless the             -  Under English law, share owners have the
   certificate of incorporation requires a       power to amend
   greater vote, an amendment to the          (1)  the objects, or purpose, clause in a
   certificate of incorporation requires           company's memorandum of association;
   (1)  recommendation of the board of             and
        directors;                            (2)  any provisions of the company's
   (2)  the affirmative vote of a majority    articles of association
        of the outstanding stock entitled to  by special resolution, subject to, in the
        vote; and                             case of amendments to the objects clause of
   (3)  the affirmative vote of a majority       the memorandum of association, the right
        of the outstanding stock of each              of dissenting share owners to apply
        class adversely affected by the               to the courts to cancel the
        amendment.                                    amendments.
-  Under Delaware law, stockholders have the  -  Under English law, the board of directors power to adopt, amend or repeal bylaws by  is not authorized to change the memorandum
   the affirmative vote of a majority of the     of association or the articles of
   outstanding stock entitled to vote unless     association. See "--Stock Class Rights."
   the certificate of incorporation or the    Amendments affecting the rights of the hold-
   bylaws specify another percentage.            ers of any class of shares may, depending
-  Under Y&R's certificate of incorporation,     on the rights attached to the class and
   approval of the holders of shares             the nature of the amendments, also
   representing at least 80% of the voting       require approval by extraordinary
   power of the capital stock of Y&R             resolution of the classes affected in
   entitled to vote is required to amend or      separate class meetings. See "--Stock
   repeal any of the articles of the Y&R         Class Rights."
   certificate of incorporation relating to:
   (1)  the number of directors;
   (2)  the classification of the Y&R board;
   (3)  filling vacancies on the board;
   (4)  the removal of directors;
   (5)  limitations on the liability of
        directors;

   (6)  the prohibition on stockholder
        action by written consent;

   (7)  the amendment to the Y&R bylaw pro-
        visions described below;

   (8)  the amendment of Y&R's certificate
        of incorporation itself;

   (9)  the issuance of stock and rights;

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
   (10) the right of the Y&R board to
        consider clients, creditors,
        employees and other constituencies
        in determining whether to take any
        corporate action;

   (11) the procedures for the submission of proposals and nominations by the stockholders; or

   (12) interested party transactions.

- Under Y&R's certificate of incorporation and bylaws, approval of the holders of shares representing at least 80% of the combined voting power of the capital stock of Y&R entitled to vote is required to amend or repeal any of the bylaws relating to

   (1)  the requirements for holding and
        notice of annual and special
        meetings of the stockholders;

   (2)  the number of directors; and

   (3)  amendment of Y&R's bylaws
        themselves.

-  Under Delaware law, if provided by the
   certificate of incorporation, the board
   of directors has the power to adopt,
   amend or repeal the bylaws of a company.
   The Y&R certificate of incorporation
   authorizes the Y&R board to adopt, amend or repeal the Y&R bylaws by a vote of a majority of the directors.

                                     PREFERENCE STOCK
-  The Y&R certificate of incorporation       -  Subject to the rights of any existing
   authorizes the Y&R board of directors      shareholders, WPP's articles of association
   (1)  to provide for the issuance of one       permit WPP to issue new shares with any
        or more series of preference stock;      rights granted to holders of such shares,
   (2)  to issue up to 10,000,000 shares of           including rights of priority over
        preferred stock;                              the WPP ordinary shares. WPP
   (3)  to fix the designations and number            currently has only issued ordinary
        of the shares constituting each               shares.
        series of preferred stock; and
   (4)  to fix for each series, its relative
rights.

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
   Y&R currently has outstanding one series
   of preference stock, designated as money
   market preferred stock, of which there
   are 87 shares issued and outstanding.
   The Y&R board of directors has authorized
   the issuance of cumulative participating
   junior preferred stock. This stock is
   issuable to holders of rights issued
   under Y&R's stockholders' rights plan
   upon the occurrence of triggering events
   related to an acquisition of a large
   block of Y&R's stock by a third party.
   See "--Takeover Related Provisions"
   below. To date, Y&R has not issued any
   shares of cumulative participating junior
   preferred stock.

                                    STOCK CLASS RIGHTS
-  Under Delaware law, any change to the      -  WPP's articles of association provide
rights of holders of Y&R's common stock or    that
     preference stock would require an        (1)  the rights of any class of shares may
     amendment to the Y&R certificate of           only be changed with the consent in
     incorporation. Holders of shares of a         writing of holders of three-fourths of
     class or series are entitled to vote as       the total nominal value of shares of
     a class upon a proposed amendment to          that class or by an extraordinary
     the certificate of incorporation if the       resolution passed at a separate class
     amendment will                                meeting of the holders of the relevant
   (1)  increase or decrease the authorized        class of shares;
        shares of the class or series;        (2)  the quorum required for the separate
   (2)  increase or decrease the par value            class meetings is at least two
        of the shares of the class or                 people who hold, or act as proxies
        series; or                                    for, at least one third of the total
   (3)  alter or change the powers,                   nominal value of the existing shares
        preferences or special rights of the          of the class, except that at any
        shares of the class or series so as           adjournment of a class meeting one
        to affect them adversely.                     share owner constitutes a quorum,
                                                      regardless of the number of shares
                                                      that person holds;

                                              (3)  every holder of shares of a class
                                              having a separate class meeting is entitled,
                                                   on a poll, to one vote in respect of
                                                   each share held; and

                                              (4)  a poll may be demanded at a separate
                                                   class meeting by any person present in
                                                   person or by proxy and entitled to
                                                   vote.

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS

                       SHAREHOLDERS' VOTES ON CERTAIN TRANSACTIONS
-  Generally, under Delaware law, unless the  -  The U.K. Companies Act provides for
   certificate of incorporation provides for     schemes of arrangement, which are
   the vote of a larger portion of the           arrangements or compromises between a
   stock, completion of a merger or              company and any class of share owners or
   consolidation or substantially all of a       creditors and used in certain types of
   corporation's assets or dissolution           reconstructions, amalgamations, capital
   requires                                      reorganizations or takeovers. These
   (1)  the approval of the board of             arrangements require the approval of
        directors; and                           (1)  at a special meeting convened by
   (2)  approvals by the vote of the holders          order of the court of a majority of
        of a majority of the outstanding              share owners or creditors
        stock or, if the certificate of               representing 75% in value of the
        incorporation provides for more or            capital held by or debt owed to the
        less than one vote per share, a               class of share owners or creditors
        majority of the votes of the                  or class thereof present in person
        outstanding stock of a corporation            or by proxy; and
        entitled to vote on the matter.       (2)  the court.

   Y&R's certificate of incorporation does    Once approved, sanctioned and becoming
   not provide for the vote of a larger          effective, all share owners and creditors
   portion of the stock for a merger or          of the relevant class are bound by the
   consolidation.                                terms of the scheme, and a dissenting
-  Under the rules of the NYSE, acquisitions     share owner would have no rights
   involving                                     comparable to appraisal rights provided
   (1)  any director, officer or substantial     under Delaware law.
        security holders and the issuance of  -  Under the rules of the U.K. Listing
   additional shares of common stock of a     Authority, share owner approval
   listed company totaling one percent or        (1)  is usually required for an
        more of the outstanding shares of        acquisition or disposal by a listed
        that company's common stock or one            company if, generally, the size of
        percent or more of the voting power           the company or business to be
        of the company; or                            acquired or disposed of represents
   (2)  the issuance of additional shares of          25% or more of the size of the
        common stock of a listed company              listed company; and
     totaling 20% or more of the outstand-    (2)  may also be required for an acquisition
     ing shares of common stock or 20% or          or disposal of assets between a listed
     more of the voting power of the company       company and parties, including
   require the approval of the holders of a   (a)  directors of the company or its
   majority of the shares voting on the            subsidiaries;
   acquisition. Other transactions do not     (b)  holders of 10% or more of the nominal
     require stockholder approval under the        value of any class of the company's or
     NYSE rules.                                   any holding company's or its
                                                   subsidiary's shares having the right to
                                                   vote; or
                                              (c)  any of their affiliates.

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
                                              -  The U.K. Companies Act also provides

                                              (1)  that where a takeover offer is made for
                                                   the shares of a U.K. company; and
                                              (2)  within four months of the date of the
                                                   offer, the offeror has acquired or con-
                                                   tracted to acquire at least 90% in
                                                   value of the shares of any class to
                                                   which the offer relates, the offeror
                                                   may, within two months of reaching the
                                                   90% level, require share owners who do
                                                   not accept the offer to transfer their
                                                   shares on the terms of the offer. A
                                                   dissenting share owner may object to
                                                   the transfer or its proposed terms by
                                                   applying to the court within six weeks
                                                   of the date on which notice of the
                                                   transfer was given. In the absence of
                                                   fraud or oppression, the court is
                                                   unlikely to order that the acqui-
                                                   sition shall not take effect, but it
                                                   may specify terms of the transfer that
                                                   it finds appropriate. A minority share
                                                   owner is also entitled in these
                                                   circumstances, in the alternative, to
                                                   require the offeror to acquire his
                                                   shares on the terms of the offer.

                                              -  The rules of the Nasdaq National Market,
                                              on which the WPP ADSs are listed, are
                                                 similar to those of the NYSE with respect
                                                 to acquisitions, except that approval of
                                                 share owners is required in connection
                                                 with an acquisition transaction involving
                                                 an officer, director or substantial share
                                                 owner only if 5% or more of the
                                                 outstanding stock or voting power is
                                                 being issued.

                                   RIGHTS OF INSPECTION
-  Delaware law allows any stockholder        -  Except when closed under the provisions
   (1)  to inspect                            of the U.K. Companies Act, the register and
       (a)  the corporation's stock ledger;      index of names of share owners of an
       (b)  a list of its stockholders; and      English company may be inspected during
       (c)  its other books and records; and     business hours
                                                 (1)  for free, by its share owners; and
                                              (2)  for a fee by any other person.

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
   (2)  to make copies or extracts of those   In both cases, the documents may be copied
   materials during normal business hours,       for a fee.
   provided that                              -  The share owners of an English public
       (a)  the stockholder makes a written   company may also inspect, without charge,
            request under oath stating the                during business hours
            purpose of his inspection; and       (1)  minutes of meetings of the share
       (b)  the inspection is for a purpose               owners and obtain copies of the
            reasonably related to the                     minutes for a fee; and
            person's interest as a            (2)  service contracts of the company's
            stockholder.                           directors.

                                              In addition, the published annual accounts
                                              of a public company are required to be
                                                 available for share owners at a general
                                                 meeting and a share owner is entitled to
                                                 a copy of these accounts.

                                              The share owners of WPP do not have rights
                                                 to inspect the accounting records of WPP
                                                 or minutes of meetings of its directors.

                            STANDARD OF CONDUCT FOR DIRECTORS
-  Delaware law does not contain any          -  Under English law, a director has a
   specific provisions setting forth the      fiduciary duty to act in a company's best
   standard of conduct of a director. The        interest. This duty includes obligations
   scope of the fiduciary duties of Y&R's        (1)  not to create an actual or potential
   board is thus determined by the courts of     conflict between his duty to the company
        the State of Delaware. In general,            and duties to any other person or
        directors have a duty to act without          his personal interests, and
        self-interest, on a well-informed     (2)  to exercise his powers only in accor-
        basis and in a manner they                 dance with the memorandum and arti-
        reasonably believe to be in the best     cles of association of the company.
        interests of the stockholders.        In addition, a director must exercise
-  Y&R's certificate of incorporation         reasonable care and skill. The precise scope
   specifically permits Y&R's board, in          of this duty is not defined, but the test
   determining whether to take any action,       generally is both subjective (i.e., was
   to take into account the interests of         the director's conduct that of a
   clients, creditors, employees and other       reasonably diligent person who has the
   constituencies, including the communities     knowledge and experience of the director)
   in which Y&R does business.                   and objective (i.e., was the director's
-  The Y&R board currently consists of 10        conduct that of a reasonably diligent
   members, three of whom are executive          person having the knowledge and
   officers of Y&R.                              experience that a director should have).

                                              In addition, directors are also required to
                                                 disclose to the company of which he is a

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
                                                 director certain information, including
                                                 personal interests in contracts or
                                                 arrangements with the company that may
                                                 not be apparent.

                                              -  WPP's board currently consists of 14 mem-
                                                 bers, 10 of whom are non-executive
                                                 officers of WPP. After completion of the
                                                 merger, the WPP board will be comprised
                                                 of 15 members, including five members of
                                                 Y&R's current board designated by Y&R.
                                                 Ten of these directors will be
                                                 non-executive directors. See "Directors
                                                 and Management of WPP Following the
                                                 Merger."
                         CLASSIFICATION OF THE BOARD OF DIRECTORS
-  Delaware law permits the certificate of    -  While English law permits a company to
   incorporation or a stockholder-adopted     provide for terms of different length for
   bylaw to provide that directors be            its directors, WPP's articles of
   divided into one, two or three classes,       association do not provide for any such
   with the term of office of one class of       differentiation. WPP's articles of
   directors to expire each year.                association provide that all directors
   Y&R's certificate of incorporation            who, at the date of the notice con-
   provides that, except with regards to         vening an annual general meeting, have
   directors elected or appointed in respect     been in office for more than 30 months
   of any class of preference stock, the Y&R     since they were last elected or
   board will be divided into three classes      re-elected by share owners, must retire
   of directors with                             from office. These retired directors will
   (1)  the number of directors divided as       be eligible for re-election at that
        evenly as possible among the three            annual general meeting.
        classes; and
   (2)  each class elected to serve for a
        term of three years.
   The provision of Y&R's certificate of
   incorporation relating to the
   classification of the Y&R board may only
   be amended or repealed with the approval
   of the Y&R board and by the affirmative
   vote of the holders of shares
   representing at least 80% of the combined
   voting power of the outstanding shares of
   capital stock of Y&R entitled to vote.
                                   REMOVAL OF DIRECTORS
-  Delaware law provides that a director may  -  Under the U.K. Companies Act, share own-
   be removed with or without cause by the       ers may remove a director without cause
   holders of a majority in voting power of      by ordinary resolution, irrespective of
   the shares entitled to vote at an             any provisions of the company's articles
   election of                                   of association

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
   directors, except that                        or service contract the director has with
   (1)  members of a classified board of         the company, provided that 28 clear days'
        directors may be removed only for        notice of the resolution is given to the
        cause, unless the certificate of              company.
        incorporation provides otherwise;     -  The articles of association of WPP
   and                                        provide that all directors who, at the date
   (2)  directors may not be removed in          of the notice convening an annual general
        certain situations in the case of a      meeting, have been in office for more
        corporation having cumulative                 than 30 months since they were last
        voting.                                       elected or re-elected by share
   Under Y&R's certificate of incorporation,          owners, must retire from office.
   directors of Y&R may be removed only for           These retired directors will be
   cause by the affirmative vote of holders           eligible for re-election at that
   of 80% of the shares entitled to vote for          annual general meeting.
   the election of directors.

                           VACANCIES ON THE BOARD OF DIRECTORS
-  Under Delaware law, unless otherwise pro-  -  Under English law, share owners may by
   vided in the certificate of incorporation     ordinary resolution, at a meeting at
   or the bylaws,                                which any director retires, appoint a
   (1)  vacancies on a board of directors;       person to be a director
   and                                           (1)  to fill a vacancy; or
   (2)  newly created directorships              (2)  to become an additional director,
        resulting from an increase in the        subject to any maximum provided in the
        number of directors                           company's articles of association.
  may be filled by a majority of the          -  The board of directors has the power to
  directors in office. In the case of a          appoint a director to serve until the
  classified board, directors elected to         next annual general meeting of the
   fill vacancies or newly created               company, whereupon the director concerned
   directorships will hold office until the      is required to retire but will be
   next election of the class for which the      eligible for election.
   directors have been chosen.
-  Y&R's certificate of incorporation
   provides that, subject to the rights of
   any holders of preference stock,
  (1)  any vacancies on Y&R's board; or
   (2)  newly created directorships will be
        filled only by the affirmative vote
        of a majority of the remaining
        directors in office, even if less
        than a quorum. Y&R's certificate of
        incorporation also provides that any
        directors chosen to fill a vacancy
        not resulting from an increase in
        the number of directors will serve
        for the remainder of the term of his
        or her predecessor.

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS

                           LIABILITY OF DIRECTORS AND OFFICERS


-  Delaware law permits a corporation's       -  English law does not permit a company to
   certificate of incorporation to include a     exempt any director or officer of the
   provision eliminating or limiting the         company or any person employed by the
   personal liability of a director to the       company as an auditor from any liability
   corporation and its stockholders for          arising from negligence, default, breach
   damages arising from a breach of              of duty or breach of trust against the
   fiduciary duty as a director. However, no     company.
   provision can limit the liability of a
   director for
   (1)  any breach of his duty of loyalty to
        the corporation or its stockholders;
   (2)  acts or omissions not in good faith
        or which involve intentional
        misconduct or a knowing violation of
        law;
   (3)  intentional or negligent payment of
        unlawful dividends or stock
        purchases or redemptions; or
   (4)  any transaction from which he
        derives an improper personal
        benefit.
  Y&R's certificate of incorporation
  provides that a director of Y&R will not
  be personally liable to Y&R or its
  stockholders for monetary damages for
  breach of fiduciary duty as a director.

                        INDEMNIFICATION OF DIRECTORS AND OFFICERS
-  Delaware law provides that a corporation   -  English law does not permit a company to
   may indemnify any officer or director who     indemnify
   is made a party to any third party suit       (1)  a director or officer of the
   or proceeding on account of being a           company, or
   director, officer or employee of the          (2)  any person employed by the company
   corporation against expenses, including       as an auditor
        attorney's fees, judgments, fines        against any liability arising from
        and amounts paid in settlement           negligence, default, breach of duty or
        reasonably incurred by him in            breach of trust against the company,
        connection with the action, through,     except that indemnification is allowed
        among other things, a majority vote      for liabilities incurred in proceedings
        of a quorum consisting of directors      in which
        who were not parties to the suit or      (1)  judgment is entered in favor of the
        proceeding if the officer or                  director or officer or the director
        director                                      or officer is acquitted; or
   (1)  acted in good faith and in a manner
        he reasonably believed to be in the
        best interests of the corporation;
        and

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
   (2)  in a criminal proceeding, had no      (2)  the director or officer is held liable,
        reasonable cause to believe his       but the court finds that he acted honestly
     conduct was unlawful.                         and reasonably and that relief should
-  Y&R's certificate of incorporation              be granted.
   provides that                              -  WPP's articles of association provide
   (1)  Y&R will indemnify its current and    that to the extent permitted by the U.K.
        former directors and officers to the     Companies Act, every director or other
        fullest extent permitted by law;              officer or an auditor of WPP is to
   (2)  the indemnification will include the          be indemnified against liabilities
        right to receive advance payment of           he incurs in the actual or purported
        any expenses incurred in connection           discharge of his duties or exercise
        with any proceeding; and                      of his power.
   (3)  if required by law, advance payment   -  The U.K. Companies Act enables companies
        of any expenses will be made only        to purchase and maintain insurance for
        upon delivery to Y&R of an               directors, officers and auditors against
        undertaking, by the director or               any liability arising from
        officer, to repay all amounts                 negligence, default, breach of duty
   advanced if it is ultimately determined            or breach of trust against the
   that the director or officer is not                company.
   entitled to indemnification.               -  WPP maintains directors' and officers'
-  Y&R's certificate of incorporation also       insurance.
   provides that Y&R will be required to
   indemnify a person in connection with a
   proceeding initiated by the person only
   if the proceeding was authorized by the
   board of directors.
-  Y&R maintains directors' and officers'
   insurance.

                                   SHAREHOLDERS' SUITS
-  Under Delaware law, a stockholder may      -  While English law only permits a share
   initiate a derivative action to enforce a     owner to initiate a lawsuit on behalf of
   right of a corporation if the corporation     the company in limited circumstances, the
   fails to enforce the right itself. An         U.K. Companies Act permits a share owner
   individual may also commence a class          whose name is on the register of share
   action suit on behalf of himself and          owners of the company to apply for a
   other similarly situated stockholders         court order
   where the requirements for maintaining a      (1)  when the company's affairs are being
        class action under Delaware law have     or have been conducted in a manner
        been met. The complaint must                  unfairly prejudicial to the
   (1)  state that the plaintiff was a                interests of all or some share
        stockholder at the time of the                owners, including the share owner
        transaction of which the plaintiff            making the claim; or
        complains or that the plaintiff's        (2)  when any act or omission of the com-
        shares thereafter devolved on the             pany is or would be so prejudicial.
        plaintiff by operation of law; and

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
   (2)  (a) allege with particularity the        A court has wide discretion in granting
        efforts made by the plaintiff to         relief, and may authorize civil
        obtain the action the plaintiff          proceedings to be brought in the name of
        desires from the directors; or           the company by a share owner on terms
       (b) state the reasons for the             that the court directs. Except in these
       plaintiff's failure to obtain the         limited circumstances, English law does
       action or for not making the effort.      not generally permit class action
-  Additionally, the plaintiff must remain a     lawsuits by share owners on behalf of the
   stockholder through the duration of the       company or on behalf of other share
   derivative suit. The action will not be       owners. In order to become a share owner
   dismissed or compromised without the          and enforce these rights under English
   approval of the Delaware Court of             law, holders of WPP ADSs will be required
   Chancery.                                     to withdraw from the depositary at least
                                                 one of their WPP ordinary shares
                                                 underlying the WPP ADSs. See "Description
                                                 of WPP American Depositary
                                                 Shares--Deposit, Withdrawal and
                                                 Cancellation" for information about how
                                                 to withdraw WPP ordinary shares.


                        PROVISIONS RELATING TO SHARE ACQUISITIONS
-  Section 203 of the Delaware General        -  In the case of a company whose shares are
   Corporation Law prohibits "business           traded on the London Stock Exchange,
   combinations," including mergers, sales       share owner approval must be obtained for
   and leases of assets, issuances of            certain acquisitions or disposals of
   securities and similar transactions by a      assets involving directors or substantial
   corporation or a subsidiary with an           share owners or their associates. In
   "interested stockholder" who benefi-          addition, takeovers of public companies,
   cially owns 15 percent or more of a           i.e., generally those whose shares are
   corporation's voting stock, within three      traded on the London Stock Exchange, are
   years after the person or entity becomes      regulated by the City Code, which is
   an interested stockholder, unless             (1)  comprised of non-statutory rules
   (1)  the transaction that will cause the      unenforceable at law; and
        person to become an interested           (2)  administered by the Takeover Panel,
        stockholder is approved by the board     a body consisting of representatives of
        of directors of the target prior to           the City of London financial and
        the transaction;                              professional institutions which
   (2)  after completion of the transaction           oversees the conduct of takeovers.
        in which the person becomes an        -  The City Code provides that when
        interested stockholder, the              (3)  any person acquires, whether by a
        interested stockholder holds a least     series of transactions over a period of
        85% of the voting stock of the                time or not, shares which, together
corporation not including (a) shares held             with shares held or acquired by
by officers and directors and (b) shares              persons acting in concert with him,
        held by specified employee benefit            represent 30% or more of the voting
        plans; or                                     rights of a public company; or
   (3)  after the person becomes an              (4)  any person, together with persons
        interested stockholder, the business     acting in concert with him, holds at
        combination is approved by the board          least 30% but not more than 50% of
        and holders of at least 66 2/3% of            the voting
        the outstanding voting stock,
        excluding shares held by the
        interested stockholder.

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
   The merger of WPP and Y&R is not gov-             rights and that person, or any person
   erned by the limitations set forth in         acting in concert with him, acquires any
   Section 203. The Y&R board has                additional shares,
   unanimously approved and adopted the          the person must generally make an offer
   merger and the merger agreement.              for all of the equity shares of the
                                                 company, whether voting or non-voting,
                                                 and any class of voting non-equity shares
                                                 of the company held by that person or any
                                                 person acting in concert with him, for
                                                 cash, or accompanied by a cash
                                                 alternative, at not less than the highest
                                                 price paid by the person or these persons
                                                 for the relevant shares during the
                                                 12 months preceding the date of the
                                                 offer.

                               TAKEOVER RELATED PROVISIONS

-  Under Delaware law, directors generally    -  Under English law, directors of a company
   have a duty to act without self-interest,     have a fiduciary duty to take only those
   on a well-informed basis and in a manner      actions which are in the interests of the
   they reasonably believe to be in the best     company. Generally, anti-takeover
   interests of the stockholders.                measures are not actions which fall
  Nevertheless, a Delaware court will            within this category.
  generally apply a policy of judicial        -  Under the City Code, a company is prohib-
   deference to board of director decisions      ited from taking any action without the
   to adopt anti-takeover measures in the        approval of its share owners at a general
   face of a potential takeover where the        meeting after
   directors are able to show that               (1)  a bona fide offer has been communi-
   (1)  they had reasonable grounds for               cated to its board of directors; or
        believing that there was a danger to     (2)  its board of directors has reason to
        corporate policy and effectiveness            believe that a bona fide offer might
        from an acquisition proposal; and             be imminent,
   (2)  the board action taken was            which action could effectively result in the
        reasonable in relation to the threat     offer being frustrated or the share
   posed.                                        owners being denied an opportunity to
-  Y&R's certificate of incorporation            decide on its merits.
   permits the Y&R board to take into         -  WPP does not maintain a share owner
   account, in determining whether to take    rights plan.
   any action, the interests of clients,
   creditors, employees and other
   constituencies, including the communi-
   ties in which Y&R does business.

-  One right issued under Y&R's
   stockholders' rights plan is attached to each share of Y&R common stock presently outstanding. The rights are not exercisable unless a person becomes the beneficial owner of 15% or more of the outstanding shares of Y&R common stock, other than as a result of an offer approved by Y&R's board of directors. If a

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
   person becomes the beneficial owner of
   15% or more of the outstanding shares of
   Y&R common stock, other than as a result
   of an offer approved by Y&R's board,
   holders of rights, other than the 15%
   beneficial owner and certain transferees
   and related persons, would become
   entitled to purchase, at a purchase price
   of $87.50 per right, shares of Y&R common
   stock with a market value of twice that
   purchase price.

                                 DISCLOSURE OF INTERESTS

-  Acquirors of Y&R common stock are subject  -  The U.K. Companies Act provides that any-
   to disclosure requirements under Sec-         one who acquires a material interest or
   tion 13(d)(1) of the Exchange Act and         becomes aware that he has acquired a
   Rule 13d-1 thereunder, which provide that     material interest in 3% or more of any
   any person who becomes the beneficial         class of shares of a public company's
   owner of more than 5% of the outstanding      issued share capital carrying rights to
   Y&R common stock must, within 10 days         vote at general share owner meetings must
   after such acquisition                        notify that company in writing of his
   (1)  file a Schedule 13D with the SEC         interest within two days. Thereafter, any
        disclosing specified information;        increase or decrease of a whole
        and                                           percentage or decrease which reduces
   (2)  send a copy of the Schedule 13D to            the interest to below 3% must be
        Y&R and to each securities exchange           notified in writing to the company.
        on which Y&R common stock is traded.          This requirement will apply to
-  Y&R is required by the rules of the SEC            holders of WPP ordinary shares.
   to disclose in the proxy statement            In addition, the U.K. Companies Act pro-
   relating to its annual meeting of             vides that a public company may, by
   stockholders the identity and number of       notice in writing, require a person whom
   shares of Y&R common stock beneficially       the company knows or reasonably believes
   owned by:                                     to be or to have been within the three
   (1)  each of its directors;                   preceding years, interested in the
   (2)  its chief executive officer;             company's issued voting share capital to
   (3)  each of its four most highly compen-     (1)  confirm whether this is or is not
        sated executive officers other than      the case; and
        its chief executive officer;             (2)  if this is the case, to give further
   (4)  all of its directors and executive       information that the company requires
        officers as a group; and                      relating to his interest and any
   (5)  any beneficial owner of 5% or more            other interest in the company's
        of the Y&R common stock of whom it            shares of which he or she is aware.
        is aware.                                The disclosure must be made within a rea-
                                                 sonable period as specified in the
                                                 relevant notice which may be as short as
                                                 one or two days.
                                                 ADSs will generally constitute holding an
                                                 interest in the underlying WPP ordinary

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS

                                                 shares.
                                                 When the notice is served by a company on
                                                 a person who is or was interested in
                                                 shares of the company and that person
                                                 fails to give the company any information
                                                 required by the notice within the time
                                                 specified in the notice, the company may
                                                 apply to the court for an order directing
                                                 that the shares in question be subject to
                                                 restrictions prohibiting, among other
                                                 things,
                                                 (1)  any transfer of the shares;
                                                 (2)  the exercise of voting rights;
                                                 (3)  the issue of further shares; and
                                                 (4)  other than in a liquidation,
                                                 dividends and other payments.
                                                 These restrictions may also avoid any
                                                 agreement to transfer the shares. In
                                                 respect of an interest in shares that is
                                                 less than .25% of the relevant class of
                                                 shares in a company whose shares are
                                                 traded on the London Stock Exchange, the
                                                 restrictions extend only to prohibition
                                                 on attending and voting at share owners
                                                 meetings.
                                                 The articles of association of WPP
                                                 provide that the WPP board may impose the
                                                 restrictions on share owners set forth in
                                                 the above paragraph, which restrictions
                                                 are normally imposed by the courts in the
                                                 event a notice is served.
                                                 In addition, holders of WPP ADSs are
                                                 required to comply with specified U.S.
                                                 securities law requirements, including
                                                 filing Schedules 13D with respect to
                                                 their beneficial ownership of the
                                                 underlying WPP ordinary shares if they
                                                 beneficially hold more than 5% of the WPP
                                                 ordinary shares outstanding.
                                              -  WPP is required by the listing rules of
                                              the U.K. Listing Authority to disclose in
                                                 its annual report the identity and share
                                                 interests of its directors and any
                                                 persons connected with them, as defined
                                                 in the U.K. Companies Act, and of any
                                                 person with an interest of

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
                                                 3% or more of its ordinary shares,
                                                 including ordinary shares underlying
                                                 ADSs.

   LIMITATION ON ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS
              ABILITY TO BRING SUITS, ENFORCE JUDGMENTS AND ENFORCE U.S. LAW

-  Y&R is a U.S. company incorporated under   -  WPP is an English company located in the
   the laws of Delaware and has substantial      U.K. Many of the directors and officers
   assets located in the U.S. As a result,       of WPP will be residents of the U.K. and
   investors generally can initiate lawsuits     not the U.S. In addition, although WPP
   in the U.S. against Y&R and its directors     will have substantial assets in the U.S.,
   and officers and can enforce lawsuits         the majority of WPP's assets and a large
   based on U.S. federal securities laws in      portion of the assets of WPP's directors
   U.S. courts.                                  and officers will be located outside of
                                                 the U.S.
                                                As a result, U.S. investors may find it
                                                 difficult in a lawsuit based on the civil
                                                liability provisions of the U.S. federal
                                                securities laws
                                                 (1)  to effect service within the U.S.
                                                 upon WPP and the directors and officers
                                                      of WPP located outside the U.S.;
                                                 (2)  to enforce in U.S. courts or outside
                                                 the U.S., judgments obtained against
                                                      those persons in U.S. courts;
                                                 (3)  to enforce in U.S. courts judgments
                                                      obtained against those persons in
                                                      courts in jurisdictions outside the
                                                      U.S.; and
                                                 (4)  to enforce against those persons in
                                                 the U.K., whether in original actions or
                                                      in actions for the enforcement of
                                                      judgments of U.S. courts, civil
                                                      liabilities based solely upon the
                                                      U.S. federal securities laws.
                                   SHORT SWING PROFITS
-  Directors and officers of Y&R are          -  Directors and officers of WPP are not
   governed by rules under the Exchange Act   subject to the Exchange Act's "short swing"
   that may require directors and officers       profit rules because WPP is a foreign
   to forfeit to Y&R any "short swing"           private issuer under the Exchange Act
   profits realized from purchases and           which is not subject to these rules.
   sales, as determined under the Exchange       However, directors of WPP are subject to
   Act and the rules thereunder, of Y&R          applicable U.K. legislation prohibiting
   equity securities.                            insider dealing.

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
                                                 In addition, the directors have to comply
                                                 with the Model Code of the U.K. Listing
                                                 Authority which has been adopted by WPP,
                                                 which provides that the considerations
                                                 taken into account by directors when
                                                 deciding whether or not to deal in shares
                                                 of the company of which they are a
                                                 director must not be of a short-term
                                                 nature.
                                                 The Model Code also places additional
                                                 restrictions on trading during periods
                                                 prior to announcement of a company's
                                                 results.

                               PROXY STATEMENTS AND REPORTS
                           NOTICES AND REPORTS TO SHAREHOLDERS
-  Under the Exchange Act proxy rules, Y&R    -  As a foreign private issuer, WPP will not
   must comply with notice and disclosure     be governed by the proxy rules under the
   requirements relating to the solicitation     Exchange Act.
   of proxies for stockholder meetings.          However, WPP will be governed by the Com-
                                                 panies Act and the listing rules of the
                                                 U.K. Listing Authority regulating notices
                                                 of share owner meetings, which provide
                                                 that notice of a share owner meeting must
                                                 be accompanied by
                                                 (1)  a share owner circular containing an
                                                      explanation of the purpose of the
                                                      meeting; and
                                                 (2)  the recommendations of the board
                                                 with respect to actions to be taken.
                                                 In addition, WPP sends WPP ordinary share
                                                 owners a copy of its annual report and
                                                 accounts or a summary thereof. Under the
                                                 rules of the Nasdaq National Market, WPP
                                                 is required to distribute to its ADS
                                                 holders copies of its annual report. In
                                                 connection with the merger WPP will amend
                                                 its agreement with the ADS depositary to
                                                 require it to deliver to the depositary,
                                                 for distribution, to ADS holders, all
                                                 reports WPP distributes to holders of its
                                                 ordinary shares.

                                                 In addition, under the listing rules of
                                                 the U.K. Listing Authority, WPP will,
                                                 depending on their size and importance,
                                                 be required to

   PROVISIONS CURRENTLY APPLICABLE TO Y&R      PROVISIONS APPLICABLE TO WPP SHARE OWNERS
                STOCKHOLDERS
                                                 send to share owners details relating to
                                                 certain acquisitions, dispositions,
                                                 takeovers, mergers and offers either made
                                                 by or in respect of the company.

                                  REPORTING REQUIREMENTS

-  As a U.S. public company, Y&R must file    -  As a foreign private issuer with
   with the SEC, among other reports and      securities quoted on the Nasdaq National
   notices:                                      Market and registered under Section 12 of
   (1)  an Annual Report on Form 10-K within     the Exchange Act, WPP will be required to
        90 days after the end of each fiscal     publicly file with the SEC Annual Reports
        year;                                         on Form 20-F within six months
   (2)  a Quarterly Report on Form 10-Q               after the end of each fiscal year
   within 45 days after the end of each fis-          and reports on Form 6-K.
   cal quarter; and                           -  WPP is also required to notify the U.K.
   (3)  Current Reports on Form 8-K upon the  Listing Authority of
        occurrence of important corporate        (1)  any major new developments relating
        events.                                  to its business which are not public
                                                      knowledge and may lead to a
                                                      substantial movement in its share
                                                      price;
                                                 (2)  notifications received by it from
                                                 persons holding an interest in 3% or more
                                                      of any class of the company's share
                                                      capital;
                                                 (3)  any changes in its board of
                                                 directors;
                                                 (4)  any purchase or redemption by it of
                                                 its own equity securities;
                                                 (5)  interests of directors in its shares
                                                 or debentures; and
                                                 (6)  changes in its capital structure.

              DIRECTORS AND MANAGEMENT OF WPP FOLLOWING THE MERGER

DIRECTORS AND EXECUTIVE OFFICERS

    At the time the merger is completed, the board of directors of WPP will consist of 16 directors. Four of those directors will be the current members of Y&R's board of directors listed below under "--Y&R Designees" who have been designated by Y&R and will stand for election at the WPP Extraordinary General Meeting. See "The WPP Extraordinary General Meeting" beginning on page 23. Eleven of those directors will be persons designated by WPP from WPP's board members before we complete the merger. In addition, Mr. Masao Inagaki, a current director of WPP and chairman and chief executive officer of Asatsu-DK, one of WPP's largest share owners, will continue to be a member of the board of directors of WPP after completion of the merger. Y&R and WPP have agreed that, after the completion of the merger, the former Y&R directors on the WPP board have the right to designate at any time before June 30, 2001 a fifth Y&R designee, who is not a U.S. citizen or resident and is otherwise reasonably acceptable to WPP's board of directors, for appointment as a director of WPP. We have set forth below the name, age, current position and business experience of the 16 persons who have been designated to serve on the WPP board of directors as of the completion of the merger.

CONTINUING WPP DIRECTORS

    HAMISH MAXWELL, age 73, has been a member of the board directors of WPP since July 1996 and has been non-executive chairman since October 1996. He served as chairman and chief executive of Philip Morris Companies, Inc. from 1984 to 1991. Mr. Maxwell is also a director of Sola International Inc. and was previously a director of Bankers Trust.

    SIR MARTIN SORRELL, age 55, has been a member of the board of directors of WPP since 1986, becoming WPP's chief executive in the same year. Sir Martin Sorrell is also a director of Colefax Group plc and was formerly a director of Storehouse plc.

    BRIAN J. BROOKS, age 44, joined WPP and has been a member of the board of directors of WPP since September 1992. Since joining WPP, Mr. Brooks has been WPP's director of human resources and is currently WPP's chief human resource officer. Mr. Brooks was previously a partner in Towers Perrin in New York and London. He is an attorney admitted to practice law in the U.S.

    JEREMY J. D. BULLMORE, age 70, has been a member of the board of directors of WPP Group since 1987 as a non-executive director. He was previously with J. Walter Thompson, London, for 33 years, the last 11 as chairman. He was chairman of the Advertising Association from 1981 to 1987. Mr. Bullmore is also a director of the Guardian Media Group plc and president of National Advertising Benevolent Society.

    ESTHER DYSON, age 48, has been a member of the board of directors of WPP as a non-executive director since June 1999 and is chair of wpp.com. Ms. Dyson is also chair of EDVenture Holdings and Internet Corp. She also is a member of the boards of Aristotle, Audumbla (Sweden), Scala Business Solutions N.V., GreaterTalent.com, CV-Online, New World Publishing, Uproar Inc., Thinking Tools, Inc., APP Group (Prague), LanguageWare.net, Graphisoft N.V., EDVenture Forums, KeySystem, Cybiko, Medscape, NewspaperDirect, BrunswickDirect, TrustWorks (Amsterdam), IBS (Moscow), Sourceree and Talus Solutions. Ms. Dyson is also on the advisory boards of Internet Capital Group, ICG Europe, Rambler Group (Moscow), Municel, Tacit Information Systems and Swissair Group. Ms. Dyson was formerly a director of PRT Group.

    MASAO INAGAKI, age 77, has been a member of WPP's board of directors since September 1998 as a non-executive director as a result of the WPP-Asatsu strategic alliance. He is a director and chairman and chief executive of Asatsu-DK Inc. Mr. Inagaki has been Vice-President of the Japan Advertising Agencies Association since 1987 and is a director of Asatsu-DK Inc. He was formerly director of BBDO Worldwide Inc.

    JOHN B. H. JACKSON, age 70, has been a member of WPP's board of directors since September 1993 as a non-executive director. He is chairman of Hilton Group plc and Celltech Chiroscience plc, and a director of Billiton Plc, Brown & Jackson plc, Burdale Holdings Limited, Cambridge Animation Systems Limited, Concept Broadcast Development Limited, Envision Licensing Limited, History Today Limited, Neos Limited, John Jackson Consultants Limited, One World Action Limited, Twenty Five Ennismore Gardens Limited, Wyndeham Press Group plc, Xenova Group plc, Urban Catalyst Limited, Oxford Technology Venture Capital Trust plc and Oxford Technology II Venture Capital Trust plc. He is also the non-solicitor chairman of Mishcon de Reya and chairman of the Countryside Alliance. He was formerly director of Caledonian Publishing plc, Duphar Limited, Hephaistos Limited, Howden Group plc, Graseby plc, National Interactive Video Centre (a charity), Peboc Limited, Pilot Investment Trust plc and Renex Limited.

    CHRISTOPHER MACKENZIE, age 45, was appointed to the board of directors of WPP in March 2000 as a non-executive director. He is currently partner and principal at the investment firm of Clayton, Dubilier & Rice and a director of CD&R Limited and was previously a company officer of General Electric. He is also a non-executive director of Fairchild-Dormier GmbH, Schulte GmbH and Jacquesson et Fils S.A.

    STANLEY W. MORTEN, age 56, has been a member of the board of directors of WPP since 1991 as a non-executive director. He is the chairman and president of Morten Paper and Metal, Inc. He was until recently chief operating officer of Punk, Ziegel & Company, a New York-based investment banking firm. Mr. Morten previously was managing director of the equity division of Wertheim Schroder & Co., Inc. in New York.

    JOHN A. QUELCH, age 48, has been a member of the board of directors of WPP since 1988 as a non-executive director. He is Professor and Dean of London Business School and was formerly the Sebastian S. Kresge Professor of Marketing at Harvard University Graduate School of Business Administration. Mr. Quelch is also a director of Communication Services Group and was formerly a non-executive director of US Office Products Company, USA Floral Products Inc. and Pentland Group plc.

    PAUL W. G. RICHARDSON, age 42, has been a member of the board of directors of WPP since December 1996, becoming WPP's finance director the same year after four years with WPP as director of treasury. Previously he spent six years with Hanson plc. He is a chartered accountant and member of the Association of Corporate Treasurers. Mr. Richardson is also a non-executive director of Chime Communications plc, Syzygy AG, Singleton Group Limited in Australia, The Grass Roots Group plc, International Business Research (USA) Inc. and Internet Crimes Group, Inc. and a number of WPP Group subsidiaries.

    ERIC R. SALAMA, age 39, joined the parent company of WPP in 1994 and has been a member of the board of directors of WPP since July 1996. Since
July 1996, Mr. Salama has been director of strategy for WPP. He is also currently chief executive of wpp.com. Prior to joining the parent company of WPP, Mr. Salama was joint managing director of The Henley Centre, a WPP company. He is an advisor to the U.K. Government in the fields of creative and media industries and a trustee of the British Museum. He is a director of The Grass Roots plc, Syzygy AG, Deckchair.com Holdings Limited and Metapack Limited.

Y&R DESIGNEES

    MICHAEL J. DOLAN, age 53, has been a vice chairman and a director of Y&R since July 1996. Since May 11, 2000, he has also been president and chief operating officer of Y&R. From July 1996 until July 12, 2000, Mr. Dolan was chief financial officer of Y&R. From 1992 to 1996, he was president and chief executive officer of the joint venture, Snack Ventures Europe, between PepsiCo Foods International and General Mills. He also served as senior vice president, operations, of PepsiCo Foods International. Mr. Dolan is a director of Luminant Worldwide Corporation, Thomas Weisel Partners and Gamut Interactive. Mr. Dolan is expected to serve as president and chief executive officer of Y&R and as an executive director of WPP upon completion of the merger.

    F. WARREN HELLMAN, age 65, has been a director of Y&R since December 1996. He is chairman of Hellman & Friedman LLC, a private investment company he founded in 1984. Previously he was president and a director of Lehman Brothers, as well as head of its Investment Banking Division, and chairman of Lehman Corporation (a closed-end investment company). Mr. Hellman is a director of Levi Strauss & Co., II Fornaio (America) Corp., Matrix Partners, FWB Associates and Farallon Capital Management, as well as a number of private and venture-backed companies.

    MICHAEL H. JORDAN, age 63, has been a director of Y&R since December 1999. He has been chairman of the board of directors of Luminant Worldwide Corporation since the closing of its initial public offering in September 1999 and an advisor to Luminant since January 1999. In addition, since May 1999, he has been chairman of the board of directors of eOriginal, Inc. and chief executive officer since December 1999. Mr. Jordan retired in December 1998 as chairman and chief executive officer of CBS Corporation, formerly Westinghouse Electric Corporation, positions he held since June 1993. Prior to joining Westinghouse, he was a principal with the investment firm of Clayton, Dubilier & Rice, Inc. from September 1992 through June 1993. From 1974 to 1992, he was an executive at PepsiCo, Inc. holding a number of positions including president and chief financial officer. Mr. Jordan is also a director of Aetna Inc., Clariti Telecommunications International Ltd., Dell Computer Corp., and Marketwatch.com Inc. Mr. Jordan is a member of the President's Export Council, the chairman of the U.S.-Japan Business Council, the chairman of The College Fund/UNCF and the chairman of the Policy Board of the Americans for the Arts. Mr. Jordan was formerly a director of CVS Corporation, Rhone-Poulenc Rorer, Inc., and is currently a director of Digital Convergence.com Inc., Enikia LLC, eRewards Inc., Eritmo.com Inc., GrupoCima, Microcast Incorporated, Wirebreak Networks, Inc., Sky Auction.com Inc. and The Feld Group.

    SIR CHRISTOPHER LEWINTON, age 68, has been a director of Y&R since
May 1999. He is chairman of TI Group plc, a specialized engineering company, a position he has held since 1989, and a director of Video Networks Limited. He was formerly a member of the Supervisory Board of Mannesmann A.G. and a former director of Reed Elsevier PLC and Messier Dowty International Limited.

RESPONSIBILITY AND TERMS OF MEMBERS OF THE BOARD OF DIRECTORS

    The board of directors is responsible for approving WPP policy and strategy and is responsible to share owners for WPP's financial and operational performance. Responsibility for the development and implementation of policy and strategy and for day-to-day management issues has been delegated by the full board to the executive directors.

    The board meets at least seven times a year, and more frequently when business needs require. After completion of the merger, the board is expected to consist of 11 non-executive directors and five executive directors.

    In accordance with the requirements of the Combined Code embodied in the listing rules of the U.K. Listing Authority, Mr. J.A. Quelch has been appointed as the senior independent non-executive director to be available to deal with concerns regarding WPP where it could be inappropriate for these to be dealt with by the chairman or chief executive.

    WPP's articles of association provide that a director appointed since the last annual general meeting of share owners or who has held office for more than 30 months since his appointment or re-election by WPP in a general meeting of share owners, shall retire from office but shall be eligible for re-election.

    If elected by the WPP share owners at the extraordinary general meeting, the Y&R designees will not be required to retire from office in accordance with WPP's articles of association until the first formal general meeting of share owners to be held after the completion of a period of 30 months after completion of the merger.

    Under the terms of the merger agreement, if any of the Y&R designees are unable to serve on the WPP board because of death, illness, disability or any similar reason before the completion of the merger, Y&R will be permitted to select a replacement who is reasonably acceptable to WPP.

    If during the two years after completion of the merger any Y&R designee retires or resigns from the WPP board or steps down from board because of death, illness, disability or any similar reason, the remaining Y&R designees will be entitled to recommend a replacement who is reasonably acceptable to WPP. If the Y&R designee who retires, resigns or steps down from the WPP board is not a U.S. citizen or resident, the replacement Y&R designee may not be a U.S. citizen or resident. The WPP board will appoint the recommended candidate to the WPP board unless doing so would be inconsistent with WPP articles of association or the board's fiduciary duties.

MEETINGS OF THE BOARD OF DIRECTORS OF WPP; COMMITTEES OF THE BOARD

    The merger agreement provides that a majority of the meetings of the WPP board will be held in London, England. The committees of the WPP board after the merger will initially be the same as the current standing committees of the WPP board, which are the audit committee, the compensation committee and the nomination committee.

    The audit committee is responsible for overseeing the involvement of WPP's auditors in the planning and review of the WPP's annual report and accounts and the half year report and discussing with the auditors the findings of the audit. The independence and objectivity of the external auditors is also considered, and the committee reviews any recommendation relating to the reappointment of the auditors. The committee considers accounting and legal requirements as well as the regulations contained in the listing rules of the U.K. Listing Authority and the SEC for proper compliance by WPP. The committee also promotes the maintenance of effective systems of internal control and is responsible for the scope of internal audit.

    The audit committee meets at least three times a year and currently comprises the following non-executive directors: Messrs. J.B.H. Jackson (Chairman), J.J.D. Bullmore and S.W. Morten.

    The compensation committee reviews the remuneration policy of WPP including base remuneration, incentive plans and terms of employment of executive directors and senior executives of WPP, and directors and senior executives of its operating company. The committee approves and monitors all arrangements with WPP's chief executive.

    The committee is comprised exclusively of non-executive directors, currently: Messrs. S.W. Morten (Chairman), H. Maxwell and J.A. Quelch. Each non-executive director is independent of management and free from any business or any other relationship which would materially interfere with the exercise of their independent judgment.

    The compensation committee consults with WPP's chief executive and director of human resources about proposals relating to the remuneration of other executive directors and have access to professional advice inside and outside WPP, including independent executive remuneration consultants.

    The nominations committee considers appointments to the board of directors and makes recommendations in this respect to the WPP board. Currently, the committee comprises the following directors: Messrs. H. Maxwell (Chairman), B.J. Brooks, S.W. Morten, J.A. Quelch and Sir Martin Sorrell.

SHARE AND OPTION OWNERSHIP OF DIRECTORS AND FIVE PERCENT SHARE OWNERS

    The directors of WPP, including executive directors, as a group are expected to beneficially own approximately 1.2% of WPP's ordinary shares after giving effect to the merger. WPP is not aware of any share owner who will own more than 5% of the outstanding WPP ordinary shares after the merger.

    The following table summarizes as of August 21, 2000 the beneficial ownership of WPP ordinary shares of the continuing WPP directors and as of August 4, 2000 the beneficial ownership of the shares of Y&R common stock of the Y&R designees. This stock ownership information does not include any options to purchase WPP ordinary shares or options to purchase shares of Y&R common stock.

                                                               NUMBER OF WPP
WPP DIRECTORS                                                 ORDINARY SHARES
-------------                                                 ---------------
Brian J. Brooks(1)..........................................        361,783
Jeremy J. D. Bullmore.......................................         20,065
Esther Dyson................................................             --
Masao Inagaki (2)...........................................             --
John B. H. Jackson..........................................         12,500
Christopher Mackenzie.......................................         10,000
Hamish Maxwell..............................................         35,000
Stanley W. Morten...........................................         20,000
John A. Quelch..............................................         10,000
Paul W. G. Richardson(1)....................................        331,176
Eric R. Salama(1)...........................................        429,576
Sir Martin Sorrell(1)(3)....................................     11,238,373

------------------------
(1) Each of these executive directors has a technical interest as an employee and potential beneficiary in one of WPP's Employee Share Ownership Plans in WPP's shares held under the relevant ESOP.

(2) Mr. Inagaki is a director and chairman of Asatsu-DK, which at June 20, 2000 held 31,295,646 shares, representing 4.02% of the issued share capital of WPP.

(3) The number of WPP ordinary shares shown for Sir Martin Sorrell includes exercisable but unexercised options. Sir Martin Sorrell's interests also include 1,571,190 and 577,391 unexercised phantom options. He also has beneficial interest in 4,961,392 WPP ordinary shares granted under WPP's Capital Investment Plan and 1,754,520 WPP ordinary shares granted under WPP's National Share Award Plan. These plans are described in the Annual Report of WPP on Form 20-F for the year ended December 31, 1999, which we have incorporated into this proxy statement/prospectus by reference.

                                                              NUMBER OF
Y&R DESIGNEES                                                 Y&R SHARES
-------------                                                 ----------
Michael J. Dolan............................................   253,483
F. Warren Hellman...........................................   285,916
Michael H. Jordan...........................................     2,835
Sir Christopher Lewinton....................................     3,209

    In connection with the merger, each share of Y&R common stock will be converted into a right to receive .835 WPP ADS or, at the election of the holder, 4.175 WPP ordinary shares.

    As of June 20, 2000, the WPP directors held the long-term incentive plan awards described in the following table. Except as indicated below, WPP directors do not hold any options.

LONG-TERM INCENTIVE PLAN AWARDS(1)

    The following long-term incentive plan awards were granted to WPP directors:

                                       NUMBER AT                                         PRICE PER SHARE OF VESTED
                          PLAN(1)    JUNE 19, 2000          PERFORMANCE PERIOD           UNITS ON VALUATION DATE(2)
                          --------   -------------   ---------------------------------   --------------------------
Brian J. Brooks.........   PSP            18,545     Jan. 1, 1996--Dec. 31, 1998                    365.8p
                           PSP            29,990     Jan. 1, 1997--Dec. 31, 1999                    981.0p
                           PSP            46,728     Jan. 1, 1998--Dec. 31, 2000                       n/a
                           PSP            48,359     Jan. 1, 1999--Dec. 31, 2001                       n/a
                           PSP            26,961     Jan. 1, 2000--Dec. 31, 2002                       n/a
                           LEAP          272,600     Jan. 1, 1999--Dec. 31, 2003                       n/a
Paul W. G. Richardson...   PSP            10,577     Jan. 1, 1996--Dec. 31, 1998                    365.8p
                           PSP            33,470     Jan. 1, 1997--Dec. 31, 1999                    981.0p
                           PSP            55,513     Jan. 1, 1998--Dec. 31, 2000                       n/a
                           PSP            65,944     Jan. 1, 1999--Dec. 31, 2001                       n/a
                           PSP            36,765     Jan. 1, 2000--Dec. 31, 2002                       n/a
                           LEAP          299,030     Jan. 1, 1999--Dec. 31, 2003                       n/a
Eric R. Salama..........   PSP            12,400     Jan. 1, 1996--Dec. 31, 1998                    365.8p
                           PSP            27,892     Jan. 1, 1997--Dec. 31, 1999                    981.0p
                           PSP            46,261     Jan. 1, 1998--Dec. 31, 2000                       n/a
                           PSP            48,359     Jan. 1, 1999--Dec. 31, 2001                       n/a
                           PSP            26,961     Jan. 1, 2000--Dec. 31, 2002                       n/a
                           LEAP          272,645     Jan. 1, 1999--Dec. 31, 2003                       n/a
Sir Martin
  Sorrell(3)(4).........    --         8,594,493                    n/a                                n/a
                           PSP           219,812     Jan. 1, 1999--Dec. 31, 2001                       n/a
                           PSP           137,255     Jan. 1, 2000--Dec. 31, 2002                       n/a
                           LEAP        5,369,070     Jan. 1, 1999--Dec. 31, 2003                       n/a

------------------------------
(1) The long-term incentive plans operated by WPP consist of WPP's Performance Share Plan (PSP) and Leadership Equity Acquisition Plan (LEAP). The number of shares shown for LEAP represents the maximum number of shares ("Matching Shares") that is capable of vesting at the end of the performance period, if the performance requirement is satisfied to the fullest extent and subject to the retention of WPP shares as required by the applicable plan until the end of the investment period, which expires in September 2004. The number of Sir Martin Sorrell's Matching Shares includes those attributable to JMS Financial Services Limited, a company owned by Sir Martin Sorrell (JMS). The 8,594,493 shares referred to in note (3) are not awarded under either the PSP or LEAP. PSP and LEAP are described in WPP's Annual Report on Form 20-F for the year ended December 31, 1999, which we have incorporated by reference into this proxy statement/prospectus.

(2) Valuation date is December 31 at the end of the relevant performance period.

(3) The 8,594,493 shares represent the number of shares, or cash equivalent of shares that vest, under WPP's Capital Investment Plan (CIP) and National Share Award Plan (NSAP). The performance conditions were satisfied under the CIP and NSAP before these plans were due to mature in September 1999. Each plan has been extended until September 2004, subject to good leaver and change of control provisions, when the awards vest. Consequently their value cannot be established until that time.

   Under arrangements made with Sir Martin Sorrell relating to the payment on his behalf of U.S. withholding tax under WPP's Capital Investment Plan and pension payments made under an agreement with Sir Martin Sorrell, a subsidiary of WPP has made payments of which the maximum amount outstanding during the year was $552,543 and which remained outstanding at December 31, 1999.

(4) Through JMS, Sir Martin Sorrell holds 1,571,190 unexercised phantom options granted at a base price of 52.5p and exercisable until April 2003, and 577,391 granted at a base price of 115p per share and exercisable in March 2004. JMS has indicated that it does not intend to exercise the 1,571,190 phantom options until March 2003, subject to change of control provisions and provisions permitting Sir Martin Sorrell to terminate his employment with WPP.

    As of August 4, 2000, the Y&R designees owned the following outstanding options to purchase shares of Y&R common stock:

                                     Y&R SHARES                       EXERCISE PRICE     EXERCISABLE/
                                    UNDER OPTION    EXPIRATION DATE     PER SHARE      UNEXERCISABLE(2)
                                    ------------   -----------------  --------------   ----------------
OPTIONS HELD BY Y&R DESIGNEES
Michael J. Dolan(1)...............     260,865     December 12, 2006     $ 7.67         182,610/78,255
                                       150,000     December 31, 2007     $12.33              0/150,000
                                       200,000          May 25, 2009     $37.25         66,666/133,334
                                       200,000        April 25, 2010     $42.625             0/200,000
F. Warren Hellman.................       2,000      January 16, 2010     $59.9375              0/2,000
Michael H. Jordan.................       2,000      January 16, 2010     $59.9375              0/2,000
Sir Christopher Lewinton..........       2,000      January 16, 2010     $59.9375              0/2,000

------------------------
(1) In addition to the options listed on this table, Mr. Dolan received a grant of Performance Shares under Y&R's 1997 Incentive Compensation Plan. His target award is 10,980 shares with a value of $468,000 based on the value of Y&R's stock on the grant date. Mr. Dolan will be eligible to earn from 0% to 200% of the target award in accordance with Y&R's cumulative performance against pre-determined objectives over three years from 2000 through 2002, payable after the three-year cumulative results are finalized. Mr. Dolan will be deemed to have met his current performance target and his performance shares shall be payable upon completion of the merger.

(2) All options except those granted to Mr. Dolan with an expiration date of April 25, 2010 will vest upon completion of the merger.

    Under the merger agreement, after completion of the merger each of Messrs. Dolan, Hellman and Jordan will be entitled to receive upon exercise of an option .835 of a WPP ADS for each share of Y&R common stock subject to that option before completion of the merger. Sir Christopher Lewinton will be entitled to receive, upon exercise of his options, 4.175 WPP ordinary shares for each share of Y&R common stock subject to that option before completion of the merger.

                               FEES AND EXPENSES

    Pursuant to the merger agreement, WPP and Y&R have agreed to each pay half of certain expenses. See "The Merger Agreement--Expenses."

    WPP and its subsidiary, York Merger Corp., estimate that they will incur fees and expenses in connection with the merger of approximately $45 million.

    Y&R estimates that it will incur fees and expenses in connection with the merger of approximately $27 million.

    In addition, we estimate that the U.K. stamp duty taxes that will be paid by Y&R in connection with the deposit of the WPP ordinary shares underlying the WPP ADS to be issued in the merger will be between $50 and $100 million depending on the extent to which Y&R stockholders elect to receive WPP ordinary shares in lieu of the WPP ADSs they are otherwise entitled to receive.

    These fees and expenses related to the merger will be financed from generally available funds of WPP and Y&R.

    Neither WPP nor Y&R will pay any fees or commissions to any broker or dealer or any person, other than MacKenzie Partners, Inc. and the exchange agent, for soliciting Y&R stockholders with respect to the merger. Upon request, Y&R will reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

                             VALIDITY OF SECURITIES

    Allen & Overy will pass upon the validity under English law of the WPP ordinary shares to be issued pursuant to the merger.

                                    EXPERTS

    The consolidated financial statements of Y&R as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 incorporated into this proxy statement/ prospectus by reference to Y&R's Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The audited consolidated financial statements of WPP as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 incorporated by reference into this proxy statement/prospectus to the WPP's Annual Report on Form 20-F for the year ended December 31, 1999, have been audited by Arthur Andersen, independent auditors, as indicated in their report with respect hereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

                     U.K. LISTING PARTICULARS AND CIRCULAR

    WPP will deliver a copy of a document comprising the U.K. listing particulars relating to WPP in accordance with the Listing Rules to the Registrar of Companies in England and Wales for registration and the document will be available for inspection at the offices of Allen & Overy, One New Change, London, EC4M 9QQ, England, until the date on which the merger is completed. We have attached summary listing particulars as Appendix F to this proxy statement/prospectus. Neither the listing particulars nor the documents listed in the summary listing particulars as available for inspection, form part of, or are incorporated into, this proxy statement/prospectus, except to the extent specifically provided. In addition, WPP is convening an extraordinary general meeting of its share owners, and distributing to its share owners a circular relating to the merger, a copy of which will be available for inspection at the offices of Allen & Overy until the merger is completed and at the place of the extraordinary general meeting from 15 minutes prior to the meeting until its conclusion. The contents of the circular do not form part of, nor are they incorporated into, this proxy statement/prospectus.

     STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF Y&R STOCKHOLDERS

    If the merger is completed as expected, Y&R will not hold an annual meeting of Y&R stockholders in 2001. If the merger is not approved by Y&R stockholders or is not completed for any other reason, Y&R expects it will hold its 2001 Annual Meeting of Stockholders in May 2001. Any eligible stockholder of Y&R wishing to have a proposal considered for inclusion in the Company's 2001 proxy solicitation materials under Rule 14a-8 of the Securities Exchange Act of 1934, must set forth the proposal in writing and file it with the Secretary of Young & Rubicam, Inc., 285 Madison Avenue, New York, New York 10017, at a reasonable time in advance of the date of mailing of Y&R's proxy statement. Y&R will consider any proposal filed on or before December 10, 2000 to be in compliance with this requirement. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted at that annual meeting and has held such securities for at least one year and who shall continue to own those securities through the date on which the annual meeting is held.

    In addition, under Y&R's bylaws, a stockholder who wishes to propose business for consideration at the 2001 Annual Meeting of Stockholders or to nominate persons for election to Y&R's board of directors must deliver to Y&R the information specified in Y&R's bylaws not later than the "Advance Notice Date." For this purpose, the Advance Notice Date is between 90 and 120 days in advance of the date of the 2001 Annual Meeting of Stockholders or, if later, the fifteenth day following the date Y&R first announces the date of its 2001 Annual Meeting of Stockholders. Under Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits for the 2001 Annual Meeting of Stockholders to vote on any proposal made by a stockholder that the stockholder does not seek to include in Y&R's proxy statement pursuant to Rule 14a-8, unless Y&R is notified about the proposal before the Advance Notice Date and the proposing stockholder states an intention to, and submits proof that it did, distribute proxies to a percentage of the stockholders sufficient to carry the proposal.

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                 WPP GROUP PLC,
                             YOUNG & RUBICAM INC.,
                               YORK MERGER CORP.
                                      AND
                              YORK II MERGER CORP.
                            DATED AS OF MAY 11, 2000

                               TABLE OF CONTENTS

ARTICLE I THE MERGER.......................................................     A-8

Section 1.1.   THE MERGER..................................................     A-8
Section 1.2.   CONVERSION AND EXCHANGE OF SHARES...........................     A-9
Section 1.3.   SURRENDER AND PAYMENT.......................................    A-10
Section 1.4.   COMPANY STOCK OPTIONS.......................................    A-13
Section 1.5.   FRACTIONAL SHARES...........................................    A-14
Section 1.6.   THE SURVIVING CORPORATION...................................    A-14
Section 1.7.   LOST, STOLEN OR DESTROYED CERTIFICATES......................    A-15
Section 1.8.   APPRAISAL RIGHTS............................................    A-15
Section 1.9.   COMPANY ESCROW ACCOUNT......................................    A-15

ARTICLE II REPRESENTATIONS AND WARRANTIES..................................    A-16

Section 2.1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............    A-16
               2.1.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION........    A-16
               2.1.2. CAPITAL STRUCTURE....................................    A-17
               2.1.3. CORPORATE AUTHORITY, APPROVAL AND FAIRNESS OPINION...    A-18
               2.1.4. GOVERNMENTAL FILINGS, NO VIOLATIONS..................    A-18
               2.1.5. REPORTS; FINANCIAL STATEMENTS........................    A-19
               2.1.6. ABSENCE OF CERTAIN CHANGES...........................    A-19
               2.1.7. LITIGATION AND LIABILITIES...........................    A-20
               2.1.8. TAKEOVER STATUTES....................................    A-20
               2.1.9. BROKERS AND FINDERS..................................    A-21
               2.1.10. EMPLOYEE BENEFIT PLANS..............................    A-21
               2.1.11. LABOR AND EMPLOYMENT MATTERS........................    A-23
               2.1.12. LICENSES............................................    A-23
               2.1.13. INTELLECTUAL PROPERTY...............................    A-24
               2.1.14. RIGHTS AGREEMENT....................................    A-24
               2.1.15. CONTINUITY OF BUSINESS..............................    A-24
               2.1.16. COMPLIANCE WITH LAWS................................    A-24
               2.1.17. CERTAIN CONTRACTS...................................    A-24
               2.1.18. TAX TREATMENT.......................................    A-25
               2.1.19. TAX MATTERS.........................................    A-25
Section 2.2.   REPRESENTATIONS AND WARRANTIES OF PARENT....................    A-25
               2.2.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION........    A-26
               2.2.2. CAPITAL STRUCTURE....................................    A-26
               2.2.3. CORPORATE AUTHORITY AND APPROVAL.....................    A-27
               2.2.4. GOVERNMENTAL FILINGS, NO VIOLATIONS..................    A-27
               2.2.5. REPORTS; FINANCIAL STATEMENTS........................    A-28
               2.2.6. ABSENCE OF CERTAIN CHANGES...........................    A-29
               2.2.7. LITIGATION AND LIABILITIES...........................    A-29
               2.2.8. TAKEOVER STATUTES....................................    A-29
               2.2.9. BROKERS AND FINDERS..................................    A-29
               2.2.10. EMPLOYEE BENEFIT PLANS..............................    A-29
               2.2.11. LABOR AND EMPLOYMENT MATTERS........................    A-31
               2.2.12. LICENSES............................................    A-31
               2.2.13. INTELLECTUAL PROPERTY...............................    A-31
               2.2.14. CONTINUITY OF BUSINESS..............................    A-32
               2.2.15. COMPLIANCE WITH LAWS................................    A-32

               2.2.16. CERTAIN CONTRACTS...................................    A-32
               2.2.17. TAX TREATMENT.......................................    A-32
               2.2.18. MERGER SUB HOLDING CO.'S AND MERGER SUB'S               A-32
               OPERATIONS..................................................
               2.2.19. TAX MATTERS.........................................    A-32

ARTICLE III COVENANTS......................................................    A-33

Section 3.1.   INTERIM OPERATIONS OF THE COMPANY...........................    A-33
Section 3.2.   INTERIM OPERATIONS OF PARENT................................    A-35
Section 3.3.   ACQUISITION PROPOSALS.......................................    A-36
Section 3.4.   INFORMATION SUPPLIED........................................    A-38
Section 3.5.   MEETINGS....................................................    A-39
Section 3.6.   FILINGS; OTHER ACTIONS; NOTIFICATION........................    A-40
Section 3.7.   ACCESS......................................................    A-41
Section 3.8.   PUBLICITY...................................................    A-42
Section 3.9.   BENEFITS AND OTHER MATTERS..................................    A-42
               3.9.1. EMPLOYEE BENEFITS....................................    A-42
               3.9.2. DIRECTOR AND OFFICER INDEMNIFICATION AND                 A-43
               INSURANCE...................................................
               3.9.3. DIRECTORS AND OFFICERS OF PARENT.....................    A-44
Section 3.10.  EXPENSES....................................................    A-44
Section 3.11.  OTHER ACTIONS BY THE COMPANY AND PARENT.....................    A-45
               3.11.1. TAKEOVER STATUTES...................................    A-45
               3.11.2. DIVIDENDS...........................................    A-45
Section 3.12.  TRADING/LISTING APPLICATIONS; ESTABLISHMENT OF PARENT           A-45
               DEPOSITARY SHARES...........................................
Section 3.13.  LETTERS OF ACCOUNTANTS......................................    A-45
Section 3.14.  AGREEMENTS OF COMPANY AFFILIATES............................    A-46
Section 3.15.  TAX REPRESENTATION LETTERS..................................    A-46
Section 3.16.  SECTION 16(B)...............................................    A-46
Section 3.17.  EMPLOYEE AND NO-SALE AGREEMENTS TO BE ENTERED INTO BY           A-46
               DESIGNEES...................................................
Section 3.18.  HEADQUARTERS; NAME..........................................    A-46
               3.18.1. HEADQUARTERS OF THE PARENT..........................    A-46
               3.18.2. HEADQUARTERS OF ADVERTISING AGENCIES OF THE             A-46
               COMPANY.....................................................
               3.18.3. NAME OF PARENT......................................    A-46
Section 3.19.  CONVERTIBLE NOTES...........................................    A-46
Section 3.20.  TREATMENT OF HOLDERS OF PARENT DEPOSITARY SHARES............    A-47
Section 3.21.  TRANSITION COMMITTEE........................................    A-47

ARTICLE IV CONDITIONS......................................................    A-48

Section 4.1.   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE             A-48
               MERGER......................................................
               4.1.1. SHAREHOLDER APPROVALS................................    A-48
               4.1.2. REGULATORY CONSENTS..................................    A-48
               4.1.3. LAWS AND ORDERS......................................    A-48
               4.1.4. EFFECTIVENESS OF FORM F-4............................    A-49
               4.1.5. LISTING AND TRADING..................................    A-49
Section 4.2.   CONDITIONS TO OBLIGATIONS OF PARENT, MERGER SUB HOLDING CO.     A-49
               AND MERGER SUB..............................................
               4.2.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........    A-49
               4.2.2. PERFORMANCE OF OBLIGATIONS OF THE COMPANY............    A-49
               4.2.3. TAX OPINION..........................................    A-49
Section 4.3.   CONDITIONS TO OBLIGATION OF THE COMPANY.....................    A-50
               4.3.1. REPRESENTATIONS AND WARRANTIES OF PARENT.............    A-50
               4.3.2. PERFORMANCE OF OBLIGATIONS OF PARENT.................    A-50
               4.3.3. TAX OPINION..........................................    A-50

ARTICLE V TERMINATION......................................................    A-51

Section 5.1.   TERMINATION BY MUTUAL CONSENT...............................    A-51
Section 5.2.   TERMINATION BY EITHER PARENT OR THE COMPANY.................    A-51
Section 5.3.   TERMINATION BY THE COMPANY..................................    A-51
Section 5.4.   TERMINATION BY PARENT.......................................    A-51
Section 5.5.   EFFECT OF TERMINATION AND ABANDONMENT.......................    A-52

ARTICLE VI MISCELLANEOUS AND GENERAL.......................................    A-53

Section 6.1.   SURVIVAL....................................................    A-53
Section 6.2    MODIFICATION OR AMENDMENT...................................    A-53
Section 6.3.   WAIVER OF CONDITIONS........................................    A-54
Section 6.4.   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.......    A-54
Section 6.5.   COUNTERPARTS................................................    A-54
Section 6.6.   GOVERNING LAW; SUBMISSION TO JURISDICTION...................    A-54
Section 6.7.   NOTICES.....................................................    A-54
Section 6.8.   ENTIRE AGREEMENT............................................    A-56
Section 6.9    SEVERABILITY................................................    A-56
Section 6.10.  INTERPRETATION..............................................    A-56
Section 6.11.  ASSIGNMENT..................................................    A-56
Section 6.12.  SPECIFIC PERFORMANCE........................................    A-56

EXHIBITS       [OMITTED]

Exhibit A-1    FORM OF EMPLOYMENT AGREEMENT
Exhibit A-2    LIST OF COMPANY EMPLOYEES EXECUTING AN EMPLOYMENT AGREEMENT
Exhibit B-1    FORM OF NO-SALE AGREEMENT
Exhibit B-2    LIST OF COMPANY EMPLOYEES AND/OR STOCKHOLDERS EXECUTING A
               NO-SALE AGREEMENT
Exhibit C      COMPANY DESIGNEES
Exhibit D      FORM OF COMPANY AFFILIATE LETTER
Exhibit E      FORM OF PARENT'S TAX REPRESENTATION LETTER
Exhibit F      FORM OF COMPANY'S TAX REPRESENTATION LETTER

                                  DEFINITIONS

TERM                                                           SECTION
----                                                          ---------
2000 Bonus Program..........................................   3.9.1.1
Acquisition Proposal........................................     3.3.1
Acquisition Transaction.....................................     3.1.4
Affiliate...................................................     2.1.1
Agreement...................................................  preamble
Bankruptcy and Equity Exception.............................     2.1.3
Certificates................................................     1.2.5
Closing.....................................................     1.1.3
Closing Date................................................     1.1.3
Code........................................................  recitals
Common Certificate..........................................     1.2.5
Companies Act...............................................     2.1.1
Company.....................................................  preamble
Company Affiliates..........................................      3.14
Company Committee Members...................................      3.21
Company Common Shares.......................................     1.2.1
Company Convertible Notes...................................     2.1.2
Company Designees...........................................     3.9.3
Company Disclosure Schedule.................................       2.1
Company Employee Plans......................................  2.1.10.1
Company Employees...........................................  2.1.10.1
Company Employment Agreement................................  2.1.10.1
Company Money Market Preferred Shares.......................     1.2.1
Company Officers............................................     2.1.7
Company Preference Shares...................................     2.1.2
Company Proxy Statement.....................................   3.4.1.1
Company Reports.............................................     2.1.5
Company Required Consents...................................   2.1.4.1
Company Requisite Vote......................................     2.1.3
Company Stock Option........................................     1.4.1
Company Stock Plans.........................................     2.1.2
Company Stockholders' Meeting...............................       3.5
Confidentiality Agreement...................................     3.3.1
Contracts...................................................   2.1.4.2
Convertible Notes Indenture.................................    3.19.1
Deposit Agreement...........................................     1.2.4
Depositary..................................................     1.2.4
DGCL........................................................     1.1.1
Disclosure Schedules........................................       2.2
Dissenting Shares...........................................       1.8
Effective Time..............................................     1.1.2
Employment Agreement........................................  recitals
ERISA.......................................................  2.1.10.1
ERISA Affiliate.............................................  2.1.10.2
Europe Company Stock Options................................     1.4.1
Excess Shares...............................................       1.5
Excess Shares Trust.........................................       1.5

TERM                                                           SECTION
----                                                          ---------
Exchange Act................................................     2.1.1
Exchange Agent..............................................     1.3.1
Excluded Share..............................................     1.2.1
Form F-4....................................................   3.4.1.1
Governmental Consents.......................................     4.1.2
Governmental Entity.........................................   2.1.4.1
HSR Act.....................................................   2.1.4.1
Indemnitees.................................................     3.9.2
IP Rights...................................................    2.1.13
Law.........................................................   2.1.4.2
Licenses....................................................    2.1.12
LSE.........................................................       1.5
Material Adverse Effect.....................................     2.1.1
Merger......................................................  recitals
Merger Sub..................................................  preamble
Merger Sub Holding Co. .....................................  preamble
NASDAQ......................................................   2.2.4.1
Nominee.....................................................     1.3.1
Nominee Agreement...........................................     1.3.1
Non-Electing Record Holder..................................     1.3.1
Non-Europe Company Stock Options............................     1.4.1
Non-US Company Designee.....................................     3.9.3
No-Sale Agreement...........................................  recitals
Note Holders................................................    3.19.1
NYSE........................................................     1.3.4
Orders......................................................     4.1.3
Parent......................................................  preamble
Parent ADRs.................................................     1.2.4
Parent Certificates.........................................     1.3.1
Parent Circular.............................................     3.4.2
Parent Committee Members....................................      3.21
Parent Depositary Shares....................................     1.2.2
Parent Designees............................................     3.9.3
Parent Director Resolutions.................................       3.5
Parent Disclosure Schedule..................................       2.2
Parent Documents............................................     3.4.2
Parent Employee Plans.......................................  2.2.10.1
Parent Employees............................................  2.2.10.1
Parent ERISA Plans..........................................  2.2.10.2
Parent Executive Directors..................................     2.2.7
Parent Listing Particulars..................................     3.4.2
Parent Ordinary Shares......................................     1.2.2
Parent Plans................................................  2.2.10.1
Parent Reports..............................................     2.2.5
Parent Required Consents....................................   2.2.4.1
Parent Requisite Resolutions................................       3.5
Parent Requisite Vote.......................................     2.2.3
Parent Shareholders Meeting.................................       3.5
Parties.....................................................  recitals
Party.......................................................  recitals

TERM                                                           SECTION
----                                                          ---------
Person......................................................     2.1.1
Planning Committee..........................................      3.21
Preferred Certificate.......................................     1.2.5
Preferred Consideration.....................................     1.2.3
Regulation..................................................   2.1.4.1
Reports.....................................................     2.2.5
Representatives.............................................     3.3.1
Rights Agreement............................................     2.1.2
SEC.........................................................     1.4.2
Securities Act..............................................     1.4.2
Subsidiary..................................................     2.1.1
Superior Proposal...........................................     3.3.1
Surviving Corporation.......................................     1.1.1
Takeover Statute............................................     2.1.8
Tax Representation Letter...................................      3.15
Tax Returns.................................................  2.1.20(a)
Taxes.......................................................  2.1.20(c)
Termination Date............................................       5.2
U.K. GAAP...................................................     2.2.5
U.S. GAAP...................................................     2.1.5
UKLA........................................................   2.2.4.1
US/UK Company Employee......................................  2.1.10.3
US/UK Parent Employee Plan..................................  2.2.10.4

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

    THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 11, 2000 (this "AGREEMENT"), by and among WPP Group plc, an English public limited company ("PARENT"), Young & Rubicam Inc., a Delaware corporation (the "COMPANY"), York Merger Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("MERGER SUB HOLDING CO.") and York II Merger Corp., a Delaware corporation and a direct, wholly owned subsidiary of Merger Sub Holding Co. ("MERGER SUB").

                              W I T N E S S E T H:

    WHEREAS, the respective Boards of Directors of the Company, Parent, Merger Sub Holding Co. and Merger Sub (each, a "PARTY" and, together, the "PARTIES") have approved this Agreement and deem it advisable and in the best interests of their respective shareholders to consummate the merger of Merger Sub with and into the Company on the terms and conditions set forth in this Agreement (the "MERGER");

    WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated thereunder;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent to enter into this Agreement, Parent and/or the Company are entering into an employment agreement substantially in the form of the agreement attached as EXHIBIT A-1 (each an "EMPLOYMENT AGREEMENT") with each of the employees of the Company or its Subsidiaries listed on EXHIBIT A-2 and a sale restriction/non-compete and non-solicitation agreement substantially in the form of the agreement attached as EXHIBIT B-1 (each a "NO-SALE AGREEMENT") with each of the stockholder-employees or former stockholder-employees of the Company or its subsidiaries listed on EXHIBIT B-2.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1.  THE MERGER.

    1.1.1. At the Effective Time (as defined in Section 1.1.2), Merger Sub shall be merged with and into the Company in accordance with the Delaware General Corporation Law (the "DGCL"), whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall continue as a wholly owned subsidiary to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers, franchises, restrictions, disabilities and duties, shall continue unaffected by the Merger except as set forth in this Article I. The Merger shall have the effects specified in the DGCL.

    1.1.2. On the Closing Date (as defined in Section 1.1.3), the Company and Merger Sub will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by applicable Law (as defined in Section 2.1.4.2) in connection with the Merger.

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The Merger shall become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at any later time as specified in the certificate of merger (the "EFFECTIVE TIME").

    1.1.3. The consummation of the Merger (the "CLOSING") shall take place at 10:00 A.M. (New York City time) at the offices of Fried, Frank, Harris,
Shriver & Jacobson, One New York Plaza, New York, New York, as soon as practicable, but in any event within three business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article IV (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of these conditions) shall be fulfilled or waived in accordance with this Agreement, unless otherwise agreed in writing by the Company and Parent (the "CLOSING DATE").

    Section 1.2. CONVERSION AND EXCHANGE OF SHARES. At the Effective Time, by virtue of the Merger:

    1.2.1. Each share of Common Stock, par value $.01 per share, of the Company (including any associated preferred stock purchase rights) (shares of Common Stock together with the associated rights, the "COMPANY COMMON SHARES") and each share of Money Market Preferred Stock, par value $.01 per share, of the Company ("COMPANY MONEY MARKET PREFERRED SHARES") held by the Company as treasury stock or held by Parent or any Subsidiary of Parent or the Company immediately prior to the Effective Time (each, an "EXCLUDED SHARE") shall be canceled and no payment of any consideration shall be made with respect to these shares.

    1.2.2. Subject to Section 1.5, each Company Common Share outstanding immediately prior to the Effective Time, other than the Excluded Shares, shall be converted into and shall be canceled in exchange for the right to receive
 .835 (the "EXCHANGE RATIO") American Depositary Shares of Parent ("PARENT DEPOSITARY SHARES"), each Parent Depositary Share representing five
(5) ordinary shares of nominal value 10p each of Parent ("PARENT ORDINARY SHARES"). Each holder of converted and canceled Company Common Shares shall have the right to elect to receive, in lieu of some or all of the Parent Depositary Shares the holder has the right to receive pursuant to the prior sentence, the Parent Ordinary Shares represented by the Parent Depositary Shares in respect of which this election is made.

    1.2.3. Subject to Section 1.8, each Company Money Market Preferred Share outstanding immediately prior to the Effective Time, other than Company Money Market Preferred Shares constituting Excluded Shares, shall be converted into and shall be canceled in exchange for the right to receive from the Company (solely out of cash of its own on hand or out of its own borrowings), $115 in cash plus the amount of all dividends accrued and unpaid in respect of the Company Money Market Preferred Share as of the Closing Date, without interest thereon (the "PREFERRED CONSIDERATION").

    1.2.4. The Parent Depositary Shares issued in connection with the Merger shall be evidenced by one or more receipts ("PARENT ADRS") issued in accordance with the Amended and Restated Deposit Agreement, dated as of October 24, 1995, among Parent, Citibank, N.A., as Depositary (the "DEPOSITARY"), and the holders and beneficial owners from time to time of Parent ADRs, as amended and restated in accordance with this Agreement as of the date on which the Effective Time occurs (the "DEPOSIT AGREEMENT"). As of the Effective Time, the Company shall be liable for all United Kingdom stamp duties, stamp duty reserve tax and other similar taxes and similar levies imposed in connection with the issuance or creation of the Parent Depositary Shares to be issued in the Merger and any Parent ADRs in connection therewith and any other United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) that may be payable by Parent and the Company pursuant to the Deposit Agreement. The Company shall have the same obligation with respect to issuance of Parent Depositary Shares and Parent ADRs in connection with the exercise of any Company Stock Options outstanding as of the Effective Time that become exercisable for Parent Depositary Shares in accordance with Section 1.4.1. Subject to

Section 1.3.3, no holder of Company Stock Options or Company Common Shares shall be obligated to pay any fee or other charge or expense to the Depositary, in connection with the issuance of Parent Ordinary Shares, Parent Depositary Shares or Parent ADRs pursuant to the Merger or Company Stock Options outstanding at the Effective Time, or the related Parent Certificates (as defined in Section 1.3.1).

    1.2.5. At the Effective Time, all Company Common Shares and Company Money Market Preferred Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "COMMON CERTIFICATE") formerly representing any Company Common Shares (other than Company Common Shares constituting Excluded Shares) shall thereafter represent only the right to receive Parent Depositary Shares (or at the election of the holder of canceled Company Common Shares, Parent Ordinary Shares) as provided in
Section 1.2.2 and the right, if any, to receive cash in lieu of fractional interests in Parent Depositary Shares or Parent Ordinary Shares, as applicable, pursuant to Section 1.5 and any distribution or dividend pursuant to
Section 1.3.6, in each case without interest, and each certificate (a "PREFERRED CERTIFICATE" and when referred to together with Common Certificates, the "CERTIFICATES") formerly representing any Company Money Market Preferred Shares (other than Company Money Market Preferred Shares constituting Excluded Shares) shall thereafter represent only the right to receive the Preferred Consideration with respect to each Company Money Market Preferred Share formerly represented by the Preferred Certificate. Subject to the contemplated amendments to the Deposit Agreement set forth in Section 3.20, the Parent Depositary Shares and Parent Ordinary Shares issued in accordance with this Article I shall be of the same class and shall have the same rights as the currently outstanding Parent Depositary Shares or the currently outstanding Parent Ordinary Shares, as applicable (it being understood that no dividends in respect of the year ended December 31, 1999 or any other dividend for which the record date is prior to the date of the Effective Time shall be paid in respect of the Parent Depositary Shares or Parent Ordinary Shares issued pursuant to this Article I).

    1.2.6. Each share of common stock of Merger Sub, par value $0.01 per share, outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

    1.2.7. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of Company Common Shares or Company Money Market Preferred Shares, or Parent changes the number of Parent Ordinary Shares, issued and outstanding, in each case as a result of a stock split, reverse stock split, stock dividend, recapitalization or redenomination of share capital, or Parent changes the number of Parent Ordinary Shares represented by a Parent Depositary Share, the Exchange Ratio and/or the Preferred Consideration, as applicable, and other items dependent thereon shall be appropriately adjusted.

    Section 1.3.  SURRENDER AND PAYMENT.

    1.3.1. Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company as exchange agent (the "EXCHANGE AGENT") in connection with the Merger for the purpose of exchanging Common Certificates for Parent ADRs or for certificates representing Parent Ordinary Shares ("PARENT CERTIFICATES"), as applicable, and cash in lieu of fractional Parent Depositary Shares and Parent Ordinary Shares, as applicable, in accordance with
Section 1.5, and exchanging Preferred Certificates for the Preferred Consideration. The Company shall act as agent for each holder of record of Company Common Shares as of the Effective Time that does not elect to receive Parent Ordinary Shares in lieu of Parent Depositary Shares (each, a "NON-ELECTING RECORD HOLDER") and shall enter into an agreement (the "NOMINEE AGREEMENT") with Parent and the Exchange Agent. Parent shall issue the Parent Ordinary Shares that will represent the Parent Depositary Shares issuable pursuant to the Merger in registered form to the Exchange Agent (or its nominee), as nominee and agent for and on behalf of the Non-Electing Record Holders (the "NOMINEE") for the issuance of Parent Depositary Shares in respect of Company Common Shares for which Common Certificates have been properly delivered to the Exchange Agent and no election has been made to receive Parent Ordinary Shares, subject to the terms and conditions of this Agreement and the Nominee Agreement. The Parent Ordinary Shares in registered form held by the Nominee of the Non-Electing Record Holders shall be deposited by the Nominee or on its behalf with the Depositary (or as it may direct) as and when required for the delivery of Parent Depositary Shares in accordance with this Article I. To the extent required, the Exchange Agent will requisition from the Depositary, from time to time, that number of Parent Depositary Shares, in any denominations as the Exchange Agent shall specify, as are issuable in respect of Company Common Shares of Non-Electing Record Holders for which Common Certificates have been properly delivered to the Exchange Agent. Parent shall deposit with the Exchange Agent, from time to time that number of Parent Certificates, in any denominations as the Exchange Agent shall specify, as are issuable in respect of Company Common Shares for which Common Certificates have been properly delivered to the Exchange Agent, and an election has been made to receive Parent Ordinary Shares. Parent shall also from time to time deposit or cause to be deposited with the Exchange Agent U.S. dollars in an amount sufficient to provide the Exchange Agent with the cash to fund payments to be made pursuant to Section 1.3.6. The Company shall maintain, pursuant to
Section 1.9, sufficient funds in an escrow account with the Exchange Agent to provide the Exchange Agent with the cash to fund payments in respect of the Preferred Consideration.

    1.3.2. Promptly after the Effective Time, the Surviving Corporation shall send, or shall cause the Exchange Agent to send, to each holder of record as of the Effective Time of Company Common Shares and/or Company Money Market Preferred Shares (other than holders of shares that constitute Excluded Shares) a letter of transmittal (which shall with respect to holders of Company Common Shares also serve as a form of election), in a form upon which the Company and Parent may reasonably agree, for use in effecting delivery of Certificates to the Exchange Agent. This letter of transmittal shall provide each holder of record of Company Common Shares with the option to elect to receive Parent Ordinary Shares in lieu of Parent Depositary Shares. Each holder of Company Common Shares or Company Money Market Preferred Shares that have been converted in the Merger into the right to receive the consideration set forth in Sections
1.2.2 and 1.2.3, as applicable, shall, upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed letter of transmittal covering the Company Common Shares or Company Money Market Preferred Shares, as applicable, represented by the Certificate or Certificates, receive
(i) the number of whole Parent Depositary Shares (or, if an election is duly made therefor, the number of whole Parent Ordinary Shares) into which all of the Company Common Shares, represented by the holder's Common Certificate or Common Certificates, are converted in accordance with Section 1.2.2, (ii) a check in an amount of U.S. dollars (after giving effect to any required tax withholdings) equal to (A) any cash in lieu of fractional interests in shares to be paid pursuant to Section 1.5, plus (B) any cash dividends or other distributions that the holder has the right to receive pursuant to Section 1.3.6 and/or (iii) a check in an amount of U.S. dollars (after giving effect to any required tax withholdings) equal to the aggregate amount of the Preferred Consideration which all of the Company Money Market Preferred Shares, represented by the holder's Preferred Certificate or Preferred Certificates, are converted pursuant to
Section 1.2.3. Until so surrendered, each Common Certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole Parent Depositary Shares and/or Parent Ordinary Shares, as applicable, into which the Company Common Shares represented by that Common Certificate are converted in accordance with Section 1.2.2 and the applicable amounts provided in the foregoing clause (ii) and each Preferred Certificate shall, after the Effective Time, represent for all purposes only the right to receive the Preferred Consideration into which the Company Money Market Preferred Shares represented by that Preferred Certificate are converted in accordance with
Section 1.2.3.

    1.3.3. If any Parent Depositary Shares, Parent Ordinary Shares or Preferred Consideration, as applicable, are to be issued or paid to a person other than the registered holder of Company Common Shares or Company Money Market Preferred Shares, as applicable, represented by a Certificate or Certificates surrendered with respect thereto, it shall be a condition to this issuance or payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person (as defined in Section 2.1.1) requesting this issuance or payment shall pay to the Exchange Agent any transfer or other taxes required as a result of this issuance or payment to a Person other than the registered holder of these Company Common Shares or Company Money Market Preferred Shares, as applicable, or establish to the satisfaction of the Exchange Agent that this tax has been paid or is not payable.

    1.3.4. The stock transfer books of the Company shall be closed at the close of trading on the New York Stock Exchange ("NYSE") on the day prior to the Effective Time, and thereafter there shall be no further registration of transfers of Company Common Shares or Company Money Market Preferred Shares that were outstanding prior to the Effective Time. After the Effective Time, Certificates presented to the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article I.

    1.3.5. Any Parent Ordinary Shares or Parent Depositary Shares to be issued in respect of Company Common Shares (and any cash in lieu of fractional interests in Parent Ordinary Shares or Parent Depositary Shares to be paid pursuant to Section 1.5, plus any cash dividend or other distribution that a former holder of Company Common Shares has the right to receive pursuant to
Section 1.3.6) and any Preferred Consideration to be paid in respect of Company Money Market Preferred Shares, in each case pursuant to this Article I, that remains unclaimed by any former holder of Company Common Shares or Company Money Market Preferred Shares six months after the Effective Time shall be held by the Exchange Agent (or a successor agent appointed by Parent) or shall be delivered to the Depositary upon the instruction of Parent and held by the Depositary, in either case subject to the instruction of Parent in an account or accounts designated for this purpose. Parent shall not be liable to any former holder of Company Common Shares or Company Money Market Preferred Shares for any securities delivered or any amount paid by the Depositary, the Exchange Agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property laws. Any cash remaining unclaimed by holders of Company Common Shares or Company Money Market Preferred Shares two years after the Effective Time (or any earlier date immediately prior to that time as this cash would otherwise escheat to or become property of any Governmental Entity (as defined in Section 2.1.4.1)) or as is otherwise provided by applicable Law shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation or Parent, as Parent may determine (provided that unclaimed Preferred Consideration shall become property of the Surviving Corporation).

    1.3.6. No dividends or other distributions with respect to Parent Depositary Shares and Parent Ordinary Shares issuable with respect to the Company Common Shares shall be paid to the holder of any unsurrendered Common Certificates until those Common Certificates are surrendered as provided in this
Article I. Upon surrender, there shall be issued and/or paid to the holder of the Parent Depositary Shares or Parent Ordinary Shares issued in exchange therefor, without interest, (A) at the time of surrender, the dividends or other distributions payable with respect to those Parent Depositary Shares and Ordinary Depositary Shares with a record date on or after the date of the Effective Time and a payment date on or prior to the date of this surrender and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to those Parent Depositary Shares and Parent Ordinary Shares with a record date on or after the date of the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of Parent Depositary Shares and Parent Ordinary Shares, all Parent Depositary Shares and Parent Ordinary Shares to be issued and delivered pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time, and holders of these shares shall not be entitled to receive any dividend in respect of the calendar year 1999 or any other dividend in respect of which the record date is prior to the date of the Effective Time.

    Section 1.4.  COMPANY STOCK OPTIONS.

    1.4.1. At the Effective Time, all employee and director stock options granted to current or former employees or directors (and the Stock Options listed in Section 2.1.10 of the Company Disclosure Schedule as an exception to the representation set forth in Section 2.1.10.6 of this Agreement) to purchase Company Common Shares (each, a "COMPANY STOCK OPTION") which are then outstanding and unexercised shall cease to represent a right to acquire Company Common Shares and (x) Company Stock Options held by a Person whose primary place of residence or employment with the Company or any of its Subsidiaries is in Europe ("EUROPE COMPANY STOCK OPTIONS") shall be converted automatically into options to acquire Parent Ordinary Shares as provided below and (y) all other Company Stock Options ("NON-EUROPE COMPANY STOCK OPTIONS") shall be converted automatically into options to acquire Parent Depositary Shares as provided below, and Parent shall assume each Company Stock Option subject to the terms of any of the Company Stock Plans (as defined in Section 2.1.2) and the agreements evidencing grants thereunder. The Board of Directors of the Company and Parent shall take, or shall cause their committees to take, all action necessary to effectuate the foregoing. From and after the Effective Time, (i) the number of Parent Ordinary Shares purchasable upon exercise of each outstanding Europe Company Stock Option shall be equal to the product of (x) the number of Company Common Shares that were purchasable under that Europe Company Stock Option immediately prior to the Effective Time and (y) five (5) times the Exchange Ratio (subject to adjustment as provided in Section 1.2.7), rounded up or down to the nearest whole Parent Ordinary Share, and (ii) the exercise price per Parent Ordinary Share under each Europe Company Stock Option shall be obtained by dividing (x) the exercise price per Company Common Share of each Europe Company Stock Option immediately prior to the Effective Time by (y) five times the Exchange Ratio (subject to adjustment as provided in Section 1.2.7), rounded up or down to the nearest cent. From and after the Effective Time, (i) the number of Parent Depositary Shares purchasable upon exercise of each outstanding Non-Europe Company Stock Option shall be equal to the product of (x) the number of Company Common Shares that were purchasable upon exercise of that Non-Europe Company Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio (subject to adjustment as provided in Section 1.2.7), rounded up or down to the nearest whole Parent Depositary Share, and (ii) the exercise price per Parent Depositary Share under each Non-Europe Company Stock Option shall be obtained by dividing (x) the exercise price per Company Common Share of each Non-Europe Company Stock Option immediately prior to the Effective Time by
(y) the Exchange Ratio (subject to adjustment as provided in Section 1.2.7), rounded up or down to the nearest cent. Notwithstanding the foregoing, the number of Parent Ordinary Shares or Parent Depositary Shares, as applicable, and the exercise price per Parent Ordinary Share or Depositary Share, as applicable, of each Europe Company Stock Option or Non-Europe Company Stock Option, as applicable, which is intended to be an "INCENTIVE STOCK OPTION" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code.

    1.4.2. Prior to the Effective Time, Parent shall reserve for issuance and shall make available for issuance in accordance with Section 1.4.1 the number of Parent Depositary Shares and Parent Ordinary Shares necessary to satisfy Parent's obligations under Section 1.4.1. No later than the Effective Time, Parent shall file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Parent Ordinary Shares and Parent Depositary Shares which are subject to the Non-Europe Company Stock Options as provided in Section 1.4.1, and shall use reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "BLUE SKY" laws, for so long as those options remain outstanding.

    Section  1.5.  FRACTIONAL SHARES.

    Each former holder of Company Common Shares otherwise entitled to receive a fractional interest in a Parent Depositary Share or Parent Ordinary Share will be entitled to receive in accordance with the provisions of this Section 1.5 a cash payment in lieu of that fractional interest in a Parent Depositary Share or Parent Ordinary Share representing the holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all holders otherwise entitled to fractional interests of the aggregate of (x) the Parent Ordinary Shares (and fractional interests therein) underlying the fractional interests in Parent Depositary Shares, and (y) the fractional interests in Parent Ordinary Shares, in each case which would otherwise be issued pursuant to the Merger (the "EXCESS SHARES"). The sale of the Excess Shares by the Exchange Agent shall be executed through the London Stock Exchange Limited (the "LSE"). The Exchange Agent shall convert or cause to be converted by sale or in any other manner that it may determine, the proceeds of the sale of the Excess Shares into U.S. dollars. Until the net proceeds of the sale of the Excess Shares have been distributed to the former holders of Company Common Shares, the Exchange Agent will hold the proceeds in trust for those former holders (the "EXCESS SHARES TRUST"). Commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with the sale of the Excess Shares shall be at the Company's expense for which, pursuant to Section 1.9, the Company shall maintain sufficient funds in an escrow account and shall not be paid from cash held in the Excess Shares Trust. The Exchange Agent shall determine the portion of the Excess Shares Trust to which each former holder of Company Common Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Excess Shares Trust by a fraction the numerator of which shall be the number of Parent Ordinary Shares (and/or the amount of fractional interest therein) underlying the fractional interest in a Parent Depositary Share and/or the fractional interest in a Parent Ordinary Share, as applicable, to which the former holder would otherwise be entitled and the denominator of which is the aggregate number of Parent Ordinary Shares (and fractional interests therein) underlying the aggregate amount of fractional interests in Parent Depositary Shares plus the aggregate amount of fractional interests in Parent Ordinary Shares to which all former holders of Company Common Shares would otherwise be entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Company Common Shares in lieu of fractional interests in a Parent Ordinary Share or a Parent Depositary Share, the Exchange Agent shall pay those amounts to the former holders without interest.

    Section 1.6.  THE SURVIVING CORPORATION.

    1.6.1. The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law.

    1.6.2. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable Law.

    1.6.3. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (ii) subject to Section 3.9.3, the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

    Section 1.7.  LOST, STOLEN OR DESTROYED CERTIFICATES.

    In the event any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent will issue and deliver in exchange for the lost, stolen or destroyed Certificate the applicable number of whole Parent Depositary Shares or whole Parent Ordinary Shares (including cash in lieu of fractional shares in accordance with Section 1.5), and any unpaid dividends or other distributions deliverable pursuant to Section 1.3.6 in respect of Company Common Shares or the Preferred Consideration payable in respect of the Company Money Market Preferred Shares, as applicable, represented by the Certificate pursuant to this Agreement.

    Section 1.8.  APPRAISAL RIGHTS.

    In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Company Common Shares in connection with the Merger. Holders of Company Money Market Preferred Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted those shares in favor of the approval and adoption of this Agreement, who shall have delivered a written demand for appraisal of those shares in accordance with the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost this right to appraisal (the "DISSENTING SHARES") shall be entitled to those rights (but only those rights) as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for those Dissenting Shares pursuant to Section 262 of the DGCL shall receive payment from the Surviving Corporation in accordance with the DGCL; PROVIDED, HOWEVER, that (i) if any holder of Dissenting Shares shall have failed to establish their entitlement to appraisal rights as provided in
Section 262 of the DGCL, (ii) if any holder of Dissenting Shares shall have effectively withdrawn the holder's demand for appraisal of the holder's shares or lost the holder's right to appraisal and payment for the holder's shares under Section 262 of the DGCL or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in
Section 262 of the DGCL, the holder shall forfeit the right to appraisal of those Dissenting Shares and each Dissenting Share shall be exchanged pursuant to
Section 1.2.3 of this Agreement. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Company Money Market Preferred Shares and Parent shall have the right to conduct all negotiations and proceedings with respect to those demands. Any and all amounts paid by the Company to holders of Dissenting Shares shall be paid by the Company solely out of cash of its own on hand or out of its own borrowings. In no event shall the Parent or its Affiliates provide directly or indirectly any funds to the Company in respect of payments to holders of Dissenting Shares or the repayment of any of these borrowings.

    Section 1.9.  COMPANY ESCROW ACCOUNT.

    No later than two (2) business days before Closing, the Company shall establish an escrow account with the Exchange Agent consisting of an adequate amount of cash from the Company's working capital to fund the Company's obligations under (i) Section 1.2.4 with respect to stamp duties, stamp duty reserve taxes and other similar taxes and similar levies, (ii) Section 1.3 with respect to the Preferred Consideration, (iii) Section 1.5 with respect to commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with the sale of the Excess Shares,
(iv) Section 1.8 with respect to Dissenting Shares and (v) any other expense that counsel to Parent and counsel to Company reasonably agree relate to the Company's stockholders.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

    Section 2.1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    Except as disclosed in the Company Reports (as defined in Section 2.1.5) filed with the SEC prior to the date of this Agreement and except as set forth in the corresponding sections of the Company's disclosure schedule to this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent as follows:

        2.1.1.  ORGANIZATION, GOOD STANDING AND QUALIFICATION.

    Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority, and all government licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the ownership, operation or leasing of its assets or properties or conduct of its business requires qualification, except where the failure to be so organized, qualified or in good standing (with respect to jurisdictions that recognize the concept of good standing) or to have this power or authority, would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. The Company has made available to Parent complete and correct copies of the Company's certificate of incorporation and by-laws, in each case as amended and as in effect as of the date of this Agreement. As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, any entity, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, more than fifty percent of the securities or other ownership interests having by their terms ordinary voting power to elect more than fifty percent of the directors or other persons performing similar functions, or the management and policies of which the Company otherwise has the power to direct, and, with respect to Parent, any body corporate which is a subsidiary or subsidiary undertaking, in each case within the meaning of the Companies Act 1985 of the United Kingdom, as amended (the "COMPANIES ACT"); (ii) "Material Subsidiaries" when used in reference to the Company means Young & Rubicam Denmark Group A/S (Denmark), Young & Rubicam Development (Holdings) Limited, and Young & Rubicam International Group B.V. (Netherlands) and Subsidiaries of the Company that are "Significant Subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act); and when used in reference to Parent means all Subsidiaries of Parent that are Significant Subsidiaries; (iii) "Material Adverse Effect" on or with respect to Parent or the Company, as the case may be, means a material adverse effect on the business, properties, results of operations or financial condition of Company and its Subsidiaries, taken as a whole, or the Parent and its Subsidiaries, taken as a whole, as the case may be; PROVIDED, HOWEVER, that the events, consequences or conditions arising out of or caused by the following shall not be deemed to be a Material Adverse Effect:
(a) the announcement of this Agreement and the Merger, including any termination, or reduction in, client business due to the announcement or completion of the Merger or the identity of the parties to this Agreement;
(b) with respect to the clients listed in Section 2.1.1 of the Company Disclosure Schedule (in the case or the Company) or in Section 2.2.1 of the Parent Disclosure Schedule (as defined in Section 2.2) (in the case of Parent), the impact of any change in client business publicly announced by Parent or the Company, as applicable, or any client prior to the date of this Agreement; or
(c) general changes in economic conditions in the broader economy or the advertising industry as a whole (except to the extent that any change materially disproportionately affects Parent and its Subsidiaries, on the one hand, or the Company and its Subsidiaries, on the other hand); (iv) "Person" shall mean any individual, corporation, general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization,

Governmental Entity or other entity of any kind or nature; and (v) "Affiliate" shall have the meaning specified in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

        2.1.2.  CAPITAL STRUCTURE.

    (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 250,000,000 Company Common Shares, of which 72,170,192 Company Common Shares were issued and outstanding as of the close of business on May 1, 2000, and 10,000,000 shares of Preference Stock, par value $.01 per share (the "COMPANY PREFERENCE SHARES"). Of the authorized Company Preference Shares,
(i) 2,500,000 shares have been designated as Cumulative Participating Junior Preferred Stock, of which no shares are issued or outstanding as of the date of this Agreement but of which all have been reserved for issuance pursuant to the Rights Agreement, dated May 1, 1998, between the Company and The Bank of New York, as rights agent (the "RIGHTS AGREEMENT"), and (ii) 50,000 shares have been designated as Company Money Market Preferred Shares, of which 87 shares are issued and outstanding as of the date of this Agreement. All of the outstanding Company Common Shares and Company Preference Shares have been duly authorized and validly issued and are fully paid and nonassessable. As of the date of this Agreement, the Company has no Company Common Shares or Company Preference Shares reserved for or otherwise subject to issuance, except (i) no more than 25,306,605 Company Common Shares subject to issuance pursuant to Company Stock Options outstanding as of the date of this Agreement (and the weighted average exercise price of those Company Stock Options and the plans or agreements pursuant to which those Company Stock Options have been issued (the "COMPANY STOCK PLANS") are set forth in Section 2.1.2 of the Company Disclosure Schedule) and (ii) no more than 3,918,900 Company Common Shares subject to issuance upon conversion of the Company's 3% convertible subordinated notes due January 15, 2005 ("COMPANY CONVERTIBLE NOTES"). The Company Stock Options outstanding as of the date of this Agreement (and identified in Section 2.1.2 of the Company Disclosure Schedule) exercisable for up to 2,200,000 of the Company Common Shares referenced in clause (i) of the prior sentence will not vest or become exercisable as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement. From the close of business on May 1, 2000 until the date of this Agreement, the Company has not issued, granted or sold any Company Common Shares other than pursuant to the exercise of Company Stock Options.

    (b) Each of the outstanding shares of capital stock or other ownership interests of each of the Company's Subsidiaries that constitute a Significant Subsidiary is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, in each case free and clear of any lien, pledge, security interest, claim or other encumbrance, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in
Section 2.1.2(a), as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate the Company or any of its Material Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Material Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Material Subsidiaries, any securities of the Company or any of its Material Subsidiaries, and no securities or obligations evidencing any rights are authorized, issued or outstanding. Except as set forth in Section 2.1.2(a), as of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible, exchangeable or exercisable for or into securities having the right to vote) with the stockholders of the Company on any matter.

        2.1.3.  CORPORATE AUTHORITY, APPROVAL AND FAIRNESS OPINION.

    The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, subject only to the adoption of this Agreement by the affirmative vote of the holders of record not less than a majority of all of the votes entitled to be cast by holders of Company Common Shares and Company Money Market Preferred Shares (the "COMPANY REQUISITE VOTE"). Each Company Common Share entitles its record holder to one vote per share, and each Company Money Market Preferred Share entitles its record holder to one-tenth of a vote per share, in connection with a vote of the stockholders of the Company with respect to the adoption of this Agreement. The execution and delivery of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject only to adoption of the Merger Agreement by the stockholders of the Company pursuant to the Company Requisite Vote, and assuming the due authorization, execution and delivery of this Agreement by Parent and, to the extent applicable, Merger Sub Holding Co. and Merger Sub, this Agreement constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION"). The Board of Directors of the Company has adopted resolutions (A) approving this Agreement, the Merger and the other transactions contemplated by this Agreement, (B) declaring the advisability of this Agreement, (C) determining that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of the Company's stockholders and (D) subject to Section 3.3.5, recommending that the Company's stockholders vote in favor of the adoption of this Agreement at the Company Stockholders Meeting. The Board of Directors of the Company has received the opinion of its financial advisors, Morgan
Stanley & Co. Incorporated and Bear Stearns and Co. Inc., to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the holders of Company Common Shares from a financial point of view.

        2.1.4.  GOVERNMENTAL FILINGS, NO VIOLATIONS.

           2.1.4.1. Other than the necessary filings, notices, approvals, confirmations, consents, declarations and/or decisions (A) pursuant to Sections 1.1.2 and 3.4, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Exchange Act and the Securities Act, (C) with and from the European Commission, in accordance with Council Regulation (EEC) No 4064/89 as amended (the "REGULATION"), (D) with and from the competent authority of any member state of the European Union to which any of the transactions contemplated by this Agreement is referred pursuant to Article 9 of the Regulation (E) or under other antitrust laws, competition or other similar rules, regulations and judicial doctrines of jurisdictions outside of the United States and the European Union, and (F) to comply with the rules and regulations of the NYSE and the NASDAQ (as defined in Section 2.2.4.1) (these filings, notices, approvals, confirmations, consents, declarations and/or decisions to be made, given or obtained by the Company being, if any, the "COMPANY REQUIRED CONSENTS"), no filings, notices, declarations and/or decisions are required to be made by the Company or any of its Subsidiaries with, nor are any approvals or other confirmations or consents required to be obtained by the Company or any of its Subsidiaries from, any governmental or regulatory (including stock exchange) authority, agency, court, commission, body or other governmental entity (each, a "GOVERNMENTAL ENTITY"), in connection with the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except those the failure of which to make, give or obtain, individually or in the aggregate, would not have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the Company's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

           2.1.4.2. The execution, delivery and performance of this Agreement by the Company do not, and the performance of the Company of its obligations under this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the Company's certificate of incorporation or by-laws (as amended from time to time), (B) subject to making, giving or obtaining all necessary filings, notices, approvals, confirmations, declarations and/or decisions specified by Section 2.1.4.1, a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest, right of purchase, sale or termination or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation ("CONTRACTS") binding upon the Company or any of its Subsidiaries or any law, ordinance, regulation, judgment, order, decree, injunction, arbitration, award, license or permit of any Governmental Entity ("LAW") or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject, or
       (C) any change in the rights or obligations of any party under any of these Contracts except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the Company's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

        2.1.5.  REPORTS; FINANCIAL STATEMENTS.

    Since December 31, 1997, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder (collectively, the "COMPANY REPORTS"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, in all material respects, the financial position of the Company and its subsidiaries as of its date and each of the related consolidated statements of operations, cash flows and charges in equity (deficit) included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations and cash flows of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied during the periods involved except as may be noted therein.

        2.1.6.  ABSENCE OF CERTAIN CHANGES.

    Except as expressly contemplated by this Agreement, since December 31, 1999, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary and usual course of these businesses, and since December 31, 1999 there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries except those changes that, individually or in the aggregate, have not had and would not have a Material Adverse Effect on the Company; (ii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the Company's capital stock or any securities convertible, exchangeable or exercisable for or into shares of its capital stock, except for (w) regular quarterly cash dividends of no more than U.S. $.025 per Company Common Share,
(x) dividends in respect of the Company Money Market Preferred Shares in accordance with their terms, and (y) interest payments in respect of the Company Convertible Notes in accordance with their terms; (iii) any redemption, repurchase or other acquisition of any shares of the Company's capital stock or any securities convertible, exchangeable or exercisable for or into shares of its capital stock (other than as required by the terms of any Company Stock Plan and other than repurchases of Company Money Market Preferred Shares for not more than the Preferred Consideration per share), or (iv) any change by it in accounting principles, practices or methods except as required by changes in U.S. GAAP. Between December 31, 1999 and the date of this Agreement, except as contemplated by this Agreement, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees, other than increases in the ordinary and usual course of business, and the Company has not entered into or amended any of its compensation or benefit plans or agreements, including severance, change of control or similar plans and agreements. Since December 31, 1999, the Company has granted awards under its performance share plan implemented pursuant to the Company's 1997 Incentive Compensation Plan and under similar plans to the categories of persons with the terms (including performance targets) applicable to these awards set forth in Section 2.1.6 of the Company Disclosure Schedule.
Section 2.1.6 of the Company Disclosure Schedule sets forth the estimated total value of the awards payable solely as a result of a change of control and the amount reflected in the Company's budget for 2000 previously delivered to Parent.

        2.1.7.  LITIGATION AND LIABILITIES.

    (a) There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company's chief executive officer, chief financial officer, chief accounting officer, general counsel or executive vice president for human resources ("COMPANY OFFICERS"), threatened against the Company or any of its Subsidiaries except, in each case, for those that, individually or in the aggregate, have not had and would not have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the Company's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

    (b) Neither the Company nor any of its Subsidiaries had at December 31, 1999, or has incurred since that date and as of the date of this Agreement, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies (1) which are accrued or reserved against in the most recent audited consolidated balance sheet of the Company as of December 31, 1999 or reflected in the notes thereto or (2) which were incurred after December 31, 1999 in the ordinary course of business and consistent with past practices or (ii) liabilities, obligations or contingencies which (1) would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (2) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business, or
(3) are not required to be reflected in the consolidated financial statements of the Company and its Subsidiaries prepared in accordance with U.S. GAAP consistently applied.

        2.1.8.  TAKEOVER STATUTES.

    The Board of Directors of the Company has taken or will take all appropriate and necessary action to render any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation, including
Section 203 of the DGCL (each, a "TAKEOVER STATUTE") inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.

        2.1.9.  BROKERS AND FINDERS.

    Neither the Company nor any of its Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the execution and delivery of this Agreement or the Merger or the other transactions contemplated by this Agreement, except that the Company has retained Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. as its financial advisors.

        2.1.10.  EMPLOYEE BENEFIT PLANS.

           2.1.10.1.  Set forth in Section 2.1.10 of the Company Disclosure
       Schedule is a list of each stock option, stock purchase, and stock appreciation right with respect to the 100 highest paid (based on 1999 base salary and annual bonus) Company Employees (as defined below) who are participants in the Company's Key Corporation Managers Bonus Plan, including the exercise prices, vesting schedules and expiration dates of the Company Stock Options, each material stock based incentive plan, or other similar arrangement or policy applicable to any current, former, or retired employee, officer, consultant, independent contractor, agent or director of the Company or any of its Subsidiaries (collectively, the "COMPANY EMPLOYEES"), each material plan, program, or policy providing for bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage and self-insured arrangements, health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits or other employee benefits of any kind, whether funded or unfunded, which is maintained, administered or contributed to by the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any liability, contingent or otherwise, and which covers any Company Employee employed or providing services or formerly employed or providing services in the United States or the United Kingdom to the Company or any of its Subsidiaries, (including but not limited to each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but excluding any plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA) (collectively, the "COMPANY EMPLOYEE PLANS"), and each material employment, severance, consulting, non-compete, or similar agreement or contract that provides for equity grants and/or cash incentives that are beyond and are inconsistent with the Company's ordinary annual equity grant and/or cash incentive programs as set forth in the guidelines and criteria therefor previously provided to Parent (each a "COMPANY EMPLOYMENT AGREEMENT"). True and complete copies of all Company Employment Agreements and Company Employee Plans, as listed in the preceding sentence, including, but not limited to, any trust instruments and insurance contracts forming a part of any Company Employee Plan, and all amendments have been provided or made available to Parent. For purposes of this Agreement, the term "Company Foreign Plan" shall refer to each material plan, program or contract maintained, sponsored or contributed to by the Company or a Subsidiary that is subject to or governed by the laws of any jurisdiction other than the United States or the United Kingdom, and which would have been treated as a Company Employee Plan had it been a United States or United Kingdom plan, program or contact. The Company shall use its reasonable best efforts to make available to Parent, within thirty (30) days following the date of this Agreement, a list and copies of the Company Foreign Plans.

           2.1.10.2. Each Company Employee Plan and Company Employment Agreement has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to the plan or agreement, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as would not, individually or in the aggregate, have a Material Adverse

       Effect on the Company in the six years prior to the date of this Agreement, neither the Company, any of its Subsidiaries nor any ERISA Affiliate contributes to, or is or has been required to contribute to, any "multiemployer plan" as defined in Section 3(37) of ERISA. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) neither the Company, any of its Subsidiaries nor any of its ERISA Affiliates has incurred a liability, contingent or otherwise, under Title IV of ERISA that has not been satisfied in full, and (ii) to the knowledge of the Company Officers no condition exists that presents a risk to the Company, any of its Subsidiaries or any of its ERISA Affiliates of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). For purposes of this Agreement, "ERISA Affiliate" means, with respect to the Company or Parent, as applicable, each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company or Parent, as applicable, within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company or Parent, as applicable, under Section 414(o) of the Code, or is under "common control" with the Company or Parent, as applicable, within the meaning of Section 4001(a)(14) of ERISA. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, all contributions required to be made under the terms of any Company Employee Plan or Company Foreign Plan have been made, and where applicable to a Company Employee Plan, the Company, its Subsidiaries and its ERISA Affiliates have complied with the minimum funding requirements under Section 412 of the Code and Section 302 of ERISA with respect to each Company Employee Plan. Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code and, to the knowledge of the Company Officers, no circumstances exist which could reasonably be expected to materially adversely affect qualification or exemption.

           2.1.10.3. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, neither the Company, any of its Subsidiaries nor any of its ERISA Affiliates (i) maintains, contributes to or is party to any Company Employee Plan or Company Employment Agreement which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Company Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Company Employee employed by or providing services to, or formerly employed by or providing services to, the Company or any of its Subsidiaries in the United States or the United Kingdom (each a "US/UK COMPANY EMPLOYEE") (either individually or to the US/UK Company Employees as a group) that the US/UK Company Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

           2.1.10.4. The execution, delivery of and performance by the Parties of their obligations under and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Employee Plan, any Company Employment Agreement, or any trust or loan related to any of those plans or agreements that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee, (ii) to the knowledge of any Company Officer, constitute an event under any Company Foreign Plans or any trust or loan related to any of those plans that will or may result in payments (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distributions, increases in benefits or obligations to fund benefits with respect to any Company Employee (other than US/UK Company Employees) that would be, individually or in the aggregate, material, or (iii) result in the triggering or imposition of (x) any restrictions or limitations on the right of the Company, any of its Subsidiaries or Parent to amend or terminate any Company Employee Plan or any Company Employment Agreement, or (y) to the knowledge of the Company Officers, any material restrictions or limitations on the rights of the Company, any of its Subsidiaries or Parent to amend or terminate any Company Foreign Plan. No payment or benefit which will or may be made by the Company, or any of the Subsidiaries of the Company, Parent or any of their respective ERISA Affiliates with respect to any US/UK Company Employee will be characterized as an "excess parachute payment" within the meaning of
       Section 280G(b)(1) of the Code. Except as would not have a Material Adverse Effect on the Company, there is no commitment covering any US/UK Company Employee, or, to the knowledge of the Company Officers, any other Company Employee, that, individually or in the aggregate, would reasonably be expected to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to
       Section 162(m) of the Code.

           2.1.10.5. There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or, to the knowledge of the Company Officers, any of its Subsidiaries or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan or Company Employment Agreement which would increase the expense of maintaining the plan or agreement above the level of the expense incurred in respect thereof for the 12 months ended on December 31, 1999, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, all Company Foreign Plans (i) have been maintained in accordance with all applicable requirements; (ii) if they are intended to qualify for special tax treatment, meet all requirements for that treatment; and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

           2.1.10.6. Except with respect to options granted to members of the Board of Directors of the Company under the Directors Stock Option Plan adopted January 16, 2000, the Company has not granted any Company Stock Options under any Company Stock Plan to any person who was not a common law employee of the Company or a Subsidiary of the Company as of the date of grant.

        2.1.11.  LABOR AND EMPLOYMENT MATTERS.

    Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company and each Subsidiary (i) is in compliance with all applicable Laws respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; and (ii) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for Company Employees. No work stoppage or labor strike against the Company or any Subsidiary by Company Employees is pending or, to the knowledge of the Company Officers, threatened.

        2.1.12.  LICENSES.

    Each of the Company and its Subsidiaries has all material permits, licenses, certificates, waivers or authorizations ("LICENSES") from all Governmental Entities having jurisdiction over any part of its business necessary for the conduct of any of its activities and all Licenses are valid and in full force and effect, except for any Licenses the failure of which to have or to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no event has occurred or other fact exists with respect to any of the Licenses held by the Company or any of its Subsidiaries which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any of the Licenses.

        2.1.13.  INTELLECTUAL PROPERTY.

    Each of the Company and its Subsidiaries own or have a valid right to use patents, trademarks, trade names, domain names, service marks, copyrights, processes, formulae, methods, schedules, technology, know-how, computer software programs and applications and other proprietary information ("IP RIGHTS") as are necessary in connection with its respective businesses, except where the failure to own or have a valid right to use such IP Rights, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has, to the knowledge of the Company Officers, infringed on any IP Rights of any third party.

        2.1.14.  RIGHTS AGREEMENT.

    The Company has taken all necessary action so that (a) neither the execution nor delivery of this Agreement, the performance by the Parties of their respective obligations under this Agreement, as applicable, and the consummation of the transactions completed by this Agreement, including the Merger, give rise to or will give rise to a "Distribution Date," "Stock Acquisition Date" or "Trigger Date," or result in Parent or any of its Affiliates becoming an "Acquiring Person" (each as defined in the Rights Agreement), under the Rights Agreement and (b) the rights issued pursuant to the Rights Agreement shall expire immediately prior to the Effective Time.

        2.1.15.  CONTINUITY OF BUSINESS.

    Section 2.1.15 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the ten largest clients (measured by fees and commissions generated) of the Company and its Subsidiaries for the calendar year ended December 31, 1999. To the knowledge of any of the Company Officers, no client of the Company or any of its Subsidiaries identified pursuant to the preceding sentence has advised the Company or any Subsidiary orally or in writing prior to or as of the date of this Agreement that it (y) is terminating or considering terminating the handling of its business by the Company or its Subsidiary, as applicable, as a whole or (z) is planning to reduce its aggregate future spending with the Company or any of its Subsidiaries in any material manner.

        2.1.16.  COMPLIANCE WITH LAWS.

    Neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any Laws except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

        2.1.17.  CERTAIN CONTRACTS.

    Section 2.1.17 of the Company Disclosure Schedule sets forth a list of material Contracts with respect to partnerships, joint ventures, strategic alliances, acquisitions or dispositions containing covenants of the Company or any of its Subsidiaries not to compete (i) in any line of business, (ii) in any industry or (iii) in any geographical area, in each of cases (i), (ii) and
(iii) that is material to the Company and its Subsidiaries taken as a whole.

        2.1.18.  TAX TREATMENT.

    Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or failed to take any action, and the Company Officers do not know of any other action taken or failed to be taken by any other Person, which action or failure would jeopardize the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code or the ability of counsel to render the opinions described in Sections 4.2.3 and 4.3.3 of this Agreement.

        2.1.19.  TAX MATTERS.

    (a) All returns, declarations, reports, estimates, information returns and statements required to be filed on or before the Effective Time under federal, state, local or any foreign tax laws ("TAX RETURNS") with respect to Company or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired, except where a failure or failures to so timely file would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, all material Tax Returns filed by the Company or any of its Subsidiaries are complete and accurate in all material respects.

    (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, all Taxes (as defined below) shown to be due and payable (without regard to whether those Taxes have been assessed) on the Tax Returns of the Company or any of its Subsidiaries have been paid or adequate reserves have been established for the satisfaction of those Taxes. For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Time.

    (d) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to federal, state, local or foreign income or other Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is a party to any Tax sharing or similar agreement or any agreement pursuant to which it or any of its Subsidiaries has an obligation to indemnify any party (other than the Company or one of its Subsidiaries) with respect to Taxes.

    (f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, all Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been paid in full or adequate reserves have been established for the payment thereof.

    (g) No material audit or examination or refund litigation with respect to any Tax Return is pending as of the date of this Agreement.

    Section  2.2.  REPRESENTATIONS AND WARRANTIES OF PARENT.

    Except as disclosed in the Parent Reports (as defined in Section 2.2.5) filed with the SEC prior to the date of this Agreement and except as set forth in the corresponding sections of Parent's disclosure schedule to this Agreement (the "PARENT DISCLOSURE SCHEDULE" and, together with the Company

Disclosure Schedule, the "DISCLOSURE SCHEDULES"), Parent represents and warrants to the Company as follows:

        2.2.1.  ORGANIZATION, GOOD STANDING AND QUALIFICATION.

    Each of Parent and its Subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority, and all government licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the ownership, operation or leasing of its assets or properties or conduct of its business requires this qualification, except where the failure to be so organized, qualified or in good standing (with respect to jurisdictions that recognize the concept of good standing), or to have this power or authority, would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent has made available to the Company complete and correct copies of its memorandum and articles of association and the Deposit Agreement, as amended to the date of this Agreement. These memorandum and articles of association and the Deposit Agreement, as so made available, are in full force and effect.

        2.2.2.  CAPITAL STRUCTURE.

    (a) As of the date of this Agreement, the authorized share capital of Parent is L125,000,000 divided into 1,250,000,000 Parent Ordinary Shares. As of the close of business on May 5, 2000, the issued share capital of Parent consisted of 778,578,881 Parent Ordinary Shares. All of the outstanding Parent Ordinary Shares are, and all of the Parent Ordinary Shares to be issued pursuant to the Merger are, or will be when issued, duly authorized and validly issued and fully paid or credited as fully paid. As of the date of this Agreement, Parent has no Parent Ordinary Shares reserved for or otherwise subject to issuance, except
(i) no more than 30,000,000 Parent Ordinary Shares subject to issuance pursuant to outstanding options to purchase Parent Ordinary Shares and (ii) a number of Parent Ordinary Shares with a value upon issuance equivalent to no more than $100 million, in the aggregate, which are issuable pursuant to "earn-out" provisions of acquisition and similar agreements previously entered by Parent and/or its Subsidiaries. As of the date of this Agreement, except as set forth above, Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter.

    (b) Each of the outstanding shares of capital stock or other ownership interests of each of Parent's Subsidiaries that constitute a Significant Subsidiary is duly authorized, validly issued, fully paid and nonassessable and owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, in each case free and clear of any material lien, pledge, security interest, claim or other encumbrance, except as would not have a Material Adverse Effect on Parent. Except as set forth in Section 2.2.2(a), as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate Parent or any of its Material Subsidiaries to issue or sell any shares of capital stock or other securities of Parent or any of its Material Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from Parent or any of its Material Subsidiaries, any securities of Parent or any of its Material Subsidiaries, and no securities or obligations evidencing any rights are authorized, issued or outstanding. Except as set forth in
Section 2.2.2(a), as of the date of this Agreement, Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible, exchangeable or exercisable for or into securities having the right to vote) with the shareholders of Parent on any matter.

        2.2.3.  CORPORATE AUTHORITY AND APPROVAL.

    Each of Parent and, to the extent applicable, Merger Sub Holding Co. and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, subject only in the case of Parent to the approval of the Parent Requisite Resolutions and the Parent Director Resolutions (both as defined in Section 3.5) by, on a show of hands, not less than a simple majority of the holders of the outstanding Parent Ordinary Shares, present in person or, on a poll, by the holders of not less than a simple majority of the votes attaching to the Parent Ordinary Shares who vote in person or by proxy (the "PARENT REQUISITE VOTES"). The execution and delivery by each of Parent and, to the extent applicable, Merger Sub Holding Co. and Merger Sub, of this Agreement, the performance by each of Parent, Merger Sub Holding Co. and Merger Sub of its obligations under this Agreement and the consummation by Parent, Merger Sub Holding Co. and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent, Merger Sub Holding Co. and Merger Sub, subject only in the case of Parent to the approval of the Parent Requisite Resolutions and the Parent Director Resolutions pursuant to the Parent Requisite Votes, and assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding agreement of Parent and, to the extent applicable, Merger Sub Holding Co. and Merger Sub, enforceable against Parent and, to the extent applicable, Merger Sub Holding Co. and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Board of Directors of Parent has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and has adopted a resolution, subject to Section 3.3.5 of this Agreement, that the Parent's shareholders be recommended to vote in favor of the adoption of the Parent Requisite Resolutions and the Parent Director Resolutions at the Parent Shareholders Meeting (as defined in Section 3.5).

        2.2.4.  GOVERNMENTAL FILINGS, NO VIOLATIONS.

           2.2.4.1. Other than the necessary filings, notices, approvals, confirmations, consents, declarations and/or decisions (A) pursuant to Sections 1.1.2 and 3.4, (B) under the HSR Act, the Exchange Act and the Securities Act, (C) to comply with the rules and regulations of the U.K. Listing Authority ("UKLA"), the LSE, the NYSE and the National Association of Securities Dealers Automated Quotation System National Market (the "NASDAQ") or any other stock exchanges on which securities of the Company or Parent or any of its Subsidiaries are listed or traded,
       (D) with and from the European Commission, in accordance with the Regulation, (E) with and from the competent authority of any member state of the European Union to which any of the transactions contemplated by this Agreement is referred pursuant to under Article 9 of the Regulation), (F) or under other antitrust laws, competition or other similar rules, regulations and judicial doctrines of jurisdictions outside of the United States and the European Union and (G) with and from H.M. Treasury pursuant to Section 765 of Income and Corporation Tax Act 1988 (these filings, notices, approvals, confirmations, consents, declarations and/or decisions to be made, given or obtained by Parent being the "PARENT REQUIRED CONSENTS"), no filings, notices, declarations and/or decisions are required to be made by Parent or any of its Subsidiaries with, nor are any approvals or other confirmations or consents required to be obtained by Parent or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery by Parent and, to the extent applicable, Merger Sub Holding Co. and Merger Sub of this Agreement, the performance by Parent, Merger Sub Holding Co. and Merger Sub of their obligations under this Agreement and the consummation by Parent, Merger Sub Holding Co. and Merger Sub of the Merger and the other transactions contemplated by this Agreement, except those the failure of which to make, give or obtain, individually or in the aggregate, would not have a Material Adverse Effect on Parent or prevent, materially delay or materially impair Parent's, Merger Sub Holding Co.'s or Merger Sub's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

           2.2.4.2. The execution and delivery of this Agreement by Parent and, to the extent applicable, Merger Sub Holding Co. and Merger Sub do not, and the performance of Parent and, to the extent applicable, Merger Sub Holding Co. and Merger Sub of their obligations under this Agreement and the consummation by Parent, Merger Sub Holding Co. and Merger Sub of the Merger and the other transactions contemplated by this Agreement (including the issuance of Parent Depositary Shares, the issuance of Parent Ordinary Shares to the Nominee and the deposit of Parent Ordinary Shares by the Nominee with the Depositary against issuance of Parent Depositary Shares in accordance with the Deposit Agreement) will not, constitute or result in (A) a breach or violation of, or a default under Parent's memorandum or articles of association or the certificate of incorporation and by-laws of each of Merger Sub Holding Co. and Merger Sub (each as amended from time to time), (B) subject to making, giving or obtaining all necessary filings, notices, approvals, confirmations, declarations and/or decisions specified by Section 2.2.4.1, a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest, right of purchase, sale or termination or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any Contract binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject, or (C) any change in the rights or obligations of any party under any of these Contracts except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not have a Material Adverse Effect on Parent or prevent, materially delay or materially impair Parent's, Merger Sub Holding Co.'s or Merger Sub's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

        2.2.5.  REPORTS; FINANCIAL STATEMENTS.

    Since January 1, 1997, Parent has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder (collectively the "PARENT REPORTS" and, together with the Company Reports, the "REPORTS"). As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Parent and its subsidiaries included in or incorporated by reference into the Parent Reports (including the related notes and schedules) presents fairly, in all material respects, the financial position of Parent and its subsidiaries as of its date, and each of the related consolidated statements of income, changes in shareowners' funds and cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations and cash flows of Parent and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with generally accepted accounting principles in the United Kingdom ("U.K. GAAP") consistently applied during the periods involved except as may be noted therein. The related notes reconciling to U.S. GAAP the consolidated financial statements of Parent, or any portion thereof, as applicable, comply in all material respects with the requirements of the SEC applicable to this reconciliation. The audited consolidated statement of income of Parent and its subsidiaries for the year ended December 31, 1999 to be included in Parent's Annual Report on Form 20-F for that year will be consistent with the unaudited consolidated statement of income of Parent and its subsidiaries included in Parent's press release of February 17, 2000.

        2.2.6.  ABSENCE OF CERTAIN CHANGES.

    Except as expressly contemplated by this Agreement, since December 31, 1999, Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses, and since December 31, 1999 there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries except those changes that, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Parent; (ii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of Parent's capital stock, except for regular cash dividends in the ordinary course, or
(iii) any change by Parent in accounting principles, practices or methods, except as required by changes in U.K. GAAP or U.S. GAAP, as applicable.

        2.2.7.  LITIGATION AND LIABILITIES.

    (a) There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent's executive directors (the "PARENT EXECUTIVE DIRECTORS"), threatened against Parent or any of its Subsidiaries, except for those that, individually or in the aggregate, would not have a Material Adverse Effect on Parent or prevent, materially delay or materially impair Parent's, Merger Sub Holding Co.'s or Merger Sub's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

    (b) Neither Parent nor any of its Subsidiaries had at December 31, 1999, or has incurred since that date and as of the date of this Agreement, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies (1) which are accrued or reserved against in the most recent consolidated financial statements of Parent as of December 31, 1999 or reflected in the notes thereto, or (2) which were incurred after December 31, 1999 in the ordinary course of business and consistent with past practices, (ii) liabilities, obligations or contingencies which (1) would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (2) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business, or
(3) are not required to be reflected in the consolidated financial statements of Parent and it Subsidiaries prepared in accordance with U.K. GAAP consistently applied.

        2.2.8.  TAKEOVER STATUTES.

    The Board of Directors of the Parent has taken or will take all appropriate and necessary action to render any potentially applicable Takeover Statute inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.

        2.2.9.  BROKERS AND FINDERS.

    Neither Parent nor any of its Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the execution and delivery of this Agreement, the Merger or any of the other transactions contemplated by this Agreement, except that Parent has employed Goldman Sachs International and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as its financial advisors.

        2.2.10.  EMPLOYEE BENEFIT PLANS.

           2.2.10.1. Parent maintains the Executive Stock Option Plan, the Performance Share Plan, the Long-Term Incentive Plan, and the Worldwide Ownership Plan (collectively, "PARENT EMPLOYEE PLANS") in which directors, former directors, employees and former employees of Parent or any of its Subsidiaries (collectively, "PARENT EMPLOYEES") may participate subject to their terms and the determinations of the compensation committee of Parent, and the Leadership Equity Acquisition Plan, in which a small number of senior executives of Parent and certain Subsidiaries may participate subject to their terms and the determinations of the compensation committee of Parent (collectively, "PARENT PLANS"). All Parent Plans have been adopted and administered in conformity with all applicable Laws, and subject to all necessary consents or approvals of Parent's shareholders. True and complete copies of all Parent Employee Plans, and all amendments thereto, have been provided or made available to the Company.

           2.2.10.2. Each material Parent employee benefit and welfare plan maintained in the United States or the United Kingdom has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to that plan, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, neither Parent, any of its Subsidiaries nor any ERISA Affiliate contributes to, or is or has ever been required to contribute to, any "multiemployer plan" as defined in
       Section 3(37) of ERISA. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, in the six years prior to the date of this Agreement, (i) neither Parent, any of its Subsidiaries nor any of its ERISA Affiliates has incurred a liability, contingent or otherwise, under Title IV of ERISA that has not been satisfied in full, and (ii) to the knowledge of Parent's Executive Directors no condition exists that presents a risk to Parent, any of its Subsidiaries or any of its ERISA Affiliates of incurring any liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, all contributions required to be made under the terms of any employee benefit plan subject to ERISA that is maintained, sponsored, contributed to or required to be contributed to by Parent or its Subsidiaries (the "PARENT ERISA PLANS") have been made, and where applicable to a Parent ERISA Plan, Parent, its Subsidiaries and its ERISA Affiliates have complied with the minimum funding requirements under
       Section 412 of the Code and Section 302 of ERISA with respect to each Parent ERISA Plan. Each Parent ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to
       Section 501(a) of the Code and, to the knowledge of the Parent Executive Directors, no circumstances exist which could reasonably be expected to adversely affect this qualification or exemption.

           2.2.10.3. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, neither Parent, any of its Subsidiaries nor any of its ERISA Affiliates (i) maintains or contributes to any Parent ERISA Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Parent Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Parent Employee (either individually or to the Parent Employees as a group) that the Parent Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by
       Section 4980B of the Code.

           2.2.10.4. The execution, delivery of and performance by the Parties of their obligations under and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any material Parent employee plan that covers Parent Employees employed by or providing services to Parent or any of its Subsidiaries in the United States or the United Kingdom (a "US/UK PARENT EMPLOYEE PLAN"), trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Employee, or
       (ii) result in the triggering or imposition of any restrictions or limitations on the right of Parent or any of its Subsidiaries to amend or terminate any material US/UK Parent Employee Plan and receive the full amount of any excess assets remaining or resulting from this amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by Parent, any of the Subsidiaries of the Company, the Company or any of their respective affiliates with respect to any Parent Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code. Except as would not have a Material Adverse Effect on Parent, there is no commitment covering any Parent Employee that, individually or in the aggregate, would reasonably be expected to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to
       Section 162(m) of the Code.

           2.2.10.5. There has been no amendment to, written interpretation or announcement (whether or not written) by Parent, any of its Subsidiaries or any of its Affiliates relating to, or change in employee participation or coverage under, any material US/UK Parent Employee Plan which would increase the expense of maintaining that US/UK Parent Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on December 31, 1999, except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

           2.2.10.6. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, all Parent ERISA Plans
       (i) have been maintained in accordance with all applicable requirements;
       (ii) if they are intended to qualify for special tax treatment meet all requirements for that treatment; and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

        2.2.11.  LABOR AND EMPLOYMENT MATTERS.

    Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, Parent and each Subsidiary (i) is in compliance with all applicable Laws respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees; and (ii) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for Parent Employees. No work stoppage or labor strike against Parent or any Subsidiary by Parent Employees is pending or, to the knowledge of the Parent Executive Directors, threatened.

        2.2.12.  LICENSES.

    Each of Parent and its Subsidiaries has all material Licenses from all Governmental Entities having jurisdiction over any part of its business necessary for the conduct of any of its activities and all such material Licenses are valid and in full force and effect, except for any Licenses the failure of which to have or to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, no event has occurred or other fact exists with respect to any of the Licenses held by Parent or any of its Subsidiaries which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any of the Licenses.

        2.2.13.  INTELLECTUAL PROPERTY.

    Each of Parent and its Subsidiaries own or have a valid right to use IP Rights as are necessary in connection with its respective businesses, except where the failure to own or have a valid right to use

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such IP Rights, individually or in the aggregate, would not have a Material
Adverse Effect on Parent. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has infringed on any IP Rights of any third party.

        2.2.14.  CONTINUITY OF BUSINESS.

    Section 2.2.14 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, the ten largest clients (measured by fees and commissions generated) of Parent and its Subsidiaries for the calendar year ended
December 31, 1999. No client of Parent or any of its Subsidiaries identified pursuant to the preceding sentence has advised Parent or any of its Subsidiaries orally or in writing prior to or as of the date of this Agreement that it
(y) is terminating or considering terminating the handling of its business by Parent or its Subsidiary, as applicable, as a whole or (z) is planning to reduce its aggregate future spending with Parent or any of its Subsidiaries in any material manner.

        2.2.15.  COMPLIANCE WITH LAWS.

    Neither Parent nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any Laws except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

        2.2.16.  CERTAIN CONTRACTS.

    Section 2.2.16 of the Parent Disclosure Schedule sets forth a list of material Contracts with respect to partnerships, joint ventures, strategic alliances, acquisitions or dispositions containing covenants of Parent or any of its Subsidiaries not to compete (i) in any line of business, (ii) in any industry or (iii) in any geographical area, in each of cases (i), (ii) and
(iii) that is material to Parent and its Subsidiaries taken as a whole.

        2.2.17.  TAX TREATMENT.

    Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or failed to take any action, and the Parent Executive Directors do not know of any action taken or failed to be taken by any other Person, which action or failure would jeopardize the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code or the ability of counsel to render the opinions described in Sections 4.2.3 and 4.3.3 of this Agreement.

        2.2.18.  MERGER SUB HOLDING CO.'S AND MERGER SUB'S OPERATIONS.

    Each of Merger Sub Holding Co. and Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not (i) engaged in any business activities, (ii) conducted any operations or
(iii) incurred any liabilities other than pursuant to this Agreement and in connection with the Merger and other transactions contemplated by this Agreement.

        2.2.19.  TAX MATTERS.

    (a) All Tax Returns required to be filed on or before the Effective Time under federal, state, local or any foreign tax laws with respect to Parent or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired, except where a failure or failures to so timely file would not, individually or in the aggregate, be expected to have a Material Adverse Effect on Parent.

    (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, all material Tax Returns filed by Parent or any of its Subsidiaries are complete and accurate in all material respects.

    (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, all Taxes shown to be due and payable (without regard to whether

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
those Taxes have been assessed) on the Tax Returns of Parent or any of its Subsidiaries have been paid or adequate reserves have been established for the satisfaction of those Taxes.

    (d) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to federal, state, local or foreign income or other Tax Returns required to be filed by or with respect to Parent or any of its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

    (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries is a party to any Tax sharing or similar agreement or any agreement pursuant to which it or any of its Subsidiaries has an obligation to indemnify any party (other than Parent or one of its Subsidiaries) with respect to Taxes.

    (f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, all Taxes due with respect to completed and settled examinations or concluded litigation relating to Parent or any of its Subsidiaries have been paid in full or adequate reserves have been established for the payment thereof.

    (g) No material audit or examination or refund litigation with respect to any Tax Return is pending as of the date of this Agreement.

                                  ARTICLE III
                                   COVENANTS

    Section 3.1.  INTERIM OPERATIONS OF THE COMPANY.

    During the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to (unless the Parent shall otherwise approve in writing and except as otherwise expressly contemplated by or provided in this Agreement or as set forth in the corresponding section of the Company Disclosure Schedule):

        3.1.1. conduct its businesses in the ordinary and usual course in all material respects and, to the extent consistent therewith, use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with employees, customers, clients, suppliers, creditors, lessors and business associates;

        3.1.2. not (i) amend the certificate of incorporation or by-laws of the Company; (ii) split, combine, subdivide or reclassify any of the outstanding shares of capital stock of the Company; or (iii) adopt a plan of complete or partial liquidation;

        3.1.3.  with respect to the Company and its Material Subsidiaries
    (i) subject to Section 3.11.2, not declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock or any securities convertible, exchangeable or exercisable for or into shares of its capital stock, other than (w) in respect of the Company Common Shares, regular quarterly cash dividends of no more than $.025 per Company Common Share, (x) in respect of the Company Money Market Preferred Shares, dividends required pursuant to the terms thereof, (y) in respect of the Company Convertible Notes, interest payments required to be made under the terms thereof, and (z) dividends paid to the Company or wholly owned Subsidiaries of the Company; and (ii) not repurchase, redeem or otherwise acquire (except for repurchases, redemptions or acquisitions
    (A) required by the terms of its capital stock or securities outstanding on the date of this Agreement, (B) required by the respective terms as of the date of this Agreement of any Company Stock Plans, or (C) repurchases of Company Money Market Preferred Shares for not more than the Preferred Consideration per share) any shares of its capital stock, or any securities convertible, exchangeable or exercisable for or into any shares of its capital stock;

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
        3.1.4. except as permitted by Section 3.1.5, not (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind to acquire, its capital stock (other than (x) grants to new hires and to employees who become Company Employees as a result of acquisitions or other business combinations permitted by this Agreement of Company Stock Options to purchase up to 800,000 Company Common Shares, in the aggregate; PROVIDED that those Company Stock Options are granted under Company Stock Plans in effect as of the date of this Agreement in a manner consistent with past practice and shall not vest or become exercisable as a result of this Agreement or the consummation of the transactions contemplated by this Agreement, (y) Company Common Shares issuable pursuant to Company Stock Options outstanding on the date of this Agreement under the Company Stock Plans or granted after the date of this Agreement in accordance with the terms of this Agreement, or (z) upon conversion of the Company Convertible Notes outstanding as of the date of this Agreement); (ii) incur or modify in any material respect (x) any material indebtedness or any of the terms of any material indebtedness or (y) any other liability except in the ordinary and usual course of business and except for any judgment issued against the Company or any of its Subsidiaries or any other liability, the incurrence of which is not within the control of the Company or any of its Subsidiaries;
    (iii) enter into any merger, reorganization, consolidation or share exchange; (iv) sell, lease, license to any Person(s) or otherwise dispose of any business or material assets or any other assets, outside the ordinary and usual course of business (by merger, consolidation, stock or asset disposition or otherwise); or (v) purchase, lease or license from any Person or otherwise acquire any assets (outside of the ordinary and usual course of business) and/or business(s) (by merger, consolidation, stock or asset acquisition or otherwise) (any of these transactions an "ACQUISITION TRANSACTION"), or enter into any agreement with respect to any Acquisition Transaction; PROVIDED that the Company and its Subsidiaries may enter into or consummate any Acquisition Transaction so long as (1) no individual Acquisition Transaction (together with all related transactions) entered into after the date of this Agreement involves payment, delivery of consideration or an agreement to deliver any future consideration of a value or an estimated value of more than $50 million, (2) all Acquisition Transactions entered into after the date of this Agreement do not involve payment, delivery of consideration or an agreement to deliver any future consideration of a value or an estimated value of more than $100 million, in the aggregate, and (3) Parent is given notice no later than concurrently with the entry into any agreement with respect to an Acquisition Transaction and, in any event, before any public disclosure regarding an Acquisition Transaction is made by the Company any of its Subsidiaries or by any other party (if any Company Officer is aware that any public disclosure is to be made by the other party);

        3.1.5. not (i) terminate, establish, adopt, enter into, implement, make any new grants or awards of equity-based compensation or other benefits under, amend or otherwise modify any compensation or benefit plan or outstanding award thereunder or agreement or increase the salary, wage, bonus or other compensation of any directors, officers or employees except
    (1) for increases in salary, wages or non-equity bonus compensation or non-equity benefits in the ordinary and usual course of business consistent with past practice; and (2) as permitted in accordance with Section 3.1.4 and pursuant to the agreements listed in Section 3.1.5 of the Company Disclosure Schedule; and (3) any immaterial amendment or modification to any compensation or benefit plan, (ii) cause the acceleration of the time of payment or vesting, or trigger any payment or funding, of any compensation, benefits or awards, under any Company Employment Agreement, any Company Employee Plan or any Company Foreign Plan, except in each case as required by the applicable Company Employee Plan, Company Foreign Plan or Company Employment Agreement pursuant to the terms in effect as of the date of this Agreement, (iii) settle the exercise of stock options in other than Company Common Shares or (iv) terminate Without Cause (as defined in the No-Sale

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
    Agreement) the employment of any employee of the Company or any of its Subsidiaries who is a party to a No-Sale Agreement or take any action that would permit any of those employees to terminate his or her employment for Good Reason (as defined in the Employment Agreement), except if the Board of Directors of the Company determines in good faith that any such termination or action is required for it to comply with its fiduciary duties under applicable law;

        3.1.6. subject to Section 3.6.1(b), not take any action or omit to take any action which to the knowledge of the Company Officers would prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement, including any action or omission that would cause the Merger to fail to qualify as a reorganization under Section 368 of the Code;

        3.1.7. timely satisfy, or cause to be timely satisfied, all applicable Tax reporting and filing requirements contained in the Code with respect to the transactions contemplated by this Agreement, including, without limitation, the reporting requirements contained in United States Treasury Regulation Section 1.367(a)-3(c)(6);

        3.1.8.  not (w) take any action to amend the Rights Agreement,
    (x) redeem the rights subject to the Rights Agreement or (y) take any action to exempt any third party from the Rights Agreement;

        3.1.9. not waive any of its rights under, or release any other party from, amend, or fail to enforce its rights under, any provision of any standstill agreement;

        3.1.10. except as permitted by Section 3.1.4, not enter into, or modify, amend the terms of, or terminate any material joint venture, partnership or similar arrangement;

        3.1.11. not (i) change its (w) Tax accounting policies, practices or methods, or (x) Tax elections; and (ii) settle any material audits, examinations or litigation with respect to Taxes;

        3.1.12. not take any action to cause the Company Common Shares to cease to be listed on the NYSE; or

        3.1.13. authorize or enter into an agreement to do any of the foregoing.

    Section 3.2.  INTERIM OPERATIONS OF PARENT.

    During the period from the date of this Agreement until the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, as applicable (unless the Company shall otherwise approve in writing and except as otherwise expressly contemplated by or provided in this Agreement or as set forth in the corresponding section of the Parent Disclosure Schedule):

        3.2.1. conduct its business in the ordinary and usual course in all material respects and, to the extent consistent therewith, use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, creditors, lessors, employees and business associates;

        3.2.2. not (i) amend the memorandum and articles of association of Parent or the Deposit Agreement; (ii) split, combine, subsidize or reclassify the outstanding share capital of Parent or (iii) adopt a plan of complete or partial liquidation;

        3.2.3. (i) subject to Section 3.11.2, not declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock, other than regular interim and final annual cash dividends, consistent with past practice (including increases consistent with past practice); or (ii) repurchase, redeem or otherwise acquire (except for repurchases, redemptions or acquisitions (A) required by the terms of its capital stock or securities outstanding on the date of this Agreement,
    (B) required by the terms as of the date of this Agreement of, or

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
    in the ordinary course of the operation of, any Parent employee stock option or other employee plan or scheme or (C) otherwise in the ordinary course) any shares of its capital stock or any securities convertible, exchangeable or exercisable for or into shares of its capital stock;

        3.2.4. subject to Section 3.6.1(b), not take any action or omit to take any action (including, without limitation, acquisitions or dispositions, or waiving any of its rights under, releasing any other party from, amending, or failing to enforce its rights under, any provision of any standstill agreement) which to the knowledge of the Parent Executive Directors would prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement, including any action or omission that would cause the Merger to fail to qualify as a reorganization under Section 368 of the Code;

        3.2.5. timely satisfy, or cause to be timely satisfied, all applicable Tax reporting and filing requirements contained in the Code with respect to the transactions contemplated by this Agreement, including, without limitation, the reporting requirements contained in United States Treasury Regulation Section 1.367(a)-3(c)(6);

        3.2.6. not take any action to cause the Parent Ordinary Shares to cease to be listed on the LSE or the Parent Depositary Shares evidenced by Parent ADRs to cease to be eligible for quotation on NASDAQ; or

        3.2.7.  authorize or enter into an agreement to do any of the foregoing.

    Section 3.3.  ACQUISITION PROPOSALS.

        3.3.1. Each of the Company and Parent agrees that neither it nor any of its Subsidiaries nor any of its or any of its Subsidiaries' officers or directors shall, and each of the Company and Parent shall direct and use its best efforts to cause its and its Subsidiaries' officers, directors, employees, investment bankers, attorneys, accountants, financial advisors, agents or other representatives (collectively, with respect to each of the Company and Parent, the "REPRESENTATIVES") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries by any Person not a Party or the making of any proposal or offer by any Person not a Party with respect to, a merger, reorganization, share exchange, consolidation or similar transaction involving the Company or Parent, as applicable, or any purchase of, or offer to purchase, all or a substantial portion of the equity securities of the Company or Parent, as applicable, or of all or a substantial portion of the assets of the Company or Parent, as applicable, and its Subsidiaries taken as a whole (any such proposal or offer with respect to the Company or Parent, as applicable, whether made prior to or after termination of this Agreement, being referred to with respect to that Party as an "ACQUISITION PROPOSAL"), except, in each case, in connection with (and the term "Acquisition Proposal" shall not include) a proposal for, or with respect to, a transaction that is permitted under Sections 3.1 or 3.2, as applicable, if immediately after the consummation of such transaction the stockholders or shareholders of the Company or Parent, as applicable, immediately prior to the consummation of such transaction continue to hold at least a majority of the outstanding shares of the entity surviving or resulting from that transaction. Each of the Company and Parent further agrees that neither it nor any of its Subsidiaries nor any of its or any of its Subsidiaries' officers or directors will, and that it will direct and use its best efforts to cause its Representatives not to, directly or indirectly, engage in any discussions or negotiations with or provide any confidential information or data to any Person not a Party relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, in the event that
    (i) Parent or the Company shall receive an Acquisition Proposal and has not at any time violated, in any material respect, the terms of this
    Section 3.3.1, (ii) the Board of Directors of Parent or the Company, as applicable, determines in its good faith judgment after receiving the advice of its financial advisor that this Acquisition Proposal is reasonably likely to result in a Superior Proposal and (iii) after giving the other Party at least 24 hours notice of its intention to do so, the Party that received the Acquisition Proposal may, in the case of the Company, prior to the receipt of the Company Requisite Vote, and in the case of Parent, prior to receipt of the Parent Requisite Vote, engage in discussions and/or negotiations with the Person that made the Acquisition Proposal and/or furnish confidential information and data to that Person pursuant to a customary confidentiality agreement containing terms (other than any standstill or similar terms) no less restrictive than those set forth in the Confidentiality Agreement, dated as of February 13, 2000, between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"); PROVIDED that a copy of all written information furnished to the Person that made the Acquisition Proposal is promptly provided to the other Party to this Agreement. For purposes of this Agreement, a "Superior Proposal" means in respect of the Company or Parent, as applicable, any bona fide written Acquisition Proposal that (A) is no longer conditioned upon or subject to any due diligence investigation of the Company or Parent, as applicable, and its businesses by the Person making the Acquisition Proposal and (B) the Board of Directors of the Company or Parent, as applicable, determines in its good faith judgment (x) after consultation with its financial advisors (and taking into account all the terms and conditions of the Acquisition Proposal deemed relevant by that Board of Directors, including any break-up fees, expense reimbursement provisions, conditions to consummation, and the ability of the Person making the Acquisition Proposal to obtain any financing necessary to effect the transactions contemplated by the Acquisition Proposal), to be more favorable from a financial point of view to its shareholders or stockholders, as applicable, than the Merger, and (y) taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal, to constitute a transaction that is reasonably likely to be consummated on the terms set forth in the Acquisition Proposal.

        3.3.2. Each of the Company and Parent agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal. Each of the Company and Parent also agrees that, if it has not already done so, it will promptly request, to the extent it has a contractual right to do so, that each Person, if any, that has heretofore executed a confidentiality agreement within the 12 months prior to the date of this Agreement in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information or data heretofore furnished to any Person by or on behalf of it or any of its Subsidiaries.

        3.3.3. Each of the Company and Parent agrees that it will take the necessary steps promptly to inform its Subsidiaries and its Subsidiaries' Representatives of the obligations undertaken in this Section 3.3. Each of the Company and Parent agrees that it will promptly (and in no event later than 24 hours after receipt of an Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making the Acquisition Proposal and set forth its material terms) the other Party after receipt of an Acquisition Proposal, or if any nonpublic information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any of its or its Subsidiaries' Representatives and thereafter shall keep the other Party informed, on a current basis, of the status and material terms of any proposals or offers.

        3.3.4. Except as provided in Section 3.3.5, nothing contained in this Agreement shall prohibit the Company or Parent, as applicable, from taking and disclosing to its shareholders or stockholders, as applicable, a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to an Acquisition Proposal by means of a tender or exchange offer or, in the case of Parent, taking this action and making these recommendations as the directors of Parent reasonably consider necessary so as to comply with any obligations imposed on Parent by the City Code on Takeovers and Mergers or the U.K. Panel on Takeover and Mergers in relation to any Acquisition Proposal (provided, that it is hereby acknowledged, for the avoidance of doubt that no provision of the City Code requires Parent or its directors to solicit or initiate any Acquisition Proposal).

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
        3.3.5. Subject to its fiduciary duties under applicable Law as determined by the Board of Directors of Parent in good faith after receipt of the advice of outside counsel, the Board of Directors of Parent shall recommend that its shareholders vote to approve the Parent Requisite Resolutions and the Parent Director Resolutions (and these recommendations shall be included in the Parent Circular (as defined in Section 3.4.2)). Subject to its fiduciary duties under applicable law as determined by the Board of Directors in good faith after receipt of the advice of outside counsel, the Board of Directors of the Company shall recommend that the stockholders of the Company vote to approve the adoption of this Agreement (and this recommendation shall be included in the Company Proxy Statement (as defined in Section 3.4.1.1)). Notwithstanding the foregoing,
    (a) subject to its fiduciary duties under applicable law, the Board of Directors of the Company shall deliver written notice to Parent four
    (4) business days prior to modifying its recommendation to its stockholders advising Parent that it intends to do so absent modification to the terms and conditions of this Agreement and (b) subject to its fiduciary duties under applicable law, the Board of Directors of Parent shall deliver written notice to the Company four (4) business days prior to modifying its recommendation to its shareholders advising the Company that it intends to do so absent modification to the terms and conditions of this Agreement.

        3.3.6. The Merger, this Agreement and the transactions contemplated by this Agreement shall be submitted to the stockholders of the Company for the purpose of approving this Agreement, the Merger and the transactions contemplated by this Agreement regardless of the recommendation or any change in the recommendation of the Company's Board of Directors with respect thereto.

        3.3.7. The Merger, this Agreement and the transactions contemplated by this Agreement shall be submitted to the shareholders of Parent for the purpose of approving this Agreement, the Merger and the transactions contemplated by this Agreement regardless of the recommendation or any change in the recommendation of Parent's Board of Directors with respect thereto.

    Section 3.4.  INFORMATION SUPPLIED.

        3.4.1.  Registration Statement; Other SEC Filings.

           3.4.1.1. Each of Parent and the Company shall cooperate and promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form F-4 (or any successor form) (the
       "FORM F-4") under the Securities Act with respect to the Parent Ordinary Shares and the Parent Depositary Shares issuable and deliverable pursuant to this Agreement. A portion of the Form F-4 shall serve as a prospectus with respect to the Parent Ordinary Shares and Parent Depositary Shares issuable and deliverable pursuant to the terms of this Agreement and as the Company's proxy statement with respect to the Company Stockholders' Meeting (as defined in Section 3.5) (the "COMPANY PROXY STATEMENT"). Parent will cause the Form F-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and Exchange Act and the rules and regulations under the Securities Act and Exchange Act. Each of Parent and the Company shall use reasonable best efforts to have the Form F-4 declared effective by the SEC as promptly as practicable after the filing. Parent shall use reasonable best efforts to obtain, prior to the effective date of the Form F-4, all necessary state securities law or "Blue Sky" permits or approvals required to effect the transactions contemplated by this Agreement. Parent will advise the Company, promptly after it receives notice, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Depositary Shares or Parent Ordinary Shares issuable and deliverable in connection with the Merger for offering or sale in any jurisdiction.

           3.4.1.2. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or

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
       incorporation by reference in the Form F-4 or the Company Proxy Statement, including any amendment or supplement, will, at the time the Form F-4 becomes effective under the Securities Act, or, in the case of the Company Proxy Statement, at the date of mailing to stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the date of the consummation of the Merger any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment and/or a supplement to the Form F-4 or the Company Proxy Statement, so that the Form F-4 or the Company Proxy Statement would not, at the time the Form F-4 becomes effective under the Securities Act, or, in the case of the Company Proxy Statement, at the date of mailing to stockholders and at the time of the Company Stockholder Meeting, include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party which discovers this information shall promptly notify the other Party and, to the extent required by Law, an appropriate amendment or supplement describing that information shall be promptly filed with the SEC or any other applicable Governmental Entity and, to the extent required by Law, disseminated to the Company's stockholders.

           3.4.1.3. Each of Parent and the Company will use reasonable best efforts to cause the Parent Documents (as defined in Section 3.4.2) or the Company Proxy Statement, as applicable, to be mailed to its respective shareholders or stockholders, as applicable, as promptly as practicable after the date of this Agreement.

        3.4.2. The Company and Parent shall cooperate and Parent shall promptly prepare and file with the UKLA (a) a circular to be sent to Parent shareholders in connection with the Parent Shareholders Meeting (as defined in Section 3.5) (the "PARENT CIRCULAR"), containing (i) a notice convening the Parent Shareholders Meeting, (ii) any other information (if any) as may be required by the UKLA and (iii) any other information as Parent and the Company shall agree to include; and (b) listing particulars relating to Parent and its Subsidiaries and the Parent Ordinary Shares (the "PARENT LISTING PARTICULARS," and the Parent Circular and the Parent Listing Particulars together being the "PARENT DOCUMENTS"). Parent agrees, as to itself and its Subsidiaries, that the Parent Documents and any supplements and any other circulars or documents issued to shareholders or employees of Parent, will contain all particulars relating to Parent required to comply in all material respects with all United Kingdom statutory and other legal provisions (including, without limitation, the Companies Act, the U.K. Financial Services Act 1986 and the rules and regulations made thereunder, and the rules and requirements of the UKLA, LSE, NYSE and the NASDAQ) and the Company and Parent each agrees, as to itself and its Subsidiaries, that all information contained in those documents with respect to itself or its Subsidiaries will be substantially in accordance with the facts and will not omit anything material likely to affect the import of that information. Parent will prepare (with the cooperation of the Company) a summary of the Parent Listing Particulars, which shall comprise a fair summary of the key information set out in the Parent Listing Particulars to be included in the Company Proxy Statement.

    Section 3.5.  MEETINGS.

    The Company will take all action necessary to convene a meeting to be held as promptly as practicable after the Form F-4 has been declared effective by the SEC, of the holders of Company Common Shares and Company Money Market Preferred Shares at which those stockholders will vote with respect to the adoption of this Agreement (the "COMPANY STOCKHOLDERS' MEETING"). Parent will take all action necessary to convene, as promptly as practicable, after the Parent Documents have been

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
approved by the LSE, an extraordinary general meeting of Parent shareholders at which the resolutions specified in the next succeeding sentence will be proposed (the "PARENT SHAREHOLDERS MEETING"). Parent shall propose at the Parent Shareholders Meetings resolutions to approve all of the following transactions or matters: (1) (A) an increase in the authorized ordinary share capital of Parent and (B) the authorization of the Board of Directors of Parent to allot securities, including to the Company stockholders pursuant to the Merger (the "PARENT REQUISITE RESOLUTIONS"), (2) the election of the Company Designees (as defined in Section 3.9.3 of this Agreement) in accordance with Section 3.9.3, subject to the consummation of the Merger (the "PARENT DIRECTOR RESOLUTIONS"), and (3) any additional resolutions necessary to effect the transactions contemplated by this Agreement.

    Section 3.6.  FILINGS; OTHER ACTIONS; NOTIFICATION.

        3.6.1. (a) Subject to Section 3.3.5 of this Agreement, the Company and Parent shall each cooperate with the other and (i) use (and shall cause their respective Subsidiaries to use) their reasonable best efforts promptly to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) use (and shall cause their respective Subsidiaries to use) reasonable best efforts to obtain as promptly as practicable all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party, including the Company Required Consents and Parent Required Consents, necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. Parent shall offer to take (and if this offer is accepted, commit to take) all steps which, to the extent consistent with its use of reasonable best efforts, it is capable of taking to avoid or eliminate impediments under any antitrust, competition, or trade regulation law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Effective Time to occur as promptly as possible and shall use its reasonable best efforts to defend through litigation on the merits any claim asserted in any court by any party, including appeals. Without limiting the foregoing, Parent shall, to the extent consistent with its use of reasonable best efforts, (x) propose, negotiate, offer to commit and effect (and if this offer is accepted, commit to and effect), by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any assets or businesses or otherwise or
    (y) offer to take, or offer to commit to take, any action limiting its freedom of action with respect to, any businesses, services, or assets, in each case in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that prohibits consummation of the Merger.

        (b) Notwithstanding anything contained in this Agreement to the contrary, neither Party shall be required by this Section 3.6.1 to take any action, including to accept or agree to any conditions, terms or restrictions or any disposition of assets or businesses, as the case may be,
    (x) which are not conditioned on consummation of the Merger or (y) which, individually or in the aggregate, would have a Material Adverse Effect on Parent, the Company and their respective Subsidiaries taken together after giving effect to the Merger.

        (c) The Company shall not accept or agree to any conditions, terms, or restrictions or any disposition of assets or business pursuant to this
    Section 3.6.1 without the prior written consent of Parent (not to be unreasonably withheld). Subject to applicable Laws relating to the exchange of information, the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In

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
    exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

        3.6.2. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and stockholders, as applicable, and any other matters as may be reasonably necessary or advisable in connection with the Form F-4, the Company Proxy Statement, the Parent Documents or any other necessary filing, notice, statement, registration, submission of information or application made by or on behalf of the Company or Parent or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

        3.6.3. The Company and Parent each shall keep the other apprised of the status of matters relating to the Merger and the other transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of its Subsidiaries, from any third party whose consent or approval is required or advisable and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give reasonably prompt notice to the other of any change which in its good faith judgement would have a Material Adverse Effect on it or of any failure of any condition set forth in Article IV to the other Party's obligations to effect the Merger.

        3.6.4. Prior to making any filing, notice, petition, statement, registration, submission of information or application to or with any third party and/or Governmental Entity (including any securities exchange) in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and except as may be required by Law or by obligations pursuant to any listing agreement with or the rules of any securities exchange, each Party shall make all reasonable best efforts to consult with the other Party with respect to the content of the filing, notice, petition, statement, registration, submission of information or application and to provide the other Party with copies of the proposed filing, notice, petition, statement, registration, submission of information or application. The Company and Parent each shall not agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Merger and the other transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent practicable and permitted by the Governmental Entity, gives the other Party the opportunity to attend and participate thereat.

        3.6.5. In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of this Agreement, the Merger or the other transactions contemplated by this Agreement or claims or damages in connection therewith, the Parties agree to cooperate and use commercially reasonable efforts, subject to the limitations set forth in Section 3.6.1, to defend against and respond thereto.

    Section 3.7.  ACCESS.

    In order to facilitate the consummation of the Merger and the other transactions contemplated by this Agreement, the Parties agree that, upon reasonable request to any Parent Executive Director or Company Officer, as the case may be, designated for the purpose, and except as may otherwise be required by applicable Law, the Company and Parent each shall (and shall cause its Subsidiaries to) provide reasonable access to the Representatives of the other, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during this period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested; PROVIDED that no

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receipt of information pursuant to this Section 3.7 shall affect or be deemed to modify any representation or warranty made by the Company or Parent hereunder; and PROVIDED, FURTHER, that the foregoing shall not require the Company or Parent to permit any inquiry, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would
(i) violate any antitrust or competition Law or (ii) result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality to third parties if the Company or Parent, as the case may be, shall have used commercially reasonable efforts to obtain the consent of the third party to inspection or disclosure. All of this information shall be governed by the terms of the Confidentiality Agreement, including without limitation all information disclosed in the Disclosure Schedules, and the Company and Parent, and each of their respective Subsidiaries, shall use commercially reasonable efforts to maintain the confidentiality of all of the information disclosed in the Disclosure Schedules.

    Section 3.8.  PUBLICITY.

    The initial press release concerning this Agreement, the Merger and the other transactions contemplated by this Agreement shall be a joint press release, and thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement.

    Section 3.9.  BENEFITS AND OTHER MATTERS.

        3.9.1.  EMPLOYEE BENEFITS.

           3.9.1.1. For at least the twelve month period immediately following the Effective Time, Parent will, or will cause the Surviving Corporation to, provide to Company Employees (i) salary, incentive compensation and other employee benefits (other than equity-based benefits and compensation) which in the aggregate are substantially comparable to the benefits provided pursuant to the Company's and its Subsidiaries' plans, programs, policies and arrangements immediately prior to the Effective Time and (ii) equity-based benefits and compensation pursuant to criteria and procedures established by Parent which will be substantially similar to the criteria and procedures applied to similarly situated employees of Parent or its Subsidiaries; PROVIDED, HOWEVER, that, (x) with respect to Company Employees who are subject to collective bargaining or other labor agreements, all benefits shall be provided in accordance with the applicable collective bargaining or other labor agreements and (y) with respect to Company Employees party to an employment agreement with the Company, all salary, incentive compensation and other employee benefits shall be provided in accordance with the employment agreement with the Company Employee; and PROVIDED, FURTHER, that except as set forth in the following sentence the foregoing shall not be construed to limit Parent's flexibility in determining the design of any benefit plan or program. In respect of the annual bonus payable to the Company Employees for service rendered in calendar year 2000, Parent will, or will cause the Surviving Corporation to, continue to honor the terms and conditions of and obligations (whether existing as of the date of this Agreement or thereafter) under the Company's year 2000 annual bonus program and the award or participation agreements thereunder (the "2000 BONUS PROGRAM"), which 2000 Bonus Program will be administered consistent with the Company's historic annual bonus programs. The Company represents to Parent, and Parent hereby acknowledges that, for purposes of the Company's Change in Control Severance Plan, the "Service Supplement" and the "Severance Factor" shall be, for purposes of persons identified in
       Section 2.1.10 of the Company Disclosure Schedule as "Tier 1", "Tier 2" and "Tier 3" employees, 3, 2 and 1, respectively.

           3.9.1.2. As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give Company Employees full credit for purposes of eligibility and vesting and benefit accruals and determinations (but not for purposes of benefit accruals or determinations under any defined benefit pension plans, to the extent this credit would result in a duplication of benefits for the same period of service), under any employee compensation and incentive plans, benefit plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation for the Company Employees' service with the Company, its Subsidiaries and their predecessor entities to the same extent recognized by the Company immediately prior to the Effective Time. Parent will, or will cause its Subsidiaries, to provide each Company Employee with credit for any co-payments and deductibles incurred prior to the Effective Time (or that later transition date to new welfare benefits plans as defined in Section 3(1) of ERISA) for the calendar year in which the Effective Time (or that later transition date) occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that the Company Employees are eligible to participate in after the Effective Time.

           3.9.1.3. From and after the Effective Time, Parent will honor, and will cause its Subsidiaries to honor, in accordance with its terms,
       (x) each existing employment, change of control, severance and termination plan, policy or agreement of or between the Company or any of its Subsidiaries and any officer, director or employee of that company, equity-based plans, programs or agreements, bonus plans or programs and
       (y) all obligations pursuant to outstanding restoration plans, equity-based plans, programs or agreements, bonus plans or programs, bonus deferral plans, vested and accrued benefits under any employee benefit plan, program or arrangement of the Company or its Subsidiaries and similar employment, compensation and benefit arrangements and agreements in effect as of the Effective Time, in each case to the extent legally binding on the Company or any of its Subsidiaries.

        3.9.2.  DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE.

    (a) Parent agrees that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined below) in respect of acts or omissions of these Indemnitees on or prior to the Effective Time as provided in the certificate of incorporation and by-laws of the Company or an agreement between an Indemnitee and the Company or its Subsidiaries in effect as of the date of this Agreement shall continue in full force and effect in accordance with its terms.

    (b) For six years after the Effective Time, Parent shall indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors of the Company or any of its Subsidiaries (the "INDEMNITEES") to the same extent as set forth in Section 3.9.2(a) above with respect to all actions or omissions by them in their capacities as officers or directors of the Company, or taken by them at the request of, the Company or any of its Subsidiaries. In the event any claim in respect of which indemnification is available pursuant to the foregoing provisions is asserted or made within that six-year period, all rights to indemnification shall continue until the claim is disposed of or all judgments, orders, decrees or other rulings in connection with the claim are duly satisfied.

    (c) For six years after the Effective Time, Parent agrees that it will or will cause the Surviving Corporation to indemnify and hold harmless the Indemnitees against any costs or expense (including reasonable attorney's fees), judgements, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their duties or actions in their capacity as officers and directors and existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law (and Parent shall, or shall cause the Surviving Corporation to, also advance fees and expenses (including reasonable attorney's fees) as incurred to the fullest extent permitted under applicable law; PROVIDED that the person to whom expenses are advanced provides a customary undertaking complying with applicable law to repay these expenses if it is ultimately determined that this person is not entitled to indemnification). The Certificate of Incorporation of the Surviving Corporation shall contain provisions not less favorable with respect to indemnification than are set forth in Article X of the Company's Certificate of Incorporation, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnitees.

    (d) For six years after the Effective Time, Parent shall procure the provision of officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and in amounts no less favorable than those of the policy in effect on this date; PROVIDED, HOWEVER, that during this period, Parent shall not be required to procure any coverage in excess of the amount that can be obtained for the remainder of the period for an annual premium of 200% of the current annual premium paid by the Company for its existing coverage.

    (e) The obligations of Parent under this Section 3.9.2 shall not be terminated or modified in a manner as to adversely affect any Indemnitee to whom this Section 3.9.2 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 3.9.2 applies are intended to and shall be third party beneficiaries of this Section 3.9.2).

        3.9.3.  DIRECTORS AND OFFICERS OF PARENT.

    The Board of Directors of Parent shall take all action necessary so that, at the Effective Time, the Board of Directors of Parent shall consist of: sixteen
(16) directors, (x) ten (10) of which shall be selected by the Board of Directors of Parent prior to the Effective Time from among the directors of Parent (the "PARENT DESIGNEES"), (y) five (5) current directors of the Company listed on EXHIBIT C (the "COMPANY DESIGNEES") and (z) Mr. Masao Inagaki. If any of the Company Designees are unable to serve due to death, illness, disability or any other similar reason, prior to the Effective Time, the Company shall select a replacement who shall be a "Company Designee" subject to Parent's approval not to be unreasonably withheld; PROVIDED that at least one Company Designee shall be neither a U.S. citizen nor a U.S. resident for purposes of Rule 3b-4(c)(2)(i) under the Exchange Act (this Company Designee, a "NON-US COMPANY DESIGNEE"). If during a two year period after the Effective Time any Company Designee ceases to be a member of the Board of Directors of Parent due to retirement, resignation, death, illness, disability or similar reason, the remaining Company Designees shall be entitled to recommend a replacement (reasonably acceptable to Parent), who if so appointed shall be for purposes of this sentence a "Company Designee." Subject to the provisions of the memorandum and articles of association of Parent and its fiduciary duties under applicable Law, Parent's Board of Directors shall appoint the recommended replacement to Parent's Board of Directors; PROVIDED that if a Non-US Company Designee is to be replaced, the recommended replacement shall be neither a U.S. citizen nor a U.S. resident for purposes of Rule 3b-4(c)(2)(i) under the Exchange Act. In the event that Mr. Inagaki is unable to serve due to death, illness, disability or other similar reason, Parent shall select a replacement (reasonably acceptable to the Company Designees) who is neither a U.S. citizen or a U.S. resident for purposes of Rule 3b-4(c)(2)(i) under the Exchange Act. Following the Effective Time, a majority of the meetings of the Board of Directors of Parent in each year shall be held in London, England. As of the Effective Time, the Company's current Chief Executive Officer shall be the Chairman of the Company, and the Company's current Chief Financial Officer shall be the President and CEO of the Company following the Effective Time.

    Section 3.10.  EXPENSES.

    Except as otherwise provided in Section 5.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expense, except that the

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Company and Parent shall share equally the costs and expenses of filing, printing and distributing the Form F-4, the Company Proxy Statement, the Parent Documents and related documents.

    Section 3.11.  OTHER ACTIONS BY THE COMPANY AND PARENT.

        3.11.1.  TAKEOVER STATUTES.

    Subject to their respective fiduciary duties under applicable Law, if any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company and Parent and their respective Board of Directors shall, subject to applicable Law, grant any approvals and take any actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of any Takeover Statute on these transactions.

        3.11.2.  DIVIDENDS.

    After the date of this Agreement, each of Parent and the Company shall coordinate with the other as to the declaration of any dividends in respect of Parent Ordinary Shares and Company Common Shares and the record dates, it being the intention of the Parties that Persons who are holders of Company Common Shares prior to the Merger and holders of Parent Ordinary Shares or Parent Depositary Shares receive in respect of the calendar year in which the Closing Date occurs either (x) four quarterly dividends in respect of their Company Common Shares, (y) two semi-annual dividends in respect of the Parent Ordinary Shares or Parent Depositary Shares they receive pursuant to the Merger or
(z) two quarterly dividends in respect of their Company Common Shares and one semi-annual dividend in respect of the Parent Ordinary Shares or Parent Depositary Shares they receive pursuant to the Merger.

    Section 3.12. TRADING/LISTING APPLICATIONS; ESTABLISHMENT OF PARENT DEPOSITARY SHARES.

    Parent shall promptly prepare and submit to the LSE an application with respect to the admission of the Parent Ordinary Shares to trading on the LSE and to the NASDAQ a listing application in respect of the Parent Depositary Shares issuable pursuant to the Merger, and shall use reasonable best efforts to obtain, prior to the Effective Time, approval for the admission to trading of the Parent Ordinary Shares, in the case of the LSE, subject to allotment, and the listing of the Parent Depositary Shares, in the case of the NASDAQ, subject to official notice of issuance. Parent will prior to the Effective Time enter into all necessary agreements with the Depositary and other parties to establish the Parent Depositary Shares deliverable pursuant to the Merger.

    Section 3.13.  LETTERS OF ACCOUNTANTS.

    (a) The Company shall use commercially reasonable efforts to cause to be delivered to Parent "comfort" letters of PricewaterhouseCoopers LLP, the Company's independent public accountants, dated the effective date of the Form F-4 and the Closing Date, respectively, and addressed to the Company and its directors and Parent and its directors, in form reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

    (b) Parent shall use commercially reasonable efforts to cause to be delivered to the Company "comfort" letters of Arthur Anderson, Parent's independent public accountants, dated the effective date of the Form F-4 and the Closing Date, respectively, and addressed to Parent and its directors and the Company and its directors, in form reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

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
    Section 3.14.  AGREEMENTS OF COMPANY AFFILIATES.

    The Company shall promptly cause to be prepared and delivered to Parent a list identifying all persons who may be deemed to be as of the date of the Company Stockholders Meeting "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "COMPANY AFFILIATES"), and shall use commercially reasonable efforts to cause each Company Affiliate to deliver to Parent an executed agreement in the form attached as EXHIBIT D as promptly as practicable prior to the Closing Date.

    Section 3.15.  TAX REPRESENTATION LETTERS.

    Parent shall deliver to counsel to Parent and to counsel to the Company as of the Closing Date a "TAX REPRESENTATION LETTER" substantially in the form attached as EXHIBIT E and containing any other customary representations as shall be necessary to enable each counsel to render the opinions described in Sections 4.2.3 and 4.3.3 of this Agreement. The Company shall deliver to counsel to the Company and to counsel to Parent as of the Closing Date a Tax Representation Letter substantially in the form attached as EXHIBIT F and containing any other customary representations as shall be necessary to enable counsel to render the opinions described in Sections 4.2.3 and 4.3.3 of this Agreement.

    Section 3.16.  SECTION 16(B).

    Parent and the Company shall take all steps reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

    Section 3.17.  EMPLOYEE AND NO-SALE AGREEMENTS TO BE ENTERED INTO BY
DESIGNEES.

    The Company and Parent shall use their reasonable best efforts to induce each of the employees and/or stockholders of the Company and its Subsidiaries designated by the Group Chief Executive of Parent in consultation with the Chief Executive Officer of the Company to enter into an Employment Agreement (including the terms discussed prior to the date of this Agreement) and/or a No-Sale Agreement, in each case as designated prior to the Effective Time; PROVIDED that, with respect to any Person who does not enter into an Employment Agreement and/or No-Sale Agreement, nothing in this Section 3.17 shall affect the rights this Person may have under any existing employment agreements, severance plans or arrangements in which this Person is a party or participant.

    Section 3.18.  HEADQUARTERS; NAME.

        3.18.1.  HEADQUARTERS OF THE PARENT.

    The main headquarters and company offices of Parent will continue to be located in London, England after the Effective Time.

        3.18.2.  HEADQUARTERS OF ADVERTISING AGENCIES OF THE COMPANY.

    The headquarters of each advertising agency operated by the Company and/or any of its Subsidiaries that, as of the date of this Agreement, is located in the United States will continue to be located in the United States after the Effective Time.

        3.18.3.  NAME OF PARENT.

    Parent shall maintain its current company name after the Effective Time.

    Section 3.19.  CONVERTIBLE NOTES.

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        3.19.1.

    If required by the terms of the Convertible Notes Indenture, Parent shall make, or shall cause the Company to make, a Designated Event Offer, as defined in the Indenture dated as of January 20, 2000 for the Company's 3% Convertible Subordinated Notes (the "CONVERTIBLE NOTES INDENTURE"), in accordance with Sections 3.08 and 4.07 thereof, to all the holders of convertibles notes ("NOTE HOLDERS") under the Convertible Notes Indenture.

        3.19.2.

    To the extent requested by Parent, the Company shall use its reasonable best efforts to cooperate in obtaining, prior to the Closing Date, the consent of the Note Holders as is necessary under the Convertible Notes Indenture to amend the Convertible Notes Indenture to remove Section 4.02 (other than the first sentence thereof); PROVIDED that if this Agreement is terminated prior to the consummation of the Merger, Parent shall reimburse the Company for its out of pocket fees and expenses (including any consent fee paid but only to the extent requested by Parent) incurred pursuant to this Section 3.19.2.

    Section 3.20.  TREATMENT OF HOLDERS OF PARENT DEPOSITARY SHARES.

    (a) Parent shall, at or prior to the Effective Time, enter into an amendment to the Deposit Agreement with the Depositary to require that Parent deliver to the Depositary for mailing, and if so delivered, the Depositary shall mail or cause to be mailed, to the registered holders of Parent Depositary Shares any reports mailed or otherwise distributed to holders of Parent Ordinary Shares. This amendment shall be reasonably satisfactory to the Company.

    (b) Parent shall include for consideration by its shareholders at the first annual general meeting of Parent after the Effective Time and, subject to its fiduciary duties, the Board of Directors of Parent shall recommend the approval of a resolution to approve amendments to Parent's articles of association in order to provide, to the extent reasonably practicable, for the holders of Parent Depositary Shares substantially the same rights as holders of Parent Ordinary Shares, including with respect to the rights to receive notice of, attend, speak and vote at general meetings of holders of Parent Ordinary Shares including by providing for the appointment of multiple proxies and sub-proxies and by providing that all votes on special and extraordinary resolutions be taken on a poll. If these amendments are approved, Parent shall cause the Deposit Agreement to be amended to the extent reasonably necessary to give effect to these amendments to Parent's articles of association. In addition, the Parent shall include for consideration by its shareholders at the first annual general meeting of Parent after the Effective Time and, subject to its fiduciary duties, the Board of Directors of Parent shall recommend approval of, a resolution to amend the Parents' articles of association to provide for the delivery of notice of Parent board meetings to directors outside the United Kingdom (whether or not requested by a director).

    Section 3.21  TRANSITION COMMITTEE.

    (a) The Parties will maintain, during the period from the date of this Agreement through the first anniversary of the Effective Time, a transition committee (the "TRANSITION COMMITTEE") initially comprised of the Company's current Chief Executive Officer (who shall be Chairman of the Transition Committee) and Chief Financial Officer (the "COMPANY COMMITTEE MEMBERS") and Parent's current Group Chief Executive and Group Finance Director (the "PARENT COMMITTEE MEMBERS"). The Transition Committee shall not be responsible for controlling the operation of the businesses of the Company or Parent. During the period from the Effective Time until the first anniversary of the Effective Time, unless approved by a majority of the members of the Transition Committee, Parent shall not, and shall not permit any of its Subsidiaries to, (x) cause any of the material businesses of the Company or any of its Subsidiaries existing as of the date of this Agreement to be combined with any business of, or held by, Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) or (y) offer any

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employee of the Company or any of its Subsidiaries employment with Parent or any
Subsidiary of Parent (other than the Company or any of its Subsidiaries). In the event that any Parent Committee Member or Company Committee Member shall not become, or, prior to the first anniversary of the Effective Time, shall cease to be, for any reason, a member of the Transition Committee, the remaining Parent Committee Member (if the person ceasing to be a member was a Parent Committee Member) or Company Committee Member (if the person ceasing to be a member was a Company Committee Member) shall select a replacement Parent Committee Member or Company Committee Member, as applicable, who shall be (x) if selected by the remaining Company Committee Member, an employee of the Company or any of its Subsidiaries, and (y) if selected by the remaining Parent Committee Member, an employee of Parent or any of its Subsidiaries.

    (b) In the event that Parent breaches any of the provisions of
Section 3.21(a) (and Parent fails to cure the breach within thirty
(30) business days after having received written notice from any Company Committee Member setting forth in reasonable detail the action or inaction giving rise to the breach), any party to a No-Sale Agreement shall have the right during the thirty (30) day period thereafter to terminate the provisions of Section 1(a) of the No-Sale Agreement, which upon this termination the provisions of that Section will be of no further force and effect.

                                   ARTICLE IV
                                   CONDITIONS

    Section 4.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

    The respective obligations of Parent, Merger Sub Holding Co., Merger Sub and the Company to effect the Merger are subject to the satisfaction or waiver of each of the following conditions:

        4.1.1.  SHAREHOLDER APPROVALS.

    (a) This Agreement shall have been adopted by the stockholders of the Company constituting the Company Requisite Vote and (b) the Parent Requisite Resolutions and the Parent Director Resolutions shall have been duly approved by the shareholders of Parent constituting the Parent Requisite Vote.

        4.1.2.  REGULATORY CONSENTS.

    (a) All the Company Required Consents and Parent Required Consents from or with any Governmental Entity in connection with the consummation of the Merger and the other transactions contemplated by this Agreement shall have been made or obtained, and (b) all other consents, approvals, declarations and authorizations of any Governmental Entity of competent jurisdiction the failure of which to have been obtained prior to the Effective Time would, individually or in the aggregate, have a Material Adverse Effect on Parent or a Material Adverse Effect on the Company after the Effective Time, or make illegal the consummation of the Merger (these consents, approvals, declarations and authorizations, together with the Company Required Consents and the Parent Required Consents, the "GOVERNMENTAL CONSENTS") shall have been obtained. No Governmental Consents shall contain any terms or impose any condition or restriction relating or applying to, or requiring changes in or limitations on, the operation of any asset or businesses of the Company, Parent or any of their respective Subsidiaries which term, condition or restriction, individually or in the aggregate, would have a Material Adverse Effect on Parent, the Company and their respective Subsidiaries, taken as a whole after giving effect to the Merger.

        4.1.3.  LAWS AND ORDERS.

    No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger, or that would materially frustrate the express intent and purposes of this Agreement (collectively, "ORDER") and no Governmental Entity of competent jurisdiction has instituted a proceeding that would, individually or in the aggregate, have a Material Adverse Effect on Parent, the Company and their respective Subsidiaries, taken as a whole after giving effect to the Merger.

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        4.1.4.  EFFECTIVENESS OF FORM F-4.

    The Form F-4 shall have become effective and no stop order suspending the effectiveness of the Form F-4 shall then be in effect, and no proceeding for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn and all state securities or "blue sky" permits or approvals required to consummate the Merger shall have been received.

        4.1.5.  LISTING AND TRADING.

    The Parent Ordinary Shares to be issued pursuant to the Merger shall have been admitted to the Official List of the UKLA and to trading on the main market of the LSE and this admission shall have become effective in accordance with the rules and regulations of the UKLA and the LSE and the Parent Depositary Shares to be issued shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

    Section 4.2. CONDITIONS TO OBLIGATIONS OF PARENT, MERGER SUB HOLDING CO. AND MERGER SUB.

    The obligation of Parent to effect the Merger is also subject to the satisfaction or waiver by Parent prior to the Closing Date of the following conditions:

        4.2.1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    Each representation and warranty of the Company set forth in this Agreement shall be true and correct in all material respects when made and as of the Closing Date as if made on and as of that date (provided that those representations and warranties which are by their express provisions made as of a specific date need be true and correct only as of the specified date), except to the extent that the failures of the representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on the Company (it being understood that, for purposes of determining the accuracy of any representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in the representations and warranties shall be disregarded), PROVIDED, HOWEVER, that the foregoing Material Adverse Effect qualifier shall be inapplicable with respect to the representations and warranties contained in Section 2.1.2(a), which shall be true and correct in all material respects, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to that effect.

        4.2.2.  PERFORMANCE OF OBLIGATIONS OF THE COMPANY.

    The Company shall have performed in all material respects all obligations and covenants required to be performed by or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to that effect.

        4.2.3.  TAX OPINION.

    Parent shall have received an opinion from Fried, Frank, Harris, Shriver & Jacobson (or, if Fried, Frank, Harris, Shriver & Jacobson refuses to issue this opinion, from other counsel reasonably satisfactory to Parent), dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Code (ii) Parent will be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Merger, (iii) no gain or loss will be recognized by the stockholders of the Company who exchange Company Common Shares solely for Parent Ordinary Shares or Parent Depositary Shares pursuant to the Merger (except with respect to cash received in lieu of fractional interests in Parent Depositary Shares or Parent Ordinary Shares), and (iv) each of Parent, the Company and Merger Sub Holding Co. will be a party to the reorganization within the meaning of Section 368 of the Code. The opinion set forth in clause (ii) may assume that any

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stockholder who is a "five-percent transferee shareholder" with respect to
Parent within the meaning of United States Treasury Regulation
Section 1.367(a)-3(c)(5)(ii) files the agreement described in United States Treasury Registration Section 1.3.67(a)-3(c)(1)(iii)(B). In rendering its opinion, counsel shall be entitled to rely upon customary representations of Parent and the Company reasonably requested by counsel, including, without limitation, those contained in the Tax Representation Letters substantially in the form of Exhibits E and F.

    Section 4.3.  CONDITIONS TO OBLIGATION OF THE COMPANY.

    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Closing Date of the following conditions:

        4.3.1.  REPRESENTATIONS AND WARRANTIES OF PARENT.

    Each representation and warranty of Parent set forth in this Agreement shall be true and correct in all material respects when made and as of the Closing Date as if made on and as of that date (provided that those representations and warranties which are by their express provisions made as of a specific date need be true and correct only as of the specified date), except to the extent that the failures of the representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Parent (it being understood that, for purposes of determining the accuracy of any representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in the representations and warranties shall be disregarded), PROVIDED, HOWEVER, that the foregoing Material Adverse Effect qualifier shall be inapplicable with respect to the representations and warranties contained in Section 2.2.2(a), which shall be true and correct in all material respects, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to that effect.

        4.3.2.  PERFORMANCE OF OBLIGATIONS OF PARENT.

    Parent shall have performed in all material respects all obligations and covenants required to be performed by or complied with by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to that effect.

        4.3.3.  TAX OPINION.

    The Company shall have received an opinion from Wachtell, Lipton, Rosen & Katz (or, if Wachtell, Lipton, Rosen & Katz refuses to issue this opinion, from other counsel reasonably satisfactory to the Company), dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, (ii) Parent will be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Merger, (iii) no gain or loss will be recognized by the stockholders of the Company who exchange Company Common Shares solely for Parent Ordinary Shares or Parent Depositary Shares pursuant to the Merger (except with respect to cash received in lieu of fractional Parent Depositary Shares or Parent Ordinary Shares) and (iv) each of Parent, the Company and Merger Sub Holding Co. will be a party to the reorganization within the meaning of
Section 368 of the Code. The opinion set forth in clause (ii) may assume that any stockholder who is a "five-percent transferee shareholder" with respect to Parent within the meaning of United States Treasury Regulation
Section 1.367(a)-3(c)(5)(ii) files the agreement described in United States Treasury Registration Section 1.367(a)-3(c)(1)(iii)(B). In rendering this opinion, counsel shall be entitled to rely upon customary representations of Parent and the Company reasonably requested by counsel, including, without limitation, those contained in the Tax Representation Letters substantially in the form of Exhibits E and F.

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
                                   ARTICLE V
                                  TERMINATION

    Section 5.1.  TERMINATION BY MUTUAL CONSENT.

    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company and/or the approval of the Parent Requisite Resolutions and Parent Director Resolutions by the shareholders of Parent, by mutual written consent of the Company and Parent, by action of their respective Boards of Directors.

    Section 5.2.  TERMINATION BY EITHER PARENT OR THE COMPANY.

    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated by the nine month anniversary of the date of this Agreement (the "TERMINATION DATE"), whether this date is before or after the date of adoption of this Agreement by stockholders of the Company and/or after the date of the approval of the Parent Requisite Resolutions and Parent Director Resolutions by shareholders of Parent; PROVIDED that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any Party whose failure to fulfill in any material respect its obligations under this Agreement has caused or resulted in the Merger to have been consummated, on or before the Termination Date; (ii) a Governmental Entity of competent jurisdiction shall have enacted any Law or issued a final non-appealable permanent injunction or order that prohibits the consummation of the Merger; PROVIDED that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any Party who has not used commercially reasonable efforts to prevent this Law from being enacted or this injunction or order from being issued or this injunction or order is due to a material breach by that Party of its obligations under this Agreement;
(iii) the Company Requisite Vote shall not have been obtained at a duly held Company Stockholders Meeting, including any adjournments or postponements; or
(iv) the Parent Requisite Vote shall not have been obtained at a duly held Parent Shareholders Meeting, including any adjournments or postponements.

    Section 5.3.  TERMINATION BY THE COMPANY.

    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company, by action of the Board of Directors of the Company, if (i) the Board of Directors of Parent shall have withdrawn or adversely modified its recommendations that Parent's shareholders vote to approve the Parent Requisite Resolutions or the Parent Director Resolutions; (ii) Parent or its Board of Directors shall recommend an Acquisition Proposal to its shareholders; or (iii) any representation or warranty of Parent contained in this Agreement shall be inaccurate or Parent shall breach any covenant or agreement contained in this Agreement, in either case as a result of which (because of the failure of Parent to cure within twenty (20) business days following written notice of this breach from the Company) a condition set forth in Sections 4.3.1 or 4.3.2 would not be satisfied prior to or as of the Termination Date.

    Section 5.4.  TERMINATION BY PARENT.

    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the shareholders of Parent vote to approve the Parent Requisite Resolution, by action of the Board of Directors of Parent, if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its recommendation that the Company's stockholders vote to adopt this Agreement and the transactions contemplated by this Agreement; (ii) the Company or its Board of Directors shall recommend an Acquisition Proposal to its stockholders; or (iii) any representation or warranty of the Company contained in this Agreement shall

                                      A-51
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be inaccurate or the Company shall breach any covenant or agreement contained in this Agreement, in either case as a result of which (because of the failure of the Company to cure within twenty (20) business days following written notice of this breach from Parent) a condition set forth in Sections 4.2.1 or 4.2.2 would not be satisfied prior to or as of the Termination Date.

    Section 5.5.  EFFECT OF TERMINATION AND ABANDONMENT.

        5.5.1. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article V, this Agreement (other than as set forth in Section 6.1) shall become void and of no effect with no liability on the part of either Party (or of any of their Representatives); PROVIDED, HOWEVER, that no termination shall relieve either Parent or the Company of any liability for damages resulting from any willful and intentional breach of this Agreement or from any obligation to pay, if applicable, the amounts payable pursuant to Section 5.5.2 or 5.5.3.

        5.5.2. (a)  If:

           (i)  Parent shall terminate this Agreement pursuant to clauses
       (i) at a time when an Acquisition Proposal for the Company is pending or
       (ii) of Section 5.4; or

           (ii) any Person shall have made an Acquisition Proposal relating to the Company or shall have publicly announced an Acquisition Proposal (or an intention to make an Acquisition Proposal) and thereafter (x) this Agreement is terminated pursuant to clause (iii) of Section 5.2, by the Company pursuant to clause (i) of Section 5.2 (except if the Parent Requisite Vote has not been obtained prior to this termination; provided that if the Parent Shareholders Meeting has not been held prior to the time of this termination, this exception shall not be applicable if an inaccuracy of a representation or warranty of the Company contained in this Agreement, or the failure of the Company to comply with any of its obligations contained in this Agreement, is the primary cause of, or resulted in, the Parent Shareholders Meeting not having been held), or pursuant to clause (iii) of Section 5.4 and (y) within 9 months after the termination of this Agreement, the Company enters into an agreement in respect of any Acquisition Proposal or a transaction pursuant to an Acquisition Proposal is consummated, then in any case as described in clause (i) or (ii) the Company shall pay to Parent (by wire transfer of immediately available funds not later than, in the case of clause (i), one (1) business day following the date of termination of this Agreement or, in the case of clause (ii), the date of the agreement in respect of the Acquisition Proposal or, if earlier, consummation of the transaction in respect thereof) an amount equal to $175 million (less, in the case of clause (ii), any amount previously or simultaneously paid by the Company to Parent pursuant to paragraph (b) of this Section 5.5.2).

        (b) If either the Company or Parent shall terminate this Agreement pursuant to clause (iii) of Section 5.2, then the Company shall pay to Parent (by wire transfer of immediately available funds) not later than the date of termination of this Agreement an amount equal to $25 million.

        (c)  The Company acknowledges that the agreements contained in this
    Section 5.5.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 5.5.2, and, in order to obtain the payment, Parent commences a suit which results in a judgment against the Company for the payment set forth in this Section 5.5.2, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with this suit, together with interest on the amount due from each date for payment until the date of the payment at the prime rate of Citibank, N.A. in effect on the date the payment was required to be made plus 2 percent.

        5.5.3.  (a) If:

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           (i)  the Company shall terminate this Agreement pursuant to clauses
       (i) at a time when an Acquisition Proposal for Parent is pending or
       (ii) of Section 5.3; or

           (ii) any Person shall have made an Acquisition Proposal relating to Parent or shall have publicly announced an Acquisition Proposal (or the intention to make a proposal) and thereafter (x) this Agreement is terminated pursuant to clause (iv) of Section 5.2, by Parent pursuant to clause (i) of Section 5.2 (except if the Company Requisite Vote has not been obtained prior to the time of this termination; provided that if the Company Stockholders Meeting has not been held prior to the time of this termination, this exception shall not be applicable if an inaccuracy of a representation or warranty of Parent contained in this Agreement, or the failure of Parent to comply with any of its obligations contained in this Agreement is the cause of, or resulted in, the Company Stockholders Meeting not having been held), or pursuant to clause (iii) of
       Section 5.3 and (y) within 9 months after the termination of this Agreement, Parent enters into an agreement in respect of any Acquisition Proposal or a transaction pursuant to an Acquisition Proposal is consummated, then in any case as described in clause (i) or (ii) Parent shall pay to the Company (by wire transfer of immediately available funds not later than, in the case of clause (i), one (1) business day following the date of termination of this Agreement or, in the case of clause (ii), the date of the agreement in respect of the Acquisition Proposal or, if earlier, consummation of the transaction in respect thereof) an amount equal to $75 million (less, in the case of clause (ii), any amount previously or simultaneously paid by Parent to the Company pursuant to paragraph (b) of this Section 5.5.3).

        (b) If either Parent or the Company shall terminate this Agreement pursuant to clause (iv) of Section 5.2, then Parent shall pay to the Company (by wire transfer of immediately available funds) not later than the date of termination of this Agreement an amount equal to $25 million.

        (c)  Parent acknowledges that the agreements contained in this
    Section 5.5.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay an amount due pursuant to this Section 5.5.3 and, in order to obtain the payment, the Company commences a suit which results in a judgment against Parent for the payment set forth in this Section 5.5.3, the Parent shall pay to the Company its costs and expenses (including attorneys' fees) in connection with this suit, together with interest on the amount due from each date for payment until the date of the payment at the prime rate of Citibank, N.A. in effect on the date the payment was required to be made plus 2 percent.

                                   ARTICLE VI
                           MISCELLANEOUS AND GENERAL

    Section 6.1.  SURVIVAL.

    This Article VI and the agreements of the Company and Parent contained in Sections 3.9, 3.18.2, 3.20 and 3.21 shall survive the Effective Time. This
Article VI, the representations and warranties contained in Sections 2.1.9 and 2.2.9, the agreements of the Company and Parent contained in Sections 3.10, 5.5 and the last sentence of 3.7 shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the Effective Time or the termination of this Agreement.

    Section 6.2  MODIFICATION OR AMENDMENT.

    This Agreement may be modified or amended by agreement of the Parties, by action taken or authorized by their respective Boards of Directors, at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval by shareholders, in the case of Parent, or stockholders, in the case of the

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Company, of the matters presented at the Company Stockholders Meeting or the
Parent Shareholders Meeting, no modification or amendment shall be made which under applicable Law requires further approval by the shareholders or stockholders, as the case may be, without further approval. This Agreement may not be modified or amended except by an instrument in writing executed and delivered by duly authorized officers of each of the Parties.

    Section 6.3.  WAIVER OF CONDITIONS.

    Any provision of this Agreement may be waived prior to the Effective Time if, and only if, this waiver is in writing and signed by the Party against whom the waiver is to be effective.

    Section 6.4.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

    No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

    Section 6.5.  COUNTERPARTS.

    This Agreement may be executed in any number of counterparts, each counterpart being deemed to be an original instrument, and all counterparts shall together constitute the same agreement.

    Section 6.6.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

        (a) This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware applicable to contracts to be performed wholly in that state, except to the extent, in the case of Parent, the Companies Act and English Law are applicable.

        (b) The Parties irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America, in each case located in the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated by this Agreement and waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that any action, suit or proceeding may not be brought or is not maintainable in these courts or that the venue of these courts may not be appropriate or that this Agreement may not be enforced in or by these courts. The Parties consent to and grant any of these courts jurisdiction over the person of the Parties and over the subject matter of any dispute and agree that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 6.7, or in other manners as may be permitted by Law, shall be valid and sufficient service thereof.

    Section 6.7.  NOTICES.

    Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when sent if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day after date of guaranteed delivery later, if sent by overnight guaranteed delivery via a national courier service, and in each case, addressed to a Party at the following address for that Party:

IF TO THE COMPANY:

    Young & Rubicam Inc.
    285 Madison Avenue
    New York, New York 10017
    Attention: Stephanie W. Abramson, Esq.
    Telecopier: (212) 210-5544

with copies to

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, New York 10019
    Attention: Martin Lipton, Esq.
            Patricia A. Vlahakis, Esq.
    Telecopier: (212) 403-2000

and

    Freshfields
    65 Fleet Street
    London EC4T 2HS
    England
    Attention: Edward Braham, Esq.
    Telecopier: 44-171-832-7001

IF TO PARENT, MERGER SUB HOLDING CO. OR MERGER SUB:

    WPP Group PLC
    27 Farm Street
    London W1X 6RD
    England
    Attention: Group Chief Executive
    Telecopier: 44-171-493-6819

with copies to

    Fried, Frank, Harris, Shriver & Jacobson
    One New York
    Plaza New York,
    New York 10004
    Attention: Arthur Fleischer, Jr., Esq.
            Stuart Z. Katz, Esq.
    Telecopier: (212) 859-4000

and

    Davis & Gilbert
    1740 Broadway
    Third Floor
    New York, New York 10019
    Attention: Philip S. Reiss, Esq.
            Curt C. Myers, Esq.
    Telecopier: (212) 765-7920
and

    Allen & Overy
    One New Change
    London EC4M 9QQ
    England
    Attention: Richard Cranfield, Esq.
            Mark Gearing, Esq.
    Telecopier: 44-171-330-9999

or to any other Persons or addresses as may be designated in writing by the Party to receive this notice as provided above.

    Section 6.8.  ENTIRE AGREEMENT.

    This Agreement (including the exhibits), the Disclosure Schedules (including the exhibits) and the Confidentiality Agreement (other than Sections 3 and 4 of the Confidentiality Agreement which are hereby terminated and have no further force and effect) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, between the Parties with respect to the subject matter of this Agreement. References to this Agreement shall for all purposes be deemed to include references to the Disclosure Schedules (including the exhibits). Except as set forth in Section 3.9.2, this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder. No employee or former employee of the Company or Parent who is not a director of the Company or Parent shall be deemed a third party beneficiary with respect to any provision of this Agreement.

    Section 6.9  SEVERABILITY.

    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions. If any provision of this Agreement, or the application to any Person or any circumstance, is invalid or unenforceable,
(a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision unless the substitution of that provision would materially frustrate the express intent and purposes of this Agreement and
(b) the remainder of this Agreement and the application of this provision to other Persons or circumstances shall not be affected by its invalidity or unenforceability, nor shall invalidity or unenforceability affect the validity or enforceability of this provision, or the application thereof, in any other jurisdiction.

    Section 6.10.  INTERPRETATION.

    The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, that reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 6.11.  ASSIGNMENT.

    This Agreement shall not be assignable by operation of law or otherwise, and any purported assignment in violation of this provision shall be void.

    Section 6.12.  SPECIFIC PERFORMANCE.

    Each Party acknowledges and agrees that the other Party could be irreparably damaged in the event that its obligations contained in this Agreement are not performed in accordance with their specific terms or are otherwise breached in each case on or prior to the Effective Time. Accordingly, each Party agrees that the other Party will be entitled to an injunction or injunctions to enforce specifically any covenants in any action in any court having personal and subject matter jurisdiction, in addition to any other remedy to which that Party may be entitled at law or in equity.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Parent, the Company, Merger Sub Holding Co. and Merger Sub as of the date of this Agreement.



                                            WPP GROUP PLC

                                            By:   /s/ MARTIN SORRELL
                                                  -----------------------------------------
                                                  Name: Martin Sorrell
                                                  Title: Group Chief Executive

                                            YOUNG & RUBICAM INC.

                                            By:   /s/ THOMAS D. BELL, JR.
                                                  -----------------------------------------
                                                  Name: Thomas D. Bell, Jr.
                                                  Title: Chief Executive Officer

                                            YORK MERGER CORP.

                                            By:   /s/ MARTIN SORRELL
                                                  -----------------------------------------
                                                  Name: Martin Sorrell
                                                  Title: Chief Executive Officer

                                            YORK II MERGER CORP.

                                            By:   /s/ MARTIN SORRELL
                                                  -----------------------------------------
                                                  Name: Martin Sorrell
                                                  Title: Chief Executive Officer

                                                                      APPENDIX B

MORGAN STANLEY DEAN WITTER                                   1585 BROADWAY
                                                             NEW YORK, NEW YORK 10036
                                                             (212) 761-4000

                                  May 11, 2000

Board of Directors
Young & Rubicam Inc.
285 Madison Avenue
New York, NY 10017

Members of the Board:

    We understand that Young & Rubicam Inc. ("Y&R" or the "Company"), WPP Group plc ("WPP") and York Merger Corp., a wholly owned subsidiary of WPP ("Merger Sub") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated May 8, 2000 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Y&R. Pursuant to the Merger, among other things, Y&R will become a wholly owned subsidiary of WPP and each outstanding share of Y&R common stock, par value $.01 per share, including any associated preferred stock purchase rights (collectively, "Y&R Common Stock"), other than shares held in treasury or held by WPP or any subsidiary of Y&R or WPP, will be converted into the right to receive 0.835 (the "Exchange Ratio") American Depositary Shares of WPP ("WPP Depositary Shares"), each WPP Depositary Share representing five (5) ordinary shares of nominal value 10 pence each of WPP ("WPP Ordinary Shares"). Each holder of shares of converted Y&R Common Stock shall have the right to elect to receive, in lieu of some or all of the WPP Depositary Shares pursuant to the prior sentence, the WPP Ordinary Shares represented by the WPP Depositary Shares in respect of which this election is made. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of Y&R Common Stock.

    For purposes of the opinion set forth herein, we have, among other things:

    (i) reviewed certain publicly available financial statements and other information of the Company and WPP, respectively;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and WPP, respectively;

    (iii) reviewed certain financial projections prepared by the management of the Company and WPP;

                                                      MORGAN STANLEY DEAN WITTER

    (iv) discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

    (v) discussed the past and current operations and financial condition and the prospects of WPP, including information relating to certain strategic, financial and operational benefits anticipated from the Merger with senior executives of WPP;

    (vi) reviewed the pro forma impact of the Merger on WPP's earnings per share and cash flows;

    (vii)   reviewed the reported prices and trading activity for Y&R
            Common Stock, WPP Ordinary Shares and WPP Depositary Shares;

    (viii) compared the financial performance of the Company and WPP and the prices and trading activity of Y&R Common Stock, WPP
            Ordinary Shares and WPP Depositary Shares with that of certain other publicly-traded companies comparable with the Company and WPP, respectively, and their securities;

    (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions deemed relevant;

    (x) participated in discussions and negotiations among representatives of the Company, WPP and their financial and legal advisors;

    (xi) reviewed the draft Merger Agreement and certain related documents; and

    (xii) performed such other analyses and considered such other factors as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and WPP. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have also assumed that in connection with the receipt of all necessary regulatory approvals for the proposed Merger, no restrictions will be imposed that would have a material adverse effect on the benefits expected to be derived in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have relied without independent verification on the assessment of the management of the Company and WPP on their ability to retain key clients of the Company and WPP. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments or changes in such conditions may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion.

    In arriving at our opinion, we were not authorized to broadly solicit, and did not broadly solicit, interest from any party with respect to the acquisition of the Company or any of its assets.

    We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services. In the ordinary course of our businesses, we and our

                                                      MORGAN STANLEY DEAN WITTER
affiliates may actively trade the debt and equity securities of the Company and WPP for our account or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

    It is understood that this letter is for the information and use of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analyses in such filing is in a form acceptable to us and our counsel. In addition, this opinion does not in any manner address the prices at which WPP Depositary Shares or WPP Ordinary Shares will trade at any time, including following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company and WPP should vote at the shareholders' meetings held in connection with the Merger. This opinion does not address the Company's underlying business decision to pursue the Merger.

    Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of Y&R Common Stock.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:  /s/ Michael J. Boublik
-------------------------------------------------------------
Michael J. Boublik
MANAGING DIRECTOR

                                                                      APPENDIX C

                            [LETTERHEAD OF BEAR STEARNS]

                                  May 11, 2000

The Board of Directors
Young & Rubicam Inc.
285 Madison Avenue
New York, NY 10017

Ladies and Gentlemen:

    We understand that Young & Rubicam Inc. ("YNR") and WPP Group plc ("WPP") have entered into an Agreement and Plan of Merger (the "AGREEMENT") dated
May 11, 2000, which provides for the merger of YNR with and into a wholly owned subsidiary of WPP (the "MERGER"). The Agreement provides that upon consummation of the Merger, each share of Common Stock, par value $0.01 per share, of YNR ("YNR COMMON SHARES") outstanding will be automatically converted into the right to receive 0.835 American Depositary Shares of WPP ("WPP DEPOSITARY SHARES") (the "EXCHANGE Ratio"). Each WPP Depositary Share represents five ordinary shares of WPP. You have provided us with a copy of the Agreement in draft form.

    You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the public shareholders of YNR.

    In the course of performing our review and analyses for rendering this opinion, we have:

    1.  reviewed the Agreement, in draft form;

    2. reviewed YNR's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1997 through 1999, and its Reports on Form 8-K for the three years ended December 31, 1999;

    3. reviewed certain operating and financial information, including projections for the five years ending December 31, 2004, provided to us by YNR's management relating to YNR's business and prospects;

    4. reviewed certain estimates of revenue enhancements, cost savings and other combination benefits expected to result from the Merger, prepared and provided to us by YNR's management;

    5. met with certain members of YNR's senior management to discuss YNR's business, operations, historical and projected financial results and future prospects;

    6. reviewed WPP's Annual Reports to shareholders for the years ended December 31, 1997 through 1998, and its reports on Form 6-K for the three years ended December 31, 1999;

    7. reviewed certain operating and financial information, including projections, provided to us by YNR's management relating to WPP's business and prospects;

    8. reviewed the historical prices, trading multiples and trading volumes of the YNR Common Shares and the WPP Depositary Shares;

    9. reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to YNR and WPP;

    10. reviewed the terms of recent mergers and acquisitions of companies which we deemed generally comparable to YNR and the Merger;

    11. reviewed the pro forma financial results, financial condition and capitalization of WPP giving effect to the Merger; and

    12. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

    In the course of our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, provided to us by YNR. With respect to projected financial results and the potential synergies that could be achieved upon consummation of the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of YNR as to the expected future performance of YNR and WPP, respectively. We note that we have not met with WPP's management. Accordingly, our review and analysis of information relating to WPP and the anticipated revenue enhancements, cost savings and other combination benefits was limited to publicly available information and information provided to us by YNR's management. We have relied on YNR's management to provide any and all information relating to WPP that is relevant to our review and analysis. We have not assumed any responsibility for the independent verification of any such information or of the projections and synergy estimates provided to us, and we have further relied upon the assurances of YNR's senior management that they are unaware of any facts that would make the information, projections and synergy estimates provided to us incomplete or misleading.

    In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of YNR and WPP, nor have we been furnished with any such appraisals. In connection with our engagement, we have not solicited, nor were we asked to solicit, third party acquisition interest in YNR. We have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on YNR and WPP.

    We do not express any opinion as to the price or range of prices at which the securities of YNR and WPP may trade subsequent to the announcement of the Merger or as to the price or range of prices at which the securities of WPP may trade subsequent to the consummation of the Merger.

    We have acted as a financial advisor to YNR in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. Bear, Stearns & Co. Inc. ("BEAR STEARNS") has been previously engaged by YNR to provide certain investment banking and financial advisory services for which we received customary fees. In addition, we note that Alan D. Schwartz, Executive Vice President and Senior Managing Directors of Bear Stearns, is a member of YNR's Board of Directors. In the ordinary course of business, Bear Stearns may actively trade the equity and debt securities and senior loans of YNR and/or WPP for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

    It is understood that this letter is intended for the benefit and use of the Board of Directors of YNR and does not constitute a recommendation to the Board of Directors of YNR or any holders of YNR securities as to how to vote in connection with the Merger. This opinion does not address YNR's underlying business decision to pursue the Merger. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; PROVIDED, HOWEVER, that this letter may be included in its entirety in any joint proxy statement/prospectus to be distributed to the holders of YNR Common Shares in connection with the Merger. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

    Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to YNR's public shareholders.

Very truly yours,

BEAR, STEARNS & CO. INC.

By: /s/ Davies B. Beller
---------------------------------------------
Davies B. Beller
Senior Managing Director

                                                                      APPENDIX D
--------------------------------------------------------------------------------

                                  [LETTERHEAD]

PERSONAL AND CONFIDENTIAL
-------------------------------
--------------------------------------------------------------------------------

May 11, 2000

Board of Directors
WPP Group plc
27 Farm Street
London W1X 6RD
UK

Ladies and Gentlemen:

    You have requested our opinion as to the fairness from a financial point of view to WPP Group plc (the "Company") of the exchange ratio of 0.835 of an American Depositary Share of the Company ("Company ADSs"), each Company ADS representing five (5) ordinary shares, nominal value 10p each, of the Company ("Company Shares"), to be paid by the Company for each outstanding share of common stock, par value $0.01 per share (the "Y&R Shares"), of Young & Rubicam Inc. ("Y&R") (the "Exchange Ratio") (with each holder of Y&R Shares being entitled to elect to receive the Company Shares underlying all or a portion of the Company ADSs the holder is otherwise entitled to receive) pursuant to the Agreement and Plan of Merger, dated as of May 11, 2000, among the Company, Y&R and York Merger Corp., a direct wholly owned subsidiary of the Company (the "Agreement").

    Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as its financial advisor in connection with the combination of Ogilvy & Mather's business in Australia and New Zealand with John Singleton Advertising in October 1998, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Y&R from time to time, including having acted as an underwriter of the initial public offering of Y&R Shares in May 1998 and public offerings of Y&R Shares in November 1998, May 1999 and November 1999. Goldman, Sachs & Co. provides a full range of financial advisory and securities services, and in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Y&R for its own account and for the accounts of customers.

    In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Reports and Accounts and Annual Reports on Form 20-F of the Company for each of the four years ended December 31, 1998; unaudited preliminary consolidated financial statements for the

Company and its subsidiaries for the year ended December 31, 1999; Annual Reports to Stockholders and Annual Reports on Form 10-K of Y&R for each of the two years ended December 31, 1999; the Registration Statement on Form S-1, including the Prospectus contained therein, of Y&R dated May 11, 1998; the Registration Statement on Form S-3, including the Prospectus contained therein, of Y&R dated November 17, 1999; certain interim reports to stockholders of the Company; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Y&R; certain other communications from the Company and Y&R to their respective stockholders; the operating budget of Y&R for the year ended
December 31, 2000, prepared by the management of Y&R, and adjustments thereto made by the management of the Company; and certain internal financial analyses and forecasts for the Company and certain financial analyses and forecasts for Y&R prepared by the management of the Company, including certain cost synergies projected by the management of the Company to result from the transaction contemplated by the Agreement. We also have held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of the Company and Y&R. In addition, we have reviewed the reported price and trading activity for the Company Shares, the Company ADSs and the Y&R Shares, compared certain financial and stock market information for the Company and Y&R with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the advertising and marketing services industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

    We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the financial forecasts for Y&R prepared by the management of the Company have been reasonably prepared on a basis reflecting the best estimates currently available to the Company and judgments of the Company, and that such forecasts will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Y&R or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Company ADSs or Company Shares should vote with respect to such transaction.

    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
---------------------------------------------
Goldman, Sachs & Co.

                                                                      APPENDIX E

                                                        Merrill Lynch
                                                        International
                                                        Ropemaker Place
                                                        25 Ropemaker Street
                                                        London EC2Y 9LY
                                                        Telephone: 020 7628 1000
                                                        Direct: 020 7867
                                                        Telex: 8811047 MERLYN G

[LOGO]

                                          May 11, 2000

Board of Directors
WPP Group plc
27 Farm Street
London W1X 6RD
United Kingdom

Members of the Board of Directors:

    Young & Rubicam Inc. (the "Company"), WPP Group plc ("WPP") and York Merger Corp., a newly formed, wholly owned subsidiary of WPP (the "Acquisition Sub"), are entering into an Agreement and Plan of Merger, dated as of May 11, 2000 (the "Agreement"), pursuant to which the Acquisition Sub will be merged with and into the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $.01 per share, including any associated preferred stock purchase rights (the "Company Shares"), will be converted into the right to receive 0.835 (the "Exchange Ratio") American Depositary Shares of WPP ("WPP Depositary Shares") (each such WPP Depositary Share representing five
(5) ordinary shares of nominal value 10p each of WPP ("WPP Ordinary Shares", and together with the WPP Depositary Shares, the "WPP Shares")). Each holder of converted Company Shares will have the right to elect to receive, in lieu of some or all of the WPP Depositary Shares pursuant to the prior sentence, the WPP Ordinary Shares represented by the WPP Depositary Shares in respect of which this election is made.

    You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to WPP.

    In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed certain publicly available business and financial information relating to the Company and WPP that we deemed to be relevant;

    (2) Reviewed certain information, including certain financial forecasts for Y&R, and certain internal financial forecasts for WPP, in each case prepared by the management of WPP, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and WPP, furnished to us by the Company and WPP, as well as the amount and timing of the cost savings and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by the Company and WPP, respectively;

    (3) Conducted discussions with members of senior management and representatives of the Company and WPP concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

    (4) Reviewed the market prices and valuation multiples for the Company Shares and WPP Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (5) Reviewed the results of operations of the Company and WPP and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

    (7) Participated in certain discussions and negotiations among representatives of the Company and WPP and their financial and legal advisors;

    (8) Reviewed the potential pro forma impact of the Merger;

    (9) Reviewed the Agreement; and

    (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or WPP or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company or WPP. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the Company or WPP, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or WPP's management as to the expected future financial performance of the Company or WPP, as the case may be, and the Expected Synergies. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the Merger will be consummated on the terms and conditions set forth in the Agreement.

    Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

    We are acting as financial advisor to WPP in connection with the Merger and will receive a fee from WPP for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, WPP has agreed to indemnify us for certain liabilities arising out of our engagement. We are currently providing, and have in the past provided, financial advisory and financing services to WPP and the Company, including with respect to strategic acquisitions which have been recently considered by the Company, and may continue to do so, and have received and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as WPP Shares, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of WPP. Our opinion does not address the merits of the underlying decision by WPP to engage in the Merger and does not constitute a recommendation to any shareholder of WPP as to how such shareholder should vote on the proposed Merger or any matter related thereto.

    We are not expressing any opinion herein as to the prices at which WPP Shares will trade following the announcement or consummation of the Merger.

    On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to WPP.

                                          Very truly yours,
                                          MERRILL LYNCH INTERNATIONAL

                                                                      APPENDIX F

                                 WPP GROUP PLC
                          SUMMARY LISTING PARTICULARS
                RELATING TO THE MERGER WITH YOUNG & RUBICAM INC.

1.  LISTING PARTICULARS

    Listing Particulars dated 25 August 2000 and prepared in accordance with the Listing Rules made under section 142 of the Financial Services Act 1986 have been published and alone contain full details relating to WPP Group plc and the new WPP ordinary shares of 10 pence each ("WPP Ordinary Shares") to be issued, credited as fully paid (the "Consideration Shares"), in connection with the proposed merger of WPP Group plc with Young & Rubicam Inc. (the "Merger.")

    The directors of WPP Group plc ("WPP") and the proposed new directors of WPP (the ``Proposed Directors"), whose names appear in paragraph 2 below, accept responsibility for the information contained in the Listing Particulars and these Summary Listing Particulars. To the best of the knowledge and belief of the directors of WPP (the "Directors") and the Proposed Directors (who have taken all reasonable care to ensure that such is the case), the information contained in these documents is in accordance with the facts and does not omit anything likely to affect the import of such information.

    The Directors of WPP and the Proposed Directors are satisfied that these Summary Listing Particulars contain a fair summary of the key information set out in the Listing Particulars.

    These Summary Listing Particulars have been authorised for issue by the UK Listing Authority without approval of their contents.

2.  DIRECTORS AND REGISTERED OFFICE

2.1 The Directors of WPP and their respective functions are as follows:

DIRECTOR                                         OFFICE
Hamish Maxwell                                   Chairman, Non-Executive Director
Sir Martin Stuart Sorrell                        Group Chief Executive
Paul Winston George Richardson                   Group Finance Director
Brian John Nordstrom Brooks                      Chief Human Resources Officer
Eric Ralph Salama                                Group Director of Strategy and
                                                 Chief Executive of wpp.com
John Jeremy David Bullmore                       Non-Executive Director
Esther Dyson                                     Non-Executive Director
Steven Heyer                                     Non-Executive Director
Masao Inagaki                                    Non-Executive Director
John Bernard Haysom Jackson                      Non-Executive Director
Christopher Alasdhair Anthony Ewan Mackenzie     Non-Executive Director
Stanley Wilbur Morten                            Non-Executive Director
John Anthony Quelch                              Non-Executive Director
Joel Emanuel Smilow                              Non-Executive Director

    The registered office of WPP is Pennypot Industrial Estate, Hythe, Kent CT21 6PE, England. The business address of WPP is 27 Farm Street, London W1J 5RJ, England.

    Steven Heyer and Joel Smilow will retire as Directors of WPP on the date and time upon which all the conditions to the Merger have been satisfied or waived (the "Effective Date").

2.2 The Proposed Directors and their proposed functions will be as follows:

PROPOSED DIRECTOR             OFFICE
Michael James Dolan           Chief Executive Officer of Y&R
Frederick Warren Hellman      Non-Executive Director
Michael Hugh Jordan           Non-Executive Director
Sir Christopher Lewinton      Non-Executive Director

3.  INFORMATION ON WPP

    WPP Group plc is one of the leading communications services companies in the world. Through its 70 operating companies, it provides clients with advertising, media investment management, information and consultancy, public relations and public affairs, branding and identity, healthcare and specialist communications services. WPP operating companies include
    Ogilvy & Mather Worldwide, J. Walter Thompson, Conquest, MindShare, Research International, Millward Brown, Hill and Knowlton, Ogilvy Public Relations Worldwide, CommonHealth and Enterprise IG. WPP is a member of Business Week's Global 1000, the Forbes International 800, the FTSE-Eurotop 300, the United Kingdom's FTSE 100 companies and the MSCI. The Company aims to provide clients, both national and international, with a comprehensive and, as required, integrated range of communications services of the highest quality, strategically and tactically.

    The WPP Group employs 39,000 people (including associates) in 950 offices in 92 countries. Clients include more than 300 of the Fortune 500 and over one-half of the Nasdaq 100. In the year ended 31 December 1999, WPP had annual turnover (gross billings) of US$15.1 billion (L9.34 billion), revenues of US$3.5 billion (L2.2 billion) and pre-tax profits of US$413 million (L255 million). As at 31 December 1999 net assets were US$529 million (L327 million).

4.  INFORMATION ON YOUNG & RUBICAM INC. ("Y&R")

    Y&R is one of the world's leading global communications services groups. The Y&R Group (``Y&R Group") comprises a network of agencies in the fields of advertising, media investment management, information and consultancy, public relations and public affairs, branding and identity, healthcare and specialist communications. Y&R has over 300 offices in over 70 countries around the world. For the year ended 31 December 1999, the Y&R Group had worldwide billings of US$8.53 billion. Set out below is a summary of some of the key areas of the Y&R Group's business.

    Young & Rubicam Advertising is a leading full-service consumer advertising agency, offering expertise in consumer research, strategic and creative development, and media buying and planning. In addition to agency networks in a number of countries, Young & Rubicam Advertising is represented in the Asia Pacific region by Dentsu, Young & Rubicam, a series of joint ventures with Dentsu, Inc. of Japan, in which Y&R is the majority partner (owning at least 66% of each joint venture) except in Japan, the Philippines and India.

    The Media Edge is a leading, full-service global media business and The Digital Edge, formed in 1999, specialises in planning and buying for internet media, electronic commerce and other fledgling technologies and digital media.

    Y&R 2.1 is a new type of advertising agency, dedicated to integrating on-line and off-line marketing communications in support of brands around the world.

    The Bravo Group and Kang & Lee are full-service advertising agencies in the United States devoted to creating communications targeted at fast-growing multicultural groups. Bravo's focus is on Hispanic Americans, Kang & Lee's on Asian Americans.

    Impiric is a global, full-service consulting and communications firm that provides strategic, customer-centred solutions to business problems. Impiric works closely with KnowledgeBase Marketing, another recently acquired Y&R company.

    Y&R's diversified communications group includes Burson-Marsteller, the world's largest public relations and public affairs firm, Landor Associates, one of the world's leading branding consultancies and strategic design firms, Cohn & Wolfe, a public relations and public affairs firm and Sudler & Hennessey, an international healthcare communications agency. Most recently, Y&R acquired Robinson Lerer & Montgomery, a leader in the field of strategic communications.

    In the area of internet marketing, Y&R has made considerable investments including Luminant Worldwide Corporation, a key player in the interactive services arena, Harris Interactive, a leader in on-line market research, and Digital Convergence, MediaPlex and iWeb, creators of new internet vehicles that deliver marketing messages and content to consumers.

5.  SUMMARY OF THE TERMS OF THE PROPOSED MERGER WITH Y&R

5.1 WPP, Y&R, York Merger Corp. and York II Merger Corp. have entered into an agreement and plan of merger dated as of 11 May 2000 (the "Merger Agreement"). Pursuant to the Merger Agreement, the Merger will be effected by a statutory merger under Delaware general corporate law whereby York II Merger Corp. (a Delaware corporation and an indirect wholly-owned subsidiary of WPP), will be merged with and into Y&R and Y&R, as the surviving entity, will become an indirect wholly-owned subsidiary of WPP in accordance with the terms of the Merger Agreement.

5.2 The Merger will become effective and be completed when Y&R and York II Merger Corp. file a certificate of merger with the Secretary of State of the State of Delaware or at a later time, if so specified in the certificate of merger. It is expected that the Merger will become effective on the same day as the closing of the Merger, which will take place either as soon as practicable after the conditions described in the Merger Agreement have been satisfied or waived or on another date agreed upon by WPP and Y&R.

    WPP Ordinary Shares will continue to be traded on the London Stock Exchange and WPP American Depositary Shares (``WPP ADSs") will remain listed on the Nasdaq. Following completion of the Merger, WPP will indirectly own all of the common stock of Y&R.

5.3 At the time the Merger becomes effective:

    (i) each share of common stock at a par value of US$0.01 per share of Y&R (a "Y&R Common Share") will be cancelled and converted into a right to receive 0.835 of a WPP ADS (each holder of Y&R Common Shares may elect to receive WPP Ordinary Shares instead of all or a portion of the WPP ADSs the holder is otherwise entitled to receive); and

    (ii) each outstanding option to acquire Y&R Common Shares (a "Y&R Stock Option") will be converted into an option to purchase WPP ADSs or WPP Ordinary Shares as described in paragraph 5.5 below.

    If, before the completion of the Merger, a stock split, a share combination, stock dividend, recapitalisation or redenomination of share capital or other similar transaction causes a change to the number of outstanding Y&R Common Shares or WPP Ordinary Shares, or the number of WPP Ordinary Shares represented by a WPP ADS changes, the number of WPP ADSs or WPP Ordinary Shares, as the case may be, into which a Y&R Common Share will be converted under the terms of the Merger, will be appropriately adjusted.

5.4 Each WPP ADS represents five WPP Ordinary Shares and holders of Y&R Common Shares ("Y&R Share Owners") will receive 0.835 of a WPP ADS in exchange for each Y&R Common Share they own at the Effective Date. Y&R Share Owners will have the right to elect to receive WPP Ordinary Shares instead of all or a proportion of the WPP ADSs they are otherwise entitled to receive. Y&R Share Owners who would otherwise have been entitled to receive a fraction of a WPP ADS or WPP Ordinary Share will receive, in lieu thereof, a payment in cash (without interest) equal to their proportionate interest in the net proceeds from the sale of the WPP Ordinary Shares representing the aggregate of such fractional entitlements which such Y&R Share Owners would be entitled to receive pursuant to the terms of the Merger.

5.5 Upon the Merger becoming effective, all Y&R Stock Options held by a person whose primary place of residence or employment with Y&R is in Europe will be converted into options to acquire WPP Ordinary Shares. All other options will be converted into options to acquire WPP ADSs.

    Each Y&R Stock Option will remain subject to the terms of the Y&R stock option plan under which it was issued, except that after the Merger becomes effective, Y&R Stock Options that are converted into options to acquire WPP Ordinary Shares will be exercisable for 4.175 WPP Ordinary Shares for each Y&R Common Share subject to that option before the Merger and all other options will be exercisable for 0.835 of a WPP ADS for each Y&R Common Share subject to that option before the Merger.

    The exercise price per WPP Ordinary Share or WPP ADS, as applicable, for each of these options will be the exercise price per Y&R Common Share applicable to that option before completion of the Merger divided by 4.175, if the option is exercisable for WPP Ordinary Shares, or 0.835, if the option is exercisable for WPP ADSs.

    Notwithstanding the foregoing, the number of WPP Ordinary Shares or WPP ADSs, as applicable, and the exercise price per WPP Ordinary Share or WPP ADS applicable to any Y&R Stock Option intended to be an "incentive stock option", as defined in section 422 of the US Internal Revenue Code of 1986, as amended (the "US Code"), will be adjusted as required by that section of the US Code.

5.6 Y&R Share Owners who receive WPP ADSs (or WPP Ordinary Shares) will be entitled to receive all dividends and distributions payable on the WPP Ordinary Shares represented by such WPP ADSs (or those WPP Ordinary Shares) except for the interim dividend payable in respect of the year ending
    31 December 2000 and any other dividend the record date of which falls prior to the Effective Date.

5.7 Under the terms of the Merger, the Y&R 3% Convertible Subordinated Notes due 2005 (the "Y&R Convertible Notes") will become convertible into 0.835 of a WPP ADS for each Y&R Common Share into which the Y&R Convertible Notes are convertible prior to completion of the Merger.

5.8 Accordingly, it is expected that completion of the Merger will require the issue of up to approximately 433,710,712 new WPP Ordinary Shares (including new WPP Ordinary Shares to be issued on the exercise of the Y&R Stock Options, the conversion of the Y&R Convertible Notes and as deferred consideration for previous Y&R acquisitions). On the basis of a price of L8.45 for each WPP Ordinary Share (based on the closing middle market price on 11 May 2000, the last business day prior to the announcement of the Merger), the Merger values the entire fully diluted share capital of Y&R at approximately L3.6 billion.

5.9 Immediately following the Merger becoming effective, the interests of WPP's existing Share Owners are expected to represent approximately two-thirds and those of Y&R Share Owners and option holders one-third of the enlarged fully diluted issued share capital of WPP.

5.10 The Merger is subject to a number of conditions, including approval by WPP Share Owners and Y&R Share Owners at their respective general meetings. In addition, the Merger is conditional on a number of regulatory and other consents and confirmations in the European Union and certain other jurisdictions. The Merger is expected to be completed on 3 October 2000 assuming that the various approvals and regulatory consents are received by such date.

6.  TERMINATION OF THE MERGER AGREEMENT AND TERMINATION PAYMENTS

6.1 The Merger Agreement may be terminated before the Effective Date, whether before or after approval by Y&R Share Owners and WPP Share Owners, by the mutual written consent of Y&R and WPP or by either party in certain circumstances.

6.2 In certain circumstances a termination payment of either US$25 million or US$75 million may be payable by WPP to Y&R or US$25 million or US$175 million by Y&R to WPP pursuant to the Merger Agreement.

7.  SALE RESTRICTIONS

    Contemporaneously with the execution of the Merger Agreement, WPP entered into no-sale agreements with sixteen senior executives of Y&R, including
    Mr Thomas D. Bell Jr., Y&R's chairman and chief executive officer,
    Mr Michael J. Dolan, the chief executive officer of Y&R following completion of the Merger, Edward H. Vick, worldwide chairman and chief executive officer of Y&R Advertising and Mr Peter A. Georgescu, former chairman and chief executive of Y&R. Under these agreements, these senior executives and Mr Georgescu have agreed not to sell a total of approximately six million of their Y&R Common Shares and/or the shares received from the exercise of their Y&R Stock Options (and, following completion of the Merger, the WPP Ordinary Shares and options which they will receive under the terms of the Merger in exchange for those shares and options) for a one year period ending on 11 May 2001.

8.  DIVIDENDS AND DIVIDEND POLICY

    It is expected that half yearly dividends will continue to be paid on WPP Ordinary Shares in July and November in each year. The level of future WPP dividends will be dependent upon WPP's earnings, financial condition and other factors affecting its businesses. However, the payment of a dividend in any period cannot be guaranteed and is ultimately within the discretion of the Board of WPP.

    Holders of WPP Ordinary Shares receive dividends in pounds sterling. Citibank, N.A., in its capacity as depositary in respect of WPP ADSs (the ``Depositary"), will convert into US dollars any cash dividend paid by WPP on the WPP Ordinary Shares, unless it is not reasonable, because of governmental regulation or otherwise, for the Depositary to effect the conversion into US dollars. The Depositary will distribute those US dollars, after deducting its fees and expenses, to holders of WPP ADSs.

    The Consideration Shares will rank PARI PASSU in all respects with the existing WPP Ordinary Shares except that they will not rank for the interim dividend payable in respect of the year ending 31 December 2000 or for any other dividend the record date of which falls prior to the Effective Date.

9.  ACCOUNTING TREATMENT AND REPORTING

    WPP will account for the Merger using the acquisition method of accounting under UK GAAP in accordance with FRS 6 "Acquisitions and Mergers". This results in pro forma goodwill of approximately L3,964.3 million (as sourced from the pro forma information in Part IV of the Listing Particulars) based on the closing mid-market price of WPP Ordinary Shares of L9.65 on 30 June 2000, and 73.2 million Y&R Common Shares and 23.6 million Y&R Stock Options in issue as at 30 June 2000. This also assumes that 404 million new WPP Ordinary Shares will have been issued in connection with the Merger. In calculating the number of new WPP Ordinary Shares to be issued, no account has been taken of (i) any Y&R Common Shares issued since 30 June 2000; (ii) any Y&R Stock Options granted since 30 June 2000; (iii) any WPP Ordinary Shares to be issued in respect of the Y&R Convertible Notes or (iv) any new WPP Ordinary Shares that will have to be issued as consideration for certain previous acquisitions by Y&R. The actual goodwill arising as a result of the Merger will be based on the closing mid-market price of WPP Ordinary Shares and the number of Y&R Common Shares and Y&R Stock Options in issue at the Effective Date.

    Goodwill arising on the transaction has been assumed to have an indefinite useful economic life and will therefore not be amortised. Goodwill assumed to have an indefinite useful economic life is subject to an annual impairment review conducted in accordance with FRS 11 "Impairment of Fixed Assets and Goodwill".

    The financial year end of WPP will continue to be 31 December in each year. The consolidated accounts of WPP will be published in sterling and will be prepared in accordance with UK GAAP, with a reconciliation of certain financial information to US GAAP. WPP plans to introduce quarterly earnings reporting during 2002.

10. RISK FACTORS RELATING TO THE MERGER

10.1 THE PERFORMANCE OF THE ENLARGED WPP GROUP WILL BE AFFECTED BY ITS ABILITY TO RETAIN KEY PERSONNEL.

    The employees of both the WPP Group and the Y&R Group are important and the performance of the enlarged WPP Group will be affected by its ability to retain these employees after completion of the Merger.

    Other than the 22 senior executives and other key employees who have entered, or are to enter, into employment agreements with Y&R, personnel of Y&R are generally not subject to employment contracts and therefore may terminate their employment at any time. Furthermore, those 22 individuals entering into new employment agreements may voluntarily terminate their employment at any time, although in doing so they would forfeit their rights under such employment agreements to receive salary, bonuses and other benefits.

    If the enlarged WPP Group is unable to retain Y&R's and WPP's senior executives and key employees, or fails to attract qualified personnel to replace any employees who leave, the business of the enlarged WPP Group may be materially and adversely affected.

10.2 EXISTING CLIENTS MAY BE LOST AS A RESULT OF THE MERGER.

    The performance of the enlarged WPP Group will be affected by its ability to retain the existing clients of WPP and Y&R and attract new clients. The ability to retain existing clients and attract new clients may, in some cases, be limited by clients' policies on conflicts of interest. These policies can in some cases prevent one agency and, in limited circumstances, different agencies under the same holding company, from performing similar services for competing products or companies. If the enlarged WPP Group fails to maintain existing clients or attract new clients, its business may be materially and adversely affected.

10.3 THE COST SAVINGS AND OTHER BENEFITS EXPECTED FROM THE MERGER MAY NOT BE REALISED.

    It is expected that the Merger will result in cost savings and other benefits to the enlarged WPP Group. In that regard, estimated pre-tax annual operating savings of US$30 million are expected to be achieved by the end of 2001. However, this cost saving estimate is inherently subject to significant uncertainties and contingencies, many of which are beyond the control of WPP and Y&R. There can be no assurances that the enlarged WPP Group will achieve these cost savings. The enlarged WPP Group's ability to successfully realise these cost savings and benefits and the timing of this realisation may be affected by a variety of factors and as a result the market price of the WPP Ordinary Shares and WPP ADSs could be adversely affected.

10.4 THE MARKET PRICE OF WPP ORDINARY SHARES AND WPP ADSS MAY BE SUBJECT TO DOWNWARD PRESSURE FOR A PERIOD OF TIME AS A RESULT OF SALES BY Y&R SHARE OWNERS.

    In connection with the Merger, Y&R Share Owners may sell a significant number of the WPP ADSs or WPP Ordinary Shares they will receive in the Merger. These sales could adversely affect the market price of the WPP Ordinary Shares and WPP ADSs for a period of time after completion of the Merger.

11. DIRECTORS' CONTRACTS

11.1 SIR MARTIN SORRELL

    (a) Sir Martin Sorrell's services to the WPP Group outside the USA are provided by JMS Financial Services Limited ("JMS") and he is employed by WPP Group USA, Inc. for his duties in the USA.

    (b) Taken together, the agreement with JMS (the "UK Agreement") and the agreement with Sir Martin Sorrell (the "US Agreement") provide for annual salary and fees of L840,000, annual pension contributions of L336,000, an annual bonus of up to 200% of his annual salary and fee, and participation in the Leadership Equity Acquisition Plan ("LEAP"). In addition, JMS is entitled to phantom options linked to the WPP Ordinary Share price, granted in 1993 and 1994.

    (c) Sir Martin Sorrell and JMS have, in addition, agreed to defer their respective interests under two incentive plans (the Capital Investment Plan and the Notional Share Award Plan) until September 2004. JMS has also stated its intention not to exercise its phantom options in respect of 1993 until March 2003 and has agreed to defer its interests in the phantom options in respect of 1994 until March 2004.

    (d) In addition, WPP is under an obligation to reimburse JMS the cost of providing life and accident insurance, health insurance, other benefits as may be agreed from time to time and 50% of the reasonable cost of providing insurance against the UK Agreement and the US Agreement terminating in the event of death, ill-health or disability.

    (e) WPP may terminate the UK Agreement and the US Agreement with immediate effect for certain defaults committed by either JMS or Sir Martin Sorrell and in the event of Sir Martin Sorrell's ill-health or disability in accordance with the provisions of the UK Agreement and the US Agreement ("Permitted Terminations").

    (f) In a number of specified circumstances, such as a reduction by WPP in the fees payable or the bonus and incentive provisions contained in the UK Agreement and the US Agreement, JMS and Sir Martin Sorrell may terminate the UK Agreement and the US Agreement and any such termination will be deemed to be a termination of the UK Agreement and the US Agreement by WPP. JMS may terminate the UK Agreement if a person acquires 20% or more of WPP and, within 12 months, the majority of the Board of WPP alters and JMS does not approve the appointments to the Board of WPP. If the US Agreement terminates (for reasons other than a US divestment following which Sir Martin Sorrell is offered similar employment with another member of the WPP Group), the UK Agreement will also terminate. Upon a change of control of WPP, JMS and Sir Martin Sorrell may terminate the UK Agreement and the US Agreement respectively within 90 days and WPP is obliged to pay two times the annual fees, salary and bonuses and, in respect of the US Agreement, pension contributions payable to JMS and Sir Martin Sorrell. If WPP terminates the UK Agreement and the US Agreement for any reason other than a Permitted Termination then WPP shall pay to JMS and Sir Martin Sorrell amounts representing twice of each of their annual fee and salary.

    (g) Sir Martin Sorrell has also entered into certain restrictive covenants which apply for the period of 12 months following termination of the UK Agreement and the US Agreement.

11.2 MR PAUL RICHARDSON

    Mr Paul Richardson has a service agreement dated 8 January 1997. The agreement is terminable at any time on 12 months' notice by either party.
    Mr Richardson is entitled to receive an annual salary from 1 April 1999 of L225,000, an annual bonus of between 50% and 75% of base salary subject to the satisfaction of annual performance targets and to participate in the WPP Performance Share Plan and LEAP. Mr Richardson is also entitled to a pension contribution equal to 10% of base salary, a car allowance, private medical cover and risk benefit cover.

11.3 MR BRIAN BROOKS

    Mr Brian Brooks has a service agreement dated 1 June 1993. The agreement is terminable at any time by not less than 12 months' written notice given by either party. Mr Brooks is entitled to receive an annual salary of US$325,000, a bonus of between 50% and 75% of base salary subject to certain conditions being met and incentives under the WPP Performance Share Plan and LEAP. Mr Brooks is also entitled to be a member of the medical, dental, retirement and disability plan established by WPP Group USA, Inc. and life insurance cover.

11.4 MR ERIC SALAMA

    Mr Eric Salama has a service agreement dated 1 April 1997. The agreement is terminable at any time on 12 months' notice by either party. Mr Salama is entitled to receive an annual salary from 1 April 1999 of L165,000, an annual bonus of between 50% and 75% of base salary subject to the satisfaction of annual performance targets and to participate in the WPP Performance Share Plan and LEAP. Mr Salama is also entitled to a pension contribution equal to 10% of base salary, a car allowance, private medical cover and risk benefit cover.

11.5 NON-EXECUTIVE DIRECTORS

    The following non-executive Directors all have letters of appointment for a three-year term and are entitled to receive the fees set out below and to be reimbursed all reasonable out of pocket expenses:

NAME                                                     FEES     DATE OF APPOINTMENT
Hamish Maxwell.......................................   L102,000  15 July 1996
Jeremy Bullmore(1)...................................    L25,000  23 December 1987
Esther Dyson(2)......................................    L25,000  28 June 1999
Steven Heyer.........................................    L25,000  18 May 2000
Masao Inagaki(3).....................................         --  14 September 1998
John Jackson.........................................    L30,000  28 September 1993
Christopher Mackenzie................................    L25,000  14 March 2000
Stanley Morten.......................................    L30,000  2 December 1991
John Quelch..........................................    L25,000  11 February 1988
Joel Smilow..........................................    L25,000  23 April 1998

------------------------

    NOTES:

     (1) In addition to his fee as a non-executive Director, Jeremy Bullmore is also entitled to receive further remuneration under his consulting arrangements with WPP. In this respect, for the year ended 31 December 1999, Mr Bullmore received an additional L46,000 and the sum of L11,000 as a car allowance.

     (2) In addition to her fee as a non-executive Director, Esther Dyson is entitled to consulting fees of US$10,000 per day for services she provides to wpp.com. She may elect to receive all or part of this fee in the form of WPP Ordinary Shares.

     (3) Pursuant to the agreement referred to in paragraph 15.1(c) of this document, Asatsu-DK, Inc. has the right to appoint a non-executive Director to the WPP Board subject to it retaining its shareholding in WPP. Mr Inagaki was appointed pursuant to this right.

     (4) Steven Heyer and Joel Smilow will retire as Directors of WPP on the Effective Date.

12. PROPOSED DIRECTORS' SERVICE CONTRACTS AND LETTERS OF APPOINTMENT

12.1 MR MICHAEL DOLAN'S SERVICE CONTRACT

    (a) Contemporaneously with the execution of the Merger Agreement, Y&R entered into a service agreement with Mr Michael J. Dolan, a vice chairman of Y&R and Y&R's president and chief operating officer, to serve as chief executive officer of Y&R following the Merger.

    (b) Mr Dolan's service agreement provides for an initial four year term of employment which begins upon completion of the Merger. The service agreement also provides for a one year extension of the term of Mr Dolan's employment. Under his service agreement, Mr Dolan's remuneration will comprise:

        (i) a starting annual base salary of US$800,000, subject to increase by WPP;

        (ii) an annual cash bonus with a target bonus amount of US$600,000 (but with an opportunity to earn up to 200% of his base salary) to be determined based on the achievement of annual targets provided that for the year 2000, Mr Dolan's annual bonus will not be less than US$800,000;

       (iii) a one-time stay bonus of US$800,000 payable on the first anniversary of completion of the Merger if Mr Dolan is then an employee of Y&R;

        (iv) on 1 January 2001, an award of 5,000 units (indexed to the value of WPP Ordinary Shares) pursuant and subject to the terms and conditions of a long-term incentive plan to be established after completion of the Merger. The plan under which the award will be made will be modelled on the WPP Operating Company Long Term Incentive Plan;

        (v) in September 2001, the grant of stock options to acquire WPP ADSs with an aggregate fair market value equal to his annual base salary at that time, subject to the terms of the WPP Group Executive Stock Option Plan (1996);

        (vi) the right to participate in LEAP and the incentive and employee stock option programmes of WPP and the employee benefit programmes of Y&R on special terms.

    (c) Mr Dolan's service agreement also provides that if his employment is terminated by Y&R without cause (as defined in the service agreement) or he leaves Y&R for good reason (as defined in the service agreement) within two years following completion of the Merger, he will be entitled to receive:

        (i) a pro-rata bonus for the performance year in which his contract is terminated;

        (ii) a severance benefit equal to three times the sum of:

             (aa) his highest annual base salary at any time during the 12 months immediately preceding the date of termination of his contract; and

             (bb) the greater of his annual target bonus immediately preceding the date of termination of his contract and the average of his annual bonuses earned during the three-year period preceding the Merger; and

       (iii) insurance and supplemental retirement benefits.

    (d) If however Mr Dolan's employment is terminated by Y&R without cause (as defined in the service agreement) or he leaves Y&R for good reason (as defined in the service agreement) within the third or fourth year of the initial term of his service agreement, he will be entitled to a severance benefit equal to, depending upon the time of termination, no less than one times but no more than two times the sum of:

        (i) the greater of his annual base salary during the year preceding the termination of his employment; and

        (ii) the greater of his annual target bonus amount immediately preceding the date of termination of his contract and the average of his annual bonuses earned during the three-year period preceding the Merger.

    (e) The service agreement with Mr Dolan contains provisions designed to avoid the imposition of excise taxes on him under the US Internal Revenue Code.

    (f) Mr Dolan's service agreement also provides that with respect to any awards of performance shares granted to him under the Young & Rubicam 1997 Incentive Compensation Plan, performance goals and other conditions will be deemed to be met as of the effective time of the Merger and Y&R will pay him a lump sum cash payment equal to the value of these performance shares. The benefits payable under his service agreement are in lieu of any severance benefits payable to Mr Dolan under any other agreements or severance plans of Y&R.

    (g) Mr Dolan has also entered into certain restrictive covenants which apply for the period of 12 months following termination of the service agreement.

12.2 Following completion of the Merger, each of the Proposed Directors (other than Mr Dolan) will be appointed as a non-executive Director of WPP for an initial two year fixed period and will be entitled to receive fees of L25,000 per annum and to be reimbursed for all reasonable out of pocket expenses.

13. WORKING CAPITAL

    The Company is of the opinion that the enlarged WPP Group has sufficient working capital for its present requirements, that is for at least the next 12 months following the date of this document.

14. FINANCIAL AND TRADING POSITION

14.1 There has been no significant change in the financial or trading position of the WPP Group since 30 June 2000, being the date to which WPP prepared its unaudited interim accounts.

14.2 There has been no significant change in the financial or trading position of the Y&R Group since 30 June 2000, being the date to which Y&R prepared its unaudited interim accounts.

15. MATERIAL CONTRACTS

15.1 The following contracts (not being contracts entered into in the ordinary course of business) (i) have been entered into by a member of the WPP Group during the two years immediately preceding the date of this document and are or may be material or (ii) contain a provision under which a member of the WPP Group has an obligation or entitlement which is or may be material to the WPP Group as at the date of this document:

    (a) A US$500,000,000, four year, multicurrency revolving credit facility agreement dated 3 July 1998 between WPP and certain of its subsidiaries as borrowers, certain specified banks and financial institutions as lenders, Bankers Trust Company as facility agent and Bankers Trust

       International, Barclays Bank PLC and J.P. Morgan Securities Ltd. as arrangers. The facility is available for general corporate purposes. The margin payable under the facility is initially 0.425% per annum (plus LIBOR and reserve asset costs (as defined therein)) although following delivery of a ratio certificate by WPP this may be adjusted to between a range of 0.55% per annum to 0.2% per annum The obligations of each of the borrowers to the facility agent and each of the lenders under the facility are guaranteed by WPP.

    (b) An indenture dated 15 July 1998 between WPP Finance (USA) Corporation, WPP as guarantor, and Bankers Trust Company as trustee, in connection with the issue by WPP Finance (USA) Corporation of US$200,000,000 6 5/8% Notes due 15 July 2005 and US$100,000,000 6 7/8% Notes due 15 July 2008 (together, the "Notes"). The Notes are fully and unconditionally guaranteed by WPP . Pursuant to the Indenture, WPP is subject to certain covenants and restrictive covenants including a negative pledge and limitations on sale and leaseback transactions and on indebtedness of certain subsidiaries. The Indenture contains customary provisions with respect to events of default by WPP or WPP Finance (USA) Corporation.

    (c) An agreement dated 3 August 1998 between WPP and Asatsu-DK, Inc ("Asatsu") pursuant to which WPP subscribed for approximately 23% (at that time) of the share capital of Asatsu for approximately L139 million and Asatsu subscribed for 31,295,646 WPP Ordinary Shares representing approximately 4% (at that time) of the issued share capital of WPP. Each party agreed not to transfer any shares held by them in the other for a period of five years and thereafter only to transfer such shares following a procedure set out in the agreement. Each party is further entitled to nominate a non-executive director to the board of the other subject to retaining its shareholding in the other. On the same date, Asatsu and WPP entered into a co-operation and alliance agreement to exploit mutual opportunities for business both inside and outside Japan. Due to the disparity of the percentage shareholdings of WPP in Asatsu and of Asatsu in WPP, an agreement was also entered into on 3 August 1998 imposing, amongst other things, limitations, in certain circumstances, on the voting rights in respect of the shares held by WPP in Asatsu.

    (d) A syndicated 364 day revolving credit facility agreement dated
       15 October 1999 between WPP Pearls Limited as borrower, WPP, Barclays Bank PLC as agent and arranger and certain financial institutions as lenders. The borrowers under the facility are WPP Pearls Limited and any other subsidiary of WPP that accedes to the facility as borrower. The aggregate amount of the revolving credit facility available under the agreement is US$150,000,000. The facility is available to be used for general corporate purposes and may be drawn down in dollars or in any other currency which is freely transferable and available in the London interbank market. The interest payable under the facility is 0.40% per annum over LIBOR and reserve asset costs (as defined therein). The obligations of each of the borrowers under the agreement are guaranteed by WPP and by any other subsidiary of WPP that accedes to the facility.

    (e) A US$700,000,000, 364 day, multicurrency revolving credit facility agreement dated 7 August 2000 between WPP Finance Co. Limited and WPP Group U.S. Finance Corp. as borrowers, WPP as guarantor, Citibank International plc as facility agent and certain specified banks and financial institutions as lenders. The facility is available to finance the working capital requirements of the WPP Group and, following completion of the Merger, to repay certain existing indebtedness of the Y&R Group and to finance the working capital requirements of the Y&R Group. The term of the facility may be extended for a further 364 days at the discretion of each of the lenders on the request of WPP in its capacity as borrowers' agent. The whole or part of the facility may be converted into a term loan with a fixed term to 7 August 2003 at any time during the first year following signing (subject to certain restrictions). The interest payable under the facility is 0.40% per annum, over LIBOR (or in the case of advances in Euros EURIBOR) and mandatory costs. The obligations of each of the borrowers under the agreement are guaranteed by WPP.

    (f) The Merger Agreement and the no-sale agreements (referred to in paragraph 7 above) in connection with the Merger.

15.2 The following contracts (not being contracts entered into in the ordinary course of business) (i) have been entered into by a member of the Y&R Group during the two years immediately preceding the date of this document and are or may be material or (ii) contain a provision under which a member of the Y&R Group has an obligation or entitlement which is material to the Y&R Group as at the date of this document:

    (a) A lease dated 12 July 1984 between Peter Catalano and Michael Kornblum and Y&R relating to the lease of offices at 230 Park Avenue South, New York, New York for a current annual rent of US$16,650,000 increasing by an annual rate of 3.5% for the remainder of the lease. The lease is due to expire on 22 January 2006, although Y&R has the option to renew the lease for 4 further terms of 5 years each.

    (b) A US$200,000,000, one-year credit facility agreement (``the facility") dated 30 June 1999 between Y&R as borrower, certain banks and financial institutions, Citibank N.A. as administrative and documentation agent, and Salomon Smith Barney Inc. as arranger and book manager, as amended and restated by an agreement dated 29 June 2000. The facility contains customary provisions with respect to warranties and representations, events of default, restrictive covenants including negative pledges and restrictions on future borrowings. Y&R is required to pay interest on outstanding borrowings under the facility at varying rates, generally equal to the base rate, or to an applicable margin in the range of 0.525% per annum to 0.700% per annum plus LIBOR (depending on the ratio of debt to earnings (before interest, taxation, depreciation and amortisation)). Y&R is also required to pay a facility fee ranging from 0.100% per annum to 0.175% per annum to 0.200% per annum on the total amount of the commitment.

    (c) An indenture dated 20 January 2000 between Y&R and Bank of New York as trustee pursuant to which Y&R issued US$287,500,000 Y&R Convertible Notes (as defined in paragraph 5.7 above). The Y&R Convertible Notes are currently convertible into an aggregate of 3,919,030 Y&R Common Shares at a conversion price of US$73.36 per share. After the Merger the Y&R Convertible Notes will be convertible into 0.835 of a WPP ADS for each Y&R Common Share into which they were convertible prior to the Merger.

    (d) A US$400,000,000, five-year unsecured revolving credit facility ("the Revolving Credit Facility") dated 8 May 1998, between Y&R and other members of the Y&R Group as borrowers, certain banks and financial institutions, Citibank N.A. as administrative and documentation agent, Bank of America National Trust and Savings Association as syndication agent, Citicorp Securities as arranger, and BancAmerica Robertson Stephens as co-arranger, as amended by an agreement dated 30 June 1999. The Revolving Credit Facility contains customary provisions with respect to warranties and representations, events of default, and restrictive covenants including negative pledges and restrictions on future borrowings. Y&R is required to pay interest on outstanding borrowings under the Revolving Credit Facility at varying rates, generally equal to the base rate, or to an applicable margin in the range of 0.275% per annum to 0.300% per annum plus LIBOR (depending on the ratio of debt to earnings (before interest, taxation, depreciation, and amortisation)). Y&R is also required to pay a facility fee ranging from 0.125% per annum to 0.200% per annum of the total amount of the commitment. Under the Revolving Credit Facility, Y&R guarantees the obligations of each borrower.

    (e) The Merger Agreement and the no-sale agreements (referred to in paragraph 7 above) in connection with the Merger.

16. LITIGATION

16.1 WPP

    (a) Save as set out in subparagraphs (b) and (c) below, there are no, nor have there been any, legal or arbitration proceedings nor, so far as the Directors of WPP are aware, are any such proceedings pending or threatened by or against WPP or any of its subsidiaries, which may have, or have had during the 12 months preceding the date of this document, a significant effect on the WPP Group's financial position.

    (b) During 1997, WPP entered into negotiations with Canary Wharf Limited to take a lease of the five floors of 25 North Colonade, Canary Wharf. Although heads of terms were exchanged, contracts were not entered into, and WPP and Ogilvy & Mather Limited commenced proceedings against Canary Wharf Limited and certain of its directors and employees for damages for fraudulent misrepresentation, conspiracy, deceit and unlawful interference with WPP's business interests. The four-week trial concluded on 14 July 2000. Judgment was given by Mr Justice Ferris on 23 August 2000. The trial was concerned only with issues of liability, and, therefore, the judgment did not deal with the question of damages. Judgment was given in favour of Canary Wharf Limited. A costs order has not yet been made. If costs are awarded against WPP and Ogilvy & Mather Limited they are likely to be in the region of L600,000 to L800,000.

    (c) An action was commenced by Hispanic Newspapers Network, Inc., and others, in the United States District Court for the Southern District of New York in August 2000 against Ogilvy & Mather, J. Walter Thompson, Y&R and WPP (the "defendants"). The plaintiffs represent a group of fourteen Hispanic owned newspapers. The complaint is based on causes of action for certain alleged antitrust violations, civil rights violations and other statutory violations based on the plaintiffs' allegation that the defendants conspired to unlawfully exclude the plaintiffs from earning advertising revenues from various federal government advertising accounts. The plaintiffs seek compensatory damages of no less than US$300 million, treble damages, unspecified punitive damages and injunctive relief. The defendants have yet to be served in the action. WPP and Y&R believe that the action is without substance and intend to vigorously defend this action.

16.2 Y&R

    Save as referred to in subparagraph 16.1 (c) above, there are no, nor have there been any, legal or arbitration proceedings nor, so far as Y&R are aware, are any such proceedings pending or threatened by or against Y&R or any of its subsidiaries which may have, or have had during the 12 months preceding the date of this document, a significant effect on the Y&R Group's financial position.

17. AVAILABILITY OF LISTING PARTICULARS

    Copies of the Listing Particulars are being sent to each WPP Share Owner on the register on 24 August 2000 and are available, free of charge, from WPP's registered office. The Listing Particulars are also available for inspection at the offices of Allen & Overy at One New Change, London EC4M 9QQ, England and at the Document Viewing Facility, Financial Services Authority,
    25 North Colonade, Canary Wharf, London E14 5HS during normal business hours on any weekday (Saturdays and public holidays excepted), from 25 August 2000 until the conclusion of the Extraordinary General Meeting of WPP to be held on 29 September 2000.

18. LISTING AND DEALING

    Application has been made to the UK Listing Authority for the Consideration Shares to be admitted to the Official List and to the London Stock Exchange for the Consideration Shares to be admitted to trading on the London Stock Exchange's market for listed securities ("Admission"). The WPP ADSs representing the Consideration Shares will be listed on the Nasdaq. It is expected that Admission will become effective and that dealings on the London Stock Exchange will commence at 8.00 am (London time) on the Effective Date. It is a condition to the Merger becoming effective that Admission becomes effective.

19. PROCEDURE FOR RECEIVING CONSIDERATION SHARES

    Promptly after the Effective Date, the Exchange Agent (as defined in the Merger Agreement) will send each Y&R Share Owner (other than WPP, Y&R or any of their respective subsidiaries) holding certificates, a letter of transmittal for use in effecting delivery of Y&R Common Shares to the Exchange Agent. Upon surrender of a Y&R share certificate for cancellation to the Exchange Agent, together with a duly executed and completed letter of transmittal, and any other documents required by the Exchange Agent, the holder of each Y&R share certificate will be entitled to receive in exchange for such Y&R share certificate:

    (a) one or more WPP American Depositary Receipts evidencing, in the aggregate, the whole number of WPP ADSs that such holder has the right to receive as consideration for the Merger unless such Y&R Share Owner properly elects to receive WPP Ordinary Shares instead of all or some of his entitlement to WPP ADSs; and

    (b) a cheque for an amount (after giving effect to any required tax withholdings) equal to:

       (i) cash in lieu of fractions of WPP ADSs and/or WPP Ordinary Shares, as the case may be; and

       (ii) any cash dividends or other distributions in respect of WPP ADSs and/or WPP Ordinary Shares with (aa) a record date after the completion of the Merger and for which such WPP ADSs and/or WPP Ordinary Shares are entitled to rank and (bb) a payment date on or before the date the holder properly delivers the Y&R share certificate to the Exchange Agent.

    The Y&R share certificates so surrendered will be cancelled. No interest will be paid or accrued on any amount payable upon surrender of the Y&R Common Shares.

20. DOCUMENTS AVAILABLE FOR INSPECTION

    Copies of the following documents will be available for inspection during usual business hours on any weekday (Saturdays and public holidays excepted) at the offices of Allen & Overy, One New Change, London EC4M 9QQ until the conclusion of the WPP Extraordinary General Meeting to be held on 29 September, 2000:

    (a) the Memorandum and Articles of Association of WPP;

    (b) the published audited consolidated accounts of WPP for the two financial years ended 31 December 1999 and the unaudited interim results for the six months ended 30 June 2000;

    (c) the published audited consolidated accounts of Y&R for the two financial years ended 31 December 1999 and the unaudited interim results for the six months ended 30 June 2000;

    (d) the rules of the WPP Share Schemes to which the WPP options and awards have been granted;

    (e) the letter from PricewaterhouseCoopers LLP regarding the summary of differences between US GAAP and UK GAAP for Y&R set out in Section 6 of
       Part III of the Listing Particulars;

    (f) the letter from Arthur Andersen set out in Part IV of the Listing Particulars;

    (g) the letter from Goldman Sachs & Co. dated 11 May 2000 giving its opinion as at that date that the consideration to be paid by WPP to Y&R Share Owners is fair from a financial point of view to WPP;

    (h) the letter from Merrill Lynch International dated 11 May 2000 giving its opinion as at that date that the consideration to be paid by WPP to Y&R Share Owners is fair from a financial point of view to WPP;

    (i) the service agreements and letters of appointment of the Directors of WPP and the service agreement for Mr Dolan each of which is referred to in paragraph 7 of Part VI of the Listing Particulars;

    (j) the material contracts referred to in paragraph 9 of Part VI of the Listing Particulars;

    (k) the Proxy Statement/Prospectus distributed to Y&R Share Owners to seek their approval to the Merger;

    (l) the written consents referred to in paragraph 14 of Part VI of the Listing Particulars;

    (m) the Circular; and

    (n) the Y&R stock option plans pursuant to which the Y&R Stock Options have been granted.

    Dated 25 August 2000

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article 128 of WPP's Articles of Association provides:

    "Subject to the provisions of and to the extent permitted by the Companies Act 1985 and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under that Act, every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all liabilities incurred by him in actual or purported execution or discharge of his duty or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or offices but,

    (a) this indemnity shall not apply to any liability to the extent that it is recovered from any other person; and

    (b) the indemnity is subject to such officer or auditor taking all reasonable steps to effect such recovery, to the intent that the indemnity shall not apply where an alternative right of recovery is available and capable of being enforced."

    Section 310 of the Companies Act 1985 (as amended by Section 137 of the Companies Act 1989) provides as follows:

    "310.  PROVISIONS EXEMPTING OFFICERS AND AUDITORS FROM LIABILITY

    (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

    (2) Except as provided by the following subsection, any such provision is void.

    (3) This section does not prevent a company

       (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

       (b) from indemnifying any such officer or auditor against any liability incurred by him

            (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

            (ii) in connection with any application under section 144(3) or
                 (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

    Section 727 of the Companies Act 1985 provides as follows:

    "727.  POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES:

    "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

    (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

    (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

    WPP maintains directors' and officers' insurance coverage, which, subject to policy terms and limitations will include coverage to reimburse WPP for amounts that it may be required or permitted by law to pay directors or officers of WPP.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

       (a) The following Exhibits are filed herewith unless otherwise indicated:

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
 2                      Amended and Restated Agreement and Plan of Merger, dated as of May 11, 2000, by and among WPP Group plc, Young & Rubicam
                        Inc., York Merger Corp. and York II Merger Corp. (included as Appendix A to the proxy statement/prospectus which is
                        part of this Registration Statement).

 4.1                    Memorandum and Articles of Association of WPP Group plc
                        (incorporated herein by reference to Exhibit 1(a) of WPP's
                        Annual Report on Form 20-F for the fiscal year ended
                        December 31, 1998 filed with the Securities and Exchange
                        Commission (File No. 000-16350)).

 4.2                    Amended and Restated Deposit Agreement, dated as of October
                        24, 1995, among WPP Group plc, Citibank, N.A., as
                        Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder
                        (incorporated herein by reference to Exhibit (a) of the
                        Registration Statement on Form F-6 filed with the Securities and Exchange Commission on October 31, 1996 (Reg. No.
                        333-5906)).

 4.3                    Amendment No. 1 to Amended and Restated Deposit Agreement,
                        dated as of November 9, 1999, by and among WPP Group plc,
                        Citibank, N.A., as Depositary, and all holders and
                        beneficial owners from time to time of American Depositary
                        Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 1 to the Registration
                        Statement on Form F-6 filed with the Securities and Exchange
                        Commission on November 9, 1999 (Reg. No. 333-5906)).

 4.4                    Form of Amendment No. 2 to Amended and Restated Deposit
                        Agreement, to be dated as of the effective date of the
                        merger, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of
                        American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 2 to the Registration Statement on Form F-6, filed with the
                        Securities and Exchange Commission on June 30, 2000 (Reg.
                        No. 333-5906)).

 5 Opinion of Allen & Overy regarding validity of securities being registered.

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
 8.1                    Opinion of Fried, Frank, Harris, Shriver & Jacobson
                        regarding United States tax consequences of the merger.

 8.2                    Opinion of Wachtell, Lipton, Rosen & Katz regarding United
                        States tax consequences of the merger.

 *10                    Form of Sale Restriction, Non-Compete and Non-Solicitation
                        Agreement entered into, as of May 11, 2000, between WPP
                        Group plc and the persons listed on Schedule A attached thereto.

 23.1                   Consent of PricewaterhouseCoopers LLP.

 23.2                   Consent of Arthur Andersen.

 23.3 Consent of Allen & Overy (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).

 23.4                   Consent of Fried, Frank, Harris, Shriver & Jacobson
                        (included in the opinion filed as Exhibit 8.1 to this Registration Statement and incorporated herein by reference).

 23.5                   Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.2 to this Registration Statement and incorporated herein by reference).

 *23.6                  Consent of Morgan Stanley & Co. Incorporated.

 *23.7                  Consent of Bear, Stearns & Co., Inc.

 23.8                   Consent of Goldman, Sachs & Co.

 *23.9                  Consent of Merrill Lynch International.

 *24                    Powers of Attorney.

 *99.1                  Consent of Michael J. Dolan.

 *99.2                  Consent of F. Warren Hellman.

 *99.3                  Consent of Michael H. Jordan.

 *99.4                  Consent of Sir Christopher Lewinton.

  99.5                  Form of Proxy Card of Young & Rubicam Inc.

------------------------

*   Previously filed.

    (b) Financial Statement Schedules. All supporting schedules have been omitted because they are either not required, are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

    (c) Reports, Opinions and Appraisals. Included as Appendices B, C, D and E to the proxy statement/prospectus which is part of this Registration Statement.

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

    (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (2) The undersigned registrant hereby undertakes that every prospectus
           (i) that is filed pursuant to paragraph (1) immediately preceding, or
           (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

       Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to WPP Group plc's Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of London, England, on August 25, 2000.

                           WPP GROUP plc

                           By:          /s/ PAUL W. G. RICHARDSON
                                -----------------------------------------
                                          Paul W. G. Richardson
                                          Group Finance Director

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-4 has been signed by the following persons in the following capacities as of August 25, 2000.

          SIGNATURE                       TITLE
          ---------                       -----
     /s/ HAMISH MAXWELL*        Chairman (non-executive)
------------------------------    of the board of
        Hamish Maxwell            directors

   /s/ SIR MARTIN SORRELL*      Group chief executive
------------------------------    (Principal Executive
      Sir Martin Sorrell          Officer)

  /s/ PAUL W. G. RICHARDSON     Group finance director
------------------------------    (Principal Financial
    Paul W. G. Richardson         Officer)

      /s/ PAUL DELANEY*         Director of Group Treasury
------------------------------    (Principal Accounting
         Paul Delaney             Officer)

     /s/ BRIAN J. BROOKS*
------------------------------  Executive director
       Brian J. Brooks

  /s/ JEREMY J. D. BULLMORE*
------------------------------  Non-executive director
    Jeremy J. D. Bullmore

      /s/ ESTHER DYSON*
------------------------------  Non-executive director
         Esther Dyson

          SIGNATURE                       TITLE
          ---------                       -----
      /s/ STEVEN HEYER*
------------------------------  Non-executive director
         Steven Heyer

      /s/ MASAO INAGAKI*
------------------------------  Non-executive director
        Masao Inagaki

   /s/ JOHN B. H. JACKSON*
------------------------------  Non-executive director
      John B. H. Jackson

  /s/ CHRISTOPHER MACKENZIE*
------------------------------  Non-executive director
    Christopher Mackenzie

    /s/ STANLEY W. MORTEN*
------------------------------  Non-executive director
      Stanley W. Morten

     /s/ JOHN A. QUELCH*
------------------------------  Non-executive director
        John A. Quelch

     /s/ ERIC R. SALAMA*
------------------------------  Non-executive director
        Eric R. Salama

     /s/ JOEL E. SMILOW*
------------------------------  Non-executive director
        Joel E. Smilow

     /s/ MARY ELLEN HOWE*
------------------------------  Authorized representative
       Mary Ellen Howe            in the U.S.

*By:       /s/ PAUL W. G.
             RICHARDSON
      -------------------------
        Paul W. G. Richardson
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
   2 Amended and Restated Agreement and Plan of Merger, dated as of May 11, 2000, by and among WPP Group plc, Young & Rubicam Inc., York Merger Corp. and York II Merger Corp. (included as Appendix A to the proxy statement/prospectus which is part of this Registration Statement).

   4.1 Memorandum and Articles of Association of WPP Group plc (incorporated herein by reference to Exhibit 1(a) of WPP's Annual Report on Form 20-F for the fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission (File No. 000-16350)).

   4.2 Amended and Restated Deposit Agreement, dated as of October 24, 1995, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a) of the Registration Statement on Form F-6 filed with the Securities and Exchange Commission on October 31, 1996 (Reg. No. 333-5906)).

   4.3 Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of November 9, 1999, by and among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 1 to the Registration Statement on Form F-6 filed with the Securities and Exchange Commission on November 9, 1999 (Reg. No. 333-5906)).

   4.4 Form of Amendment No. 2 to Amended and Restated Deposit Agreement, to be dated as of the effective date of the merger, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 2 to the Registration Statement on Form F-6, filed with the Securities and Exchange Commission on June 30, 2000 (Reg. No. 333-5906)).

   5 Opinion of Allen & Overy regarding validity of securities being registered.

   8.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding United States tax consequences of the merger.

   8.2 Opinion of Wachtell, Lipton, Rosen & Katz regarding United States tax consequences of the merger.

 *10. Form of Sale Restriction, Non-Compete and Non-Solicitation Agreement entered into, as of May 11, 2000, between WPP Group plc and the persons listed on Schedule A attached thereto.

  23.1    Consent of PricewaterhouseCoopers LLP.

  23.2    Consent of Arthur Andersen.

  23.3 Consent of Allen & Overy (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).

  23.4 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in the opinion filed as Exhibit 8.1 to this Registration Statement and incorporated herein by reference).

  23.5 Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.2 to this Registration Statement and incorporated herein by reference).

 *23.6    Consent of Morgan Stanley & Co. Incorporated.

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
 *23.7    Consent of Bear, Stearns & Co., Inc.

  23.8    Consent of Goldman, Sachs & Co.

 *23.9    Consent of Merrill Lynch International.

 *24      Powers of Attorney.

 *99.1    Consent of Michael J. Dolan.

 *99.2    Consent of F. Warren Hellman.

 *99.3    Consent of Michael H. Jordan.

 *99.4    Consent of Sir Christopher Lewinton.

  99.5    Form of Proxy Card of Young & Rubicam Inc.

------------------------

*   Previously filed.